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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HEADWATERS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

December 29, 2016

Dear Stockholder:

        You are cordially invited to attend the Special Meeting of Stockholders (the "special meeting") of Headwaters Incorporated ("Headwaters"), which will be held on Friday, February 3, 2017, starting at 2:00 p.m., Mountain Standard Time, at our corporate headquarters located at 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095.

        On November 20, 2016, we entered into a merger agreement (the "merger agreement") with Boral Limited ("Boral") and Enterprise Merger Sub, Inc., an indirect wholly owned subsidiary of Boral ("Merger Sub") providing for the acquisition of Headwaters by Boral. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Headwaters, with Headwaters continuing as the surviving company and as an indirect wholly owned subsidiary of Boral (the "merger"). At the special meeting, we will ask you to consider and vote upon a proposal to adopt the merger agreement, thereby approving the merger, and certain other matters as set forth in the Notice of Special Meeting of Stockholders and Proxy Statement.

        If the merger is approved and completed, you will be entitled to receive $24.25 in cash, without interest, and the additional consideration, if any (as described in the accompanying proxy statement), less any applicable withholding taxes, for each share of Headwaters common stock, par value $0.001 per share (the "Headwaters common stock") that you own.

        Adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, requires the affirmative vote of the holders of a majority of the outstanding shares of Headwaters common stock entitled to vote at the special meeting. Our Board of Directors, after considering various factors, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Headwaters and its stockholders, and approved the merger agreement and the transactions contemplated thereby, including the merger.

        The Board of Directors unanimously recommends that you vote:

  (1)
  "FOR" the proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger;

  (2)
  "FOR" the proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Headwaters' named executive officers in connection with the completion of the merger; and

  (3)
  "FOR" the proposal to approve the adjournment of the special meeting from time to time if necessary or appropriate in the view of the Headwaters Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

        The accompanying proxy statement provides you with detailed information about these proposals, including the merger agreement and the merger. A copy of the merger agreement is included as Annex A to the proxy statement. You can also obtain other information about Headwaters from documents that we have filed with the Securities and Exchange Commission. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the merger agreement and the merger. We urge you to read the entire proxy statement, including the annexes and any documents incorporated herein by reference, carefully.

        Your vote is important regardless of the number of shares you own. The merger cannot be completed unless holders of a majority of the outstanding shares of Headwaters common stock entitled to vote at the special meeting vote in favor of the proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger.

        Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. You may also sign, date and mail the enclosed proxy card in the envelope provided. Instructions regarding the three methods of voting are contained in this proxy statement or in the proxy card.

Sincerely,
/s/ KIRK A. BENSON Kirk A. Benson Chairman and Chief Executive Officer

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated December 29, 2016 and, together with the enclosed form of proxy card, is first being mailed to stockholders of Headwaters on or about January 3, 2017.

10701 South River Front Parkway, Suite 300
South Jordan, Utah 84095

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 3, 2017

To the Stockholders of Headwaters Incorporated:

        Notice is hereby given that a Special Meeting of the Stockholders (the "special meeting") of Headwaters Incorporated, a Delaware corporation ("Headwaters" or the "company"), will be held on Friday, February 3, 2017 at 2:00 p.m., Mountain Standard Time, at our corporate headquarters located at 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095, for the following purposes:

          1.     Adoption of the Merger Agreement.    To consider and vote upon a proposal (the "merger proposal") to adopt the Agreement and Plan of Merger, dated as of November 20, 2016, as it may be amended from time to time (the "merger agreement"), by and among Headwaters, Boral Limited, an Australian corporation ("Boral"), and Enterprise Merger Sub, Inc., an indirect wholly owned subsidiary of Boral ("Merger Sub"). The merger agreement provides for the merger of Merger Sub with and into Headwaters, with Headwaters continuing as the surviving company (the "merger") and the conversion of each share of Headwaters common stock (other than "excluded shares"), into the right to receive $24.25 in cash and the additional consideration, if any (as described in the accompanying proxy statement), without interest and less any applicable withholding taxes. By "excluded shares," we mean (i) shares owned by Headwaters as treasury stock and shares owned directly by Boral or Merger Sub immediately prior to the effective time of the merger, (ii) shares owned by any direct or indirect wholly owned subsidiary of Headwaters or Boral, (iii) Headwaters restricted shares to be converted to cash and (iv) shares owned by stockholders who have properly exercised such stockholder's appraisal rights in respect of such shares under Section 262 of the Delaware General Corporation Law.

          2.     Advisory Vote Regarding Merger-Related Named Executive Officer Compensation.    To consider and vote upon a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the accompanying proxy statement that may be payable to Headwaters' named executive officers in connection with the completion of the merger (the "merger-related named executive officer compensation proposal").

          3.     Adjournment of the Special Meeting.    To consider and vote upon a proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate in the view of the Headwaters Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement (the "adjournment proposal").

        Only stockholders of record of our common stock, par value $0.001 per share (the "Headwaters common stock" or "our common stock") at the close of business on December 23, 2016 (the "record date") are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

        The adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Headwaters common stock entitled to vote at the special meeting is a condition to the completion of the merger. The approval of each of the merger-related named executive officer compensation proposal and the adjournment proposal requires the affirmative vote of holders of a majority of the shares of Headwaters common stock that are present in person or by proxy and entitled to vote on such proposal.

        Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy at that time.

        If your shares of Headwaters common stock are held in street name through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the adoption of the merger agreement.

        YOUR VOTE IS IMPORTANT. FAILURE TO VOTE YOUR SHARES WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER PROPOSAL. YOU MAY VOTE BY MAIL, INTERNET OR TELEPHONE OR BY ATTENDING THE SPECIAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

        The Board of Directors unanimously recommends that you vote:

  (1)
  "FOR" the proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger;

  (2)
  "FOR" the merger-related named executive officer compensation proposal; and

  (3)
  "FOR" the adjournment proposal.

        Only stockholders of record as of the record date, or their duly appointed proxies, and "street name" holders (those whose shares are held through a nominee) who bring evidence of beneficial ownership on the record date for the special meeting, such as a copy of your account statement or similar evidence of ownership of our common stock as of the record date for the special meeting, may attend the special meeting. If you are a "street name" holder and you wish to vote at the special meeting, you must also bring a "legal proxy" from the record holder (your nominee) of the shares of our common stock authorizing you to vote at the special meeting. All stockholders should also bring photo identification.

        The accompanying proxy statement provides a detailed description of the merger and the merger agreement. We urge you to read the accompanying proxy statement, including the annexes and any documents incorporated by reference, carefully and in their entirety. If you have any questions concerning the merger or the accompanying proxy statement, would like additional copies of the proxy statement or need help voting your shares of Headwaters common stock, please contact Headwaters' proxy solicitor:

The Proxy Advisory Group, LLC
Address: 18 East 41st Street, Suite 2000, New York, NY 10017-6219
Stockholders Call Toll-Free: 888.337.7699 or 888.33.PROXY

By Order of the Board of Directors,
/s/ HARLAN M. HATFIELD Harlan M. Hatfield Secretary
South Jordan, Utah December 29, 2016

Your Vote Is Important!

SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT

        Ensure that your shares of Headwaters common stock are voted at the special meeting by submitting your proxy or, if your shares of Headwaters common stock are held in street name through a broker, bank or other nominee, contacting your broker, bank or other nominee. If you do not vote, it will have the same effect as voting "AGAINST" the merger proposal but will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal or the adjournment proposal. If you do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting "AGAINST" the merger proposal but will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal or the adjournment proposal.

        If your shares of Headwaters common stock are registered in street name through a broker, bank or other nominee:    check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of Headwaters common stock are voted in connection with the proposals at the special meeting.

        If your shares of Headwaters common stock are registered in your name:    submit your proxy as soon as possible via the internet or telephone or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope so that your shares of common stock can be voted in favor of the proposals at the special meeting.

        If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact our proxy solicitor at:

The Proxy Advisory Group, LLC
Address: 18 East 41st Street, Suite 2000, New York, NY 10017-6219
Shareholders Call Toll-Free: 888.337.7699 or 888.33.PROXY

PROXY STATEMENT

Special Meeting of Stockholders
To Be Held on February 3, 2017

GENERAL INFORMATION

        This proxy statement is being furnished to the stockholders of Headwaters Incorporated, in connection with the solicitation of proxies on behalf of the Board of Directors of Headwaters for use at Headwaters' Special Meeting of Stockholders and any and all adjournments or continuations of the special meeting, to be held on Friday, February 3, 2017, starting at 2:00 p.m., Mountain Standard Time, at our corporate headquarters located at 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. On or about January 3, 2017, we will mail to our stockholders this proxy statement and other proxy materials.

        When we use "Headwaters," "we," "us," "our" or the "Company," we are referring to Headwaters Incorporated.

        The Notice and this Proxy Statement are also available at https://materials.proxyvote.com/42210P.

SUMMARY TERM SHEET

        This summary term sheet briefly summarizes material information found in this proxy statement concerning the merger. The proxy statement contains a more detailed description of the terms described in this summary. You are urged to read this proxy statement carefully, including the annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary term sheet. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where Stockholders Can Find More Information" beginning on page 109 of this proxy statement.

        In this proxy statement, the terms "we," "us," "our," "Headwaters" and the "company" refer to Headwaters Incorporated and, where appropriate, its subsidiaries. We refer to the Headwaters Board of Directors as the "Board of Directors" or the "Board," Boral Limited as "Boral" and Enterprise Merger Sub, Inc. as "Merger Sub" in this proxy statement. All references to the "merger" refer to the merger of Merger Sub with and into Headwaters, with Headwaters surviving as an indirect wholly owned subsidiary of Boral; and, unless otherwise indicated or as the context requires, all references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of November 20, 2016, as it may be amended from time to time, by and among Headwaters, Boral and Merger Sub, a copy of which is included as Annex A to this proxy statement. Headwaters, following the completion of the merger, is sometimes referred to in this proxy statement as the "surviving company."

Parties Involved in the Merger (Page 28)

Headwaters Incorporated

        Headwaters Incorporated, a Delaware corporation, is a building materials company operating in the building products and construction materials sectors. Our vision is to improve lives through innovative advancements in building products and materials. Headwaters sells building products such as manufactured architectural stone, siding accessory products, roof products, concrete blocks, and windows. Headwaters also sells construction materials such as coal combustion products ("CCPs"), including bottom ash, synthetic gypsum and fly ash, which is primarily used as a partial replacement for Portland cement in concrete.

        Headwaters' common stock is listed on the New York Stock Exchange, which we refer to as the "NYSE" in this proxy statement, under the symbol "HW."

        Headwaters' principal executive offices are located at 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095, United States, its telephone number is 801.984.9400 and its internet website address is www.headwaters.com. The information provided on or accessible through Headwaters' website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

        Additional information about Headwaters is contained in its public filings, certain of which we incorporate by reference herein. See "Where Stockholders Can Find More Information" beginning on page 109 of this proxy statement.

Boral Limited

        Boral Limited engages in the provision of building and construction materials. It operates through three divisions: Boral Australia, USG Boral and Boral USA. Boral Australia is the largest integrated supplier of construction materials in Australia, supplying quarry products, concrete, asphalt, cement, and concrete placing, as well as timber, roof tiles and masonry building products. The USG Boral

Gypsum Joint Venture is a 50/50 joint venture between USG Corp. and Boral Limited, and is a leading manufacturer and distributor of gypsum wallboard products across Australia, Asia and the Middle East. Boral USA manufactures and distributes clay bricks, manufactured stone, roof tiles, fly ash and composite trim and siding across the U.S., and operates a concrete and quarries business in Colorado. Boral employs around 12,000 employees globally, including in its joint venture operations. Boral is headquartered in Sydney, Australia and is listed on the Australian Securities Exchange, which we refer to as the "ASX" in this proxy statement, under the code "BLD."

        Boral's principal executive offices are located at Level 3, 40 Mount Street, North Sydney NSW 2060, Australia its telephone number is +61.2.9220.6300 and its internet website address is www.boral.com.au. The information provided on or accessible through Boral's website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Boral's website provided in this proxy statement.

Enterprise Merger Sub, Inc.

        Enterprise Merger Sub, Inc., an indirect wholly owned subsidiary of Boral, is a Delaware corporation that was incorporated on November 18, 2016 for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. On the terms and subject to the conditions of the merger agreement, at the effective time of the merger, Merger Sub will be merged with and into Headwaters, with Headwaters surviving the merger as an indirect wholly owned subsidiary of Boral.

        Merger Sub's principal executive offices are located at 200 Mansell Court East #305, Roswell, Georgia 30076, and its telephone number is +770.645.4500.

The Merger (Page 72)

        On the terms and subject to the conditions set forth in the merger agreement, and in accordance with the General Corporation Law of the State of Delaware, which we refer to as the DGCL, at the effective time of the merger, Merger Sub will merge with and into Headwaters. At the effective time of the merger, the separate corporate existence of Merger Sub will cease and Headwaters will continue as the surviving company in the merger, which we sometimes refer to herein as the surviving company.

Expected Timing of the Merger (Page 72)

        Headwaters and Boral are working to complete the merger promptly, and we intend it to be completed in mid-calendar year 2017. The merger is subject, however, to various regulatory approvals and other conditions to closing, which are described in more detail in this proxy statement, and it is possible that factors outside the control of either company could result in the merger being completed at a later time, or not at all.

        We expect to complete the merger promptly following the receipt of all required regulatory approvals and the satisfaction or waiver of the other conditions precedent described in the merger agreement.

Effect on Headwaters if the Merger is Not Completed (Page 24)

        If the merger agreement is not adopted by Headwaters stockholders at the special meeting or if the merger is not completed for any other reason, Headwaters stockholders will not receive the merger consideration or any payment for their shares of Headwaters common stock in connection with the merger. Instead, Headwaters will remain a public company and Headwaters common stock will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Headwaters will continue to file periodic reports with the U.S. Securities and Exchange Commission, which we refer to as the "SEC" in this proxy statement. In certain circumstances, Headwaters may be required to pay, or may be entitled to receive, a termination fee, may be required to reimburse Boral's expenses (subject to certain limitations), or may seek other remedies in connection with a termination of the merger agreement, in each case, as described under "Terms of the Merger Agreement—Termination of the Merger Agreement—Termination Fees" and "Terms of the Merger Agreement—Termination of the Merger Agreement—Effect of Termination" beginning on page 95 of this proxy statement.

Merger Consideration (Page 73)

        At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to such time (other than (i) shares owned by Headwaters as treasury stock and shares owned directly by Boral or Merger Sub immediately prior to the effective time of the merger, (ii) shares owned by any direct or indirect wholly owned subsidiary of Headwaters or Boral, (iii) Headwaters restricted shares to be converted to cash and (iv) shares owned by stockholders who have properly exercised their stockholder's appraisal rights in respect of such shares under Section 262 of the DGCL, which we collectively refer to as excluded shares) will be converted into the right to receive (x) $24.25 in cash, without interest, and (y) the additional consideration, if any (as described below), which we refer to herein together as the merger consideration. All such shares of Headwaters common stock, when so converted, will no longer be outstanding and will automatically be canceled and will cease to exist. The right of any holder of Headwaters common stock to receive the merger consideration will be subject to and reduced by the amount of any required withholding under applicable tax law.

        The additional consideration means, if the closing has not occurred by September 1, 2017, which we refer to as the regulatory approval trigger date, and the only conditions to the obligations of Boral and Merger Sub to close that have not been satisfied (other than those conditions that by their terms are to be satisfied at the closing, which conditions would be capable of being satisfied at the closing) are the conditions with respect to regulatory approvals and the absence of legal restraints (but only if the applicable legal restraint is issued under or pursuant to any antitrust law or results from a failure to obtain clearance by the Committee on Foreign Investment in the United States, which we refer to as CFIUS, clearance) and Headwaters' breach (if any) of the merger agreement was not the primary cause of, or primarily resulted in, the failure of such conditions to be satisfied, an amount (rounded down to the nearest whole penny) in cash equal to the product of (i) each calendar month that elapses during the period commencing on the regulatory approval trigger date and ending on the date immediately preceding the closing date and (ii) $0.09, pro rated (based on the number of days elapsed) for the month in which the closing occurs to the extent the closing date is not the last day of the month.

        At or prior to the effective time of the merger, Boral will deposit or cause to be deposited with the paying agent cash sufficient to pay the aggregate merger consideration, which we refer to as the payment fund.

Voting Agreement (Page 60 and Annex B)

        Concurrently with the execution of the merger agreement, Kirk A. Benson, our Chairman and Chief Executive Officer, entered into a voting agreement, which we refer to as the voting agreement, with Boral, pursuant to which Mr. Benson, among other things, is required to vote in favor of the adoption of the merger agreement. As of December 23, 2016, Mr. Benson is entitled to vote approximately 1,575,665 shares of our common stock, or approximately 2.1% of the shares of our common stock outstanding and entitled to vote.

The Special Meeting (Page 30)

Date, Time and Place (Page 30)

        The special meeting will be held on Friday, February 3, 2017, at 2 p.m., Mountain Standard Time, at 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095.

Purpose of the Special Meeting (Page 30)

        At the special meeting, you will be asked to consider and vote upon:

  (1)
  a proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger, which proposal we refer to as the "merger proposal" in this proxy statement;

  (2)
  a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Headwaters' named executive officers in connection with the completion of the merger, which proposal we refer to as the "merger-related named executive officer compensation proposal" in this proxy statement; and

  (3)
  a proposal to approve the adjournment of the special meeting from time to time if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement, which proposal we refer to as the "adjournment proposal" in this proxy statement.

Recommendations of Our Board of Directors (Page 30)

        After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board of Directors unanimously determined the merger agreement, the merger and the other transactions contemplated by the merger agreement, to be advisable, fair to and in the best interests of Headwaters and its stockholders, and unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Board of Directors in reaching its decision to approve the merger agreement and the merger can be found in the section titled "Proposal No. 1—Adoption of the Merger Agreement—Reasons for the Merger" beginning on page 44 of this proxy statement.

        The Board of Directors unanimously recommends that Headwaters stockholders vote:

  (1)
  "FOR" the proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger;

  (2)
  "FOR" the merger-related named executive officer compensation proposal; and

  (3)
  "FOR" the adjournment proposal.

Record Date and Voting Information (Page 31)

        Only stockholders who hold shares of our common stock at the close of business on December 23, 2016, which we refer to as the "record date" in this proxy statement, will be entitled to vote at the special meeting. Each share of our common stock outstanding on the record date will be entitled to one vote on each matter submitted to our stockholders for approval at the special meeting. As of the record date for the special meeting, there were 74,883,657 outstanding shares of our common stock entitled to vote at the special meeting.

Quorum (Page 31)

        The presence in person or by proxy of the holders of record of a majority of the shares of our common stock issued and outstanding and entitled to vote at the meeting is necessary and sufficient to constitute a quorum for the transaction of any business at the special meeting.

Required Vote; Effect of Abstentions and Broker Non-Votes (Page 31)

        Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Headwaters common stock entitled to vote at the special meeting. Approval of each of the merger-related named executive officer compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Headwaters common stock that are present in person or by proxy and entitled to vote on such proposal.

        Abstentions will have the same effect as votes "AGAINST" the merger proposal, the merger-related named executive officer compensation proposal and the adjournment proposal.

        Shares not in attendance will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal or the adjournment proposal, but will have the same effect as votes "AGAINST" the merger proposal.

        If you hold your shares through a nominee (as defined below) and fail to instruct your nominee on how you wish your shares of Headwaters common stock to be voted using the voting instruction form provided by your nominee, then your shares will not be voted. The "broker non-votes" (as defined below), if any, will not be counted as votes either "FOR" or "AGAINST" the merger-related named executive officer compensation proposal or the adjournment proposal, but will have the effect of a vote "AGAINST" the merger proposal.

Voting by Stockholders (Page 32)

        Any Headwaters stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail, through the internet or by telephone, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Headwaters common stock in "street name" through a broker, bank or other nominee, which we refer to as a "nominee" in this proxy statement, you should instruct your nominee on how you wish your shares of Headwaters common stock to be voted using the instructions provided by your nominee. The nominee cannot vote on these proposals. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish your shares to be voted. If you are a street name holder and wish to vote the shares beneficially owned by you in person by ballot at the special meeting, you must provide a "legal proxy" from your nominee, giving you the right to vote the shares at the special meeting.

Voting by Headwaters' Directors and Executive Officers as to the Merger Proposal (Page 33)

        At the close of business on December 23, 2016, the record date for the special meeting, our directors and executive officers and their affiliates beneficially owned, in the aggregate, 2,044,276 shares of our common stock which they are entitled to vote at the special meeting, representing approximately 2.7% of the shares of our common stock outstanding on the record date and entitled to vote at the special meeting.

Delisting and Deregistration of Our Common Stock (Page 57)

        Upon completion of the merger, we will remove our common stock from listing on the NYSE and price quotations in the public market will no longer be available for our common stock, and the registration of our common stock under the Exchange Act will be terminated.

Recommendation of Our Board of Directors (Page 48)

        After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board of Directors unanimously determined the merger agreement, the merger and the other transactions contemplated by the merger agreement, to be advisable, fair to and in the best interests of Headwaters and its stockholders, and unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Board of Directors in reaching its decision to approve the merger agreement and the merger can be found in the section titled "Proposal No. 1—Adoption of the Merger Agreement—Reasons for the Merger" beginning on page 44 of this proxy statement.

        The Board of Directors unanimously recommends that you vote "FOR" the adoption of the merger agreement, approving the transactions contemplated thereby, including the merger.

Opinion of Headwaters Financial Advisor (Page 48 and Annex C)

        At the November 19, 2016 meeting of the Board of Directors, Deutsche Bank Securities Inc. ("Deutsche Bank"), financial advisor to Headwaters, rendered its oral opinion to the Board of Directors, confirmed by delivery of a written opinion dated November 20, 2016, to the effect that as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken in connection therewith, as described in Deutsche Bank's opinion, the consideration of $24.25 in cash per share of Headwaters common stock was fair, from a financial point of view, to the holders of Headwaters common stock (other than Boral and its affiliates). Deutsche Bank did not express any opinion with respect to the additional consideration, if any.

        The full text of Deutsche Bank's written opinion, dated November 20, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex C and is incorporated herein by reference. The summary of Deutsche Bank's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank's opinion was addressed to, and for the use and benefit of, the Board of Directors in connection with and for the purpose of its evaluation of the merger. Deutsche Bank's opinion does not constitute a recommendation as to how any holder of Headwaters common stock should vote with respect to the merger or any related matter. Deutsche Bank's opinion was limited solely to the fairness of the consideration of $24.25 in cash per share of Headwaters common stock, from a financial point of view, to the holders of outstanding Headwaters common stock (other than Boral and its affiliates), and Deutsche Bank did not express any opinion as to the underlying decision by Headwaters to engage in the merger or the relative merits of the merger as compared to any alternative transactions or business strategies.

Interests of Certain Persons in the Merger (Page 57)

        In considering the recommendation of the Board of Directors that Headwaters stockholders vote to approve the proposal to adopt the merger agreement, which we refer to as the Board of Directors' "recommendation" in this proxy statement, you should be aware that Headwaters' directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Headwaters' stockholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of Headwaters' stockholders include, but are not limited to:

  •
  the merger agreement provides for the cash settlement of all outstanding Headwaters stock options, stock appreciation rights, restricted shares, restricted stock units, and amounts deferred under the Headwaters Director Deferred Compensation Plan, in each case whether vested or unvested; the treatment of outstanding equity awards is described in more detail under "Summary Term Sheet—Treatment of Equity and Equity-Based Awards" beginning on page 11);

  •
  Kirk Benson, our Chief Executive Officer, and our other executive officers are party to employment agreements and change of control agreements with Headwaters that provide for severance benefits in the event of certain qualifying terminations of employment in connection with or following the merger. These agreements are discussed in more detail in the section titled Proposal No. 2—Advisory Vote on Merger-Related Named Executive Officer Compensation" beginning on page 98;

  •
  continued indemnification rights and directors' and officers' liability insurance to be provided by the surviving company described below under "Terms of the Merger Agreement—Directors' and Officers' Indemnification and Insurance" beginning on page 90.

        Certain of these interests are discussed in more detail in the sections titled "Proposal No. 1—Adoption of the Merger Agreement—Interests of Certain Persons in the Merger" beginning on page 57 of this proxy statement. The members of the Board of Directors were aware of the different or additional interests set forth herein and considered these interests, among other matters, in evaluating and overseeing the negotiation of the merger agreement and the merger, and in recommending to the stockholders of Headwaters that they adopt the merger agreement, and approve the transactions contemplated thereby, including the merger.

Financing of the Merger (Page 57)

        The merger is not conditioned on Boral obtaining the proceeds of any financing. Boral currently expects to finance the merger by way of (i) its recently completed offer of Boral equity securities which raised approximately AUD$2.05 billion, which we refer to as the offer, (ii) USD$0.8 billion of debt from a committed bridge acquisition facility and (iii) existing cash on Boral's balance sheet.

        The offer included an institutional component and a retail component. As of the date of this proxy statement, the offer has been completed, and raised approximately AUD$2.05 billion.

        Concurrently with the signing of the merger agreement, Boral also entered into a committed bridge acquisition facility agreement, which we refer to as the bridge facility agreement, dated November 21, 2016 with Citibank N.A. and JPMorgan Chase Bank, N.A., which we refer to as the bridge lenders. The ability of Boral to request the making of loans from the bridge lenders under the bridge facility agreement is subject to the satisfaction (or waiver) of certain conditions set forth therein and the bridge facility agreement contains representations and warranties, affirmative, negative and financial covenants and events of default usual for a facility of this nature.

        We anticipate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement will be approximately $2.5 billion. These funds include the funds needed to:

  •
  pay our stockholders (including equity award holders) the amount due under the merger agreement;

  •
  refinance or repay certain of our outstanding indebtedness, including our existing senior secured loan and revolving credit facilities; and

  •
  pay customary fees and expenses in connection with the transactions contemplated by the merger agreement.

Regulatory Matters (Page 61)

        Subject to the terms and conditions of the merger agreement, each party has agreed to prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, filings and other documents and to use reasonable best efforts to obtain, as promptly as practicable, the required regulatory approvals in order to complete the merger or any of the other transactions contemplated by the merger agreement. It is possible that the required regulatory approvals may not be obtained before stockholders vote on the merger agreement. For further discussion of regulatory matters relating to the merger, see "Proposal No. 1—Adoption of the Merger Agreement—Regulatory Matters" beginning on page 61 of this proxy statement.

        In particular, the merger is subject to the expiration or termination of the applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act. The HSR Act provides for an initial 30 calendar day waiting period following the U.S. Federal Trade Commission's, which we refer to as the FTC, and the Antitrust Division of the U.S. Department of Justice's, which we refer to as the Antitrust Division, receipt of both parties' Premerger Notification and Report Forms before the parties may consummate the merger. Boral and Headwaters each filed its respective Premerger Notification and Report Form with the FTC and the Antitrust Division. The initial waiting period applicable to the merger will expire at 11:59 p.m. (Eastern Time) on January 6, 2017, unless the waiting period is earlier terminated by the FTC and the Antitrust Division or extended by the issuance of a request for additional information and documentary material, which we refer to as a second request, to Boral and Headwaters by the FTC or the Antitrust Division prior to that time. If, before expiration or early termination of the initial 30 calendar day waiting period, either the FTC or the Antitrust Division issues a second request, the waiting period with respect to the merger will be extended for an additional period of 30 calendar days following both parties' substantial compliance with that request unless earlier terminated by the FTC or the Antitrust Division. After that time, the waiting period may be extended only by court order or with the consent of the parties. At any time before or after the consummation of any such transactions, the FTC or the Antitrust Division could take such action under the antitrust laws of the U.S. as it deems necessary or desirable in the public interest, including seeking to enjoin the merger. Private parties (including individual States) may also bring legal actions under the antitrust laws of the U.S.

        The parties have also agreed to work cooperatively to file a joint voluntary notice with CFIUS. Upon the acceptance of such a notice, CFIUS will initiate a 30 calendar day review period at the end of which, in the absence of any unresolved national security concerns, it will conclude all action under Section 721 of Title VII of the Defense Production Act of 1950, as amended ("Section 721"). If CFIUS determines that additional review is required, it will commence a 45 calendar day investigation no later than the end of the initial 30 day review period. If at the end of the investigation CFIUS has no unresolved national security concerns it will conclude all action under Section 721. At the conclusion of such investigation, if CFIUS has unresolved national security concerns, it will send a report to the President who may act to suspend or prohibit the transaction. At any time during the course of CFIUS review or investigation, CFIUS may request that the parties take actions to mitigate any national security concerns identified. Where CFIUS has completed all action with respect to the transaction or the President has announced a decision not to exercise his authority under Section 721 with respect to the transaction, then the parties may enjoy a "safe harbor" against further action by the President or CFIUS with respect to the transaction. The parties filed a draft notice with CFIUS on December 16, 2016.

        Boral is required to make a notification filing under the ICA to the Investment Review Division of Innovation, Science and Economic Development Canada. While this filing can be made subsequent to the completion of a transaction, the parties have agreed that Boral will make the filing prior to the completion of the transaction. This will ensure that the 45 day period during which the Governor in Counsel could elect to commence a national security review under Part IV.1 of the ICA will expire prior to the completion of the transaction. In the event that a national security review is commenced under the ICA, and the Governor in Counsel determines that the transaction could be injurious to Canadian national security the transaction could be suspended or prohibited. At any time during a possible national security review, the Governor in Counsel may request that Boral take actions to mitigate any national security concerns identified. If Boral does not receive a notice or order under Part IV.1 of the ICA within 45 days of the submission of a completed notification filing, or in the event such notice has been sent or order made and Boral subsequently receives (i) notice that no review will be made with respect to the transaction, (ii) notice that no further action will be taken with respect to the merger or (iii) an order authorizing the transaction, the transaction can be completed under the ICA.

Material U.S. Federal Income Tax Consequences of the Merger (Page 62)

        The exchange of shares of our common stock for cash pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes to U.S. holders (as defined in the section titled "Proposal No. 1—Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 62 of this proxy statement). If you are a U.S. holder and your shares of our common stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares. The exchange of shares of our common stock for cash pursuant to the merger will generally not result in a non-U.S. holder (as defined in the section titled "Proposal No. 1—Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 62 of this proxy statement) being subject to U.S. federal income tax unless the non-U.S. holder has certain connections to the U.S. You should read the section titled "Proposal No. 1—Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 62 of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders. You should also consult with your tax advisor for a complete analysis of the particular tax consequences of the merger to you, including the applicability and effect of any U.S. federal, state and local and non-U.S. tax laws.

Appraisal Rights (Page 65 and Annex D)

        Under Delaware law, you are entitled to appraisal rights in connection with the merger, in lieu of the merger consideration.

        If you comply with the requirements of Section 262 of the DGCL, you will have the right under Delaware law to receive, in lieu of the per share merger consideration, the fair value of your shares of Headwaters common stock as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the surviving company pursuant to subsection (h) of Section 262 of the DGCL). The amount determined by the Delaware Court of Chancery to be the fair value of Headwaters common stock as of the effective time of the merger could be more than, the same as or less than the merger consideration a stockholder would be entitled to receive under the terms of the merger agreement. Your appraisal rights are subject to a number of restrictions and technical requirements (including relating to the aggregate amount of shares of common stock owned by stockholders seeking appraisal). Generally, in order to perfect your appraisal rights, you must, among other things, comply with the following procedures:

  •
  prior to the vote on the merger proposal at the special meeting, you must deliver to Headwaters a written demand for appraisal of your shares that complies with the applicable statutory requirements;

  •
  you must not vote "FOR" the proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger, either by proxy or in person, at the special meeting;

  •
  you must continue to hold your shares through the effective time of the merger;

  •
  if the merger is approved at the special meeting, you must not submit your shares for payment of the merger consideration; and

  •
  within 120 days of the effective time of the merger, you must file a petition in the Court of Chancery of the State of Delaware, requesting a determination of the fair value of your shares of Headwaters common stock as of the effective time of the merger.

        Merely voting against the merger proposal will not perfect your appraisal rights. If you hold your shares in "street name," you must instruct your broker or other nominee to take action in strict compliance with the DGCL to exercise your appraisal rights. Requirements under Delaware law for exercising appraisal rights are described in further detail under "Proposal No. 1—Adoption of the Merger Agreement—Appraisal Rights" beginning on page 65 of this proxy statement. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL regarding appraisal rights available to stockholders of Delaware corporations in certain mergers and consolidations that is reproduced and attached as Annex D to this proxy statement. If you wish to avail yourself of your appraisal rights, you should consult your legal advisor due to the complexity of the appraisal process. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights.

Treatment of Equity and Equity-Based Awards (Page 73)

Stock Options

        At the effective time of the merger, each Headwaters stock option, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the excess, if any, of the merger consideration over the applicable exercise price for each share of Headwaters common stock subject to such Headwaters stock option; provided, however, that if the exercise price per share of Headwaters common stock equals or exceeds the merger consideration, the amount payable for such Headwaters stock option will be $0.00.

Stock Appreciation Rights

        At the effective time of the merger, each Headwaters stock appreciation right, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the excess, if any, of the merger consideration over the applicable base price for each share of Headwaters common stock subject to such Headwaters stock appreciation right; provided, however, that if the base price per share of Headwaters common stock equals or exceeds the merger consideration, the amount payable for such Headwaters stock appreciation right will be $0.00.

Restricted Shares

        At the effective time of the merger, each unvested Headwaters restricted share that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the merger consideration.

Restricted Stock Units

        At the effective time of the merger, each Headwaters restricted stock unit, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the merger consideration.

Director Deferred Compensation Plan

        For any members of the Board of Directors who elected to have amounts deferred under the Headwaters Director Deferred Compensation Plan deemed invested in Headwaters common stock, (i) each share of Headwaters common stock purchased by Headwaters and held as treasury stock immediately prior to the effective time of the merger in connection with such deferrals will be canceled in accordance with the merger agreement, and (ii) the director will be entitled to receive a cash payment in respect of each such share, without interest, in an amount equal to the merger consideration, subject to and payable in accordance with the terms of the Headwaters Director Deferred Compensation Plan.

No Solicitation (Page 81)

        From the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, Headwaters has agreed not to, and to cause its subsidiaries not to, and to use its reasonable best efforts to cause its and their respective representatives not to on behalf of the company, directly or indirectly:

  •
  solicit, initiate, knowingly encourage, facilitate or induce any inquiry or the making of any proposal that constitutes, or could reasonably be expected to lead to, any alternative proposal (as defined below in the section titled "Terms of the Merger Agreement—Additional Agreements—No Solicitation" beginning on page 81 of this proxy statement);

  •
  furnish information to or afford access to the business, employees, officers, contracts, properties, assets, books or records of Headwaters and its subsidiaries to any person that could reasonably be expected to lead to, or in connection with, an inquiry or an alternative proposal;

  •
  enter into, continue or maintain discussions or negotiations with any person with respect to an inquiry or an alternative proposal;

  •
  participate in or knowingly facilitate any discussions or negotiations (other than informing persons of the non-solicitation provisions set forth in the merger agreement, solely in response to a bona fide unsolicited inquiry after the date of the merger agreement) regarding, or furnish or cause to be furnished to any person or "group" (as such term is defined in Section 13(d) of the Exchange Act) any information with respect to Headwaters, or take any other action to facilitate any inquiry;

  •
  approve, agree to, accept, endorse or recommend any alternative proposal;

  •
  submit to a vote of its stockholders, approve, endorse or recommend any alternative proposal;

  •
  grant any waiver, amendment or release under any state anti-takeover statute;

  •
  grant any waiver, amendment or release under any confidentiality or standstill agreement or provisions of similar effect to which it is a party or of which it is a beneficiary (and Headwaters will enforce any such provisions, except that Headwaters will not be required to enforce, and will be permitted to waive, any provision that prohibits or purports to prohibit a proposal being made to the Board of Directors on a confidential basis to the extent that the Board of Directors determines, in its good faith judgment (after consultation with Headwaters' outside legal counsel), that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable law);

  •
  effect any adverse recommendation change (as described below); or

  •
  enter into any letter of intent or agreement in principle or any agreement providing for any alternative proposal (except for permitted confidentiality agreements, as described below).

        However, if Headwaters or any of its subsidiaries or any of its or their respective representatives receives a written alternative proposal that was unsolicited after the date of the merger agreement by any person or "group" at any time prior to obtaining the stockholder approval of the proposal to adopt the merger agreement that did not result from or arise in connection with a breach of the non-solicit provisions of the merger agreement, Headwaters and its representatives may, prior to (but not after) obtaining stockholder approval of the proposal to adopt the merger agreement, take the actions set forth in the two bullets below if the Board of Directors has determined in its good faith judgment (after consultation with Headwaters' financial advisors and outside legal counsel), that such alternative proposal constitutes or could reasonably be expected to lead to a superior proposal, as described below in the section titled "Terms of the Merger Agreement—Additional Agreements—No Solicitation" beginning on page 81 of this proxy statement, and the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable law:

  •
  obtain from such person or "group" an executed confidentiality agreement containing terms at least as restrictive in all material respects with respect to such person or "group" as the terms of the confidentiality agreement entered into by Headwaters and Boral, dated August 18, 2016, which we refer to herein as the confidentiality agreement (which confidentiality agreement will include a standstill agreement but may permit submission of non-public, private proposals to the Board of Directors); and

  •
  following the entry into such confidentiality agreement, furnish information to such person or "group," enter into discussions and negotiations with such person or "group" with respect to such alternative proposal and afford access to the business, employees, officers, contracts, properties, assets, books and records of Headwaters and its subsidiaries in response to such alternative proposal.

Change of Board of Directors' Recommendation (Page 83)

        The Board of Directors unanimously recommends that the holders of Headwaters shares vote "FOR" the proposal to adopt the merger agreement, approving the transactions contemplated by the merger agreement, including the merger.

        At any time prior to obtaining the stockholder approval of the proposal to adopt the merger agreement, the Board of Directors may (i) solely upon the occurrence of an intervening event, as defined below in the section titled "Terms of the Merger Agreement—Additional Agreements—Change of Recommendation" beginning on page 83 of this proxy statement, or in the event that Headwaters has received a superior proposal (after taking into account the terms of any revised offer by Boral, as described below), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Boral, the Board of Directors' recommendation in favor of voting for the adoption of the merger agreement, or take any action, or make any public statement, filing or release inconsistent with such recommendation (we refer to any of the foregoing as an adverse recommendation change) (including, for the avoidance of doubt, recommending against the merger or approving, endorsing or recommending any alternative proposal) and (ii) if Headwaters has received a superior proposal (after taking into account the terms of any revised offer by Boral, as described below), terminate the merger agreement to enter into a definitive written agreement providing for such superior proposal simultaneously with the termination of the merger agreement, in the case of clauses (i) and (ii), if the Board of Directors has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable law.

        Notwithstanding the foregoing, the merger agreement provides that the Board of Directors may not make an adverse recommendation change in response to a superior proposal, or terminate the merger agreement to accept a superior proposal, unless:

  •
  Headwaters has complied in all material respects with the restrictions described in "Terms of the Merger Agreement—Additional Agreements—No Solicitation" and in "Terms of the Merger Agreement—Additional Agreements—Change of Recommendation";

  •
  Headwaters has provided prior written notice to Boral at least three business days in advance, which we refer to herein as the notice period, of taking such action, which notice will advise Boral that the Board of Directors has received a superior proposal and will include a copy of such superior proposal and all other material transaction agreements and other material documents relating to such superior proposal (or, where no such copy is available, a description of the material terms and conditions of such superior proposal);

  •
  during the notice period, Headwaters has and has caused its financial advisors and outside legal counsel to negotiate with Boral in good faith (to the extent Boral desires to so negotiate) to make such adjustments in the terms and conditions of the merger agreement so that such superior proposal ceases to constitute (in the judgment of the Board of Directors after consultation with Headwaters' financial advisors and outside legal counsel) a superior proposal; and

  •
  the Board of Directors has determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by Boral, if any, and after consultation with Headwaters' financial advisors and outside legal counsel, that such superior proposal remains a superior proposal.

        If during the notice period any revisions are made to the superior proposal, Headwaters must deliver a new written notice to Boral and must comply with the requirements described above with respect to such new written notice; however, for purposes of this sentence, references to the three business day notice period above shall be deemed to be references to a two business day notice period.

        In addition to the foregoing, the Board of Directors may not make an adverse recommendation change in response to an intervening event unless:

  •
  Headwaters has complied in all material respects with the restrictions described in "Terms of the Merger Agreement—Additional Agreements—No Solicitation" and in "Terms of the Merger Agreement—Additional Agreements—Change of Recommendation";

  •
  Headwaters has provided prior written notice to Boral at least three business days, referred to herein as the notice period, in advance of taking such action, which notice will advise Boral of the circumstances giving rise to the adverse recommendation change;

  •
  during the notice period, Headwaters has and has caused its financial advisors and outside legal counsel to negotiate with Boral in good faith (to the extent Boral desires to so negotiate) to make such adjustments in the terms and conditions of the merger agreement so that the failure to make such adverse recommendation change (in the judgment of the Board of Directors after consultation with Headwaters' financial advisors and outside legal counsel) would no longer be inconsistent with the directors' exercise of their fiduciary duties under applicable law; and

  •
  the Board of Directors has determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by Boral, if any, and after consultation with Headwaters' financial advisors and outside legal counsel, that the failure to make such adverse recommendation change would be inconsistent with the directors' exercise of their fiduciary duties under applicable law.

        In certain circumstances, Headwaters may be required to pay a termination fee in connection with a termination of the merger agreement pursuant to the foregoing provisions, as described under "Terms of the Merger Agreement—Termination of the Merger Agreement—Termination Fees" beginning on page 95 of this proxy statement.

Conditions to the Completion of the Merger (Page 92)

        The respective obligations of Headwaters, Boral and Merger Sub to effect the merger are subject to the satisfaction or waiver on or prior to the closing date of the following conditions:

  •
  receipt of Headwaters stockholder approval of the adoption of the merger agreement and the transactions contemplated thereby, including the merger;

  •
  the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act or similar antitrust law in any jurisdiction outside of the U.S. where the transaction must be notified to, and cleared or approved by, government regulators before it is legally permitted to be closed shall have been terminated or shall have expired, the parties shall have received the CFIUS clearance and clearance under the Investment Canada Act (Canada) R.S.C., 1985, c.28(1st Supp.) as amended and any regulations thereunder, which we refer to as the ICA, shall have been received; and

  •
  no applicable law and no judgment or other legal restraint or prohibition and no binding order or determination by any governmental entity shall be in effect, and no suit, action or other proceeding shall have been instituted by any governmental entity and remain pending that would reasonably be expected to result in a legal restraint, in each case that prevents, makes illegal or prohibits the consummation of the merger and the other transactions contemplated by the merger agreement.

        The obligations of Headwaters to consummate the merger are further subject to the following conditions:

  •
  the representations and warranties of Boral and Merger Sub shall be true and correct at and as of the date of the merger agreement and at and as of the closing date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), subject to certain materiality and "Boral material adverse effect" thresholds;

  •
  Boral and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date; and

  •
  Boral shall have delivered to Headwaters a certificate certifying that the conditions relating to its representations and warranties and performance of obligations have been satisfied.

        The obligations of Boral and Merger Sub to consummate the merger are further subject to the following conditions:

  •
  the representations and warranties of Headwaters shall be true and correct at and as of the date of the merger agreement and at and as of the closing date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), subject to certain de minimis, materiality and "Headwaters material adverse effect" thresholds;

  •
  Headwaters shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date;

  •
  during the period from the date of the merger agreement to the closing date, there shall not have occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a "Headwaters material adverse effect"; and

  •
  Headwaters shall have delivered to Boral a certificate certifying that the conditions relating to its representations and warranties, performance of obligations and the absence of a Headwaters material adverse effect have been satisfied.

Termination of the Merger Agreement (Page 93)

        The merger agreement may be terminated at any time prior to the effective time of the merger, notwithstanding the adoption of the merger agreement by Headwaters stockholders, under specified circumstances. See the section titled "Terms of the Merger Agreement—Termination of the Merger Agreement," beginning on page 93 of this proxy statement, for more information about the circumstances in which either Headwaters or Boral could terminate the merger agreement.

Termination Fee; Effect of Termination (Page 95)

        The merger agreement provides that Headwaters or Boral, as applicable, will pay the other a cash termination fee and/or an expense reimbursement in specified circumstances. For more information about the circumstances in which Headwaters or Boral must pay a termination fee and/or an expense reimbursement in specified circumstances and the amount thereof, see the sections titled "Terms of the Merger Agreement—Termination of the Merger Agreement—Effect of Termination," "Terms of the Merger Agreement—Termination of the Merger Agreement—Termination Fees," and "Terms of the Merger Agreement—Expense Reimbursement," beginning on pages 95, 95 and 96, respectively, of this proxy statement.

        Other than as provided above or as described below in the section titled "Terms of the Merger Agreement—Fees and Expenses" beginning on page 96 of this proxy statement, all fees and expenses incurred by the parties are to be paid by the party that has incurred the fees and expenses.

Specific Performance (Page 97)

        The parties are entitled to injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they are entitled at law or equity.

Fees and Expenses (Page 96)

        All fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger or any of the other transactions contemplated by the merger agreement are completed, with certain exceptions expressly set forth in the merger agreement. These exceptions include certain expense reimbursements in the event of termination, as described in the section titled "Terms of the Merger Agreement—Expense Reimbursement," beginning on page 96 of this proxy statement.

Market Price of Headwaters Common Stock and Dividend Information (Page 104)

        Our common stock is listed on the NYSE under the trading symbol "HW." On November 18, 2016, the last trading day before we publicly announced the execution of the merger agreement, the high and low sale prices for our common stock as reported on the NYSE were $20.37 and $20.03 per share, respectively, and the closing sale price on that date was $20.09, compared to which the merger consideration represents a premium of approximately 21%.

        Under the terms of the merger agreement, we may not declare, authorize, make or pay any dividend or other distribution without the prior written consent of Boral. We do not expect to pay dividends in the foreseeable future.

Help in Answering Questions

        We greatly appreciate your cooperation in voting your shares. If you have any questions about the special meeting or the merger after reading this proxy statement, you may contact The Proxy Advisory Group, LLC, our proxy solicitor, toll-free at 888.337.7699 or 888.33.PROXY.

        Neither the SEC, nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the merger, or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of our common stock. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:    Why am I receiving these materials?

A:
You are receiving this proxy statement and the accompanying proxy card because you owned shares of our common stock at the close of business on December 23, 2016, the record date for the special meeting. Our Board is soliciting proxies for use at the special meeting to consider and vote upon the proposal to adopt the merger agreement and other matters to be voted on at the special meeting. These proxy materials provide you information for use in determining how to vote in connection with the matters to be considered at the special meeting.

Q:    When and where is the special meeting?

A:
The special meeting will take place on Friday, February 3, 2017, at 2 p.m., Mountain Standard Time, at 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095.

Q:    What matters will be voted on at the special meeting?

A:
We will ask you to consider and vote upon:

(1)
a proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger;

(2)
a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Headwaters' named executive officers in connection with the completion of the merger; and

(3)
a proposal to approve the adjournment of the special meeting from time to time if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Q:    What is the proposed transaction?

A:
On the terms and subject to the conditions set forth in the merger agreement, and in accordance with the DGCL, at the effective time of the merger, Merger Sub will merge with and into Headwaters. At the effective time of the merger, the separate corporate existence of Merger Sub will cease and Headwaters will continue as the surviving company in the merger. After the merger is completed, our common stock will cease to be traded on the NYSE, the registration of our common stock under the Exchange Act will be terminated and we will no longer be required to file periodic reports with the SEC.

Q:    What will I receive if the merger is completed?

A:
If the merger is completed, you will have the right to receive (x) $24.25 in cash, without interest, and (y) the additional consideration, if any, less any applicable withholding taxes, for each share of our common stock you own, unless you are entitled to demand and have properly demanded appraisal for such shares in accordance with, and you comply in all respects with, Section 262 of the DGCL. In either case, as a result of the merger, your shares will be canceled and you will not own shares in the surviving company.

Q:    How does the per-share merger consideration compare to the market price of Headwaters common stock prior to the public announcement of the merger agreement?

A:
The per-share consideration of $24.25 represents a premium of (i) approximately 21% to Headwaters' closing stock price on November 18, 2016, the last trading day prior to the date on which public announcement of the execution of the merger agreement was made, and (ii) approximately 34%, 36% and 36% over the volume weighted average share price of the common stock during the 30, 60 and 90 days, respectively, ended November 18, 2016, the last trading day prior to the date on which public announcement of the execution of the merger agreement was made.

Q:    Should I send in my stock certificates now?

A:
No. Please do not send your stock certificates now. If the merger is completed, you will receive shortly thereafter a letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the merger consideration for each share of our common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates with your proxy card.

Q:    What happens if I sell or transfer my shares of common stock after the record date, but before the special meeting?

A:
If you sell or transfer your shares of our common stock after the record date, but before the special meeting, you will transfer the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the special meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to complete, date, sign and return the enclosed proxy or vote via the Internet or telephone.

Q:    What vote is required to approve the merger proposal and thereby approve the merger?

A:
Under Delaware law, and as a condition to the completion of the merger, approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Headwaters common stock entitled to vote at the special meeting. Accordingly, (1) a Headwaters stockholder's failure to submit a proxy card or to vote in person at the special meeting, (2) an abstention from voting or (3) a broker non-vote, if any, will have the same effect as a vote "AGAINST" the merger proposal. As of the record date, there were 74,883,657 shares of Headwaters common stock outstanding.

Q:    What vote is required for the merger-related named executive officer compensation proposal?

A:
Assuming a quorum is present, approval of the merger-related named executive officer compensation proposal requires the affirmative vote of the holders of a majority of the shares of Headwaters common stock that are present at the special meeting in person or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote "AGAINST" the merger-related named executive officer compensation proposal. Broker non-votes, if any, and, assuming a quorum is present, shares not in attendance at the special meeting, will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal.

Q:    What vote is required for the adjournment proposal?

A:
Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Headwaters common stock that are present at the special meeting in person or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote "AGAINST" the adjournment proposal. Broker non-votes, if any, and, assuming a quorum is present, shares not in attendance at the special meeting, will have no effect on the outcome of any vote on the adjournment proposal.

Q:    Has any company stockholder agreed to vote company shares in favor of the merger?

A.
Yes. Concurrently with the execution of the merger agreement, Kirk A. Benson, our Chairman and Chief Executive Officer, entered into the voting agreement with Boral, pursuant to which Mr. Benson, among other things, is required to vote in favor of the adoption of the merger agreement. As of December 23, 2016, Mr. Benson is entitled to vote approximately 1,575,665 shares of our common stock, or approximately 2.1% of the shares of our common stock outstanding and entitled to vote. See the section titled "Proposal No. 1—Adoption of the Merger Agreement—Voting Agreement" beginning on page 60 of this proxy statement.

Q.    What is "merger-related compensation"?

A.
"Merger-related compensation" is certain compensation that is tied to or based on the completion of the merger and may be payable to Headwaters' named executive officers under our existing plans or agreements, which is the subject of the merger-related named executive officer compensation proposal. See "Proposal No. 2—Advisory Vote on Merger-Related Named Executive Officer Compensation" beginning on page 98 of this proxy statement.

Q.    Why am I being asked to cast a non-binding, advisory vote to approve "merger-related compensation" payable to Headwaters' named executive officers under its plans or agreements?

A.
In accordance with the rules promulgated under Section 14A of the Exchange Act, Headwaters is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the merger-related named executive officer compensation proposal on the compensation that may be payable to our named executive officers in connection with the merger.

Q.    What will happen if the stockholders do not approve the "merger-related compensation" in the merger-related named executive officer compensation proposal at the special meeting?

A:
Approval of the merger-related named executive officer compensation proposal is not a condition to the completion of the merger. The vote with respect to the merger-related named executive officer compensation proposal is an advisory vote and will not be binding on Headwaters or Boral. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, payment of the "merger-related compensation" is not contingent on stockholder approval of the merger-related named executive officer compensation proposal.

Q.    Are there any other risks to me from the merger that I should consider?

A.
Yes. There are risks associated with all business combinations, including the merger. Please see the section titled "Cautionary Statement Concerning Forward-Looking Information" beginning on page 27 of this proxy statement.

Q:    What constitutes a quorum?

A:
At the special meeting, stockholders holding a majority of the shares entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. Abstentions and broker non-votes, if any, are considered as present for the purpose of determining the presence of a quorum.

Q:    Do any of Headwaters' directors or officers have interests in the merger that may differ from those of Headwaters shareholders generally?

A:
In considering the recommendation of the Board of Directors with respect to the proposal to approve and adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a shareholder. The members of the Board of Directors were aware of these different or additional interests and considered these interests, among other matters, in evaluating and overseeing the negotiation of the merger agreement and the merger, and in recommending to the stockholders of Headwaters that they adopt the merger agreement, and approve the transactions contemplated thereby, including the merger. These interests are discussed in more detail in the sections titled "Proposal No. 1—Adoption of the Merger Agreement—Interests of Certain Persons in the Merger" beginning on page 57 of this proxy statement.

Q:    How does the Board of Directors recommend that I vote?

A:
After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board of Directors unanimously determined the merger agreement, the merger and the other transactions contemplated by the merger agreement, to be advisable, fair to and in the best interests of Headwaters and its stockholders and unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Board of Directors in reaching its decision to approve the merger agreement and the merger can be found in the section titled "Proposal No. 1—Adoption of the Merger Agreement—Reasons for the Merger" beginning on page 44 of this proxy statement.

        The Board of Directors unanimously recommends that Headwaters stockholders vote:

  (1)
  "FOR" the proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger;

  (2)
  "FOR" the merger-related named executive officer compensation proposal; and

  (3)
  "FOR" the adjournment proposal.

Q:    What is the difference between holding shares as a stockholder of record and a beneficial owner?

A:
Most of our stockholders hold their shares through a nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and this proxy statement is being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the proxies named in the enclosed proxy card or to vote your shares in person at the special meeting. We have enclosed a proxy card for you to use.

•
Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and this proxy statement is being forwarded to you, together with a voting instruction card, by your nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your nominee on how to vote your shares and you are also invited to attend the special meeting where you may vote your shares in person by following the procedure described below.

Q:    How do I vote my shares of Headwaters common stock?

A:
Before you vote, you should carefully read and consider the information contained in or incorporated by reference in this proxy statement, including the annexes. You should also determine whether you hold your shares of our common stock directly in your name as a stockholder of record or through a nominee, because this will determine the procedure that you must follow in order to vote. You are a stockholder of record if you hold your Headwaters common stock in certificate form or if you hold your Headwaters common stock in your name directly with our transfer agent, American Stock Transfer & Trust Company. If you are a stockholder of record, you may vote in any of the following ways:

•
Via the Internet—If you choose to grant a proxy via the internet, go to the website indicated on the enclosed proxy card and follow the easy instructions. You will need the control number shown on your proxy card in order to vote.

•
Via Telephone—If you choose to grant a proxy via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need the control number shown on your proxy card in order to vote.

•
Via Mail—If you choose to grant a proxy by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

•
At the Special Meeting—Stockholders of record who attend the special meeting may vote in person by filling out a ballot at the meeting, and any previously submitted proxies will be revoked by the vote cast at the special meeting. Even if you intend to attend and vote at the special meeting, our Board recommends that you grant a proxy via the internet, telephone or mail in case you are later unable to attend the special meeting to ensure that your vote is counted.

Q:    If I hold my shares through a nominee, will my nominee vote my shares for me?

A:
Your nominee will not be able to vote on the merger or any proposal without your instructions. You should follow the procedures provided by your nominee regarding the voting of your shares. If you do not instruct your nominee to vote your shares, your shares will not be voted, which will be treated as a vote against the proposal to adopt the merger agreement.

Q:    What is a broker non-vote?

A:
Under NYSE rules, banks, brokers and other nominees may use their discretion to vote uninstructed shares (i.e., shares held of record by banks, brokerage firms or other nominees but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. A "broker non-vote" occurs on an item when (i) a broker, nominee or intermediary has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the broker, nominee or intermediary with such instructions. Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, we do not expect there to be any broker non-votes.

Q:    What happens if I return my proxy card but I do not indicate how to vote?

A:
If you sign and properly return your proxy card, but do not include instructions on how to vote, your shares of our common stock will be voted

  (1)
  "FOR" the proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger;

  (2)
  "FOR" the merger-related named executive officer compensation proposal; and

  (3)
  "FOR" the adjournment proposal.

  We do not currently intend to present any other proposals for consideration at the special meeting. If other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card will have discretion to vote the shares they represent in accordance with their best judgment.

Q:    What happens if I abstain from voting on a proposal?

A:
If you sign and return a proxy card or grant a proxy over the internet or by telephone but affirmatively abstain from voting on the merger proposal, the merger-related named executive officer compensation proposal or the adjournment proposal, it will have the same effect as a vote "AGAINST" the applicable proposal or proposals.

Q:    May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote?

A:
Yes. Even if you sign and return the proxy card accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Corporate Secretary at Headwaters Incorporated, 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095, United States, Attn: Corporate Secretary, specifying such revocation or change in vote. You may also change your vote by delivery of a valid, later-dated proxy prior to the special meeting or by attending and voting at the special meeting.

Q:    What does it mean if I receive more than one set of proxy materials?

A:
This means that you own shares of our common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the voting instruction cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:    When do you expect the merger to be completed?

A:
Headwaters and Boral are working to complete the merger promptly, and we intend it to be completed in mid-calendar year 2017. The merger is subject, however, to various regulatory approvals and other conditions to closing, which are described in more detail in this proxy statement, and it is possible that factors outside the control of either company could result in the merger being completed at a later time, or not at all.

Q:    If the merger is completed, how will I receive the cash for my shares?

A:
If the merger is completed and your shares of our common stock are held in book-entry through the Depository Trust Company, which we refer to as "DTC" in this proxy statement, or in "street name" by a broker or other nominee, the cash proceeds will be deposited into your bank or brokerage account without any further action on your part. If you are a stockholder of record with your shares held in certificate form or held directly in your name in book-entry form other than through DTC, you will receive a letter of transmittal with instructions for returning such letter of transmittal, and, in the case of holders of share certificates, how to send your share certificates to the paying agent, in connection with the merger. The paying agent will issue and deliver to you a check for your shares after you comply with these instructions. See the section titled "Terms of the Merger Agreement—Merger Consideration—Payment Procedures" beginning on page 74 of this proxy statement.

Q:    Is the merger taxable to me?

A:
The exchange of shares of our common stock for cash pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes to U.S. holders (as defined in the section titled "Proposal No. 1—Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences to U.S. Holders" beginning on page 63 of this proxy statement). If you are a U.S. holder and your shares of our common stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares. The exchange of shares of our common stock for cash pursuant to the merger will generally not result in a non-U.S. holder (as defined in the section titled "Proposal No. 1—Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences to Non-U.S. Holders" beginning on page 64 of this proxy statement) being subject to U.S. federal income tax unless the non-U.S. holder has certain connections to the U.S. You should read the section titled "Proposal No. 1—Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 62 of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders. You should also consult your tax advisor for a complete analysis of the particular tax consequences of the merger to you, including the applicability and effect of any U.S. federal, state and local and non-U.S. tax laws.

Q:    What happens if the merger is not completed?

A:
If the merger agreement is not adopted by the stockholders at the special meeting or if the merger is not completed for any other reason, stockholders will not receive the merger consideration or any payment for their shares of our common stock in connection with the merger. Instead, Headwaters will remain a public company and our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and Headwaters will continue to file periodic reports with the SEC. In certain circumstances, we may be required to pay, or may be entitled to receive, a termination fee, may be required to reimburse Boral's expenses (subject to certain limitations) or we may seek other remedies in connection with a termination of the merger agreement, in each case, as described under "Terms of the Merger Agreement—Termination of the Merger Agreement—Termination Fees" and "Terms of the Merger Agreement—Termination of the Merger Agreement—Effect of Termination" beginning on page 95 of this proxy statement.

Q:    Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares?

A:
Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, if the merger is completed, stockholders of Headwaters who do not vote in favor of adopting the merger agreement and who meet the other requirements set forth in Section 262 of the DGCL will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the surviving company pursuant to subsection (h) of Section 262 of the DGCL). Your appraisal rights are subject to a number of restrictions and technical requirements (including relating to the aggregate amount of shares of common stock owned by stockholders seeking appraisal). Appraisal rights will only be available to Headwaters stockholders that deliver to Headwaters a written demand for appraisal of their shares prior to the special meeting, do not vote in favor of the merger proposal, hold their shares continuously through the effective time of the merger, do not submit their shares for payment of the merger consideration, and otherwise comply with the statutory procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The amount determined by the Delaware Court of Chancery to be the fair value of Headwaters stock as of the effective time of the merger could be more than, the same as, or less than the merger consideration a stockholder would be entitled to receive under the terms of the merger agreement. A summary of Section 262 of the DGCL can be found along with additional information about appraisal rights under "Proposal No. 1—Adoption of the Merger Agreement—Appraisal Rights" beginning on page 65 of this proxy statement. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex D to this proxy statement.

Q:    Who will count the votes?

A:
The votes will be counted by Broadridge Financial Solutions Inc.

Q:    Where can I find the voting results of the special meeting?

A:
Headwaters intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All periodic and current reports Headwaters files with the SEC are publicly available when filed. See "Where Stockholders Can Find More Information" beginning on page 109 of this proxy statement.

Q:    What is "householding"?

A:
"Householding" means that we deliver a single set of proxy materials when requested to households with multiple stockholders, provided certain conditions are met. Householding reduces our printing and mailing costs.

  If you or another stockholder of record sharing your address would like to receive an additional copy of the proxy materials, we will promptly deliver it to you upon your request in one of the following manners:

  •
  By sending a written request by mail to:

    The Proxy Advisory Group, LLC
    18 East 41st Street, Suite 2000
    New York, NY 10017-6219

  •
  By calling The Proxy Advisory Group, LLC, toll-free at 888.337.7699 or 888.33.PROXY.

  If you would like to opt out of householding in future mailings, or if you are currently receiving multiple mailings at one address and would like to request householded mailings, you may do so by contacting The Proxy Advisory Group, LLC, indicated above.

Q:    Where can I find more information about Headwaters?

A:
You can find more information about Headwaters in its publicly filed reports with the SEC, on Headwaters' website www.headwaters.com, and in the section titled "Where Stockholders Can Find More Information" beginning on page 109 of this proxy statement.

Q:    Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact The Proxy Advisory Group, LLC:

•
By mail, to:

    The Proxy Advisory Group, LLC
    18 East 41st Street, Suite 2000
    New York, NY 10017-6219

  •
  By telephone, at 888.337.7699 or 888.33.PROXY.

        If your nominee holds your shares, you should also call your nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        Some of the statements contained or incorporated by reference in this proxy statement are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger, expectations as to the managing and marketing of coal combustion products and other construction materials, the production and marketing of building products, the sales to oil refineries of residue hydrocracking catalysts, the development, commercialization, and financing of new products and other strategic business opportunities and acquisitions and other information about Headwaters which is not purely historical by nature. Forward-looking statements can usually be identified by the use of terminology such as "anticipate," "believe," "continue," "could," "estimate," "evolve," "expect," "forecast," "intend," "looking ahead," "may," "opinion," "plan," "possible," "potential," "project," "should," "will" and similar words or expressions. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) Headwaters may be unable to obtain stockholder approval as required for the merger; (2) conditions to the completion of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of Headwaters may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) Headwaters may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) changing feedstock and energy prices; actions of competitors or regulators; technological developments; (12) potential disruption of Headwaters' production facilities, transportation networks and information technology systems due to war, terrorism, malicious attack, civil accidents, political events, civil unrest or severe weather; (13) potential environmental liability or product liability under existing or future laws and litigation; (14) potential liability resulting from other pending or future litigation; (15) changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; (16) the risks described from time to time in Headwaters' reports filed with the SEC under the heading "Risk Factors," including the Annual Report on Form 10-K for the fiscal year ended September 30, 2016, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of Headwaters' filings with the SEC; and (17) general industry and economic conditions. The foregoing factors that could cause actual events to differ from expectations should not be construed as exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. We can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, Headwaters undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

PARTIES INVOLVED IN THE MERGER

Headwaters Incorporated
10701 South River Parkway, Suite 300
South Jordan, Utah 84095
United States
Telephone: +1.801.984.9400

        Headwaters is a building materials company operating in the building products and construction materials sectors. Our vision is to improve lives through innovative advancements in building products and materials. We sell building products such as manufactured architectural stone, siding accessory products, roof products, concrete blocks, and windows. We also sell construction materials such as CCPs, including bottom ash, synthetic gypsum and fly ash, which is primarily used as a partial replacement for Portland cement in concrete.

        Headwaters' common stock is listed on the NYSE under the symbol "HW."

        Headwaters' principal executive offices are located at 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095, United States, its telephone number is +1.801.984.9400 and its internet website address is www.headwaters.com. The information provided on or accessible through Headwaters' website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Headwaters' website provided in this proxy statement.

        Additional information about Headwaters is contained in its public filings, certain of which we incorporate by reference herein. See "Where Stockholders Can Find More Information" beginning on page 109 of this proxy statement.

Boral Limited
Level 3
40 Mount St.
North Sydney, NSW 2060
Australia
Telephone: +61.2.9220.6300

        Boral Limited engages in the provision of building and construction materials. It operates through three divisions: Boral Australia, USG Boral and Boral USA. Boral Australia is the largest integrated supplier of construction materials in Australia, supplying quarry products, concrete, asphalt, cement, and concrete placing, as well as timber, roof tiles and masonry building products. The USG Boral Gypsum Joint Venture is a 50/50 joint venture between USG Corp. and Boral Limited, and is a leading manufacturer and distributor of gypsum wallboard products across Australia, Asia and the Middle East. Boral USA manufactures and distributes clay bricks, manufactured stone, roof tiles, fly ash and composite trim and siding across the U.S., and operates a concrete and quarries business in Colorado. Boral employs around 12,000 employees globally, including in its joint venture operations. Boral is headquartered in Sydney, Australia and is listed on the ASX under the code "BLD."

        Boral's principal executive offices are located at Level 3, 40 Mount Street, North Sydney NSW 2060, Australia, its telephone number is +61.2.9220.6300 and its internet website address is www.boral.com.au. The information provided on or accessible through Boral's website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Boral's website provided in this proxy statement.

Enterprise Merger Sub, Inc.
200 Mansell Court East #305
Roswell, Georgia 30076
Telephone: +1.770.645.4500

        Merger Sub, an indirect wholly owned subsidiary of Boral, is a Delaware corporation that was incorporated on November 18, 2016 for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. On the terms and subject to the conditions of the merger agreement, at the effective time, Merger Sub will be merged with and into Headwaters, with Headwaters surviving the merger as an indirect wholly owned subsidiary of Boral.

        The principal executive offices of Merger Sub are located at 200 Mansell Court East #305, Roswell, Georgia 30076, and its telephone number is +1.770.645.4500.

THE SPECIAL MEETING

        This section contains information about the special meeting of Headwaters' stockholders that has been called to consider and vote upon a proposal to adopt the merger agreement, a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Headwaters' named executive officers in connection with the completion of the merger and a proposal to approve the adjournment of the special meeting from time to time if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

        This proxy statement is being provided to the stockholders of Headwaters as part of a solicitation of proxies by the Board of Directors for use at the special meeting to be held at the date, time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting.

Date, Time and Place

        The special meeting of stockholders of Headwaters is scheduled to be held on Friday, February 3, 2017, at 2 p.m., Mountain Standard Time, at 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095, unless the special meeting is adjourned or postponed. We intend to mail this proxy statement and the accompanying proxy card on or about January 3, 2017 to all stockholders entitled to vote at the special meeting.

Purpose of the Special Meeting

        At the special meeting, stockholders will be asked:

  •
  to consider and vote upon a proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger;

  •
  to consider and vote upon a proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in this proxy statement that may be payable to Headwaters' named executive officers in connection with the completion of the merger; and

  •
  to consider and vote upon a proposal to approve the adjournment of the special meeting from time to time if necessary or appropriate in the view of the Board of Directors to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

        Certain factors considered by the Board of Directors in reaching its decision to approve the merger agreement and the merger can be found in the section titled "Proposal No. 1—Adoption of the Merger Agreement—Reasons for the Merger" beginning on page 44 of this proxy statement.

Recommendations of Our Board of Directors

        After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board of Directors unanimously determined the merger agreement, the merger and the other transactions contemplated by the merger agreement, to be advisable, fair to and in the best interests of Headwaters and its stockholders, and unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Board of Directors in reaching its decision to approve the merger agreement and the merger can be found in the section titled "Proposal No. 1—Adoption of the Merger Agreement—Reasons for the Merger" beginning on page 44 of this proxy statement.

The Board of Directors unanimously recommends that Headwaters stockholders vote:

  (1)
  "FOR" the proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger;

  (2)
  "FOR" the merger-related named executive officer compensation proposal; and

  (3)
  "FOR" the adjournment proposal.

Record Date and Voting Information

        Only holders of record of our common stock at the close of business on December 23, 2016, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Each holder of record of our common stock on the record date will be entitled to one vote for each share held as of the record date on each matter submitted to our stockholders for approval at the special meeting. If you sell or transfer your shares of our common stock after the record date but before the special meeting, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the special meeting.

        As of the close of business on the record date, there were 74,883,657 shares of Headwaters common stock, par value $0.001 per share, issued, outstanding and entitled to vote at the special meeting, which shares were held by approximately 276 holders of record.

        Nominees typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters. At the special meeting, nominees do not have the authority to vote without instructions from the beneficial owner because none of the proposals is "routine."

Quorum

        At the special meeting, stockholders holding a majority of the shares entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any such stockholders. Abstentions and broker non-votes, if any, are considered as present for the purpose of determining the presence of a quorum. In the event that a quorum is not present, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, it is expected the meeting will be adjourned to solicit additional proxies (subject to any applicable limitations in the merger agreement).

Required Vote; Effect of Abstentions and Broker Non-Votes

        Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Headwaters common stock entitled to vote at the special meeting. Assuming a quorum is present, approval of each of the merger-related named executive officer compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Headwaters common stock that are present in person or by proxy and entitled to vote on such proposal. Abstentions will have the same effect as votes "AGAINST" the merger proposal, the merger-related named executive officer compensation proposal and the adjournment proposal.

        Shares not in attendance will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal or the adjournment proposal, but will have the same effect as votes "AGAINST" the merger proposal.

        If you hold your shares through a nominee and fail to instruct your nominee on how you wish your shares of Headwaters common stock to be voted using the voting instruction form provided by your nominee, then your shares will not be voted. "Broker non-votes," if any, will not be counted as votes either "FOR" or "AGAINST" the merger-related named executive officer compensation proposal or the adjournment proposal, but will have the effect of a vote "AGAINST" the merger proposal.

        It is important that you vote your shares. Under the DGCL, the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting and your abstaining from voting, failure to vote, or failure to instruct your Nominee to vote, will have the same effect as a vote "AGAINST" the merger proposal.

        If the special meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been revoked or withdrawn in the interim.

Voting by Stockholders

        After carefully reading and considering the information contained in or incorporated by reference in this proxy statement, including the annexes, each stockholder of record of Headwaters common stock (that is, if your shares of Headwaters common stock are registered in your name with our transfer agent, American Stock Transfer & Trust Company) should grant a proxy to vote by mail, through the internet, or by telephone or attend the special meeting in person and vote by ballot, according to the instructions described below. Each beneficial owner of Headwaters common stock (that is, if your shares of Headwaters common stock are held in "street name" through a nominee) should vote by directing your nominee how to vote your shares.

Voting Methods

For Stockholders of Record:

        If your shares are held in your name on the records of our transfer agent, American Stock Transfer & Trust Company, you can vote:

  •
  Via the Internet—If you choose to grant a proxy via the internet, go to the website indicated on the enclosed proxy card and follow the easy instructions. You will need the control number shown on your proxy card in order to vote;

  •
  Via Telephone—If you choose to grant a proxy via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need the control number shown on your proxy card in order to vote.

  •
  Via Mail—If you choose to grant a proxy by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

  •
  At the Special Meeting—Stockholders of record who attend the special meeting may vote in person by filling out a ballot at the meeting, and any previously submitted proxies will be revoked by the vote cast at the special meeting. Even if you intend to attend and vote at the special meeting, our Board recommends that you grant a proxy via the internet, telephone or mail in case you are later unable to attend the special meeting to ensure that your vote is counted.

        Whether or not you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card or submit your proxy via the internet or by telephone prior to the special meeting to ensure that your shares will be voted at the special meeting. Proxies received at any time before the special meeting and not expired, revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted

  (1)
  "FOR" the proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger;

  (2)
  "FOR" the merger-related named executive officer compensation proposal; and

  (3)
  "FOR" the adjournment proposal.

        Please do not send us stock certificates or other documents representing Headwaters common stock at this time. If the merger is completed, holders of Headwaters stock certificates will receive instructions regarding the procedures for exchanging their existing Headwaters stock certificates for the payment of the merger consideration.

For Beneficial Owners:

        If your shares are held in "street name" through a nominee, you have the right to direct your nominee on how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the special meeting unless you obtain a "legal proxy" from the nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Revocation of Proxies

        Headwaters stockholders of record retain the power to revoke their proxy or change their vote, even if they sign the proxy card in the form accompanying this proxy statement, vote via the internet or vote via telephone. Headwaters stockholders can revoke their proxy at any time before it is exercised by giving written notice to our Corporate Secretary at Headwaters Incorporated, 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095, United States, Attn: Corporate Secretary, specifying such revocation. Headwaters stockholders may also change their vote by timely delivering to us a valid, later-dated proxy or by voting by ballot in person at the special meeting. Simply attending the special meeting will not constitute revocation of your proxy. If your shares are held in "street name" through a nominee, you should follow the instructions of such nominee regarding the revocation of voting instructions. If you have voted via the internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

Voting by Headwaters' Directors and Executive Officers as to the Merger Proposal

        At the close of business on the record date for the special meeting, directors and executive officers of Headwaters and their affiliates beneficially owned, in the aggregate, 2,044,276 shares of Headwaters common stock which they are entitled to vote at the special meeting, representing approximately 2.7% of the shares of Headwaters common stock outstanding on the record date and entitled to vote at the special meeting. We currently expect that Headwaters' directors and executive officers will vote their shares in favor of the merger proposal, although Kirk A. Benson, our Chairman and Chief Executive Officer, is the only one that has entered into any agreement obligating himself or herself to do so.

        Certain directors and executive officers of Headwaters have interests as to the merger proposal that may be different from, or in addition to, those of other Headwaters stockholders generally. For more information, see the section titled "Proposal No. 1—Adoption of the Merger Agreement—Interests of Certain Persons in the Merger" beginning on page 57 of this proxy statement.

Expenses of Proxy Solicitation

        This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors. Expenses incurred in connection with printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws is our responsibility. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $35,000, and we will indemnify The Proxy Advisory Group, LLC for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Headwaters common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of The Proxy Advisory Group, LLC, in person or by telephone, email, fax or other means of communication and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services.

Householding

        The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies. Stockholders who hold their shares through a nominee, such as a broker, bank, broker-dealer or similar organization may receive notice from that nominee regarding the householding of proxy materials. As indicated in the notice, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once a stockholder has received notice that a nominee will be householding, householding will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the nominee. If you would prefer to receive separate copies of a proxy statement for other stockholders in your household, either now or in the future, please contact your nominee. Upon written or oral request to our Corporate Secretary at Headwaters Incorporated, 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095, United States, +1.800.316.6214, we will promptly provide separate copies of this proxy statement.

Tabulation of Votes

        All votes will be tabulated by Broadridge Financial Solutions, Inc., who will tabulate affirmative and negative votes, abstentions and broker non-votes.

Adjournments and Postponements

        In addition to the merger proposal and the merger-related named executive officer compensation proposal, our stockholders are also being asked to approve a proposal that will give our Board authority to adjourn the special meeting from time to time if necessary or appropriate in the view of our Board, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. In addition, our Board could postpone the meeting before it commences, in the case of any of the circumstances described above. The merger agreement limits the right of our Board to postpone or adjourn in certain circumstances. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you submit a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the merger proposal but do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. However, if you indicate that you wish to vote against the merger proposal, your shares will be voted in favor of the adjournment proposal only if you indicate that you wish to vote in favor of that proposal.

        Any adjournment may be made without notice to another time or place if the date, time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if the adjournment is for more than 30 days or, if after the adjournment, our Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Attending the Special Meeting

        Only stockholders of record as of the close of business on December 23, 2016, or their duly appointed proxies, and "street name" holders (those whose shares are held through a nominee) who bring evidence of beneficial ownership on the record date for the special meeting, such as a copy of your account statement or similar evidence of ownership of our common stock as of the record date for the special meeting, may attend the special meeting. If you are a "street name" holder and you wish to vote at the special meeting, you must also bring a "legal proxy" from the record holder (your nominee) of the shares of our common stock authorizing you to vote at the special meeting. All stockholders should bring photo identification (a driver's license or passport is preferred), as you will also be asked to provide photo identification at the registration desk on the day of the special meeting or any adjournment or postponement of the special meeting. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda. Even if you plan to attend the special meeting, we encourage you to grant a proxy to vote by the internet, telephone or mail so that your vote will be counted if you later decide not to attend the special meeting. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the special meeting. Stockholders will be admitted to the meeting room starting at 1:30 p.m., local time, and admission will be on a first-come, first-served basis.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact The Proxy Advisory Group, LLC by telephone. Stockholders may call toll-free at 888.337.7699 or 888.33.PROXY.

PROPOSAL NO. 1—ADOPTION OF THE MERGER AGREEMENT

Effects of the Merger

        On the terms and subject to the conditions set forth in the merger agreement, and in accordance with the DGCL, at the effective time of the merger, Merger Sub will merge with and into Headwaters. At the effective time of the merger, the separate corporate existence of Merger Sub will cease and Headwaters will continue as the surviving company, which will be an indirect wholly owned subsidiary of Boral. As a result of the merger, Headwaters will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving company.

Common Stock

        At the effective time of the merger, each share of Headwaters common stock issued and outstanding immediately prior to such time (other than excluded shares) will be converted into the right to receive (x) $24.25 in cash, without interest, and (y) the additional consideration, if any. All such shares of Headwaters common stock, when so converted, will no longer be outstanding and will automatically be canceled and will cease to exist. The right of any holder of Headwaters common stock to receive the merger consideration will be subject to and reduced by the amount of any required withholding under applicable tax law.

Stock Options

        At the effective time of the merger, each Headwaters stock option, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the excess, if any, of the merger consideration over the applicable exercise price for each share of Headwaters common stock subject to such Headwaters stock option; provided, however, that if the exercise price per share of Headwaters common stock equals or exceeds the merger consideration, the amount payable for such Headwaters stock option will be $0.00.

Stock Appreciation Rights

        At the effective time of the merger, each Headwaters stock appreciation right, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the excess, if any, of the merger consideration over the applicable base price for each share of Headwaters common stock subject to such Headwaters stock appreciation right; provided, however, that if the base price per share of Headwaters common stock equals or exceeds the merger consideration, the amount payable for such Headwaters stock appreciation right will be $0.00.

Restricted Shares

        At the effective time of the merger, each unvested Headwaters restricted share that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the merger consideration.

Restricted Stock Units

        At the effective time of the merger, each Headwaters restricted stock unit, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the merger consideration.

Director Deferred Compensation Plan

        For any members of the Board of Directors who elected to have amounts deferred under the Headwaters Director Deferred Compensation Plan deemed invested in Headwaters common stock, (i) each share of Headwaters common stock purchased by Headwaters and held as treasury stock immediately prior to the effective time of the merger in connection with such deferrals will be canceled in accordance with the merger agreement, and (ii) the director will be entitled to receive a cash payment, in respect of each such share, without interest, in an amount equal to the merger consideration, subject to and payable in accordance with the terms of the Headwaters Director Deferred Compensation Plan.

Certificate of Incorporation and Bylaws

        The directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Headwaters immediately prior to the effective time of the merger will be the officers of the surviving company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

        The certificate of incorporation of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the certificate of incorporation of the surviving company until thereafter changed or amended as provided therein or by applicable law, except that references to the name of Merger Sub will be replaced by references to the name of the surviving company. The bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving company until thereafter changed or amended as provided therein or by applicable law, except that references to the name of Merger Sub will be replaced by references to the name of the surviving company.

Background of the Merger

        During the past several years, as part of its ongoing strategic-planning process, our management team and Board of Directors regularly reviewed and assessed, among other things, Headwaters' long-term strategic goals and opportunities, competitive environment, and short- and long-term performance, with the goal of maximizing stockholder value. In connection with these activities, our management team and Board also considered and evaluated potential strategic alternatives, including business combinations, acquisitions, dispositions and internal restructurings.

        Headwaters began to work with Deutsche Bank in 2011 to provide advice in connection with these strategic assessments. Over the course of several years beginning in 2011, Headwaters, with the assistance of Deutsche Bank, engaged in an evaluation of, among other things, potential major acquisitions and merger opportunities, a potential sale of the entire company and potential divestitures of different business segments or business units (including a potential separation and subsequent sale of the company's building products and construction materials businesses, the potential spin-off of certain of Headwaters' business segments, and potential transactions utilizing a "reverse Morris trust" structure). This exploration of strategic alternatives included Headwaters and/or Deutsche Bank contacting more than 10 participants in the building products and construction materials industries regarding potential strategic transactions. Despite varying degrees of interest to acquire a portion of the existing Headwaters businesses, there was no meaningful interest by any party to acquire Headwaters in its entirety.

        As early as May 2010, Headwaters had indicated a preliminary interest in acquiring Boral's fly ash business, and the parties from time to time discussed a potential fly ash transaction between 2010 and 2013. During the period from May 2014 through April 2016, the management teams of Headwaters and Boral met informally to discuss various possible strategic transactions between the parties, which included the potential sale of Boral's fly ash business to Headwaters, the potential sale of Boral's building products business to Headwaters and the sale of Headwaters' fly ash, stone and siding businesses to Boral, but not the acquisition of Headwaters by Boral. These discussions did not result in a transaction between the parties, and discussions between the parties regarding these potential transactions terminated in April 2016. During this time and in parallel with its discussions with Boral, Headwaters continued its exploration of various strategic alternatives.

        On July 25, 2016, Kirk Benson, Headwaters' CEO, had a meeting with Mike Kane, CEO of Boral, Rosaline Ng, CFO of Boral, and Paul Burns, Executive Director of Macquarie, a Boral financial advisor, during which Mr. Kane indicated that Boral would be interested in discussing a potential acquisition of Headwaters by Boral. Mr. Kane indicated that he had worked for some time with his board of directors and advisors to formulate a potential transaction with Headwaters. Mr. Benson responded by indicating Headwaters was not for sale, but Headwaters would carefully consider any proposal put forth by Boral. Mr. Kane also noted that, in light of Boral's expectation to raise a meaningful portion of the funds for the transaction through a public offering of Boral's shares immediately following announcement, if the parties desired to announce a transaction in calendar year 2016, it would need to be announced no later than November 2016 to address the effective closing of the market window for public offerings in Australia during December 2016. The parties also discussed the possible benefits of combining these largely complementary businesses and the potential for such transaction to create value through synergies. The parties further discussed the potential timing of further discussions in respect of a potential transaction, and Mr. Kane committed to confer with his board with a view to providing Headwaters with a written proposal.

        On August 12, 2016, Mr. Kane delivered a written letter to Mr. Benson which communicated a non-binding indicative proposal by Boral to acquire 100% of the outstanding common stock of Headwaters for a purchase price of $23.75 per share in cash. The letter further indicated that any definitive agreement regarding the proposal would not include a financing condition, and relayed Boral's expectation to have fully committed financing in place at the time of announcement. The letter also noted that the proposal was subject to satisfactory completion of customary business, legal, tax and other due diligence, and included an illustrative timeline for announcement in November 2016. Mr. Benson acknowledged receipt of the proposal letter and responded to Mr. Kane indicating he would seek appropriate advice as to Headwaters' response.

        Following receipt of the proposal, Mr. Benson shared the proposal letter with each of the members of the Headwaters Board of Directors and had various phone calls and correspondence with the members of the Board of Directors regarding the terms of the proposal.

        On August 14, 2016, Mr. Benson and Mr. Kane had a phone call in which Mr. Benson reported that he had shared Boral's proposal letter with the Headwaters Board of Directors. While Mr. Benson told Mr. Kane that the Board's general initial reaction was that the proposed price per share of $23.75 was inadequate, Mr. Benson indicated that Headwaters was not in a position to provide detailed feedback on the proposal because (i) Headwaters needed to understand the value proposition of the Boral offer in the context of Headwaters' other strategic alternatives and (ii) Headwaters needed to better evaluate regulatory aspects of a potential combination of Boral and Headwaters. Further, Mr. Benson indicated that the Headwaters management team was in the process of developing its 2017 budgets and needed to incorporate the recent Krestmark windows acquisition into its annual budget process, but that it would work to finalize the budgets as soon as possible. Mr. Benson told Mr. Kane that he would seek to schedule a Board meeting the week of September 5, 2016 to review the Boral proposal and Headwaters' other strategic alternatives. Mr. Benson further noted that, in light of the

Board of Directors' recent reviews of a wide range of strategic alternatives on multiple occasions, following an update on these alternatives, the Board of Directors would be well positioned to evaluate the Boral proposal. Finally, Mr. Benson and Mr. Kane agreed that their respective attorneys should review the existing confidentiality agreement between the parties and bring those terms current as necessary.

        On August 18, 2016, Boral and Headwaters entered into a confidentiality agreement to facilitate further discussions. This agreement updated and made current the terms of a pre-existing confidentiality agreement between the parties, including an 18-month standstill provision.

        Following August 18, 2016, representatives of Boral and Headwaters tentatively scheduled a September 12, 2016 meeting in Dallas, Texas and began preparations for such meeting.

        On September 7, 2016, the Headwaters Board of Directors met in-person with members of Headwaters' management team and representatives of Pillsbury Winthrop Shaw Pittman, LLP, which we refer to as Pillsbury, Headwaters' outside legal counsel, and Deutsche Bank to discuss Boral's August 12, 2016 proposal. At the meeting, representatives of Pillsbury made a presentation to the Board of Directors regarding the Board of Directors' fiduciary duties and role in considering and responding to Boral's proposal. Representatives of Deutsche Bank then reviewed with the Board of Directors a summary of Headwaters, prior discussions with Boral and an overview of Boral's August 12 proposal and discussed with the Board of Directors a preliminary financial analysis relating to Boral's August 12, 2016 proposal. Deutsche Bank also reviewed the strategic alternatives for the company, including maintaining the status quo as a standalone entity, potential mergers with other participants in the building products industry and the possible separation of the building products and construction materials businesses. Harlan Hatfield, Headwaters' General Counsel, also discussed potential regulatory considerations in connection with a proposed transaction with Boral. Following these discussions, the Headwaters Board of Directors determined that it was in the company's best interest to continue to discuss the proposed transaction with Boral, but instructed management to convey to Boral Headwaters' views that: (i) the initial proposal price was inadequate, (ii) Boral must assume any risks relating to regulatory approvals for the transaction and (iii) the timing of the transaction must be expedited.

        On September 7, 2016, Mr. Benson phoned Mr. Kane to provide feedback relative to the Boral proposal following the Headwaters Board meeting. Mr. Benson indicated to Mr. Kane the Board of Directors' view that the proposed price was inadequate, but that Headwaters would consider providing initial due diligence access to Boral if Boral's proposal price could be improved. Mr. Benson further indicated that the three primary areas of importance to the Headwaters Board were an increase in price, Boral's acceptance of any regulatory risks associated with the transaction, and the timing of execution of a definitive agreement for the proposed transaction.

        On September 8, 2016, representatives of each of Citibank and Macquarie, financial advisors to Boral, and Deutsche Bank had a call, during which Deutsche Bank reiterated the points conveyed by Mr. Benson to Mr. Kane. The financial advisors discussed certain process and other transaction-related matters, including the potential challenges with Headwaters' proposed timeline (including the need for Boral to complete its due diligence) and agreed to report back to their respective clients.

        On September 12, 2016, representatives from Boral and Headwaters met in Dallas, Texas for a presentation about the Headwaters business from the Headwaters management team. Headwaters presented an overview of each of its business units and long range goals and provided Boral with a summary five year financial forecast. During these meetings, Mr. Benson communicated to Mr. Kane that, among other things, in order for Headwaters to proceed with any potential transaction with Boral, Headwaters would require (i) a reverse termination fee payable to Headwaters in the event the transaction is not consummated as a result of the inability to obtain regulatory approvals, which is referred to as the "reverse termination fee" and (ii) clarification regarding Boral's commitment to make divestitures or take other actions if needed to obtain regulatory approvals for the transaction, which is referred to as the "regulatory efforts provisions." The parties agreed to schedule a further due diligence meeting to be held on September 29, 2016.

        On September 19, 2016, Boral distributed business and legal due diligence request lists to Headwaters. Over the next two months, management of Boral, together with its advisors, conducted a due diligence investigation of Headwaters, including access to an online data room that was established by representatives of Headwaters and through numerous meetings and conference calls with representatives of Headwaters management and its advisors.

        On September 27, 2016, Mr. Benson telephoned Mr. Kane to discuss the status of due diligence and the previously scheduled September 29, 2016 due diligence meeting. Mr. Benson decided to postpone the proposed September 29, 2016 due diligence meetings because the parties had not yet come to sufficient agreement in principle on key transaction terms. Mr. Benson further reiterated to Mr. Kane the importance to Headwaters of maximizing certainty of consummation for any transaction.

        On September 28, 2016, Mr. Benson and Mr. Kane had a further telephone conversation regarding the potential key terms for the transaction. Boral's financial advisors communicated to Headwaters' financial advisor that Boral would consider a reverse termination fee and regulatory efforts provisions.

        On October 5, 2016, representatives from Boral and Headwaters met in Los Angeles, California to review the 2017 budget and operating plan that had been prepared by the Headwaters management team. This budget included a budget for each business unit and a consolidated budget. In addition to the budget presentation, the status of due diligence requests and the timing of the potential transaction were discussed.

        On October 14, 2016, Mr. Benson and Mr. Kane had an in-person meeting in Salt Lake City, Utah during which a potential organizational structure for the combined businesses was discussed.

        On October 15, 2016, Mr. Benson and Mr. Kane had an in-person meeting in Salt Lake City, Utah during which the overall status of Boral's due diligence review and transaction timing issues were discussed.

        On October 21, 2016 Mr. Kane and Mr. Benson had a telephone call in which each of the Boral and Headwaters management teams participated during which Mr. Kane communicated to Mr. Benson Boral's revised offer, which included: (i) confirmation of Boral's original price per share of $23.75, (ii) a reverse termination fee payable by Boral in the event the transaction was not consummated due to failure to obtain regulatory approvals, (iii) a commitment by Boral to use its reasonable best efforts to take all actions (including divestitures) necessary to obtain competition approvals, subject to certain limitations which is referred to as the "divestiture cap," (iv) a break-up fee payable to Boral, in the event that, among other things, Headwaters were to terminate the merger agreement to accept a "superior proposal", which is referred to as the "superior proposal break-up fee," and (v) reimbursement by Headwaters of Boral's fees and expenses in the event that the transaction is not approved by Headwaters' stockholders, subject to certain limitations. Mr. Benson indicated that he would relay this revised proposal to the Board of Directors of Headwaters and provide a response to Boral in due course.

        On October 22, 2016, Mr. Kane and Mr. Benson had a telephone call to schedule a proposed diligence session with the business unit leaders from Headwaters, and seeking to broaden the members of the Headwaters team involved in Boral's ongoing due diligence review.

        On October 27, 2016, the Headwaters Board of Directors held an in-person meeting with members of the Headwaters management team. The primary purpose of the meeting was to review the operating plans for fiscal year 2017. During the course of the meeting, the status of Boral's due diligence review was discussed, together with observations on significant transaction points. The Board of Directors debated the pros and cons of the potential transaction with Boral as opposed to maintaining and growing Headwaters as a standalone business. During this meeting, the Board of Directors scheduled a further meeting on November 9, 2016 to have an in depth discussion of the potential transaction with Boral.

        On October 30, 2016, Skadden, Arps, Slate, Meagher & Flom LLP, which we refer to as Skadden, counsel for Boral, delivered to Pillsbury, Winthrop, Shaw, Pittman LLP, which we refer to as Pillsbury, counsel for Headwaters, an initial draft merger agreement. During the next several weeks, representatives of Skadden and Pillsbury, together with members of senior management of Headwaters and Boral, negotiated the terms of the merger agreement, exchanging numerous drafts of the merger agreement and participating in telephone conference calls to resolve open issues. During this time, representatives of Headwaters, Boral and their respective advisors also continued their due diligence investigations.

        From November 2, 2016 through November 4, 2016, various leaders of the Headwaters business units met with representatives of Boral in Washington, D.C. for multiple meetings regarding both business and legal due diligence and the assessment of regulatory transaction considerations. Senior personnel from Headwaters construction materials, siding accessories, block, roofing and stone business units met separately with Boral representatives. Each business unit provided due diligence regarding its organizational structure and its approach to selling products to customers.

        On November 9, 2016, the Headwaters Board of Directors held an in-person meeting with members of Headwaters' management and representatives of Pillsbury to further discuss Boral's October 21, 2016 proposal, as well as certain other strategic alternatives. Representatives of Pillsbury then provided an update to the Headwaters Board of Directors regarding the Board of Directors' fiduciary duties. Mr. Benson then made a presentation to the Headwaters Board of Directors, which included, among other things, a review of the strategic alternatives that the Board of Directors had considered between 2011 and the present date with the assistance of its financial advisor, recent developments in the building products and construction materials industries and the pros and cons of Headwaters' strategic alternatives relative to the proposed transaction with Boral. Mr. Benson then reviewed for the Board of Directors the October 2016 performance of Headwaters, and the Board of Directors discussed Headwaters' standalone plan, as well as the potential impact of certain alternative strategic acquisitions. Mr. Benson then reviewed with the Board of Directors certain financial analysis relating to Headwaters based on materials prepared with the assistance of Deutsche Bank. Mr. Benson also discussed potential synergies that may be realized in connection with the Boral transaction. Representatives of Pillsbury then reviewed certain regulatory considerations relating to the proposed transaction. Following the presentations by Pillsbury and Mr. Benson, and after review and deliberation considering, among other things, (i) Boral's latest proposal, (ii) the prospects for Headwaters as a standalone company and the risks to achieving those prospects, (iii) potential strategic alternatives available to Headwaters, (iv) the financial information presented by management, which had been prepared with the assistance of Deutsche Bank, (v) the regulatory aspects of a sale to Boral and (vi) the Board of Directors' fiduciary duties, the Headwaters Board of Directors unanimously determined to reject Boral's October 21, 2016 proposal, but directed the management team to continue the negotiation process in order to obtain a "best and final" proposal from Boral.

        On November 10, 2016 Headwaters entered into an engagement letter with Deutsche Bank, memorializing the terms of Deutsche Bank's engagement as Headwaters' financial advisor in connection with its exploration of strategic alternatives, including a potential transaction with Boral.

        On November 13, 2016, Mr. Kane and Damien Sullivan, General Counsel for Boral, telephoned Mr. Benson and Mr. Hatfield to communicate a revised proposal that maintained all of the components of Boral's October 21 proposal, except for an increase in the divesture cap. Mr. Benson responded that the increase to $15 million of earnings before interest and taxes, or EBIT, on the divestiture cap might be acceptable to the Headwaters Board, but the price per share and the value of the reverse termination fee were going to be too low for the Headwaters Board to accept. Mr. Kane indicated that he would revert on November 14, 2016.

        On November 14, 2016, Mr. Kane notified Mr. Benson that he planned to confer with the Boral Board of Directors at a meeting to be held on November 16, 2016 and would revert following that meeting.

        On November 15, 2016, Pillsbury delivered to Skadden a revised draft of the merger agreement. Also on November 15, 2016, Skadden delivered to Pillsbury an initial draft of the voting agreement pursuant to which Mr. Benson would agree to vote substantially all of his shares of common stock in favor of the merger. The final terms of the voting agreement were negotiated over the course of the days that followed, and the voting agreement was finalized and executed in conjunction with the execution of the merger agreement.

        On November 16, 2016, Mr. Kane telephoned Mr. Benson to indicate that the Boral board of directors had approved a revised proposal that included a price of $24.25 per share and a reverse termination fee of 4% of equity value. Mr. Kane also proposed an increase in the superior proposal termination fee, in light of the significant increase in the reverse termination fee. In addition, Mr. Kane relayed a revised expense reimbursement proposal whereby, in the event that the transaction is not approved by Headwaters' stockholders, Headwaters would reimburse Boral's fees and expenses up to a cap, except that, in light of the significant expense that Boral would incur in the event that the Boral equity offering were consummated but the merger did not close, this cap on expense reimbursement would be higher following consummation of the equity offering. Mr. Kane indicated that this offer was Boral's "full and final" offer, and that Boral's board of directors was not prepared to further increase the offer. Mr. Kane further indicated that, given the impact of Boral's stock price on the cost of Boral's equity financing, this last proposed offer was subject to Boral's stock maintaining prior to announcement of the transaction a price per share consistent with then recent trading prices.

        Later on the night of November 16, 2016, Skadden delivered to Pillsbury a further revised draft of the merger agreement. Between November 16, 2016 and the execution of the merger agreement on November 20, 2016, Skadden, Pillsbury and other representatives of Boral and Headwaters continued to negotiate and exchange revised drafts of the merger agreement. Representatives of Boral (including Alston & Bird LLP, outside counsel to Boral) also continued to work to complete Boral's due diligence, including to work with representatives of Headwaters and Pillsbury to review, discuss and finalize Headwaters' disclosure schedules to the merger agreement.

        During the early hours of November 17, 2016, Skadden delivered to Pillsbury redacted versions of Boral's equity and debt financing commitment documentation. In the days that followed, representatives of Boral and Headwaters discussed the financing documentation (and representatives of Boral further discussed the financing documentation with representatives of the applicable underwriters and lenders), including to seek to further limit the scope of the conditions to funding under such documentation.

        Also on November 17, 2016, following a decline in Boral's stock price from the prior day, Mr. Benson asked for Mr. Kane to confirm the last Boral proposal communicated. Later on November 17, 2016, in response to Mr. Benson's request, Mr. Kane reconfirmed Boral's previously communicated proposal of $24.25 per share, subject to final approval by Boral's board of directors on November 20, 2016.

        On November 18, 2016, the Headwaters Board held an in-person meeting with members of Headwaters' management and representatives of Deutsche Bank and Pillsbury to further discuss Boral's revised proposal of November 16, 2016. Representatives of Pillsbury then provided an update to the Headwaters Board regarding regulatory considerations relating to the proposed transaction. Representatives of Deutsche Bank reviewed certain financial information with the Headwaters Board, including among other things, recent developments in the market, Headwaters standalone plan and associated market risks, including developments in the building products sector, implications of the recent U.S. presidential election and certain preliminary financial analysis relating to Headwaters.

Deutsche Bank also reviewed previous efforts made by Headwaters to pursue potential strategic transactions, including that no other buyers had expressed an interest in acquiring the entirety of the Headwaters business. Following these discussions, and after careful review and deliberation, the Board of Directors unanimously determined that, while the reverse termination fee, superior proposal break-up fee and divestiture caps were acceptable, the Board of Directors required a further improvement in Boral's proposed terms in the form of either (i) an increase in the merger price by $0.25 per share or (ii) additional protection for Headwaters' stockholders against a potential delay in closing due to regulatory approvals, such that Boral would be required to pay additional per share merger consideration as a "ticking fee" in the event that regulatory approvals were not obtained by June 1, 2017. The Board of Directors instructed Mr. Benson to relay these further requirements to Boral.

        Following the Headwaters Board meeting on November 18, Mr. Benson telephoned Mr. Kane and communicated the acceptance of the proposed reverse termination fee, divesture cap and superior proposal break-up fee, together with Headwaters' requirement for a price increase of $0.25 per share or a "ticking fee" of an additional $0.07 per share for each month between June 1, 2017 and the merger closing.

        On November 19, 2016, Mr. Kane telephoned Mr. Benson to indicate that, in response to the last Headwaters counter-proposal, Boral would propose a "ticking fee" of $0.09 per month for each month between September 1, 2017 (in the event the closing has not occurred by such date due to delays in receiving regulatory approvals) and the merger closing. Mr. Kane and Mr. Benson also discussed the proposed organizational structure upon consummation of the proposed transaction, as well as an agreement to set aside $10 million, with certain potential increases, for certain programs to incentivize Headwaters employees to stay with the company through and after the closing of the proposed transaction.

        Later that day, the Headwaters Board met by telephone with management and representatives of Pillsbury and Deutsche Bank. At the meeting, Mr. Benson reported to the Board of Directors the response he had received earlier that day from Mr. Kane. Representatives of Pillsbury then reviewed a summary of certain material terms of the merger agreement. Representatives of Deutsche Bank then reviewed and discussed with the Headwaters Board of Directors certain financial analysis with respect to the consideration of $24.25 per share of Headwaters common stock and rendered an oral opinion to the Board of Directors, confirmed by delivery of a written opinion, dated November 20, 2016, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken in connection therewith, as described in Deutsche Bank's opinion, the consideration of $24.25 in cash per share of Headwaters common stock was fair, from a financial point of view, to the holders of Headwaters' common stock (other than Boral and its affiliates). Deutsche Bank did not express any opinion with respect to the additional consideration that may be payable in the form of the "ticking fee." Following additional discussion and deliberation, the Headwaters Board unanimously (i) approved the execution, delivery and performance of the merger agreement, (ii) determined that entering into the merger agreement was in the best interests of Headwaters and its stockholders, (iii) declared the merger agreement advisable and (iv) recommended that stockholders adopt the merger agreement.

        Following the meeting of the Headwaters Board on November 19, 2016, Mr. Benson notified Mr. Kane that the Headwaters Board of directors had agreed to Boral's proposed "ticking fee" mechanism. Later on November 19 and November 20, the parties worked to negotiate and finalize the merger agreement.

        On November 20, 2016, Headwaters and Boral executed the merger agreement and issued a joint press release announcing the transaction.

Reasons for the Merger

        In evaluating the merger agreement and the transactions contemplated by the merger agreement, including the merger, the Board of Directors consulted with our senior management, our financial advisor and our outside counsel. In the course of reaching its determination to approve the merger agreement and the transactions contemplated thereby, including the merger, and to recommend that Headwaters' stockholders vote to approve the merger proposal, the Board of Directors considered many factors, both positive and negative, and potential benefits and detriments of the merger to the Company and its stockholders. The Board of Directors believes that, taken as a whole, the following factors supported its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, which are not intended to be exhaustive and are not presented in any relative order of importance:

Compelling Value; All Cash Consideration

        The Board of Directors considered the fact that the consideration of $24.25 per share of our common stock represents a significant premium over the market prices at which our common stock traded prior to the announcement of the execution of the merger agreement, including the fact that the merger consideration of $24.25 per share of our common stock represented a premium of approximately:

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  21% over the $20.09 closing price per share of our common stock on November 18, 2016, the last trading day before our Board approved the transaction;

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  36% over the 90-day volume weighted average price as of November 18, 2016; and

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  16% over the high closing price of our common stock over the 12 months ended November 18, 2016 of $20.92.

        The Board of Directors also considered the certainty of value and liquidity for our stockholders provided by the fact that the merger consideration is all cash and at a fixed price, as well as the potential for additional consideration should the closing of the merger not occur by September 1, 2017 due to certain closing conditions based upon regulatory approvals not being satisfied.

Financial and Business Position

        The Board of Directors considered the current and prospective conditions of the building products and construction materials industries and the challenges that the company and its competitors may face, including the past and potential future growth rate of the company's businesses and the potential impact of increased competition and economic, regulatory and other factors. The Board of Directors also considered the historical, current and prospective financial condition, results of operations and business and strategic objectives of the company and the risk-adjusted probabilities associated with achieving the company's stand-alone plan.

Strategic Alternatives

        The Board of Directors considered the strategic process undertaken by the company over several years prior to execution of the merger agreement, in consultation with its financial and legal advisors, including the fact that the Board of Directors and the company's management had evaluated and considered strategic alternatives including: (1) maintaining the company as a stand-alone entity with focus on internal growth and potential acquisitions of other businesses to increase the company's scale, (2) potential mergers or other business combinations with other participants in the building products industry and the construction materials industry, and the associated limitations on any such merger transactions given the company's two distinct businesses, (3) a potential sale of the entire company, and the limited number of other companies that may be interested in buying the entirety of Headwaters given the two distinct building products and construction materials businesses, (4) potential divestiture, spin-off, or sale of the company's building products and construction materials businesses and (5) potential transactions utilizing a "reverse Morris trust" structure. From approximately 2011 to 2016, with assistance from the company's financial advisor, the company had approached in excess of 10 participants in the building products and construction materials industries with respect to potential strategic transactions. As a result of the review of the company's strategic alternatives, the lack of any interested party to buy the entirety of the company other than Boral, and the Board of Directors' belief that stockholder value would be maximized by a potential sale of the entirety of Headwaters, as opposed to the sale of a portion of Headwaters or the separation and subsequent sale of the building products and construction materials businesses, the Board of Directors authorized the company's management team to structure negotiations to maximize the likelihood of obtaining Boral's best proposal and to improve the terms of that proposal, with particular focus on maximizing the consideration payable to the company's stockholders and financial protection in the event the transaction were not consummated. Further, the Board of Directors, after consultation with representatives of the company's financial advisor and legal advisor, believes the terms of the merger agreement provide an adequate opportunity for alternative proposals by other potential buyers to be made and for the Board of Directors to consider such alternative proposals, if any. The Board of Directors also determined that the termination fee to be paid by the company to Boral under certain circumstances involving a "superior proposal" was reasonable and would not likely deter alternative acquisition proposals.

Negotiations with Boral

        The Board of Directors considered that the course of negotiations with Boral, which were conducted at arm's length and during which the Board of Directors was advised by independent legal and financial advisors, resulted in an increase in the price per share from what Boral offered in its initial indication of interest on August 12, 2016, as well as other enhancements to the terms of the transaction. The Board of Directors believed, based on these negotiations, that the company had obtained the most favorable terms to the company and its stockholders on which Boral was willing to transact.

Likelihood of Completion; No Financing Condition

        The Board of Directors considered the likelihood that the merger will be completed, including, among other things, the probability of receiving regulatory and stockholder approval, the other limited and otherwise customary conditions to the parties' obligations to complete the merger, the fact that the transaction is not conditioned on Boral's receipt of financing and that Boral will have sufficient financial resources to pay the aggregate merger consideration and complete the merger and the fact that the merger is not subject to approval by Boral's stockholders. The Board of Directors further considered the likelihood of obtaining required regulatory approvals and Boral's covenants and commitments to obtain such approvals, including its divestiture commitments, and the reverse termination fee payable to the company in the event regulatory approval is not obtained, all after consultation with the company's legal advisors. In addition, the Board of Directors considered Boral's business reputation and experience in structuring and completing transactions.

Opinion of Deutsche Bank Securities Inc.

        The Board of Directors considered the financial analysis presented by representatives of Deutsche Bank on November 19, 2016, and the oral opinion to the Board of Directors, confirmed by delivery of a written opinion dated November 20, 2016, to the effect that as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken in connection therewith, as described in Deutsche Bank's opinion, the consideration of $24.25 in cash per share of Headwaters common stock was fair, from a financial point of view, to the holders of Headwaters common stock (other than Boral and its affiliates). Deutsche Bank did not express any opinion with respect to the additional consideration, if any. The Board of Directors also considered that Deutsche Bank was entitled to receive a fee upon delivery of its opinion (or would have been entitled to such fee if Deutsche Bank had advised the Board of Directors that it was unable to render its opinion) and that, upon the closing of the merger, Deutsche Bank should become entitled to a success fee.

Terms of the Merger Agreement

        The Board of Directors considered the terms and conditions of the merger agreement, including:

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  the limited number and nature of the conditions to complete the merger;

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  the customary nature of the representations, warranties and covenants of the company in the merger agreement;

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  the customary nature of the interim operating covenants, which restrict the conduct of the company's business prior to the completion of the merger, and the exceptions to such covenants;

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  the covenants to undertake efforts to obtain regulatory approvals including the commitment by Boral to use reasonable best efforts to obtain applicable competition law approvals, subject to certain divestiture limitations, and the regulatory termination fee of $75 million payable to Headwaters by Boral if the merger is not completed due to a failure to satisfy certain regulatory closing conditions;

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  the Company's ability, subject to certain requirements and limitations, to provide confidential information to, and to respond to, a third party in connection with an unsolicited alternative proposal made by such third party;

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  the Board of Directors' right, after complying with the terms of the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal, upon payment of a termination fee of $65 million;

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  the Board of Directors' right, subject to certain requirements and limitations, to change its recommendation that the stockholders adopt the merger agreement following the occurrence of an intervening event; and

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  the company's ability to seek specific enforcement of Boral's obligations under the merger agreement, including Boral's obligation to complete the merger under certain circumstances, or to seek to recover damages for a willful breach (as described below under Terms of the Merger Agreement—Effect of Termination on page 95) of the merger agreement under certain circumstances.

Availability of Appraisal Rights

        The Board of Directors considered the fact that our stockholders are entitled under Section 262 of the DGCL to exercise appraisal rights with respect to the merger, allowing such stockholders who have properly demanded and exercised appraisal rights under Section 262 of the DGCL to seek a determination of the fair value of their shares by a court of competent jurisdiction.

        The Board of Directors also considered a variety of risks and other potentially negative factors concerning the merger and the merger agreement, including the following:

No Stockholder Participation in Future Growth or Earnings

        The Board of Directors considered the fact that the nature of the transaction as an all cash transaction would, after the closing of the merger, prevent our stockholders from participating in any future earnings or growth of our business, and our stockholders would not benefit from any potential future appreciation in the value of our common stock.

Consideration Taxable

        The Board of Directors considered the fact that the receipt of the merger consideration in exchange for shares of Headwaters common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes.

Effect of Failure to Complete the Transaction

        While the Board of Directors expects that the merger will be completed, the Board of Directors considered that there can be no assurance that the required stockholder approval will be obtained or that all of the conditions to the completion of the merger will be satisfied or waived or that the merger will receive required regulatory approvals, and, as a result, it is possible that the merger may not be completed in a timely manner or at all, even if the merger proposal is approved by our stockholders. The Board of Directors also considered potential negative effects if the merger proposal were not completed, including that:

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  the trading price of the company's common stock could be adversely affected;

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  the company would have incurred significant transaction and opportunity costs, attempting to complete the merger;

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  there could be an adverse impact on the company's relationships with its customers, suppliers, business partners and employees;

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  the company's business may be subject to significant disruption and decline;

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  the market's perceptions of the company's prospects could be adversely affected; and

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  the company's directors, officers, and other employees would have expended considerable time and effort to negotiate, implement and complete the merger, and their time may have been diverted from other important business opportunities and operational matters while working to implement the merger.

Effect of Public Announcement

        The Board of Directors considered the potential impact of a public announcement of the execution of the merger agreement on the company's operations, stock price and employees, our ability to retain key employees, our ability to effectively recruit replacement personnel while the merger is pending if needed and the potential adverse effects on the company's financial results as a result of any related disruption in its business.

Regulatory Matters

        The Board of Directors considered the possibility of costs and delays resulting from seeking regulatory approvals necessary to complete the transactions contemplated by the merger agreement, the possibility that the merger may not be completed if such approvals are not obtained.

Flexibility to Operate the Business

        The Board of Directors considered the covenants restricting operations of the Company between signing and completion, which contemplate that the Company will operate only in the ordinary course of business and impose specified restrictions on the Company's business, which (notwithstanding certain exceptions to such restrictions) could delay or prevent the company from taking advantage of certain business opportunities that may arise prior to the completion of the merger and that may adversely impact the company's ability to respond to changing market and business conditions in a timely manner or at all.

No Solicitation

        The Board of Directors considered the fact that, following execution of the merger agreement, it would not be permitted to solicit alternative transaction proposals regarding a business combination.

Termination Fees

        The Board of Directors considered the fact that, under certain circumstances, the company may be required to pay Boral a termination fee of $65 million or, in the event the transaction is terminated due to the inability to obtain Company stockholder approval for the proposed merger, to reimburse Boral's expenses (subject to certain limitations). The Board of Directors considered the potential for such termination fee to discourage other potential acquirers from making a competing offer for the company (but, as noted above, the Board of Directors determined that the termination fee was reasonable and would not likely deter alternative acquisition proposals).

Interests of the Board of Directors and Management

        The Board of Directors considered that the directors and executive officers have interests in the transactions contemplated by the merger agreement described in the section titled "Proposal No. 1—Adoption of the Merger Agreement—Interests of Certain Persons in the Merger" beginning on page 57 of this proxy statement that may be different from, or in addition to, those of other stockholders.

Recommendation of Our Board of Directors

        After considering various reasons to approve the merger agreement, as well as certain countervailing factors, the Board of Directors unanimously determined the merger agreement, the merger and the other transactions contemplated by the merger agreement, to be advisable, fair to and in the best interests of Headwaters and its stockholders, and unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Board of Directors in reaching its decision to approve the merger agreement and the merger can be found in the section titled "Proposal No. 1—Adoption of the Merger Agreement—Reasons for the Merger" beginning on page 44 of this proxy statement.

        The Board of Directors unanimously recommends that you vote "FOR" the merger proposal, thereby approving the transactions contemplated thereby, including the merger.

Opinion of Headwaters' Financial Advisor

        At the November 19, 2016 meeting of the Board of Directors, Deutsche Bank, financial advisor to Headwaters, rendered its oral opinion to the Board of Directors, confirmed by delivery of a written opinion dated November 20, 2016, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken in connection therewith, as described in Deutsche Bank's opinion, the consideration of $24.25 in cash per share of Headwaters common stock was fair, from a financial point of view, to the holders of Headwaters common stock (other than Boral and its affiliates). Deutsche Bank did not express any opinion with respect to the additional consideration, if any.

        The full text of Deutsche Bank's written opinion, dated November 20, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex C and is incorporated herein by reference (the "opinion"). The summary of Deutsche Bank's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank's opinion was approved and authorized for issuance by a

Deutsche Bank fairness opinion review committee and was addressed to, and for the use and benefit of, the Board of Directors in connection with and for the purpose of its evaluation of the merger. Deutsche Bank's opinion was limited to the fairness of the consideration of $24.25 in cash per share, from a financial point of view, to the holders of Headwaters common stock (other than Boral and its affiliates) as of the date of the opinion. The opinion did not address any other terms of the merger or the merger agreement. Headwaters did not ask Deutsche Bank to, and Deutsche Bank's opinion did not, address the fairness of the merger, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of Headwaters, nor did it address the fairness of the contemplated benefits of the merger. Deutsche Bank expressed no opinion as to the merits of the underlying decision by Headwaters to engage in the merger or the relative merits of the merger as compared to any alternative transactions or business strategies. Nor did Deutsche Bank express an opinion, and Deutsche Bank's opinion does not constitute a recommendation, as to how any holder of shares of Headwaters common stock should vote with respect to the merger or any other matter. In addition, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors or employees of Headwaters, or any class of such persons, in connection with the merger, whether relative to the consideration of $24.25 in cash per share or otherwise.

        No limitations were imposed by the Board of Directors upon Deutsche Bank with respect to the investigations made or procedures followed by it in rendering its opinion. In connection with its role as financial advisor to Headwaters, and in arriving at its opinion, Deutsche Bank reviewed certain publicly available financial and other information concerning Headwaters and certain internal analyses, financial forecasts and other information relating to Headwaters prepared by management of Headwaters, including the Headwaters management projections summarized under "—Certain Financial Projections by Headwaters' Management" on page 69. Deutsche Bank also held discussions with certain senior officers of Headwaters regarding the businesses and prospects of Headwaters. In addition, Deutsche Bank:

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  reviewed the reported prices and trading activity for Headwaters common stock;

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  compared certain financial and stock market information for Headwaters with, to the extent publicly available, similar information for certain other companies it considered relevant whose securities are publicly traded;

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  reviewed, to the extent publicly available, the financial terms of certain recent business combinations which Deutsche Bank deemed relevant;

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  reviewed the merger agreement; and

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  performed such other studies and analyses and considered such other factors as Deutsche Bank deemed appropriate.

        Deutsche Bank did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Headwaters, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank, with the knowledge and permission of the Board of Directors, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare, obtain or review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of Headwaters, Boral or any of their respective subsidiaries, nor did Deutsche Bank evaluate the solvency or fair value of Headwaters, Boral or the combined company under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed with the knowledge and permission of the Board of

Directors that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Headwaters as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they were based. Deutsche Bank's opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which it becomes aware after the date of its opinion.

        For purposes of rendering its opinion, Deutsche Bank assumed, with the knowledge and permission of the Board of Directors, that in all respects material to its analysis, the merger would be consummated in accordance with the terms of the merger agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to its analysis. Deutsche Bank also assumed, with the knowledge and permission of the Board of Directors, that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the merger will be obtained and that, in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to its analysis. Deutsche Bank is not a legal, regulatory, tax or accounting expert and has relied on the assessments made by Headwaters and its other advisors with respect to such issues.

        Headwaters selected Deutsche Bank as its financial advisor in connection with the merger based on Deutsche Bank's qualifications, expertise, reputation and experience in mergers and acquisitions. Pursuant to an engagement letter between Headwaters and Deutsche Bank, dated November 10, 2016, Headwaters has agreed to pay Deutsche Bank a fee estimated to be approximately $28 million for its services as financial advisor to Headwaters in connection with the merger, of which $1.5 million became payable upon delivery of its opinion (or would have become payable if Deutsche Bank had advised the Board of Directors that it was unable to render its opinion) and the remainder of which is contingent upon consummation of the merger. In addition, subject to the terms of the engagement letter, if the merger is not consummated, Headwaters has agreed to pay Deutsche Bank a percentage of any payment to which it is entitled under the merger agreement in connection with the termination thereof. Headwaters has also agreed to reimburse Deutsche Bank for reasonable fees, expenses and disbursements of its counsel and Deutsche Bank's reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of its engagement, in each case on the terms set forth in its engagement letter. Headwaters has also agreed to indemnify Deutsche Bank and its affiliates against certain liabilities in connection with its engagement.

        Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided, and may be currently providing, financial services unrelated to the merger to Boral or its affiliates for which they have received, and in the future may receive, compensation. The DB Group has received less than €50,000 in fees from Boral with respect to such services since January 1, 2014. One or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services unrelated to the merger to Headwaters or its affiliates for which they have received, and in the future may receive, compensation, including having acted as administrative agent, arranger and bookrunner under Headwaters' $425 million term loan facility since March 2015, having acted as joint arranger and joint bookrunner with respect to a $350 million incremental term loan facility in August 2016 and having acted as co-bookrunner with respect to an offering of Headwaters' 7 1/4% Senior Notes due 2019 (aggregate principal amount of $150 million) in December 2013. The DB Group has received approximately $10.6 million in fees from Headwaters with respect to such services since January 1, 2014. The DB Group may also provide investment and commercial banking services to Boral, Headwaters and their respective affiliates in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Boral, Headwaters and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Summary of Material Financial Analyses of Deutsche Bank

        The following is a summary of the material financial analyses presented by Deutsche Bank to the Board of Directors at its meeting held on November 19, 2016, and that were used in connection with rendering its opinion described above.

        The following summary, however, does not purport to be a complete description of the financial analyses performed by Deutsche Bank, nor does the order in which the analyses are described below represent the relative importance or weight given to the analyses by Deutsche Bank. Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of Deutsche Bank's analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 18, 2016, and is not necessarily indicative of current market conditions.

        In preparing its analyses, Deutsche Bank utilized calculations of, among other things (i) total enterprise value ("TEV"), calculated as equity value plus, if applicable, minority interest plus net debt, (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA"), (iii) Adjusted EBITDA (calculated as described in "Proposal No. 1—Adoption of the Merger Agreement—Certain Financial Projections by Headwaters' Management" on page 69 of this proxy statement) and (iv) earnings per share ("EPS"). For additional information regarding the financial data provided by management of Headwaters underlying these calculations, please see "Proposal No. 1—Adoption of the Merger Agreement—Certain Financial Projections by Headwaters' Management" on page 69 of this proxy statement.

Selected Companies Analysis

        Deutsche Bank reviewed and compared certain financial information and commonly used valuation measurements for Headwaters with corresponding financial information and valuation measurements for the following publicly traded companies in the building products and heavy construction materials industries.

Building Products	Heavy Construction Materials (U.S.)
Armstrong World Industries, Inc.	Eagle Materials Inc.
Caesarstone Ltd.	Summit Materials, Inc.
Continental Building Products, Inc.	U.S. Concrete, Inc.
Fortune Brands Home & Security, Inc.
GCP Applied Technologies Inc.	Heavy Construction Materials (Global*)
James Hardie Industries plc	Boral Limited
Masco Corporation	CEMEX, S.A.B. de C.V.
Masonite International Corporation	CRH plc
Mohawk Industries, Inc.	HeidelbergCement AG
Owens Corning	LafargeHolcim Ltd.

PGT, Inc.
Ply Gem Holdings, Inc.	* with significant US operations
Simpson Manufacturing Co., Inc.
Trex Company, Inc.

        Although none of the above selected companies is directly comparable to Headwaters, for the purpose of selecting the companies for this analysis, Deutsche Bank utilized its professional judgment and experience as investment bankers, taking into account several factors, including, among other things, Headwaters' operational capabilities and financial profile compared with those of the selected companies, the competitive landscape in which Headwaters and the selected companies operate and Headwaters' product offerings and those of the selected companies. Accordingly, the analysis of publicly traded comparable companies was not simply mathematical. Rather, it involved complex considerations and qualitative judgments, reflected in the opinion of Deutsche Bank, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of such companies.

        Based on the closing prices of the common stock or common equity of each of the selected companies on November 18, 2016, information contained in the most recent public filings of the selected companies and analyst consensus estimates of EBITDA for calendar years 2016 and 2017 for each of the selected companies, Deutsche Bank calculated the following multiples with respect to each of the selected companies:

  •
  TEV as a multiple of calendar years 2016 and 2017 estimated Adjusted EBITDA; and

  •
  Price as a multiple of calendar year 2017 estimated EPS.

        Deutsche Bank also calculated the same multiples for Headwaters based upon (i) Headwaters' estimated calendar 2016 Adjusted EBITDA, pro forma for the acquisition of Krestmark Industries, calculated by adding 75% of the actual results for the fiscal year ended September 30, 2016 with 25% of Headwaters management's projected results for fiscal 2017 and (ii) estimated calendar 2017 EPS, respectively.

        The results of this analysis are summarized as follows:

TEV / CY EBITDA
Price / 2017E CY EPS
	2016E	2017E
Selected Comparable Companies
Building Products
High	16.5x	14.3x	25.0x
Median	10.3x	9.3x	17.0x
Low	7.6x	7.0x	11.3x
Heavy Construction Materials (U.S.)
High	12.4x	10.6x	18.9x
Median	11.0x	9.4x	15.2x
Low	8.8x	7.0x	14.6x
Heavy Construction Materials (Global)
High	10.9x	9.9x	17.6x
Median	9.0x	8.2x	15.5x
Low	8.4x	7.6x	14.1x
Headwaters (management estimates)	11.0x	9.0x	16.8x

        Deutsche Bank also calculated that the multiple of TEV to Headwaters' pro forma calendar 2016 EBITDA taking into account the impact of its acquisition of Krestmark Industries in August 2016 was 10.0x and that the multiple of price to Headwaters' estimated adjusted EPS for calendar 2017, adjusted for tax-affected amortization expense, was 14.2x.

        Deutsche Bank noted that one of Headwaters' primary products is fly ash, which is a substitute for cement in making ready mix concrete and that cement companies were more comparable to Headwaters than aggregates companies, because aggregates tend to have unique pricing related dynamics throughout the construction cycle due to reliance on local supply dynamics and attractiveness of industry structure. Deutsche Bank noted that, as a result, aggregates companies have historically traded at a significant premium to cement companies. Accordingly, Deutsche Bank excluded from the construction materials selected companies those companies that it viewed to be more pure-play aggregates companies.

        Based in part upon the multiples of the selected companies described above and taking into account its professional judgment and experience, Deutsche Bank calculated the following ranges of implied values per share of Headwaters common stock on a fully diluted basis:

  •
  approximately $17.80 to $22.60 per share of Headwaters common stock by applying multiples of TEV to estimated fiscal year 2017 EBITDA of 8.5x to 10.0x to Headwaters management estimates of fiscal year 2017 EBITDA; and

  •
  approximately $16.60 to $22.10 per share of Headwaters common stock by applying multiples of 15.0x to 20.0x to Headwaters management estimates of EPS for fiscal year 2017.

  Selected Transactions Analysis

        Deutsche Bank reviewed publicly available information relating to the following 19 selected transactions involving building products and heavy construction materials companies announced since November 2, 2009 (the "selected transactions").

Date Announced	Target	Acquirer
November 2, 2009	The Black & Decker Corporation	The Stanley Works
July 19, 2010	Ames True Temper, Inc.	Griffon Corporation
May 2, 2012	Metl-Span LLC	NCI Building Systems, Inc.
October 9, 2012	Stanley Black & Decker, Inc.—Hardware & Home Improvement Group	Spectrum Brands Holdings, Inc.
December 20, 2012	Marazzi Group	Mohawk Industries, Inc.
June 24, 2013	Lafarge S.A.—North American Gypsum assets	Lone Star Funds
June 28, 2013	ASD Americas Holding Corp. (American Standard)	LIXIL Corporation
March 21, 2014	HVAC business of Thomas & Betts Corporation	Nortek, Inc.
April 7, 2014	Lafarge S.A.	Holcim Ltd.
April 16, 2014	Air Distribution Technologies	Johnson Controls, Inc.
July 28, 2014	CGI Windows & Doors Holdings, Inc.	PGT, Inc.
August 20, 2014	Simonton window business of Fortune Brands Home & Security, Inc.	Ply Gem Holdings, Inc.
February 2, 2015	Lafarge S.A. and Holcim Ltd. assets	CRH plc
March 30, 2015	Norcraft Companies, Inc.	Fortune Brands Home & Security, Inc.
August 27, 2015	C.R. Laurence Co., Inc.	CRH plc
August 31, 2015	Woodcraft Industries	Quanex Building Products Corporation
November 30, 2015	WinDoor, Inc.	PGT, Inc.
July 6, 2016	Nortek, Inc.	Melrose Industries PLC
September 12, 2016	CEMEX, S.A.B. de C.V.—Fairborn, Ohio cement plant	Eagle Materials Inc.

        Although none of the selected transactions is directly comparable to the merger, the companies that participated in the selected transactions were selected by Deutsche Bank based upon its professional judgment and experience as investment bankers and its knowledge of transactions of a similar nature and are such that, for purposes of analysis, the selected transactions may be considered similar to the merger.

        With respect to each selected transaction and based on publicly available information, Deutsche Bank calculated the multiples of the target's TEV to last 12 months (or "LTM") EBITDA, in each case pro forma for acquisitions or divestitures, as of the date the transaction was announced, provided, that in the case of (i) the Marazzi Group transaction, the multiple represented TEV to estimated EBITDA for fiscal year 2012; (ii) the Lafarge North American Gypsum assets transaction, the multiple represented TEV to eleven months trailing EBITDA as of August 30, 2013; (iii) the Simonton Windows and Air Distribution Technologies transactions, the multiple represented TEV to estimated EBITDA for fiscal year 2014; (iv) in the case of the C.R. Laurence and WinDoor transactions, the multiple represented TEV to estimated EBITDA for fiscal year 2015; and (v) the American Standard transaction, the multiple represented TEV to EBITDA for fiscal year 2012.

        Deutsche Bank also calculated the same multiples for the merger based upon Headwaters' LTM pro forma EBITDA as of September 30, 2016 taking into account its acquisition of Krestmark Industries in August 2016 and the merger consideration of $24.25 in cash per share of Headwaters common stock.

        The results of this analysis are summarized as follows:

TEV/LTM EBITDA
Selected Transactions
High	16.6x
Top Quartile	11.8x
Median	10.0x
Low	6.9x
Headwaters common stock at $24.25 per share
Fiscal 2016 pro forma EBITDA	11.8x

        Based in part upon the multiples of the selected transactions described above, and taking into account its professional judgment and experience, Deutsche Bank calculated ranges of estimated implied values per share of Headwaters common stock by applying multiples of 10.0x to 12.0x to fiscal 2016 pro forma EBITDA provided by management of Headwaters, resulting in a range of implied values of approximately $19.20 to $24.90 per share of Headwaters common stock.

Discounted Cash Flow Analysis

        Deutsche Bank performed a discounted cash flow analysis to determine a range of implied net present values per share of Headwaters common stock. Deutsche Bank applied discount rates ranging from 9.0% to 10.5% to estimates of the future unlevered free cash flows of Headwaters for the period September 30, 2016 through September 30, 2021 (see Management Projections table on page 71), and to a range of estimated terminal values for Headwaters at the end of such period based upon Headwaters' management projections to determine a range of implied enterprise values for Headwaters as of September 30, 2016. For purposes of its financial analyses, Deutsche Bank calculated unlevered free cash flow as (a) earnings before interest and taxes (or "EBIT") less, (b) cash taxes, plus (c) depreciation and amortization, less (d) capital expenditures, less (e) change in working capital. Deutsche Bank derived the foregoing range of discount rates utilizing a weighted average cost of capital analysis based on certain financial metrics for Headwaters. The terminal values were calculated by applying a range of terminal EBITDA multiples of 8.0x to 9.0x (implying a perpetuity growth rate of 2.2% to 4.3%) to calculate total terminal value. Deutsche Bank then subtracted Headwaters estimated net debt and non-cash interest and added the net present value of Headwaters' tax attributes and divided the result by the number of fully diluted shares of Headwaters common stock outstanding using the treasury method. This analysis resulted in a range of implied present values of Headwaters common stock as of September 30, 2016 of approximately $20.70 to $23.30 per share.

Other Information

        Deutsche Bank also noted for the Board of Directors certain additional factors that were not considered part of its financial analysis with respect to its opinion but were referenced for informational purposes.

        Specifically, Deutsche Bank reviewed the historical trading prices for Headwaters common stock during the 52-week period ended November 18, 2016. Deutsche Bank noted that the closing prices for Headwaters common stock during such period ranged from a low of $14.20 per share as of January 27, 2016 to a high of $20.90 per share as of April 27, 2016. Deutsche Bank also noted that the consideration of $24.25 in cash per share represented a premium of 21% to the closing price of $20.09 per share of Headwaters common stock on November 18, 2016, a premium of 36% to the three month volume weighted average trading price per share of Headwaters common stock as of November 18, 2016 and a premium of 16% to the twelve-month high closing price per share of Headwaters common stock of $20.92 on April 27, 2016.

        Deutsche Bank also reviewed the stock price targets for shares of Headwaters common stock in nine publicly available research analysts' reports published in the first week of November 2016, which indicated low and high stock price targets ranging from $20.00 to $24.00 per share for the eight reports which included stock price targets.

Miscellaneous

        This summary is not a complete description of Deutsche Bank's opinion or the underlying analyses and factors considered in connection with Deutsche Bank's opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business and financial judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Deutsche Bank believes that its analyses described above must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying its opinion. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Deutsche Bank opinion. In arriving at its fairness determination, Deutsche Bank considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, it made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction in the analyses described above is identical to Headwaters or the merger.

        In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the Board of Directors as to the fairness of the consideration of $24.25 in cash per share, from a financial point of view, to the holders of Headwaters common stock (other than Boral and its affiliates) as of the date of the opinion and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. As described above, in connection with its analyses, Deutsche Bank made, and was provided by the management of Headwaters with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Deutsche Bank or Headwaters. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual, past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Headwaters or its respective advisors, Deutsche Bank does not assume responsibility if future results or actual values are materially different from these forecasts or assumptions.

        The terms of the merger, including the merger consideration, were determined through arm's-length negotiations between Headwaters and Boral and were approved by the Board of Directors. Although Deutsche Bank provided advice to the Board of Directors during the course of these negotiations, the decision to enter into the merger agreement was solely that of the Board of Directors.

Deutsche Bank did not recommend any specific consideration to Headwaters or the Board of Directors, or that any specific amount or type of consideration constituted the only appropriate consideration for the transaction. As described above, the opinion of Deutsche Bank and its presentation to the Board of Directors were among a number of factors taken into consideration by the Board of Directors in making its determination to approve the merger agreement and the transactions contemplated thereunder.

Delisting and Deregistration of Our Common Stock

        Headwaters common stock is registered as a class of equity securities under the Exchange Act and is quoted on the NYSE under the symbol "HW." As a result of the merger, we will become an indirect wholly owned subsidiary of Boral, with no public market for our common stock. After the merger, our common stock will cease to be traded on the NYSE, and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, the registration of our common stock under the Exchange Act will be terminated and we will no longer be required to file periodic reports with the SEC after the effective time of the merger.

Financing of the Merger

        The merger is not conditioned on Boral obtaining the proceeds of any financing. Boral currently expects to finance the merger by way of (i) its recently completed offer of Boral equity securities which raised approximately AUD$2.05 billion, (ii) USD$0.8 billion of debt from a committed bridge acquisition facility and (iii) existing cash on Boral's balance sheet.

        The offer included an institutional component and a retail component. As at the date of this proxy statement, the offer has been completed, and raised approximately AUD$2.05 billion.

        Concurrently with the signing of the merger agreement, Boral also entered into the bridge facility agreement. The ability of Boral to request the making of loans from the bridge lenders under the bridge facility agreement is subject to the satisfaction (or waiver) of certain conditions set forth therein and the bridge facility agreement contains representations and warranties, affirmative, negative and financial covenants and events of default usual for a facility of this nature.

        We anticipate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement will be approximately $2.5 billion. These funds include the funds needed to:

  •
  pay our stockholders (including equity award holders) the amount due under the merger agreement;

  •
  refinance or repay certain of our outstanding indebtedness, including our existing senior secured loan and revolving credit facilities; and

  •
  pay customary fees and expenses in connection with the transactions contemplated by the merger agreement.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The members of the Board of Directors were aware of the different or additional interests and considered these interests, among other matters, in evaluating and overseeing the negotiation of the merger agreement and the merger, and in recommending to our stockholders that they approve the proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger.

        Certain of these interests are described in more detail below, and certain of them are quantified in the narrative below and under the heading "Proposal No. 2—Advisory Vote on Merger-Related Named Executive Officer Compensation" beginning on page 98 of this proxy statement. Further, this section includes disclosure with respect to William E. Robinson, Jr., President of Headwaters Windows Division, and Brent A. Spann, President of Headwaters Stone Division. Neither Mr. Robinson nor Mr. Spann is a named executive officer for purposes of SEC rules and therefore neither is subject to the non-binding advisory vote of Headwaters' stockholders, as described below in "Proposal No. 2—Advisory Vote on Merger-Related Named Executive Officer Compensation" beginning on page 103 of this proxy statement. The dates used in this proxy statement to determine the amount of these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

Treatment of Outstanding Equity Awards

  Stock Options

        At the effective time of the merger, each Headwaters stock option, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the excess, if any, of the merger consideration over the applicable exercise price for each share of Headwaters common stock subject to such Headwaters stock option; provided, however, that if the exercise price per share of Headwaters common stock equals or exceeds the merger consideration, the amount payable for such Headwaters stock option will be $0.00.

  Stock Appreciation Rights

        At the effective time of the merger, each Headwaters stock appreciation right, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the excess, if any, of the merger consideration over the applicable base price for each share of Headwaters common stock subject to such Headwaters stock appreciation right; provided, however, that if the base price per share of Headwaters common stock equals or exceeds the merger consideration, the amount payable for such Headwaters stock appreciation right will be $0.00.

  Restricted Shares

        At the effective time of the merger, each unvested Headwaters restricted share that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the merger consideration.

  Restricted Stock Units

        At the effective time of the merger, each Headwaters restricted stock unit, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the merger consideration.

  Director Deferred Compensation Plan

        For any members of the Board of Directors, who elected to have amounts deferred under the Headwaters Director Deferred Compensation Plan deemed invested in Headwaters common stock, (i) each share of Headwaters common stock purchased by Headwaters and held as treasury stock immediately prior to the effective time of the merger in connection with such deferrals will be canceled in accordance with the merger agreement, and (ii) the director will be entitled to receive a cash payment, in respect of each such share, without interest, in an amount equal to the merger consideration, subject to and payable in accordance with the terms of the Headwaters Director Deferred Compensation Plan.

  Amounts Payable on Settlement of Unvested Equity-Based Awards

        For an estimate of the amounts that would be payable to each of Headwaters' named executive officers on settlement of their unvested equity-based awards, see "Proposal No. 2—Advisory Vote on Merger-Related Named Executive Officer Compensation" below. The estimated aggregate amount that would be payable to Headwaters' executive officers who are not named executive officers in settlement of their unvested equity-based awards if the merger were completed before September 30, 2017, and with respect to such executives assuming there had been a termination of employment at the same time as a result of a resignation by the executive due to a constructive termination or a termination by the surviving company without cause, is $92,033.

  Transition Award Plans

        Headwaters has implemented change of control agreements and performance unit awards to incentivize executive officers in connection with the transition aspects of the merger. First, all executive officers have a change in control agreement. These agreements provide for (i) severance upon a "double-trigger" qualifying termination of the officer's employment (except in the case of two executive officers with direct operating responsibilities, for whom there is a "single-trigger" or incentive payment due regardless of continued employment no later than 36 months after the merger), equal to two times the sum of (x) the executive officer's base salary in effect as of the date of termination of employment or, if higher, the salary actually paid for either of the two preceding completed fiscal years, and (y) the executive officer's actual or target bonus for the fiscal year in which the termination of employment occurs or, if higher, the bonus actually paid for either of the two preceding completed fiscal years, (ii) payment for the sum of the prior fiscal years' cash-based performance unit awards that have been earned and accrued but remain unvested and unpaid as of the termination date, plus the current fiscal year's target cash-based performance unit award amount adjusted, in the instance of the current year only, for the current fiscal year's financial performance through the termination date, (iii) acceleration of the vesting of the unvested equity awards that would occur at the effective time of the merger, and (iv) certain other benefits upon a "double-trigger" qualifying termination for all executive officers, consisting of continuation of auto allowance benefits and continuation of health, life and related insurance benefits, for two years, all in accordance with the terms and conditions of each named executive officer's Change in Control agreement.

        A second arrangement to incentivize executive officers to and through the closing of the merger is performance unit awards. For 2017, the performance unit award goals are based on achievement of budgeted adjusted EBITDA by each business unit, for which performance will be measured at the end of the fiscal year or if sooner, as of the end of the month before the merger. Awards will be payable 50 percent at the time of the merger and 50 percent six months following the merger, unless employment is terminated between the time of the merger and six months following the merger, causing payment to become due upon termination.

        The potential compensation to each named executive officer is provided in more detail under the heading "Proposal No. 2—Advisory Vote on Merger-Related Named Executive Compensation" beginning on page 98.

        If the merger is completed before September 30, 2017, Mr. Spann will be entitled to receive compensation in the amount of $1,444,450. If the merger is completed before September 30, 2017 and there is a subsequent qualifying termination of employment, Mr. Robinson will be entitled to receive compensation in the amount of $510,738.

Employee Benefits

        The merger agreement requires Boral to cause the surviving company to honor, in accordance with their terms, all written employment, change in control and severance agreements or other similar compensation plans between Headwaters or its subsidiary and any employee, former employee or director, or any group of employees or directors, of Headwaters or its subsidiary, that were in effect, or as approved by the Board of Directors prior to, or as of the date of the merger agreement. Boral has also agreed to continue to provide certain compensation and benefits for specified periods following the effective time of the merger. For a detailed description of these requirements, please see the section titled "Terms of the Merger Agreement—Employees and Employee Benefits" beginning on page 89 of this proxy statement.

Indemnification and Insurance

        Headwaters is party to indemnity agreements with each of its directors and executive officers that require Headwaters, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers. These indemnity agreements will be assumed by the surviving company in the merger, without any further action, and will survive the merger and continue in full force and effect in accordance with their terms. In addition, pursuant to the terms of the merger agreement, our directors and executive officers may be entitled to certain indemnification and an extension of coverage under directors' and officers' liability insurance policies. Such indemnification and insurance coverage is further described in the section titled "Terms of the Merger Agreement—Directors' and Officers' Indemnification and Insurance" beginning on page 90 of this proxy statement.

Voting Agreement

        Concurrently with the execution of the merger agreement, Kirk A. Benson, our Chairman and Chief Executive Officer, entered into the voting agreement with Boral, pursuant to which Mr. Benson is, among other things:

  •
  required to vote: (1) in favor of the adoption of the merger agreement and in favor of each of the other transactions contemplated by the merger agreement for which approval of our stockholders is solicited; (2) against approval of any proposal made in opposition to, or in competition with, consummation of the merger or any other transactions contemplated by the merger agreement; and (3) against certain actions (other than those actions that relate to the merger and any other transactions contemplated by the merger agreement) described in the voting agreement; and

  •
  prohibited from transferring his shares of our common stock, subject to limited exceptions described in the voting agreement (including permitting Mr. Benson to transfer up to 50,000 shares of our common stock without restriction).

        The voting agreement terminates upon, among other things, a termination of the merger agreement. As of December 23, 2016, Mr. Benson is entitled to vote approximately 1,575,665 shares of our common stock, or approximately 2.1% of the shares of our common stock outstanding and entitled to vote.

        This summary is not complete and is qualified in its entirety by reference to the voting agreement, which is attached to the proxy statement as Annex B and incorporated into this proxy statement by reference.

Regulatory Matters

        As described in "Proposal No. 1—Adoption of the Merger Agreement—Regulatory Matters" beginning on page 61 of this proxy statement, each party has agreed to prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, filings and other documents and to use reasonable best efforts to obtain, as promptly as practicable, the required regulatory approvals in order to complete the merger or any of the other transactions contemplated by the merger agreement. It is possible that the required regulatory approvals may not be obtained before stockholders vote on the merger agreement.

        The merger is subject to the expiration or termination of the applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act. The HSR Act provides for an initial 30 calendar day waiting period following the U.S. Federal Trade Commission's, which we refer to as the FTC, and the Antitrust Division of the U.S. Department of Justice's, which we refer to as the Antitrust Division, receipt of both parties' Premerger Notification and Report Forms before the parties may consummate the merger. Boral and Headwaters each filed its respective Premerger Notification and Report Form with the FTC and the Antitrust Division. The initial waiting period applicable to the merger will expire at 11:59 p.m. (Eastern Time) on January 6, 2017, unless the waiting period is earlier terminated by the FTC and the Antitrust Division or extended by the issuance of a second request to Boral and Headwaters by the FTC or the Antitrust Division prior to that time. If, before expiration or early termination of the initial 30 calendar day waiting period, either the FTC or the Antitrust Division issues a second request, the waiting period with respect to the merger will be extended for an additional period of 30 calendar days following both parties' substantial compliance with that request unless earlier terminated by the FTC or the Antitrust Division. After that time, the waiting period may be extended only by court order or with the consent of the parties. At any time before or after the consummation of any such transactions, the FTC or the Antitrust Division could take such action under the antitrust laws of the U.S. as it deems necessary or desirable in the public interest, including seeking to enjoin the merger. Private parties (including individual States) may also bring legal actions under the antitrust laws of the U.S.

        The parties have also agreed to work cooperatively to file a joint voluntary notice with CFIUS. Upon the acceptance of such a notice, CFIUS will initiate a 30 calendar day review period at the end of which, in the absence of any unresolved national security concerns, it will conclude all action under Section 721. If CFIUS determines that additional review is required, it will commence a 45 calendar day investigation no later than the end of the initial 30 day review period. If at the end of the investigation CFIUS has no unresolved national security concerns it will conclude all action under Section 721. At the conclusion of such investigation, if CFIUS has unresolved national security concerns, it will send a report to the President who may act to suspend or prohibit the transaction. At any time during the course of CFIUS review or investigation, CFIUS may request that the parties take actions to mitigate any national security concerns identified. Where CFIUS has completed all action with respect to the transaction or the President has announced a decision not to exercise his authority under Section 721 with respect to the transaction, then the parties may enjoy a "safe harbor" against further action by the President or CFIUS with respect to the transaction. The parties filed a draft notice with CFIUS on December 16, 2016.

        Boral is required to make a notification filing under the ICA to the Investment Review Division of Innovation, Science and Economic Development Canada. While this filing can be made subsequent to the completion of a transaction, the parties have agreed that Boral will make the filing prior to the completion of the transaction. This will ensure that the 45 day period during which the Governor in Counsel could elect to commence a national security review under Part IV.1 of the ICA will expire prior to the completion of the transaction. In the event that a national security review is commenced under the ICA, and the Governor in Counsel determines that the transaction could be injurious to Canadian national security the transaction could be suspended or prohibited. At any time during a possible national security review, the Governor in Counsel may request that Boral take actions to mitigate any national security concerns identified. If Boral does not receive a notice or order under Part IV.1 of the ICA within 45 days of the submission of a completed notification filing, or in the event such notice has been sent or order made and Boral subsequently receives (i) notice that no review will be made with respect to the transaction, (ii) notice that no further action will be taken with respect to the merger or (iii) an order authorizing the transaction, the transaction can be completed under the ICA.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) who receive cash in exchange for shares of Headwaters common stock pursuant to the merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the merger. The tax consequences of the merger under U.S. federal tax laws other than those pertaining to the income tax, such as estate and gift tax laws, and any applicable state, local and non-U.S. tax laws are not discussed. This discussion also does not address any tax consequences arising under the Medicare contribution tax on net investment income. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the "Code" in this proxy statement, the Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, which we refer to as the "IRS" in this proxy statement, in each case, in effect as of the date hereof. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this summary. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the merger.

        This discussion is limited to holders of shares of Headwaters common stock who hold such shares as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

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  U.S. expatriates and former citizens or long-term residents of the U.S.;

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  persons subject to the alternative minimum tax;

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  U.S. holders whose functional currency is not the U.S. dollar;

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  persons holding shares of Headwaters common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  banks, insurance companies, and other financial institutions;

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  brokers or dealers in securities;

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  traders in securities that elect to apply a mark-to-market method of accounting;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  S corporations, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

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  real estate investment trusts and regulated investment companies;

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  tax-exempt organizations or governmental organizations;

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  persons deemed to sell their shares of Headwaters common stock under the constructive sale provisions of the Code;

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  persons who hold or received their shares of Headwaters common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

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  tax-qualified retirement plans.

        This discussion also does not address the U.S. federal income tax consequence to holders of shares of Headwaters common stock who exercise appraisal rights in connection with the merger under the DGCL.

        If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Headwaters common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships holding Headwaters common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the merger to them.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF HEADWATERS COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF THE MEDICARE CONTRIBUTION TAX ON NET INVESTMENT INCOME, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO THE INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

  Definition of a U.S. Holder

        For purposes of this discussion, a "U.S. holder" is any beneficial owner of shares of Headwaters common stock that for U.S. federal income tax purposes is or is treated as:

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  an individual who is a citizen or resident of the U.S.;

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  a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a U.S. court and one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust, or (2) has a valid election in effect to be treated as a "United States person" for U.S. federal income tax purposes.

  Effect of the Merger

        The receipt of cash by a U.S. holder in exchange for shares of Headwaters common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. Any gain or loss realized by a U.S. holder in connection therewith must be calculated separately for each block of shares of

Headwaters common stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash in the merger. The amount of any such gain or loss realized with respect to each block of shares of Headwaters common stock generally will equal the difference, if any, between the amount of cash received for such shares and the U.S. holder's adjusted tax basis in such shares. Any gain or loss realized by a U.S. holder upon the receipt of cash in exchange for a share of Headwaters common stock in the merger generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the effective time of merger. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        Payments made to a U.S. holder in exchange for shares of Headwaters common stock pursuant to the merger may be subject to information reporting and may be subject to backup withholding. To avoid backup withholding on such payments, U.S. holders that do not otherwise establish an exemption should complete and return to the paying agent a properly executed IRS Form W-9, certifying that such holder is a U.S. person, the taxpayer identification number provided is correct, and that such holder is not subject to backup withholding. Certain holders (including corporations) are not subject to backup withholding or information reporting rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences to Non-U.S. Holders

  Definition of a Non-U.S. Holder

        For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of shares of Headwaters common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

  Effect of the Merger

        A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Headwaters common stock in the merger unless:

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  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.);

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  the non-U.S. holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition of shares of Headwaters common stock in the merger, and certain other requirements are met; or

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  we are or have been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the date of disposition or the non-U.S. holder's holding period for our common stock, and certain other requirements are met.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates, generally in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the U.S.), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        We do not believe that we are or have been a United States real property holding corporation. Even if we are treated as a United States real property holding corporation, gain realized by a non-U.S. holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the non-U.S. holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (x) the five-year period preceding the disposition or (y) the holder's holding period and (2) our common stock is regularly traded on an established securities market. If any gain on your disposition is taxable because we are a United States real property holding corporation and your ownership of our common stock exceeds five percent, you will be taxed on such disposition generally in the manner applicable to U.S. holders.

        Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

  Information Reporting and Backup Withholding

        Payments made to non-U.S. holders in the merger may be subject to information reporting and backup withholding. Non-U.S. holders generally can avoid backup withholding and information reporting by providing the paying agent with the applicable and properly executed IRS Form W-8 certifying the holder's non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Appraisal Rights

        If the merger is completed, stockholders who do not vote in favor of the adoption of the merger proposal and who properly demand appraisal of their shares and who do not withdraw such demand or lose their right to appraisal will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Headwaters common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of Headwaters common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Headwaters common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

        Under Section 262, holders of shares of Headwaters common stock who (1) do not vote in favor of the merger proposal; (2) continuously hold such shares through the effective time of the merger; and

(3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive in lieu of the merger consideration payment in cash of the amount determined by the Court of Chancery to be the "fair value" of the shares of Headwaters common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the surviving company pursuant to subsection (h) of Section 262 of the DGCL). Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the $24.25 per share consideration payable pursuant to the merger agreement.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Headwaters' notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex D. In connection with the merger, any holder of shares of Headwaters' common stock who wishes to exercise appraisal rights or who wishes to preserve such holder's right to do so should review Annex D carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all Headwaters stockholders who assert appraisal rights unless (x) the total number of shares of common stock for which appraisal rights have been pursued and perfected exceeds 1% of Headwaters outstanding shares of common stock measured in accordance with subsection (g) of Section 262 of the DGCL or (y) the value of the merger consideration in respect of the shares of common stock for which appraisal rights have been pursued and perfected exceeds $1 million. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Headwaters common stock, Headwaters believes that if a stockholder is considering exercising appraisal rights, that stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of Headwaters common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:

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  the stockholder must not vote in favor of the merger proposal;

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  the stockholder must deliver to Headwaters a written demand for appraisal before the vote on the merger proposal at the special meeting;

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  the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time); and

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  the stockholder or the surviving company must file a petition in the Court of Chancery of the State of Delaware requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

        Any holder of shares of Headwaters common stock wishing to exercise appraisal rights must deliver to Headwaters, before the vote on the merger proposal at the special meeting, a written demand for the appraisal of the stockholder's shares, and that stockholder must not vote in favor of the merger proposal either in person or by proxy. A holder of shares of Headwaters common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will cause a stockholder to lose the stockholder's right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. However neither voting against the merger proposal nor abstaining from voting or failing to vote on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A stockholder's failure to make the written demand prior to the taking of the vote on the merger proposal at the special meeting will cause the stockholder to lose its appraisal rights in connection with the merger.

        Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record and must reasonably inform Headwaters of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEES AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

    Headwaters Incorporated
    10701 S River Front Parkway
    Suite 300
    South Jordan, Utah 84095
    Attn: General Counsel

        Any holder of shares of Headwaters common stock may withdraw his, her or its demand for appraisal and accept the merger consideration by delivering to Headwaters a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving company. No appraisal proceeding in the Court of Chancery of the State of Delaware will be dismissed without the approval of such court and such approval may be conditioned upon such terms as the court deems just.

Notice by the Surviving Company

        If the merger is completed, within ten days after the Effective Time, the surviving company will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the merger proposal of the date that the merger has become effective.

Filing a Petition for Appraisal

        Within 120 days after the effective time of the merger, but not thereafter, the surviving company or any holder of shares of Headwaters common stock who has demanded appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery of the State of Delaware, with a copy served on the surviving company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name file a petition for appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The surviving company is under no obligation, and has no present intention, to file such a petition, and holders should not assume that the surviving company will file a petition. Accordingly, any holders of shares of Headwaters common stock who desire to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery in the manner prescribed in Section 262. The failure of a holder of Headwaters common stock to file such a petition for appraisal within the period specified in Section 262 will nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the effective time of the merger, any holder of shares of Headwaters common stock who has complied with the requirements for the exercise of appraisal rights, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the surviving company a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which Headwaters received demands for appraisal, and the aggregate number of holders of such shares. The surviving company must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for an appraisal is duly filed by a holder of shares of Headwaters common stock and a copy thereof is served upon the surviving company, the surviving company will then be obligated within twenty days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Court of Chancery of the State of Delaware is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

        After determining the holders of Headwaters common stock entitled to appraisal, the Court of Chancery of the State of Delaware will appraise the "fair value" of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery of the State of Delaware could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Headwaters believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery of the State of Delaware, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Each of Headwaters and Boral reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of Headwaters common stock is less than the $24.25 per share consideration.

        Unless the Court of Chancery of the State of Delaware in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Court of Chancery of the State of Delaware and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of his, her or its shares of Headwaters' common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, the stockholder's shares of common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration. From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Headwaters common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of Headwaters common stock, if any, payable to stockholders as of a time prior to the effective time of the merger.

Certain Financial Projections by Headwaters' Management

        Headwaters does not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year given the unpredictability of underlying assumptions and estimates. However, Headwaters' management provided internal non-public five-year financial forecasts regarding Headwaters' anticipated future operations to the Board of Directors in connection with its evaluation of the merger and to Deutsche Bank for its use. We refer to these internal non-public five-year financial forecasts as the projections. The projections also were provided to Boral during its performance of due diligence in connection with the transactions contemplated by the merger agreement.

        The projections were prepared by and are the responsibility of Headwaters' management. The projections were not prepared with a view toward public disclosure. Accordingly, the projections do not comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles in the U.S. (GAAP). BDO USA, LLP, Headwaters' independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the projections and does not express an opinion on or any form of assurance related to the projections. Headwaters included a summary of the projections in this section of the proxy statement for the benefit of its stockholders because Headwaters provided such non-public information to the Board of Directors and financial advisor, and to Boral. However, the summary of the projections included in this proxy statement is not intended to influence any Headwaters stockholder's decision of whether to vote its shares in favor of approval of the merger agreement.

        The projections were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of Headwaters. Among other things, the projections included assumptions that housing starts would return to mid-cycle levels by 2020, as well as assumptions as to growth in the repair and remodeling markets; fly ash volumes; pricing in the building products segment and construction materials segment; growth in fixed costs; revenue increases relative to increases in selling, general and administrative expenses; Headwaters paying down its debt obligations to reduce leverage ratios; and Headwaters' effective income tax rate.

        Additionally, the projections are inherently forward-looking and span multiple years. Consequently, the projections, as with all forward-looking information, become subject to greater unpredictability and uncertainty with each successive year. The assumptions upon which the projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict or estimate and most of which are beyond Headwaters' control. The projections also reflect assumptions regarding the continuing nature of certain business decisions that, in reality, would be subject to change. Important factors that may affect actual results or the achievability of the projections include, but are not limited to, failure to implement Headwaters' business strategy; failure to capitalize on Headwaters' expected opportunities; lack of customer acceptance of Headwaters' new products, product enhancements or new applications for existing products; decreased demand for Headwaters' products; product liability claims exposure; regulatory developments related to CCPs; failure to otherwise comply with laws and regulations; changes in general economic and business conditions; changes in credit markets and interest rates; and other risks and uncertainties described in Headwaters' annual report on Form 10-K for the fiscal year ended September 30, 2016, quarterly reports on Form 10-Q, and current reports on Form 8-K. In addition, the realization of the results contemplated by the projections may be affected by Headwaters' ability to achieve strategic goals, objectives and targets over the applicable period. This information constitutes "forward-looking statements" and actual results may differ materially and adversely from those projected. See the section entitled "Cautionary Statement Concerning Forward-Looking Information" beginning on page 27 of this proxy statement.

        There can be no assurance that the projections will be realized and actual results may vary materially from those projected. The inclusion of a summary of the projections in this proxy statement should not be regarded as an indication that Headwaters or any of its affiliates, officers, directors, advisors or other representatives considered or consider the projections to be necessarily predictive of actual future events or results of Headwaters' operations, and, consequently, the projections should not be relied on in such a manner. Neither Headwaters, Boral, nor any of their respective affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ from the projections, and neither Headwaters, Boral, nor any of their respective affiliates undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing or developments and events occurring after the date of the projections or that may occur in the future, even in the event that any or all of the assumptions underlying the projections are not realized. Headwaters does not intend to make available publicly any update or other revision to the projections, except as otherwise required by law. None of Headwaters nor any of its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Headwaters stockholder or other person regarding the ultimate performance of Headwaters compared to the information contained in the projections or that the projections will be achieved. Headwaters has not made any representations to Boral in the merger agreement or otherwise, concerning the projections.

        In light of the foregoing factors and the uncertainties inherent in the projections, Headwaters' stockholders are cautioned not to place undue, if any, reliance on the information presented in the summary of the projections.

Management Projections

	Fiscal Year Ending September 30,
	2017F	2018F	2019F	2020F	2021F
	(in millions)
Revenue	$1,206	$1,279	$1,353	$1,419	$1,477
Adjusted EBITDA(1)(2)	$247	$273	$298	$319	$335
Unlevered Free Cash Flow(3)	$110	$138	$150	$161	$170

(1)
Reconciliation of Income from Continuing Operations to Adjusted EBITDA

	Fiscal Year Ending
(in millions)(a)	9/30/2017	9/30/2018	9/30/2019	9/30/2020	9/30/2021
Income from continuing operations (GAAP)	$85	$113	$133	$153	$169
Non-controlling interest of subsidiary	(1)	(2)	(2)	(2)	(2)
Net interest expense	34	24	20	14	6
Income taxes	52	61	71	83	91
Depreciation, amortization, and equity-based compensation	77	77	76	71	71

Adjusted EBITDA	$247	$273	$298	$319	$335

    (a)   Numbers may not sum due to rounding

(2)
For purposes of its analysis, Deutsche Bank utilized Adjusted EBITDA that did not add back estimated stock-based compensation expenses of $3.4 million in each of fiscal 2017, 2018, 2019, 2020 and 2021 as provided by Headwaters management.

(3)
Based on input provided by Headwaters management, Deutsche Bank calculated unlevered free cash flow as (a) tax-adjusted EBIT plus (a) depreciation and amortization, less (b) expenditures for property, plant and equipment, plus (c) change in working capital, in each case as provided by Headwaters management, where tax-adjusted EBIT was calculated as (i) Adjusted EBITDA less (ii) depreciation, amortization and income taxes, in each case as provided by Headwaters management.

        In this proxy statement, reference is made to Adjusted EBITDA, which is deemed to be a non-GAAP financial measure. Adjusted EBITDA is used by management, investors and analysts to measure operating performance, as a supplement to our consolidated financial statements presented in accordance with GAAP. Adjusted EBITDA is also used by management, investors and analysts as one measure of a company's ability to service its debt and meet its other cash needs. Our presentation of Adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because the definition of Adjusted EBITDA varies among companies and industries, our definition of this non-GAAP financial measure may not be comparable to similarly-titled measures used by other companies.

TERMS OF THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

        Factual disclosures about Headwaters contained in this proxy statement or in Headwaters' public reports filed with the SEC may supplement, update or modify the factual disclosures about Headwaters contained in the merger agreement and described in this summary. The representations, warranties, covenants and agreements described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, may be subject to important qualifications, limitations and supplemental information agreed to by Headwaters, Boral and Merger Sub in connection with negotiating the terms of the merger agreement, including certain qualifications, limitations and supplemental information disclosed in the confidential disclosure letters to the merger agreement. In addition, the representations and warranties were included in the merger agreement for the purpose of allocating contractual risk between Headwaters and Boral, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Headwaters, Boral and Merger Sub because the parties to the merger agreement may take certain actions that are either expressly permitted in the confidential disclosure letters to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and attached as Annex A hereto, only to provide you with information regarding its terms and conditions. The representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Headwaters and our business. Please see "Where Stockholders Can Find More Information" beginning on page 109.

Structure of the Merger

        On the terms and subject to the conditions set forth in the merger agreement, and in accordance with the DGCL, at the effective time of the merger, Merger Sub will merge with and into Headwaters. At the effective time of the merger, the separate corporate existence of Merger Sub will cease and Headwaters will continue as the surviving company in the merger.

Closing and the Effective Time of the Merger

        The completion of the merger will take place on a date to be specified by Headwaters and Boral, which will be no later than the second business day following the satisfaction or (to the extent permitted by law) waiver by the party or parties entitled to the benefits thereof of the conditions to closing (described below under "Terms of the Merger Agreement—Conditions to the Completion of the Merger" beginning on page 92) (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions); provided, however, that, notwithstanding the satisfaction or waiver of the conditions to closing, in no event will the closing occur prior to the final day of the marketing period (or such date during the marketing period specified by Boral to Headwaters on no less than two business days' written notice); or such other date and time as agreed to in writing by Boral and Headwaters. Subject to the provisions of the merger agreement, as soon as practicable on the closing date, the parties will file with the Secretary of State of the State of Delaware the certificate of merger relating to the merger in accordance with the DGCL. The merger will become effective at the time that the certificate of merger has been duly filed, or at such later time as Headwaters and Boral will agree and specify in the certificate of merger.

Marketing Period

        Subject to certain exceptions, the marketing period means the first period of 15 consecutive business days after the date of the merger agreement throughout and at the end of which Boral shall have received certain required financial information from Headwaters (or such earlier date as Boral may specify in writing to Headwaters for the commencement of the marketing period). Notwithstanding the foregoing, (i) the marketing period will end on any earlier date that is the date on which the full amount of the proceeds of Boral's financing (or any alternate financing) are obtained and (ii) if the marketing period has not ended prior to December 19, 2016, it will be deemed not to have commenced until after January 2, 2017.

Directors and Officers; Certificate of Incorporation; Bylaws

        The directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Headwaters immediately prior to the effective time of the merger will be the officers of the surviving company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

        The certificate of incorporation of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the certificate of incorporation of the surviving company until thereafter changed or amended as provided therein or by applicable law, except that references to the name of Merger Sub will be replaced by references to the name of the surviving company. The by-laws of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the by-laws of the surviving company until thereafter changed or amended as provided therein or by applicable law, except that references to the name of Merger Sub will be replaced by references to the name of the surviving company.

Merger Consideration

Common Stock

        At the effective time of the merger, each share of Headwaters common stock issued and outstanding immediately prior to such time (other than excluded shares) will be converted into the right to receive (x) $24.25 in cash, without interest, and (y) the additional consideration, if any. All such shares of Headwaters common stock, when so converted, will no longer be outstanding and will automatically be canceled and will cease to exist. The right of any holder of Headwaters common stock to receive the merger consideration will be subject to and reduced by the amount of any required withholding under applicable tax law.

Treatment of Equity and Equity-Based Awards

        Stock Options.    At the effective time of the merger, each Headwaters stock option, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the excess, if any, of the merger consideration over the applicable exercise price for each share of Headwaters common stock subject to such Headwaters stock option; provided, however, that if the exercise price per share of Headwaters common stock equals or exceeds the merger consideration, the amount payable for such Headwaters stock option will be $0.00.

        Stock Appreciation Rights.    At the effective time of the merger, each Headwaters stock appreciation right, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the excess, if any, of the merger consideration over the applicable base price for each share of Headwaters common stock subject to such Headwaters stock appreciation right; provided, however, that if the base price per share of Headwaters common stock equals or exceeds the merger consideration, the amount payable for such Headwaters stock appreciation right will be $0.00.

        Restricted Shares.    At the effective time of the merger, each unvested Headwaters restricted share that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the merger consideration.

        Restricted Stock Units.    At the effective time of the merger, each Headwaters restricted stock unit, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be canceled, without action of the holder, and the holder thereof will be entitled only to receive a cash payment, without interest, in an amount equal to the merger consideration.

        Director Deferred Compensation Plan.    For any members of the Board of Directors who elected to have amounts deferred under the Headwaters Director Deferred Compensation Plan deemed invested in Headwaters common stock, (i) each share of Headwaters common stock purchased by Headwaters and held as treasury stock immediately prior to the effective time of the merger in connection with such deferrals will be canceled in accordance with the merger agreement, and (ii) the director will be entitled to receive a cash payment in respect of each such share, without interest, in an amount equal to the merger consideration, subject to and payable in accordance with the terms of the Headwaters Director Deferred Compensation Plan.

Payment Procedures

        Prior to the effective time of the merger, Boral will appoint a bank or trust company reasonably acceptable to Headwaters to act as paying agent, which we refer to as the paying agent, for the payment and delivery of the merger consideration. At or prior to the effective time of the merger, Boral will deposit with the paying agent, for the benefit of the holders of Headwaters common stock, for payment in accordance with the merger agreement through the paying agent, cash sufficient to pay the aggregate merger consideration.

        As promptly as reasonably practicable after the effective time of the merger (and in any event within four business days after the effective time of the merger), Boral will cause the paying agent to mail, or otherwise provide in the case of book-entry shares, to each holder of record of Headwaters common stock (other than excluded shares):

  •
  transmittal materials, including a form of letter of transmittal; and

  •
  instructions for effecting the surrender of book-entry shares or certificates (or affidavits of loss in lieu of the certificates) to the paying agent in exchange for payment of the merger consideration.

        Upon (i) in the case of shares of Headwaters common stock represented by a certificate, the surrender of such certificate for cancellation to the paying agent (or an affidavit of loss in lieu of such certificate) together with the letter of transmittal duly, completely and validly executed in accordance with the instructions thereto, or (ii) in the case of shares of Headwaters common stock held in book-entry form, the receipt of an "agent's message" by the paying agent (or such other evidence, if any, of the transfer as the paying agent may reasonably request), in each case together with such other documents as may reasonably be required by the paying agent, the holder of such shares will be entitled to receive in exchange therefor the merger consideration into which such shares have been converted. If a transfer of ownership of Headwaters common stock occurs that is not registered in the transfer records of Headwaters, the merger consideration may be paid to a transferee if the certificate representing the Headwaters common stock (or, if such Headwaters common stock is held in book-entry form, proper evidence of such transfer) is presented to the paying agent with all required evidence.

        Any portion of the payment fund (including any interest received with respect thereto) that remains undistributed to the holders of Headwaters common stock for twelve months after the effective time of the merger will be delivered to Boral, and any holder of Headwaters common stock who has not theretofore complied with the exchange procedures will thereafter look only to Boral for payment of its claim for merger consideration, without any interest thereon. None of Headwaters, Boral, Merger Sub or the paying agent will be liable to any person in respect of any portion of the payment fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the payment fund which remains undistributed to the holders of certificates (or shares of Headwaters common stock held in book-entry form) for two years after the effective time of the merger (or immediately prior to such earlier date on which the payment fund would otherwise escheat to, or become the property of, any governmental entity), will, to the extent permitted by applicable law, become the property of Boral, free and clear of all claims or interest of any person previously entitled thereto.

        If any certificate is lost, stolen or destroyed, and the person making such a claim makes an affidavit and if required by Boral, such person posts a bond in an amount directed by Boral as an indemnity against any claim that may be made against it regarding the certificate, the paying agent will, in exchange for the lost, stolen or destroyed certificate, pay the merger consideration deliverable in respect thereof pursuant to the merger agreement.

Withholding Rights

        Each of Boral, Merger Sub, Headwaters, the surviving company and the paying agent (without duplication) will be entitled to deduct and withhold from the consideration or any other payments otherwise payable to any holder of Headwaters common stock pursuant to the merger agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable tax law or any other applicable law. Amounts so withheld and paid over to the appropriate governmental entity will be treated for all purposes of the merger agreement as having been paid to the holder of Headwaters common stock in respect of which such deduction or withholding was made.

Appraisal Rights

        No shares of Headwaters common stock that are issued and outstanding as of the effective time of the merger and that are held by a stockholder who has properly exercised such stockholder's appraisal rights in respect of such shares under Section 262 of the DGCL, which we refer to as dissenting shares, will be converted into or represent the right to receive the merger consideration and instead will be entitled to such rights as are granted by Section 262 of the DGCL (unless and until such stockholder shall have failed to timely perfect, or shall have effectively withdrawn or lost, such stockholder's right to dissent from the merger under the DGCL, in which case such stockholder will be entitled to receive the merger consideration, without interest thereon, in exchange for such shares of Headwaters common stock, and such shares will no longer be deemed to be dissenting shares) and to receive such consideration as may be determined to be due with respect to such dissenting shares pursuant to and subject to the requirements of the DGCL. Please see "Proposal No.1—Adoption of the Merger Agreement—Appraisal Rights" beginning on page 65 of this proxy statement.

Representations and Warranties

        The merger agreement contains a number of representations and warranties made by the parties thereto that are subject in some cases to exceptions and qualifications, including "material adverse effect" qualifications. Please see the definition of "Headwaters material adverse effect" and "Boral material adverse effect" beginning on pages 77 and 78 of this proxy statement, respectively. The representations and warranties of Headwaters in the merger agreement relate to, among other things:

  •
  due organization, valid existence, good standing and qualification to do business;

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  ownership of subsidiaries;

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  capitalization;

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  corporate authorization of the merger agreement and the transactions contemplated by the merger agreement, the valid and binding nature of the merger agreement and inapplicability of anti-takeover statutes;

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  approval and recommendation by the Board of Directors of the merger agreement and the transactions contemplated by the merger agreement;

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  absence of any conflicts with or violations of organizational documents and other agreements or laws;

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  required filings with, and consents from, governmental entities;

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  compliance with applicable laws, possession of required permits necessary for the conduct of Headwaters' business and absence of governmental investigations;

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  information supplied by Headwaters for inclusion in this proxy statement;

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  Headwaters' conduct of business in the ordinary course and the absence of a Headwaters material adverse effect;

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  material contracts;

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  SEC filings, financial statements and absence of undisclosed liabilities;

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  internal controls and disclosure controls and procedures relating to financial reporting;

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  tax matters;

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  employee benefits matters;

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  absence of litigation;

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  environmental matters;

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  real property;

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  intellectual property;

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  agreements with regulatory agencies;

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  labor matters;

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  insurance policies;

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  compliance with the U.S. Foreign Corrupt Practices Act and any other applicable foreign or domestic anticorruption or antibribery laws;

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  Headwaters' top suppliers and customers;

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  absence of any interested party transactions;

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  product warranties, the absence of product liability suits or investigations and the absence of product defects;

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  absence of any undisclosed brokers' fees; and

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  opinion of financial advisor.

        The representations and warranties of Boral and Merger Sub in the merger agreement relate to, among other things:

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  due organization, valid existence, good standing and qualification to do business;

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  corporate authorization of the merger agreement and the transactions contemplated by the merger agreement and the valid and binding nature of the merger agreement;

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  absence of any conflicts with or violations of organizational documents and other agreements or laws;

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  required filings with, and consents from, governmental entities;

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  information supplied by Boral or Merger Sub for inclusion in this proxy statement;

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  absence of litigation;

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  absence of any undisclosed brokers' fees;

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  financing matters;

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  operations and ownership of Merger Sub; and

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  Boral or Merger Sub ownership of Headwaters stock.

        Certain of the representations and warranties made by the parties are qualified as to "knowledge," "materiality," "Headwaters material adverse effect" or "Boral material adverse effect." For purposes of the merger agreement, "Headwaters material adverse effect," means any fact, circumstance, occurrence, effect, condition, change, event or development that, individually or in the aggregate, with all other facts, circumstances, occurrences, effects, conditions, changes, events or developments (i) has, or would reasonably be expected to have, a material adverse effect on or with respect to the business, assets, liabilities, properties, financial condition or results of operations of Headwaters and its subsidiaries, taken as a whole; or (ii) would, or would reasonably be expected to, prevent, materially delay or materially impair the consummation of the merger; provided, however, that in the case of (i), any fact, circumstance, occurrence, effect, condition, change, event or development to the extent arising from or related to the following will not be taken into account in determining whether a Headwaters material adverse effect has occurred or would reasonably be expected to occur (except, in the case of clauses (a), (b), (c), (d), (e), (f) or (i) below, to the extent disproportionately affecting Headwaters and its subsidiaries, taken as a whole, relative to other companies in the industries in which Headwaters and its subsidiaries operate):

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  (a) conditions affecting the U.S. or the global economy generally after the date of the merger agreement;

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  (b) political conditions (or changes in such conditions) or acts of war (including any escalation or general worsening of any such acts of war), terrorism or similar event in the U.S. or any foreign jurisdiction where Headwaters and its subsidiaries do business, occurring after the date of the merger agreement;

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  (c) changes in the financial markets in the U.S. or any foreign jurisdiction where Headwaters and its subsidiaries do business occurring after the date of the merger agreement;

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  (d) changes in GAAP occurring after the date of the merger agreement;

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  (e) changes in any laws occurring after the date of the merger agreement;

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  (f) changes that are generally applicable to the industries in which Headwaters and its subsidiaries operate occurring after the date of the merger agreement;

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  (g) any failure by Headwaters and its subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the merger agreement or any decline in the market price or trading volume of Headwaters common stock (provided that the underlying causes of any such failure or decline may be considered in determining whether a Headwaters material adverse effect has occurred or would reasonably be expected to occur);

  •
  (h) the public announcement (including the identity of the parties to the merger agreement), pendency or consummation of the merger or any transaction contemplated by the merger agreement (except this clause (h) will not apply with respect to any representation or warranty that is intended to address the consequences of the execution, delivery or performance of the merger agreement or the consummation of the transactions contemplated hereby);

  •
  (i) the occurrence of any natural disasters; or

  •
  (j) any action required by the terms of the merger agreement (other than Headwaters' compliance with certain specified obligations in the merger agreement relating to the conduct of the business prior to the completion of the merger) or with the prior written consent or at the direction of Boral.

        For purposes of the merger agreement, "Boral material adverse effect" means any fact, circumstance, occurrence, effect, condition, change, event or development that, individually or in the aggregate, with all other facts, circumstances, occurrences, effects, conditions, changes, events or developments would, or would reasonably be expected to, prevent, materially delay or materially impair Boral or Merger Sub from consummating the merger.

        None of the representations and warranties contained in the merger agreement or in any instrument delivered pursuant to the merger agreement will survive the effective time of the merger.

Conduct of Business Pending the Merger

        Except for matters expressly set forth in Headwaters' confidential disclosure letter, otherwise expressly required or expressly permitted by the merger agreement, required by applicable law or with the prior written consent of Boral, from the date of the merger agreement to the effective time of the merger, Headwaters will, and will cause each of its subsidiaries to, (x) conduct its business in the ordinary course consistent with past practice in all material respects and (y) use reasonable best efforts to preserve intact its business organization and advantageous business relationships and keep available the services of its current officers and employees and maintain existing relations and goodwill with customers, suppliers, creditors, lessors, governmental entities and other persons having business relationships with Headwaters or any of its subsidiaries (including using commercially reasonable efforts to preserve material rights and remedies against counterparties under or in connection with material contracts and leases).

        In addition, except for matters expressly set forth in Headwaters' confidential disclosure letter, otherwise expressly required by the merger agreement, required by applicable law, with the prior written consent of Boral (not to be unreasonably withheld, conditioned or delayed, except in certain cases), or in each case subject to certain additional exceptions and materiality thresholds as specified in the merger agreement (including, in certain cases, exceptions to the extent in the ordinary course of business consistent with past practice), from the date of the merger agreement to the effective time of the merger, Headwaters will not, and will not permit its subsidiaries to, directly or indirectly, do any of the following:

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  declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities;

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  split, combine, subdivide, recapitalize or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities;

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  repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Headwaters or its subsidiaries or any securities of Headwaters or its subsidiaries convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Headwaters or its subsidiaries or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests;

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  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any (i) shares of capital stock of Headwaters or its subsidiaries; (ii) other equity interests or voting securities of Headwaters or its subsidiaries; (iii) securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Headwaters or its subsidiaries; (iv) warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, Headwaters or its subsidiaries; (v) rights issued by Headwaters or any Headwaters subsidiary that are linked in any way to the price of any Headwaters capital stock or any shares of capital stock of any Headwaters subsidiary, the value of Headwaters, any Headwaters subsidiary or any part of Headwaters or any Headwaters subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Headwaters or any Headwaters subsidiary; or (vi) any debentures, bonds, notes or other indebtedness of Headwaters or any Headwaters Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Headwaters may vote;

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  amend its charter, by-laws or equivalent governing instruments, or amend in any material respect the charter or organizational documents of any Headwaters subsidiary;

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  (i) increase the compensation or benefits (including equity and equity-based awards) payable or to become payable to any current or former employees, directors, independent contractors, consultants or leased employees of Headwaters or any Headwaters subsidiary, (ii) grant any increase in severance or termination pay to any such individual, (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation (including equity and equity-based awards) to any such individual, (iv) enter into any employment, offer letter, consulting, severance, retention, termination, pension, retirement or similar agreement with any such individual or any prospective employee, director, independent contractor, consultant or leased employee, (v) establish, adopt, enter into, amend or terminate any material Headwaters benefit plan (or any arrangement that would be a Headwaters benefit plan if in effect on the date of the merger agreement), (vi) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former employees, directors, independent contractors, consultants or leased employees of Headwaters or any Headwaters subsidiary, or (vii) hire or terminate (other than for cause) any officer, employee or individual independent contractor having an annual base salary in excess of $200,000;

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  make or adopt any material change in its accounting methods, principles, policies or practices or any of its methods of reporting income or expenses for financial accounting purposes;

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  directly or indirectly acquire or agree to acquire in any transaction any equity interest in or business of any person or division thereof or any properties or assets;

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  sell, assign, lease (as lessor), license, mortgage, sell and leaseback or otherwise transfer or subject to any lien, or otherwise dispose of any properties or assets or any interests therein;

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  incur, assume, guarantee or otherwise become liable for any additional indebtedness;

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  make, or agree or commit to make, any capital expenditure;

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  enter into or amend any collective bargaining agreement or other labor union contract applicable to the employees of Headwaters or any of its subsidiaries;

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  cancel or terminate any insurance policies or fail to use reasonable best efforts to maintain or renew such existing insurance policies;

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  enter into or amend any material contract to the extent consummation of the merger would reasonably be expected to conflict with, or result in a violation of or default under, or give rise to a right of termination or similar adverse consequences under any provision of such contract or amendment;

  •
  assign, transfer, lease, amend (in any material respect), cancel, terminate, fail to renew or fail to extend any material Headwaters permit;

  •
  settle, compromise or commence any litigation, arbitration, claim or other proceeding (including any investigation or inquiry), or release, dismiss or otherwise dispose of any claim, liability or obligation;

  •
  abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to intellectual property rights owned by or exclusively licensed to Headwaters or any Headwaters subsidiary;

  •
  amend, waive or otherwise prejudice any rights or remedies under (in each case, in any material respect), assign or terminate any material contract or material lease or enter into a contract that would be a material contract or material lease if entered into prior to the date of the merger agreement;

  •
  amend, waive or otherwise prejudice any rights or remedies under (in each case, in any material respect), assign or terminate any contract related to an interested party transaction or enter into a contract that would be required to be listed on Headwaters' confidential disclosure letter pursuant to the merger agreement as an interested party transaction if entered into prior to the date of the merger agreement;

  •
  make, change or revoke any material election with respect to taxes;

  •
  file any amended material tax return;

  •
  settle or compromise any material tax liability (including any claim, notice, audit report or assessment);

  •
  change any annual tax accounting period;

  •
  adopt or change any material accounting method for taxes;

  •
  enter into any tax allocation agreement, tax sharing agreement, tax indemnification agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement with respect to any material tax;

  •
  surrender or forfeit any right to claim a material tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment;

  •
  make any loans, advances or capital contributions to, or investments in, any persons in excess of $1,000,000 in the aggregate;

  •
  enter into any new line of business outside of its existing business;

  •
  take any actions or omit to take any actions that would or would be reasonably likely to result in any of the closing conditions not being satisfied, result in new or additional required approvals from any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement or materially impair, interfere with, hinder or delay the consummation of the merger and the other transactions contemplated by the merger agreement in accordance with the terms of the merger agreement; or

  •
  authorize any of, or commit, resolve or agree, in writing or otherwise, to take any of the foregoing actions.

Additional Agreements

No Solicitation

        Subject to certain exceptions set forth in the merger agreement, Headwaters agreed that it will, and will cause each of its subsidiaries to, and that it will direct and use reasonable best efforts to cause, its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives of Headwaters or its subsidiaries to, (i) immediately cease any existing solicitations, discussions or negotiations with any person with respect to any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an alternative proposal (as described below), which we refer to herein as an inquiry, (ii) promptly request the return or destruction of all confidential information previously furnished to any person (other than Boral) that has, within the one year period prior to the date of the merger agreement, made or indicated an intention to make, or engaged in diligence or substantive discussions with respect to, an alternative proposal, (iii) immediately cease access to any person (other than Boral and its affiliates and its and their representatives and Headwaters and its representatives) to any electronic data room maintained by Headwaters with respect to the transactions contemplated by the merger agreement or any alternative proposal and (iv) not, and not publicly announce any intention to, directly or indirectly:

  •
  solicit, initiate, knowingly encourage, facilitate or induce any inquiry or the making of any proposal that constitutes, or could reasonably be expected to lead to, any alternative proposal;

  •
  furnish information to or afford access to the business, employees, officers, contracts, properties, assets, books or records of Headwaters and its subsidiaries to any person that could reasonably be expected to lead to, or in connection with, an inquiry or an alternative proposal;

  •
  enter into, continue or maintain discussions or negotiations with any person with respect to an inquiry or an alternative proposal;

  •
  participate in or knowingly facilitate any discussions or negotiations (other than informing persons of the non-solicitation provisions set forth in the merger agreement, solely in response to a bona fide unsolicited inquiry after the date of the merger agreement) regarding, or furnish or cause to be furnished to any person or "group" (as such term is defined in Section 13(d) of the Exchange Act) any information with respect to Headwaters, or take any other action to facilitate any inquiry;

  •
  approve, agree to, accept, endorse or recommend any alternative proposal;

  •
  submit to a vote of its stockholders, approve, endorse or recommend any alternative proposal;

  •
  grant any waiver, amendment or release under any state antitakeover statute;

  •
  grant any waiver, amendment or release under any confidentiality or standstill agreement or provisions of similar effect to which it is a party or of which it is a beneficiary (and Headwaters will enforce any such provisions, except that Headwaters will not be required to enforce, and will be permitted to waive, any provision that prohibits or purports to prohibit a proposal being made to the Board of Directors on a confidential basis to the extent that the Board of Directors determines, in its good faith judgment (after consultation with Headwaters' outside legal counsel), that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable law);

  •
  effect any adverse recommendation change (as described below); or

  •
  enter into any letter of intent or agreement in principle or any agreement providing for any alternative proposal (except for permitted confidentiality agreements, as described below).

        Any violation of the restrictions described above by any representative of Headwaters or any of its subsidiaries will constitute a breach of such restriction(s) by Headwaters.

        Notwithstanding the foregoing, if Headwaters or any of its subsidiaries or any of its or their respective representatives receives a written alternative proposal that was unsolicited after the date of the merger agreement by any person or "group" at any time prior to obtaining the stockholder approval of the proposal to adopt the merger agreement that did not result from or arise in connection with a breach of the non-solicit provisions of the merger agreement, Headwaters and its representatives may, prior to (but not after) obtaining stockholder approval of the proposal to adopt the merger agreement, take the actions set forth in the two bullets below if the Board of Directors has determined in its good faith judgment (after consultation with Headwaters' financial advisors and outside legal counsel), that such alternative proposal constitutes or could reasonably be expected to lead to a superior proposal (as described below) and the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable law:

  •
  obtain from such person or "group" an executed confidentiality agreement containing terms at least as restrictive in all material respects with respect to such person or "group" as the terms of the confidentiality agreement (which confidentiality agreement will include a standstill agreement but may permit submission of non-public, private proposals to the Board of Directors); and

  •
  following the entry into such confidentiality agreement, furnish information to such person or "group," enter into discussions and negotiations with such person or "group" with respect to such alternative proposal and afford access to the business, employees, officers, contracts, properties, assets, books and records of Headwaters and its subsidiaries in response to such alternative proposal.

        Headwaters has also agreed that promptly (but in no event more than 24 hours) following receipt of any alternative proposal or any inquiry, Headwaters will advise Boral in writing (including by e-mail) of the receipt of such alternative proposal or inquiry, and the terms and conditions of such alternative proposal or inquiry (including, in each case, the identity of the person or "group" making any such alternative proposal or inquiry), and Headwaters will as promptly as practicable provide to Boral (i) a copy of such alternative proposal or inquiry, if in writing, or (ii) a written summary of the material terms of such alternative proposal or inquiry, if oral. Headwaters has also agreed that it will provide to Boral (on a substantially simultaneous basis) any non-public information concerning Headwaters or any of its subsidiaries that may be provided (in accordance with the preceding paragraph) to any other person or "group" in connection with any alternative proposal or inquiry that has not previously been provided to Boral. In addition, Headwaters has agreed to provide Boral as promptly as practicable with notice setting forth all such information as is reasonably necessary to keep Boral informed on a current basis in all material respects of all material communications regarding such alternative proposal or inquiry (including material amendments or proposed material amendments thereto (including all pricing changes)).

        For purposes of the merger agreement:

  •
  an "alternative proposal" means any bona fide proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving Headwaters which would result in any person or "group" beneficially owning 20% or more of the outstanding equity interests of Headwaters or any successor or parent company thereto; (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Headwaters subsidiary or otherwise), of any business or assets of Headwaters or the Headwaters subsidiaries representing 20% or more of the consolidated revenues, net income or assets of Headwaters and its subsidiaries, taken as a whole; (iii) issuance, sale or other disposition, directly or indirectly, to any person (or the stockholders of any person) or "group" of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of Headwaters; (iv) transaction in which any person (or the stockholders of any person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the Headwaters common stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of Headwaters; or (v) any combination of the foregoing (in each case, other than the merger); and

  •
  a "superior proposal" means any bona fide written proposal or offer made by a third party or "group" pursuant to which such third party (or, in a parent-to-parent merger involving such third party, the stockholders of such third party) or "group" would acquire, directly or indirectly, more than 50% of the Headwaters common stock or assets of Headwaters and its subsidiaries, taken as a whole; (A) on terms which the Board of Directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to the holders of Headwaters common stock than the merger, taking into account all the terms and conditions of such proposal and the merger agreement (including any changes proposed by Boral to the terms of the merger agreement); and (B) that the Board of Directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be reasonably likely to be consummated, taking into account all financial, regulatory, legal and other aspects (including certainty of closing) of such proposal.

Change of Recommendation

        As described under "Proposal No. 1—Adoption of the Merger Agreement—Recommendation of Our Board of Directors" beginning on page 48 of this proxy statement, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of Headwaters shares vote "FOR" the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        At any time prior to obtaining the stockholder approval of the proposal to adopt the merger agreement, the Board of Directors may (i) solely upon the occurrence of an intervening event (as described below) or in the event that Headwaters has received a superior proposal (after taking into account the terms of any revised offer by Boral, as described below), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Boral, the Board of Directors'

recommendation in favor of voting for the adoption of the merger agreement, or take any action, or make any public statement, filing or release inconsistent with such recommendation (including, for the avoidance of doubt, recommending against the merger or approving, endorsing or recommending any alternative proposal) and (ii) if Headwaters has received a superior proposal (after taking into account the terms of any revised offer by Boral, as described below), terminate the merger agreement to enter into a definitive written agreement providing for such superior proposal simultaneously with the termination of the merger agreement, in the case of clauses (i) and (ii), if the Board of Directors has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable law.

        Notwithstanding the foregoing, the merger agreement provides that the Board of Directors may not make an adverse recommendation change in response to a superior proposal, or terminate the merger agreement to accept a superior proposal, unless:

  •
  Headwaters has complied in all material respects with the restrictions described in "—No Solicitation" and in "—Change of Recommendation";

  •
  Headwaters has provided prior written notice to Boral at least three business days in advance of taking such action, which notice will advise Boral that the Board of Directors has received a superior proposal and will include a copy of such superior proposal and all other material transaction agreements and other material documents relating to such superior proposal (or, where no such copy is available, a description of the material terms and conditions of such superior proposal);

  •
  during the notice period, Headwaters has and has caused its financial advisors and outside legal counsel to negotiate with Boral in good faith (to the extent Boral desires to so negotiate) to make such adjustments in the terms and conditions of the merger agreement so that such superior proposal ceases to constitute (in the judgment of the Board of Directors after consultation with Headwaters' financial advisors and outside legal counsel) a superior proposal; and

  •
  the Board of Directors has determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by Boral, if any, and after consultation with Headwaters' financial advisors and outside legal counsel, that such superior proposal remains a superior proposal.

        If during the notice period any revisions are made to the superior proposal, Headwaters must deliver a new written notice to Boral and must comply with the requirements described above with respect to such new written notice; however, for purposes of this sentence, references to the three business day notice period above shall be deemed to be references to a two business day notice period.

        In addition to the foregoing, the Board of Directors may not make an adverse recommendation change in response to an intervening event unless:

  •
  Headwaters has complied in all material respects with the restrictions described in "—No Solicitation" and in "—Change of Recommendation";

  •
  Headwaters has provided prior written notice to Boral at least three business days, referred to herein as the notice period, in advance of taking such action, which notice will advise Boral of the circumstances giving rise to the adverse recommendation change;

  •
  during the notice period, Headwaters has and has caused its financial advisors and outside legal counsel to negotiate with Boral in good faith (to the extent Boral desires to so negotiate) to make such adjustments in the terms and conditions of the merger agreement so that the failure to make such adverse recommendation change (in the judgment of the Board of Directors after consultation with Headwaters' financial advisors and outside legal counsel) would no longer be inconsistent with the directors' exercise of their fiduciary duties under applicable law; and

  •
  the Board of Directors has determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by Boral, if any, and after consultation with Headwaters' financial advisors and outside legal counsel, that the failure to make such adverse recommendation change would be inconsistent with the directors' exercise of their fiduciary duties under applicable law.

        Nothing in the merger agreement will prevent Headwaters or the Board of Directors from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an alternative proposal or from making any disclosure to Headwaters' stockholders if the Board of Directors (after consultation with outside legal counsel) concludes that its failure to do so would be inconsistent with its fiduciary duties under applicable law; provided that any adverse recommendation change may only be made in accordance with the preceding paragraphs. Any public disclosure (other than any "stop, look and listen" statement) by Headwaters, any of its subsidiaries or the Board of Directors relating to any determination or other action by the Board of Directors or Headwaters with respect to any alternative proposal will be deemed to be an adverse recommendation change unless the Board of Directors expressly publicly reaffirms its recommendation in favor of voting for the adoption of the merger agreement in such disclosure. Notwithstanding the foregoing, a factually accurate public statement that describes Headwaters' receipt of an alternative proposal and the operation of the merger agreement with respect thereto (in which Headwaters indicates that it has not changed its recommendation) will not, in and of itself, be deemed an adverse recommendation change; it being understood that any disclosure contemplated by the foregoing relating to an alternative proposal will be deemed to be an adverse recommendation change unless the Board of Directors indicates that it has not changed its recommendation in such disclosure.

        In addition, if (i) any public announcement regarding an alternative proposal is made by any of Headwaters' representatives or by the person making such alternative proposal, (ii) within three business days following such public announcement, Boral delivers to Headwaters in writing a request that the Board of Directors expressly publicly reaffirm its recommendation in favor of voting for the adoption of the merger agreement (which such request may be made by Boral only once with respect to such alternative proposal, unless any revisions are made to such alternative proposal in which case an additional request may be made by Boral once with respect to each such revised alternative proposal), and (iii) the Board of Directors does not expressly publicly reaffirm its recommendation in favor of voting for the adoption of the merger agreement during the period of three business days following the delivery to Headwaters of such request, then Headwaters will be deemed to have made an adverse recommendation change at 11:59 p.m., New York City time, on the last day of such period of three business days.

        For purposes of the merger agreement, an "intervening event" means a material event, development, occurrence, effect, condition or change affecting Headwaters that was not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to the Board of Directors as of the date of the merger agreement, which material event, development, occurrence, effect, condition or change (including any change in probability or magnitude of consequences) becomes known to the Board of Directors prior to the Headwaters' stockholder approval of the proposal to adopt the merger agreement; however, in no event will the following events, developments, occurrences, effects, conditions or changes constitute or give rise to an intervening event: (A) any action taken by the parties to the merger agreement to the extent required by the affirmative covenants set forth in the merger agreement relating to obtaining regulatory approvals, and the consequences of any such action; (B) the receipt, existence of or terms of an alternative proposal or inquiry or the consequences thereof;

or (C) compliance with, any required notices or filings under and the expiration of the applicable waiting period under the HSR Act, including any consequence of noncompliance thereof or the non-expiration of such waiting period or any action in connection therewith.

Headwaters Stockholders Meeting

        Headwaters has agreed to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of (i) seeking the Headwaters stockholder approval of the adoption of the merger agreement and (ii) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to the Headwaters stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to Headwaters' "named executive officers" as determined under Regulation S-K in connection with the completion of the merger. Headwaters will convene and hold the stockholders meeting as soon as possible after the twentieth business day following the mailing of this proxy statement to Headwaters' stockholders. Nonetheless, if on a date for which the Headwaters stockholders meeting is scheduled, Headwaters has not received proxies representing a sufficient number of shares of its common stock to obtain the Headwaters stockholder approval, whether or not a quorum is present, Headwaters will, upon the request of Boral (and only with the prior written consent of Boral), make one or more successive postponements or adjournments of the Headwaters stockholders meeting; provided that the Headwaters stockholders meeting is not postponed or adjourned to a date that is more than twenty days after the date for which the Headwaters stockholders meeting was originally scheduled (excluding any adjournments or postponements required by applicable law). Once Headwaters has established a record date for its stockholders meeting, Headwaters may not change such record date or establish a different record date for the Headwaters stockholders meeting without the prior written consent of Boral (not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable law.

Further Action; Efforts

        Headwaters and Boral have each agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things reasonably necessary, proper or advisable under the merger agreement and applicable law to consummate and make effective the merger and the other transactions contemplated by the merger agreement as soon as practicable.

        To the extent necessary in order to obtain the requisite authorizations of governmental entities and subject to the limitations described below, Boral has agreed to propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture, assignment or disposition of such assets or businesses of Boral, or as of the effective time of the merger, of Headwaters, or otherwise offer to take or offer to commit to take any action which it is lawfully capable of taking and if the offer is accepted, take or commit to take such action, in each case, as may be required in order to avoid the commencement of any action by any governmental entity to prohibit the transactions contemplated by the merger agreement on the basis of the antitrust laws, or if already commenced, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order issued or imposed on the basis of the antitrust laws so as to enable the closing to occur as soon as reasonably possible, and in any event, not later than the end date (as described below).

        Notwithstanding Boral's obligations summarized in the immediately foregoing paragraph, nothing contained in the merger agreement, including the "reasonable best efforts" standard generally, will require, or be construed to require that Boral take, or cause to be taken:

  •
  (i) any action with respect to any of the assets or businesses of Boral, Headwaters or their respective subsidiaries that is not conditioned on consummation of the transactions contemplated by the merger agreement; or

  •
  (ii) any action that would require Boral to sell, divest, assign, dispose of or hold separate (or effect any other remedy requested by a governmental entity in respect of) any assets or businesses of Boral, Headwaters or their respective subsidiaries, or agree to, or enter into any conditions or mitigation agreements or other remedies under the antitrust laws, the DPA, which means section 721 of Title VII of the Defense Production Act of 1950, as amended and including the amendments under the Omnibus Trade and Competitiveness Act of 1988, the Foreign Investment and National Security Act of 2007, and the CFIUS regulations promulgated thereunder, or the ICA, which would, in the aggregate, represent or cause a one year loss of EBIT (as measured by 2016 EBIT contribution) in excess of $15,000,000 or, subject to certain exceptions, require divestiture or licensing of either party's brand or related intellectual property. For purposes of the merger agreement, EBIT means with respect to any person, the sum of (a) consolidated net income, determined in accordance with GAAP, plus (b) without duplication and to the extent deducted in determining such consolidated net income, the sum of (i) consolidated interest expense and (ii) consolidated income tax expense, in each case of such person and its subsidiaries.

        In addition, Boral and Headwaters each agreed to:

  •
  file as promptly as practicable (and in any event within ten business days of the execution of the merger agreement, unless a later time is mutually agreed by the parties) with the FTC and the Antitrust Division the notification and report form required under the HSR Act with respect to the transactions contemplated by the merger agreement;

  •
  promptly (and not later than twenty business days after the date of the merger agreement, unless otherwise agreed by the parties) work cooperatively together to prepare and file a draft CFIUS notice in accordance with 31 C.F.R. Part 800 and customary practice, and promptly file a final CFIUS notice in connection with the CFIUS clearance and in accordance with 31 C.F.R. Part 800 after receipt of confirmation that CFIUS has no comment on the draft CFIUS notice, and timely provide any information requested by CFIUS or any other agency or branch of the U.S. government in connection with CFIUS review or investigation of the transactions contemplated by the merger agreement;

  •
  promptly assemble and provide the information necessary for Boral to, as soon as reasonably practicable after the date of the merger agreement (and not later than twenty business days after the filing of a final CFIUS notice), prepare and make or cause to be made a notification under Part III of the ICA with the Investment Review Division of Innovation, Science and Economic Development Canada, which we refer to as the IRD, with respect to the transactions contemplated hereby, and timely respond at the earliest practicable date to any requests for additional information made by the IRD or any governmental entity in connection with the notification or any review initiated under the ICA; and

  •
  as promptly as practicable and advisable, after the date of the merger agreement, use reasonable best efforts to prepare and submit all other filings, notifications, information updates and other presentations required by or in connection with seeking, and use reasonable best efforts to obtain, all consents, expirations or terminations of waiting periods, non-actions, exemptions, change of ownership approvals or other authorizations from any governmental entity or other third party, in each case that are reasonably necessary or advisable in connection with the merger or any of the other transactions contemplated by the merger agreement, and to assist and cooperate with the other party in connection with the foregoing.

        Notwithstanding the preceding paragraphs, Boral and Headwaters will have no obligation to pay any fee to any third party for the purpose of obtaining any such authorization, or pay any costs and expenses of any third party resulting from the process of obtaining such authorization (without limiting Boral's obligations discussed at the beginning of this "—Further Action; Efforts" section), except to the extent that either party is required by law to pay any filing fees due to any governmental entities reviewing the transaction.

        Headwaters will not enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by the merger agreement, except with the prior written consent of Boral.

        In connection with the reasonable best efforts referenced above, the parties are obligated to, as applicable:

  •
  cooperate in all respects with each other and their respective representatives in connection with any filing or submission and in connection with any proceeding by or before a governmental entity, including any proceeding initiated by a private party;

  •
  promptly inform the other party, or its counsel, upon receipt of any substantive communication received by such party from, or given by such party to, CFIUS, the IRD, the FTC, the Antitrust Division or any other governmental entity or such private party, in each case, regarding any such filing, submission, proceeding or the transactions contemplated hereby;

  •
  permit the other party or its counsel to review and discuss reasonably in advance, and consider in good faith the views of the other party or its counsel in connection with, any proposed substantive communication to be given by it to CFIUS, the IRD, the FTC, the Antitrust Division or any such other governmental entity or, in connection with any proceeding by such private party, any other person; and

  •
  to the extent not prohibited by CFIUS, the IRD, the FTC, the Antitrust Division or such other governmental entity, give the other party or its counsel reasonable advance notice of any in-person meeting, and any conference call that is initiated by such party or scheduled in advance, with such governmental entity or such private party and not participate independently therein without first giving the other party or its counsel reasonable opportunity to attend and participate therein or, in the event such other party or its counsel does not attend or participate therein, consulting with such other party or its counsel reasonably in advance and considering in good faith the views of such other party or its counsel in connection therewith.

        With respect to the matters covered in this "—Further Action; Efforts" section, Headwaters and Boral agreed that Boral will have the principal responsibility for devising and implementing the strategy for obtaining CFIUS clearance, ICA clearance and any necessary antitrust or competition clearances; however, Boral will consult in advance with Headwaters and in good faith take Headwaters' views into account regarding the overall strategic direction of obtaining CFIUS clearance, ICA clearance or antitrust or competition clearance and consult with Headwaters prior to taking any material substantive position in any written position, or, to the extent practicable, discussions with any governmental entity. Headwaters will not, and will not permit any of its subsidiaries or representatives to, make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussions with any governmental entity with respect to any substantive proposed settlement, consent decree, commitment or remedy, except as specifically requested by or agreed with Boral. Nothing in the merger agreement will require Boral (or permit Headwaters or its subsidiaries without the prior written consent of Boral) to litigate with any governmental entity.

        Each of Boral and Headwaters will comply, as early and completely as practicable and advisable, with any request for additional information, documents or other materials received by such party or any of its subsidiaries from the FTC, the Antitrust Division or any other governmental entity in relation to the transactions contemplated by the merger agreement.

        During the term of the merger agreement, neither Headwaters nor any of its affiliates nor any of their respective representatives will cooperate with any other person in seeking regulatory clearance of any alternative proposal.

Employees and Employee Benefits

        From and after the effective time of the merger, Boral will cause the surviving company to honor, in accordance with their terms, all written employment, change in control and severance agreements or other similar compensation plans between Headwaters or a Headwaters subsidiary and any employee, former employee or director, or any group of employees or directors, of Headwaters or a Headwaters subsidiary in effect, or as approved by the Board of Directors prior to, or as of the date of the merger agreement.

        Boral will pay or cause to be paid at the completion of the merger all benefits that have accrued and are payable at the closing under the Headwaters benefit plans and written employment, change in control and severance agreements or other similar compensation plans between Headwaters or a Headwaters subsidiary and any employee, former employee or director, or any group of employees or directors, of Headwaters or a Headwaters subsidiary.

        From and after the effective time of the merger, Boral will and will cause its subsidiaries (including the surviving company and its subsidiaries) to provide to each employee of Headwaters and its subsidiaries who is employed immediately following the effective time and who remains in the employ of Boral, Headwaters or any of its subsidiaries after the closing, which we refer to as a continuing employee:

  •
  for a period of six months following the closing date, a base salary or wage rate and annual target bonus opportunity that are no less favorable than the base salary or wage rate and annual target bonus opportunity to which such continuing employee was entitled immediately prior to the closing;

  •
  for a period from closing until the earlier of six months following the closing date or September 30, 2017, short-term sales or incentive bonuses that are no less favorable than the short-term sales or incentive bonuses to which such continuing employee was entitled immediately prior to the closing; and

  •
  for a period of six months following the closing date, employee benefits (excluding short-term and long-term cash or equity incentives) that are either substantially similar, in the aggregate, to those provided to such continuing employees immediately prior to the effective time; or with respect to continuing employees who become eligible to participate in existing benefit plans of Boral and its subsidiaries during that six-month period, such benefits as are provided to similarly situated employees of Boral and its subsidiaries who participate in such plans.

        From and after the effective time of the merger, Boral will cause each continuing employee's service with Headwaters and its subsidiaries attributable to any period before the effective time of the merger to be recognized for purposes of eligibility to participate and vesting (but not for purposes of benefit accrual or benefit levels other than with respect to vacation, paid time off and severance) under each employee benefit plan or program of Boral or any of its subsidiaries, in which any such continuing employee becomes eligible to participate; provided, however, that Boral will not be required to make any continuing employees eligible for any specific Boral benefit plan.

        As soon as reasonably practicable following the date of the merger agreement, Headwaters will take all action necessary (i) to ensure that no new offering periods under the Headwaters Employee Stock Purchase Plan, which we refer to as the Headwaters ESPP, will commence during the period from the date of the merger agreement through the effective time of the merger, (ii) with respect to any offering period in effect as of the date of the merger agreement that is scheduled to end later than ten days before the effective time of the merger, to cause such offering period to end no later than ten days before the effective time of the merger, and (iii) for the Headwaters ESPP to terminate in its entirety effective as of the effective time of the merger.

        The merger agreement provides that none of the foregoing shall be construed to prevent Boral, the surviving company or any subsidiary thereof from terminating the employment of any continuing employee at any time, or amending or terminating any benefit plan.

Directors' and Officers' Indemnification and Insurance

        Boral has agreed that, from and after the effective time, it will cause Headwaters and its subsidiaries to provide all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time existing at the time of the merger agreement, in favor of the current or former directors, officers or employees of Headwaters and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements between any Headwaters indemnified party (as defined below) and Headwaters or any of its subsidiaries (to the extent made available to Boral prior to the date of the merger agreement), in each case, as in effect on the date of the merger agreement, in accordance with their terms (and subject to certain procedures set forth in the merger agreement). "Headwaters indemnified party" is defined in the merger agreement as each individual who was prior to or is as of the date of the merger agreement, or who becomes prior to the effective time of the merger, a director, officer or employee of Headwaters or any of its subsidiaries or who was as of the date of the merger agreement, or who thereafter commences prior to the effective time of the merger, serving at the request of Headwaters or any of its Headwaters subsidiaries as a director, officer or employee of another person.

        From and after the effective time, Boral agrees to cause the surviving company to indemnify and hold harmless the Headwaters indemnified parties against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable and documented fees, costs and expenses, including attorneys' fees and disbursements incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the effective time) and to advance expenses to such Headwaters indemnified parties, in each case subject to certain exceptions and limitations (and subject to certain procedures set forth in the merger agreement).

        For a period of six years from and after the effective time of the merger, the surviving company will either (and Boral will cause the surviving company to) cause to be maintained in effect the policies of directors and officers liability insurance maintained by Headwaters or a Headwaters subsidiary as of the date of the merger agreement or provide substitute policies for Headwaters and its current and former directors and officers who are currently covered by the directors and officers insurance coverage currently maintained by Headwaters, in either case, with amounts not less than the existing coverage and having other terms not less favorable to the insured persons than the directors and officers liability insurance coverage currently maintained by Headwaters with respect to claims arising from facts or events that occurred on or before the effective time of the merger, except that in no event shall the surviving company be required to pay (or Boral be required to cause the surviving company to pay) with respect to such insurance policies in respect of any one policy year more than 300% of the aggregate annual premium most recently paid by Headwaters prior to the date of the merger agreement for directors and officers liability insurance, which we refer to as the maximum amount, and if the surviving company is unable to obtain the insurance required, it will obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the maximum amount, in respect of each policy year within such period. In lieu of such insurance, prior to the closing date, Boral may purchase or cause Headwaters to purchase, at Boral's option and expense, "tail" directors and officers liability insurance for a period of six years from and after the effective time for Headwaters and its current and former directors and officers who are currently covered by the directors and officers insurance currently maintained by Headwaters. The tail insurance will provide coverage in an amount not less than the existing coverage and will have terms that are not less favorable to the insured persons than the directors and officers liability insurance currently maintained by Headwaters with respect to claims arising from facts or events that occurred on or before the effective time; provided that in no event will the total cost of any such tail insurance for the directors and officers liability insurance exceed the maximum amount. The surviving company will maintain such policies in full force and effect during the period of insurance, and continue to honor its obligations thereunder.

Transaction Litigation

        In the event that any litigation relating to the merger agreement, the merger or the other transactions contemplated by the merger agreement is brought or threatened against Headwaters, any Headwaters subsidiary, or its or their representatives, by security holders of Headwaters, which we refer to as transaction litigation, Headwaters will promptly notify Boral of such litigation and will keep Boral informed on a current basis with respect to the status of the transaction litigation. Headwaters will give Boral the opportunity to participate in and control the defense or settlement of any transaction litigation, and no such settlement will be agreed to without the prior written consent of Boral (not to be unreasonably withheld, conditioned or delayed). Headwaters will cooperate, will cause the Headwaters subsidiaries to cooperate, and will use its reasonable best efforts to cause its directors, officers and other representatives to cooperate in the defense against such transaction litigation.

Section 16 Matters

        Prior to the effective time of the merger, Headwaters will take all steps as may be required to cause any dispositions of Headwaters common stock (including derivative securities with respect to Headwaters common stock) resulting from the merger and the other transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Headwaters immediately prior to the effective time of the merger to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Financing

        The merger agreement contains certain covenants and agreements relating to Boral's financing, including:

  •
  Boral and Merger Sub will each use reasonable best efforts to obtain the financing or any other alternative debt or equity financing. If prior to the closing the financing becomes unavailable for any reason on the terms and conditions set forth in the syndicated facility agreement, the fee letter relating thereto or the underwriting agreement, other than as a result of the consummation of an alternate financing or a reduction in the debt commitments that results in Boral still having sufficient funds to consummate the transactions contemplated by the merger agreement, Boral shall use its reasonable best efforts to obtain, as promptly as reasonably practicable following such financing becoming unavailable, replacement debt or equity financing (in an amount sufficient to enable the transactions contemplated by the merger agreement to be consummated) from the same or other sources and on terms and conditions that are not less favorable in the aggregate to Boral than such unavailable financing or on other terms and conditions acceptable to Boral;

  •
  Headwaters will provide, will cause the Headwaters subsidiaries to provide, and will use reasonable best efforts to cause its and their respective representatives to use reasonable best efforts to provide, on a timely basis, all cooperation that is reasonably requested by Boral or that is customary in connection with the arrangement or consummation of, or the compliance by Boral of its obligations under, Boral's financing or any alternate financing, subject to certain specified limitations under the merger agreement;

  •
  Boral will promptly, upon request by Headwaters, reimburse Headwaters for all reasonable and documented out-of-pocket costs (including reasonable and documented attorneys' fees) incurred by Headwaters or any of the Headwaters subsidiaries in connection with any such party complying with its cooperation obligations in connection with Boral's financing, and Boral will indemnify and hold harmless Headwaters, the Headwaters subsidiaries and their respective directors and other representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the financing or alternate financing and any information used in connection therewith (other than any information provided by Headwaters or any of the Headwaters subsidiaries), and any financing-related action taken by any of them at the written request of Boral or Merger Sub; and

  •
  With respect to certain indebtedness of Headwaters, Headwaters will use reasonable best efforts to deliver all notices and take other actions required to facilitate the termination of commitments in respect of such indebtedness, repayment in full of all outstanding obligations in respect of such indebtedness and release of any liens and guarantees in connection therewith on the closing date, and no later than one business day prior to the closing date, Headwaters will use reasonable best efforts to provide a copy to Boral of customary payoff letters with respect to such indebtedness in substantially final form and in form and substance customarily provided by the agents of such indebtedness with respect to the payoff thereof.

Conditions to the Completion of the Merger

        The respective obligations of Headwaters, Boral and Merger Sub to effect the merger are subject to the satisfaction or waiver on or prior to the closing date of the following conditions:

  •
  receipt of Headwaters stockholder approval of the adoption of the merger agreement and the transactions contemplated thereby, including the merger;

  •
  the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act or similar antitrust law in any jurisdiction outside of the U.S. where the transaction must be notified to, and cleared or approved by, government regulators before it is legally permitted to be closed shall have been terminated or shall have expired, the parties shall have received the CFIUS clearance and the ICA clearance shall have been received; and

  •
  no applicable law and no judgment or other legal restraint or prohibition and no binding order or determination by any governmental entity shall be in effect, and no suit, action or other proceeding shall have been instituted by any governmental entity and remain pending that would reasonably be expected to result in a legal restraint, in each case that prevents, makes illegal or prohibits the consummation of the merger and the other transactions contemplated by the merger agreement.

        For purposes of the second bullet above, ICA clearance means that, with respect to Part IV.1 of the ICA, (i) either no notice has been sent or order made with respect to the merger or (ii) if such notice has been sent or order made, receipt of (a) notice that no review will be made with respect to the merger, (b) notice that no further action will be taken with respect to the merger or (c) an order authorizing the merger.

        The obligations of Headwaters to consummate the merger are further subject to the following conditions:

  •
  the representations and warranties of Boral and Merger Sub shall be true and correct at and as of the date of the merger agreement and at and as of the closing date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), subject to certain materiality and "Boral material adverse effect" thresholds;

  •
  Boral and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date; and

  •
  Boral shall have delivered to Headwaters a certificate certifying that the conditions relating to its representations and warranties and performance of obligations have been satisfied.

        The obligations of Boral and Merger Sub to consummate the merger are further subject to the following conditions:

  •
  the representations and warranties of Headwaters shall be true and correct at and as of the date of the merger agreement and at and as of the closing date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), subject to certain de minimis, materiality and "Headwaters material adverse effect" thresholds;

  •
  Headwaters shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date;

  •
  during the period from the date of the merger agreement to the closing date, there shall not have occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a "Headwaters material adverse effect"; and

  •
  Headwaters shall have delivered to Boral a certificate certifying that the conditions relating to its representations and warranties, performance of obligations and the absence of a Headwaters material adverse effect have been satisfied.

Termination of the Merger Agreement

Termination

        The merger agreement may be terminated at any time prior to the effective time of the merger:

  •
  by mutual written consent of Headwaters and Boral;

  •
  by either Headwaters or Boral:

  •
  if the merger is not consummated on or before the end date. The end date, as it is referred to herein, means November 30, 2017; provided, that the right to terminate the merger agreement is not available to a party whose breach of the merger agreement was the primary cause of, or primarily resulted in, the failure of the effective time of the merger to occur on or before the end date; provided, further, that the end date may be extended by mutual written consent of Boral and Headwaters;

  •
  if any court of competent jurisdiction or other governmental entity has issued a legal restraint which prevents, makes illegal or prohibits the consummation of the merger and such legal restraint has become final and non-appealable, provided that the terminating party shall not have breached its obligations to use reasonable best efforts in the manner contemplated by the merger agreement to consummate the merger; or

    •
    if the Headwaters stockholder approval shall not have been obtained at a duly convened Headwaters stockholders meeting or any adjournment or postponement thereof at which the vote was taken; however, the right to terminate the merger agreement is not available to Headwaters where the failure to obtain the stockholder approval was caused by Headwaters' action or failure to act and such action or failure to act constituted a material breach by Headwaters of the merger agreement.

  •
  by Headwaters:

  •
  if Boral or Merger Sub has breached any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of Boral or Merger Sub has become untrue, which would result in a failure of the closing conditions relating to the accuracy of the representations and warranties of Boral or Merger Sub or performance of the obligations of Boral or Merger Sub, and any such breach or failure to be true has not been cured within thirty days after written notice by Headwaters to Boral informing Boral of such breach or failure to be true, except that no cure period will be required for a breach which by its nature cannot be cured prior to the end date; and provided that Headwaters may not terminate the merger agreement pursuant to the circumstances described in this paragraph if Headwaters is then in breach of any of its representations and warranties which would result in a failure of the closing conditions relating to the accuracy of Headwaters' representations and warranties or performance of the obligations of Headwaters;

  •
  prior to receipt of the Headwaters stockholder approval, in order to enter into a definitive written agreement providing for a superior proposal; provided that Headwaters pays the company termination fee (as described below) prior to or simultaneously with such termination (it being understood that Headwaters is required to enter into such a definitive written agreement simultaneously with such termination of the merger agreement); or

  •
  if (i) the marketing period has ended and all of the conditions to the obligations of Boral and Merger Sub to effect the merger have been and remain satisfied or waived (other than delivery of items to be delivered at the closing and other than satisfaction of those conditions that by their nature are to be satisfied by actions taken at the closing (provided that such conditions remain capable of being satisfied at the closing)), (ii) Headwaters has notified Boral in writing that Headwaters is ready and willing to consummate the transactions contemplated by the merger agreement; and (iii) Boral and Merger Sub fail to consummate the transactions contemplated by the merger agreement within three business days after Headwaters' delivery of such notice.

  •
  by Boral:

  •
  if Headwaters has breached any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of Headwaters has become untrue which would result in a failure of the closing conditions relating to the accuracy of the representations and warranties of Headwaters or performance of the obligations of Headwaters, and any such breach or failure to be true has not been cured within thirty days after written notice by Boral to Headwaters informing Headwaters of such breach or failure to be true, except that no cure period will be required for a breach which by its nature cannot be cured prior to the end date; and provided that Boral may not terminate the merger agreement pursuant to this paragraph if Boral is then in breach of any of its representations and warranties which would result in a failure of the closing conditions relating to the accuracy of Boral's representations and warranties or performance of the obligations of Boral;

    •
    prior to the Headwaters stockholder approval, in the event that an adverse recommendation change has occurred; or

    •
    in the event that (i) Headwaters materially breaches its obligations or restrictions in respect of non-solicitation or the Board of Directors' recommendation of the merger, as described in the "—Additional Agreements—No Solicitation" and "—Additional Agreements—Change of Recommendation" sections beginning on pages 81 and 83, respectively, in a manner that has an adverse effect on Boral or (ii) Headwaters breaches in any material respect its obligations by failing to call, give notice of, convene or hold the Headwaters stockholders meeting.

Effect of Termination

        If the merger agreement is terminated as described above under the "—Termination of the Merger Agreement—Termination" section beginning on page 93, the merger agreement will be void and have no effect, and there will not be any liability or obligation on the part of any party, except that:

  •
  no termination will affect the obligations of the parties contained in the confidentiality agreement;

  •
  termination will not relieve Headwaters, Boral or Merger Sub, as applicable, from (i) Boral's obligations of reimbursement and indemnification pursuant to the financing cooperation covenants, or (ii) the obligation to pay a termination fee or expense reimbursement under certain circumstances; and

  •
  no termination will relieve any party from liability or damages resulting from fraud or willful breach prior to such termination; willful breach being defined in the merger agreement as a breach of, or failure to perform any of the representations, warranties, covenants or other agreements contained in the merger agreement that is a consequence of an act or omission undertaken by the breaching or non-performing party with the knowledge (or in cases where such party should reasonably have had knowledge) that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of, or material failure of performance under, the merger agreement.

Termination Fees

        Under the merger agreement, Headwaters will be required to pay a company termination fee of $65 million (less, in certain instances, amounts previously paid to Boral as expense reimbursement, as described below) in connection with a termination of the merger agreement if:

  •
  Headwaters terminates the merger agreement in order to enter into a definitive written agreement providing for a superior proposal;

  •
  Boral terminates the merger agreement prior to the Headwaters stockholder approval because of an adverse recommendation change;

  •
  Boral terminates the agreement because Headwaters materially breaches its obligations or restrictions in respect of non-solicitation or the Board of Directors' recommendation of the merger, as described in the "—Additional Agreements—No Solicitation" and "—Additional Agreements—Change of Recommendation" sections beginning on pages 81 and 83, respectively, in a manner that has an adverse effect on Boral;

  •
  Boral terminates the agreement because Headwaters breaches in any material respect its obligations to call, give notice of, convene or hold the stockholders meeting; or

  •
  an alternative proposal is made to Headwaters or directly to the stockholders of Headwaters or becomes generally known to the public, or any person or "group" publicly announces an intention to make an alternative proposal, and thereafter the merger agreement is terminated under certain circumstances and within twelve months of such termination, Headwaters enters into a definitive contract to consummate any alternative proposal or any alternative proposal is consummated (provided, however, that references to twenty percent (20%) in the definition of "alternative proposal" are deemed to be references to fifty point one percent (50.1%)).

        Under the merger agreement, Boral will be required to pay Headwaters a termination fee of $75 million if either Boral or Headwaters terminates the merger agreement pursuant to:

  •
  (i) the legal restraint termination right and the applicable legal restraint giving rise to such termination right is issued under or pursuant to any antitrust law or results from a failure to obtain CFIUS clearance or (ii) the end date termination right and, in either case of clause (i) or (ii), on the termination date, the only conditions to closing that have not been satisfied (other than those conditions that by their terms are to be satisfied at the closing, which conditions would be capable of being satisfied at the closing if the closing date were on the termination date) are the closing conditions relating to obtaining the necessary regulatory approvals and the absence of legal restraints (but only if the applicable legal restraint giving rise to such termination right is issued under or pursuant to any antitrust law or results from a failure to obtain CFIUS clearance); provided, that the Boral termination fee will not be payable to Headwaters if Headwaters' breach of the merger agreement was the primary cause of, or primarily resulted in, the failure of the satisfaction of the regulatory approval and legal restraint conditions.

Expense Reimbursement

        If the merger agreement is terminated because the Headwaters stockholder approval is not obtained, Headwaters would be required to reimburse Boral for up to $18.5 million of costs and expenses reasonably incurred by Boral or Merger Sub in connection with the merger agreement and the transactions contemplated thereby, provided, however, that the maximum amount of the expense reimbursement would be increased to $37 million if the merger agreement is terminated after the institutional component of Boral's equity financing, as described above, has been consummated. The payment of the expense reimbursement will not relieve Headwaters of any subsequent obligation to pay the termination fee; provided that Headwaters will be entitled to a credit against payment of the termination fee (without interest) in respect of any expense reimbursement previously paid.

Fees and Expenses

        Except for the provisions described above under "Terms of the Merger Agreement—Expense Reimbursement" beginning on page 96 and as specifically provided in the merger agreement, all fees and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

Amendment and Waiver

Amendment

        The parties may modify, amend or supplement the merger agreement at any time before or after receipt of the Headwaters stockholder approval only by written agreement of each of the parties; provided, however, that after the Headwaters stockholder approval has been obtained, there will be no amendment of the merger agreement that by law requires further approval by the stockholders of

Headwaters without the further approval of such stockholders and no amendment of the merger agreement will be submitted to be approved by the stockholders of Headwaters unless required by law.

Waiver

        At any time prior to the effective time of the merger, the parties to the merger agreement may:

  •
  extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

  •
  waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement;

  •
  waive compliance with any covenants and agreements contained in the merger agreement; and

  •
  waive the satisfaction of any of the conditions contained in the merger agreement.

Governing Law

        The merger agreement is governed by the laws of the state of Delaware (without giving effect to choice of law principles thereof).

Specific Performance

        The parties are entitled to injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they are entitled at law or equity.

        The Board of Directors unanimously recommends a vote FOR the adoption of the merger agreement, approving the transactions contemplated thereby, including the merger.

PROPOSAL NO. 2—ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION

Interests of Headwaters' Directors and Named Executive Officers in the Merger

        In considering the recommendation of the Headwaters Board to approve the merger agreement, you should be aware that Headwaters' directors and named executive officers have interests in the merger that may be different from, or in addition to, those of Headwaters stockholders generally. The Headwaters Board was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement, and in recommending to the Headwaters stockholders that the merger agreement be approved. These interests, which are described and quantified in more detail below, include the following:

  •
  The merger agreement provides for the cash settlement of all outstanding Headwaters stock options, stock appreciation rights, restricted shares, restricted stock units and amounts deferred under the Headwaters Director Deferred Compensation Plan, in each case whether vested or unvested; the treatment of outstanding equity awards is described in more detail under "Terms of the Merger Agreement—Merger Consideration—Treatment of Equity and Equity-Based Awards" beginning on page 73;

  •
  Kirk Benson, our Chief Executive Officer, and other executive officers are party to employment agreements and change of control agreements with Headwaters that provide for severance benefits in the event of certain qualifying terminations of employment in connection with or following the merger. These agreements are discussed in more detail in the section below titled "—Agreements with Named Executive Officers";

  •
  Continued indemnification rights and directors' and officers' liability insurance to be provided by the surviving company described above under "Terms of the Merger Agreement—Directors' and Officers' Indemnification and Insurance" beginning on page 90.

Agreements with Named Executive Officers

        Change in Control Agreements.    The Compensation Committee has approved "Executive Change in Control Agreements" with certain of our officers, including all of the named executives. Upon a change in control, as defined, the agreements provide for immediate vesting and exercisability of all outstanding stock-based awards not continued by a successor. In addition, if termination of employment occurs within a specified period of a change in control, the agreements provide for (i) severance pay equal to a stipulated multiple of the sum of the person's current annual salary plus a bonus component based on either past bonuses paid or the target bonus for the fiscal year in which the change in control occurs; and (ii) continuance of health and other benefits and perquisites for a stipulated period following the change in control. Further, if any long-term cash awards are not continued, payment shall be made based on the pro-rated level of performance achieved as of the end of the most recently completed fiscal quarter.

Merger-Related Compensation including Change in Control Agreements

        The table below sets forth for each of the named executive officers estimates of the amounts of compensation that are based on or otherwise relate to the merger and that may become payable to the executive either immediately after the effective time of the merger or upon a subsequent qualifying termination of employment. Headwaters' stockholders are being asked to approve, on a non-binding advisory basis, such compensation for these executives. Because the vote to approve such compensation is advisory only, it will not be binding on Headwaters. Accordingly, if the merger agreement is approved at the meeting (or any adjournment thereof) and the merger is completed, the compensation may be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto.

        The estimates in the table assume for illustrative purposes that the merger will become effective prior to September 30, 2017 and that each named executive officer will incur a qualifying termination of employment immediately thereafter. The estimated amounts in the table are based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement. Please refer to the footnotes to the table for additional assumptions.

SUMMARY OF MERGER-RELATED COMPENSATION

Name	Cash ($)(1)	Equity ($)(2)	Retirement plan ($)(3)	Perquisites/ benefits ($)(4)	Total ($)
Kirk A. Benson	9,165,948	1,768,820	0	55,757	10,990,525
Donald P. Newman	3,016,917	328,575	94,546	85,446	3,525,484
Harlan M. Hatfield	2,431,922	247,430	165,053	85,458	2,929,863
Murphy K. Lents	2,056,998	116,425	0	86,064	2,259,487
William H. Gehrmann, III	2,944,173	212,013	162,974	25,129	3,344,289

(1)
Cash. The amounts reported in this column consist of (i) a cash severance amount payable under each named executive officer's Change in Control agreement (described in detail below), upon a "double-trigger" qualifying termination of the named executive's employment (except for Mr. Gehrmann for whom there is a "single-trigger" qualification), equal to two times the sum of (x) the named executive's base salary in effect as of the date of termination of employment or, if higher, the salary actually paid for either of the two preceding completed fiscal years, and (y) the named executive's actual annual bonus earned for the fiscal year in which the termination of employment occurs (for all named executives except for Mr. Newman, for whom the target annual bonus is used) or, for all named executives if higher, the bonus actually paid for either of the two preceding completed fiscal years, and (ii) a cash payment for the sum of the prior fiscal years' cash-based performance unit awards that have been earned and accrued but remain unvested and unpaid as of the termination date, plus the current fiscal year's target cash-based performance unit award amount adjusted, in the instance of the current year only, for the current fiscal year's financial performance through the termination date. Cash-based performance unit awards represent compensation earned in the normal course of business, but the vesting of the unit awards is accelerated due to the change in control. The table below quantifies each of the components of the cash severance compensation included in the cash total reported above, using an assumption that the target cash-based performance unit awards for the current fiscal year are earned as of the assumed termination date.

SUMMARY OF CASH COMPONENT OF MERGER-RELATED COMPENSATION

Name	Salary ($)	Annual bonus ($)	Total salary and annual bonus ($)	Total amount times multiplier of 2x ($)	Cash-based performance unit awards ($)	Total cash ($)
Kirk A. Benson	756,454	1,514,759	2,271,213	4,542,426	4,623,522	9,165,948
Donald P. Newman	382,901	561,792	944,693	1,889,386	1,127,531	3,016,917
Harlan M. Hatfield	344,369	449,434	793,803	1,587,606	844,316	2,431,922
Murphy K. Lents	312,125	434,493	746,618	1,493,236	563,762	2,056,998
William H. Gehrmann, III	362,006	682,874	1,044,880	2,089,760	854,413	2,944,173

(2)
Equity. The amounts reported in this column reflect the value of accelerating the vesting of the unvested equity awards that would occur at the effective time of the merger, as provided by the merger agreement (a "single trigger" arrangement). The table below quantifies each of the components of the equity-based severance compensation included in the equity total reported above, with amounts calculated using an assumed value per share of $24.25. For purposes of the table below, the value of the accelerated vesting of each stock appreciation right (SAR) is calculated as $24.25 per share minus the grant price of the SAR and the value of the accelerated vesting of each restricted share is calculated as $24.25 per share.

SUMMARY OF EQUITY COMPONENT OF MERGER-RELATED COMPENSATION

Name	Restricted stock ($)	Stock appreciation rights ($)	Total equity ($)
Kirk A. Benson	1,054,245	714,575	1,768,820
Donald P. Newman	195,819	132,756	328,575
Harlan M. Hatfield	147,464	99,966	247,430
Murphy K. Lents	69,331	47,094	116,425
William H. Gehrmann, III	131,872	80,141	212,013
(3)
Retirement Plan. The amounts reported in this column reflect the estimated value of retirement benefits that would be paid at the effective time of the merger (a "single trigger" arrangement). For Messrs. Newman, Hatfield and Gehrmann, the amounts represent the unvested contributions and earnings thereon of Headwaters' contributions to the Executive Retirement Program (ERP), all of which become fully vested and payable upon the completion of the merger. Mr. Benson does not participate in the ERP and Mr. Lents, who does participate, is fully vested and therefore would have no acceleration of vesting benefit.

(4)
Perquisites/benefits. The amounts reported in this column reflect the estimated value of certain other benefits that would become obligations upon a "double-trigger" qualifying termination for all named executives, consisting of continuation of auto allowance benefits and the cost of continuation of health, life and related insurance benefits, all calculated using a factor of two times the current estimated annual cost of providing such benefits in accordance with the terms and conditions of each named executive officer's Change in Control agreement (described in detail above).

Certain Definitions used in Change in Control Agreements

        For purposes of Headwaters' change in control agreements, "Involuntary Termination without Cause" means the involuntary termination of an executive's employment by Headwaters for reasons other than (1) the commission by the executive of a felony or a misdemeanor involving moral turpitude, (2) any intentional act of fraud, embezzlement or misappropriation of property of Headwaters by the executive which has a materially adverse impact on the business or affairs of Headwaters, (3) any intentional unauthorized use or disclosure by the executive of confidential information or trade secrets of Headwaters (or any affiliated corporation or entity of Headwaters ("Affiliate")), (4) any other intentional misconduct by the executive which has a materially adverse impact on the business or affairs of Headwaters (or any Affiliate), (5) the death of the executive, (6) the inability of the executive to perform the executive's duties due to a disability (as defined and determined under the terms of Headwaters' long-term disability plan), or (7) the failure or refusal by the executive to perform the duties of the executive's position with Headwaters, provided that solely for the purpose of item (7), the executive shall be given thirty (30) days written notice (and the opportunity to correct such conduct if such conduct can be corrected during that notice period) of the

Headwaters' intention to terminate the employment of the executive and to deem the termination of the executive's employment to be for the foregoing reason.

        "Voluntary Termination With Good Reason" means the executive's voluntary resignation within sixty (60) days following the occurrence of any of the following actions without the executive's consent ("Good Reason"): (1) the material, involuntary reduction in the executive's title, responsibilities, authorities or functions as an employee of Headwaters as in effect immediately prior to a change in control, as defined (but not merely a change in title or reporting relationships), except in connection with the termination of the executive's employment for death, disability, retirement, fraud, misappropriation, embezzlement or any other conduct listed under the definition of cause; (2) a reduction in the executive's level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than ten percent (10%) unless such reduction is part of a general reduction applicable to all of the executives of Headwaters; (3) a relocation of the executive's regular place of employment by more than fifty (50) miles; (4) any material breach by Headwaters or its successor or assign of any employment agreement between Headwaters and the executive; or (5) any failure by Headwaters to obtain the assumption of any material agreement and the material provisions of any stock option grant, between the executive and Headwaters from any successor or assign of Headwaters following a change in control.

Equity Interests of Headwaters' Named Executive Officers

        The following table sets forth the number of shares of Headwaters common stock and the number of shares of Headwaters common stock underlying SARs held by each of Headwaters' named executives, in each case that either are currently owned or vested or that are scheduled to vest by the effective time of the merger, assuming that the effective time of the merger occurs prior to September 30, 2017, which is the next scheduled vesting date. It is assumed that the named executives will not sell or acquire any shares of Headwaters common stock and will not exercise any SARs before September 30, 2017. The table also sets forth the values of these owned shares and vested SARs based on the $24.25 per share consideration (minus the applicable grant price for SARs).

SUMMARY OF VESTED EQUITY INTERESTS OF NAMED EXECUTIVES

Name	Owned shares (#)	Owned shares ($)	Vested SARs (#)	Vested SARs ($)	Total vested equity ($)
Kirk A. Benson	1,532,191	37,155,632	874,815	14,472,542	51,628,174
Donald P. Newman	112,113	2,718,740	142,376	2,635,971	5,354,711
Harlan M. Hatfield	105,374	2,555,320	187,530	3,518,774	6,074,094
Murphy K. Lents	85,736	2,079,098	159,106	3,357,087	5,436,185
William H. Gehrmann, III	71,693	1,738,555	285,011	5,261,542	7,000,097

Equity Interests of Headwaters' Non-Employee Directors

        The following table sets forth the number of shares of Headwaters common stock owned, the number of shares of Headwaters common stock underlying the Director Deferred Compensation Plan (DDCP) described in detail in "Proposal No. 1—Adoption of the Merger Agreement—Interests of Certain Persons in the Merger—Treatment of Outstanding Equity Awards—Director Deferred Compensation Plan" beginning on page 59 of this proxy statement, and the number of shares of Headwaters common stock underlying vested Restricted Stock Units (RSUs) held by each of Headwaters' non-employee directors, in each case that either are currently owned or vested or that are scheduled to vest by the effective time of the merger. It is assumed that the directors will not sell or acquire any shares of Headwaters common stock and will not exercise any options before the effective time of the merger. The table also sets forth the values of these owned shares and vested options based on the $24.25 per share consideration (minus the applicable exercise price for options).

SUMMARY OF VESTED EQUITY INTERESTS OF NON-EMPLOYEE DIRECTORS

Name	Owned shares (#)	DDCP shares (#)	RSU shares (#)	Total full- value shares (#)	Total full- value shares ($)	Vested options (#)	Vested options ($)	Total vested equity ($)
Thomas N. Chieffe	0	16,100	0	16,100	390,425	0	0	390,425
R Sam Christensen	27,671	4,294	38,035	70,000	1,697,500	0	0	1,697,500
Blake O. Fisher, Jr.	4,000	32,525	38,035	74,560	1,808,080	12,000	128,160	1,936,240
James A. Herickhoff	11,800	28,757	38,035	78,592	1,905,856	12,000	128,160	2,034,016
Malyn K. Malquist	16,000	0	38,035	54,035	1,310,349	0	0	1,310,349
Sylvia Summers	0	18,997	0	18,997	460,677	0	0	460,677

        Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Headwaters is required to submit a proposal to its stockholders for an advisory (non-binding) vote to approve certain compensation that may become payable to Headwaters' named executive officers in connection with the completion of the merger. This proposal gives Headwaters' stockholders the opportunity to vote, on an advisory (non-binding) basis, on the compensation that may be paid or become payable to Headwaters' named executive officers in connection with the merger. This compensation is summarized above in this section, including the footnotes to the tables and the associated narrative discussion. Headwaters' board of directors unanimously recommends that stockholders approve the following resolution:

    "RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Headwaters in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the proxy statement titled "Proposal No. 2—Advisory Vote on Merger-Related Named Executive Officer Compensation—Interests of Headwaters' Directors and Named Executive Officers in the Merger—Merger-Related Compensation including Change in Control Agreements" including the footnotes to the table and the associated narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, are hereby APPROVED."

        The vote on the merger-related compensation proposal is a vote separate and apart from the vote on the merger agreement. Accordingly, you may vote to approve the merger agreement and vote not to approve the merger-related compensation proposal and vice versa. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either Headwaters or Boral. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation may become payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the merger-related compensation proposal.

        The Board of Directors unanimously recommends a vote FOR the approval of the merger-related executive compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 3—APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

        Stockholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the meeting of stockholders to a later date or dates (or a recess or postponement thereof), if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement, which we refer to as the adjournment proposal. If the adjournment proposal is approved, the meeting could be successively adjourned to any date and we could use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to solicit the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting. Headwaters does not intend to call a vote on adjournment of the meeting to solicit additional proxies if the merger agreement is approved at the meeting.

        The Board of Directors unanimously recommends a vote FOR the adjournment of the meeting of stockholders, if necessary to solicit additional proxies if there are insufficient votes at the time of the meeting.

 MARKET PRICE OF HEADWATERS COMMON STOCK AND DIVIDEND INFORMATION

        Our common stock trades on the NYSE under the symbol "HW." As of December 23, 2016, there were 74,883,657 shares of our common stock outstanding, held by approximately 276 stockholders of record.

        The following table sets forth the high and low reported sale prices for our common stock for the periods shown as reported on the NYSE. No dividends were declared on the Headwaters common stock in the periods shown.

	Common Stock
	High	Low
Fiscal Year Ending September 30, 2017 (through December 23, 2016)	$23.99	$16.05
First Quarter (through December 23, 2016)	$23.99	$16.05
Fiscal Year Ending September 30, 2016	$21.25	$13.62
First Quarter	$20.93	$16.55
Second Quarter	$19.89	$13.62
Third Quarter	$21.25	$16.49
Fourth Quarter	$20.05	$16.34
Fiscal Year Ending September 30, 2015	$21.76	$10.54
First Quarter	$15.17	$10.54
Second Quarter	$18.50	$13.37
Third Quarter	$20.31	$17.51
Fourth Quarter	$21.76	$13.41
Fiscal Year Ending September 30, 2014	$14.16	$8.31
First Quarter	$10.17	$8.31
Second Quarter	$13.98	$9.67
Third Quarter	$14.16	$11.02
Fourth Quarter	$14.08	$10.27

        On November 18, 2016, the last trading day before we publicly announced the execution of the merger agreement, the high and low sale prices for our common stock as reported on the NYSE were $20.37 and $20.03 per share, respectively, and the closing sale price on that date was $20.09, compared to which the consideration of $24.25 in cash per share represents a premium of approximately 21%. On December 23, 2016, the record date for the special meeting, the high and low sale prices for our common stock as reported on the NYSE were $23.58 and $23.52 per share, respectively, and the closing sale price on that date was $23.53. As of the record date, there were 74,883,657 shares of Headwaters common stock issued and outstanding and approximately 276 holders of record.

        No cash dividends were paid on our common stock during fiscal years 2016, 2015 or 2014. Our ability to pay future cash dividends will depend upon, among other things, our earnings, anticipated expansions, capital requirements, compliance with limitations under our senior secured loan and revolving credit facilities, and our financial condition. Furthermore, under the terms of the merger agreement, we are generally prohibited from declaring, authorizing, making or paying any dividend or distribution. We do not expect to pay cash dividends in the foreseeable future.

STOCKHOLDERS SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR OUR COMMON STOCK BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of December 23, 2016, regarding the beneficial ownership of our common stock, for:

  •
  each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our common stock;

  •
  each director;

  •
  each named executive officer; and

  •
  all directors and executive officers as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own.

        We relied on information received from each stockholder as to beneficial ownership, including information contained on Schedules 13D and 13G and Forms 3, 4 and 5. As of December 23, 2016, there were 74,883,657 shares of common stock outstanding. As of that date, there were outstanding options to purchase 24,000 shares of common stock, and there were 2,511,684 stock-settled SARs and 152,140 restricted stock units outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
5% Stockholders:
Steven M. Hoffman,	8,753,017	(3)	11.7%
Managing Director Wellington Management Group LLP 280 Congress Street Boston, MA 02210
Chris Jones,	7,456,256	(4)	10.0%
Chief Investment Officer BlackRock, Inc. 55 East 52nd Street New York, NY 10022
Colin S. Kinney,	4,862,505	(5)	6.5%
Chief Compliance Officer Victory Capital Management, Inc. 4900 Tiedeman Rd. 4th Floor Brooklyn, OH 44144
F. William McNabb III,	4,277,689	(6)	5.7%
President and Chief Executive Officer The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355
Directors:
Kirk A. Benson	2,450,480	(7)	3.2%
James A. Herickhoff	90,592	(8)	*
Blake O. Fisher, Jr.	86,560	(9)	*
R Sam Christensen	70,000	(10)	*
Malyn K. Malquist	54,035	(11)	*
Sylvia Summers	18,997	(12)	*
Thomas N. Chieffe	16,100	(13)	*
Executive Officers:
William H. Gehrmann, III	362,142	(14)	*
Donald P. Newman	262,564	(15)	*
Harlan M. Hatfield	298,985	(16)	*
Murphy K. Lents	247,701	(17)	*
All directors and executive officers as a group (13 persons)	3,969,927	(18)	5.2%

*
Less than 1%

(1)
The address of each director and officer is c/o Headwaters Incorporated, 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095.

(2)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from December 23, 2016, and the total outstanding shares used to calculate each beneficial owner's percentage includes such shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within sixty (60) days of December 23, 2016.

(3)
Based on the statements on Schedule 13G filed with the SEC on February 11, 2016, Wellington Management Group LLP has shared voting power over 7,827,476 shares and shared dispositive power over 8,753,017 shares.

(4)
Based on the statements on Schedule 13G filed with the SEC on November 9, 2016, BlackRock, Inc. has sole voting power over 7,296,287 shares and sole dispositive power over 7,456,256 shares.

(5)
Based on the statements on Schedule 13G filed with the SEC on September 23, 2016, Victory Capital Management Inc. has sole voting power over 4,650,964 shares and sole dispositive power over 4,862,505 shares.

(6)
Based on the statements on Schedule 13G filed with the SEC on February 11, 2016, The Vanguard Group has sole voting power over 162,335 shares, shared voting power over 6,000 shares, sole dispositive power over 4,113,954 shares, and shared dispositive power over 163,735 shares.

(7)
Consists of 1,575,665 shares owned by Mr. Benson and 874,815 SARs exercisable within 60 days of December 23, 2016.

(8)
Consists of 11,800 shares owned by Mr. Herickhoff, options to purchase 12,000 shares held by Mr. Herickhoff exercisable within 60 days of December 23, 2016, vested restricted stock units for 38,035 shares obtainable upon termination and 28,757 shares held on behalf of Mr. Herickhoff in the DDCP.

(9)
Consists of 4,000 shares owned by Mr. Fisher, options to purchase 12,000 shares held by Mr. Fisher exercisable within 60 days of December 23, 2016, vested restricted stock units for 38,035 shares obtainable upon termination, and 32,525 shares held on behalf of Mr. Fisher in the DDCP.

(10)
Consists of 27,671 shares owned by a limited liability company, of which Mr. Christensen is the Managing Member and a Trustee of the majority owner and controlling member, vested restricted stock units for 38,035 shares obtainable upon termination and 4,294 shares held on behalf of Mr. Christensen in the DDCP.

(11)
Consists of 16,000 shares owned by Mr. Malquist, and vested restricted stock units for 38,035 shares obtainable upon termination.

(12)
Consists of 18,997 shares held on behalf of Ms. Summers in the DDCP.

(13)
Consists of 16,100 shares held on behalf of Mr. Chieffe in the DDCP.

(14)
Consists of 77,131 shares owned by Mr. Gehrmann and 285,011 SARs exercisable within 60 days of December 23, 2016.

(15)
Consists of 120,188 shares owned by Mr. Newman and 142,376 SARs exercisable within 60 days of December 23, 2016.

(16)
Consists of 111,455 shares owned by Mr. Hatfield and 187,530 SARs exercisable within 60 days of December 23, 2016.

(17)
Consists of 88,595 shares owned by Mr. Lents and 159,106 SARs exercisable within 60 days of December 23, 2016.

(18)
Consists of 2,044,276 shares issued and outstanding, options to purchase 24,000 shares exercisable within 60 days of December 23, 2016, 1,648,838 SARs exercisable within 60 days of December 23, 2016, vested restricted stock units for 152,140 shares obtainable upon termination of certain directors, and 100,673 shares held on behalf of certain directors in the DDCP.

FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will have no public stockholders and there will be no public participation in any of our stockholder meetings that occur after completion of the merger. We intend to have our 2017 annual meeting of stockholders in the ordinary course, with the date and time of such annual meeting to be announced at a later date. Further, if the merger is not completed, or if Headwaters is otherwise required or elects to do so under applicable law, we will continue to hold annual meetings of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to Headwaters as set forth below.

        Our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our Corporate Secretary not less than 60 days nor more than 90 days prior to the scheduled date of the meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder making the proposal. In the event that less than 75 days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder must be received not later than the earlier of the following two dates: (a) the close of business on the 15th day following the day on which notice of the date of the scheduled annual meeting was mailed or public disclosure was made, or (b) two days prior to the date of the scheduled meeting. Our Bylaws can be found at www.headwaters.com.

 WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other documents contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any stockholder or a representative of a stockholder as so designated in writing.

        Stockholders may read and copy any reports, statements or other information filed by us at the SEC's public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549, United States. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, United States, at prescribed rates. Please call the SEC at +1.800.SEC.0330 for further information on the operation of the public reference room. Our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's website located at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Headwaters through the "Investor Relations" section of our website and the "SEC Filing" tab therein. The website address is www.headwaters.com. The information provided on or accessible through Headwaters' website, other than securities filings that are otherwise incorporated herein by reference, is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Headwaters' website provided in this proxy statement. You may also send a written request to our Vice President of Investor Relations at Headwaters Incorporated, 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095, United States, Attn: Sharon Madden, Vice President of Investor Relations.

        The SEC allows us to "incorporate by reference" information that we file with the SEC in other documents into this proxy statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

        The following Headwaters filings with the SEC are incorporated by reference:

  •
  Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2016, filed with the SEC on November 15, 2016;

  •
  Headwaters' Definitive Proxy Statement on Schedule 14A, as supplemented, filed with the SEC on January 6, 2016; and

  •
  Headwaters' Current Reports on Form 8-K filed with the SEC on November 28, 2016; November 22, 2016; November 21, 2016; and October 26, 2016 (other than the portions of such documents not deemed to be filed, if any).

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K (other than the portions of such Current Reports not deemed to be filed, if any) and proxy solicitation materials.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of

Headwaters since the date of this proxy statement or that the information herein is correct as of any later date.

        Boral and Merger Sub have supplied, and we have not independently verified, the information in this proxy statement exclusively concerning Boral and Merger Sub. Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated December 29, 2016. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and the mailing of this proxy statement will not create any implication to the contrary.

Execution Version

Annex A

AGREEMENT AND PLAN OF MERGER

Dated as of November 20, 2016,

among

HEADWATERS INCORPORATED

BORAL LIMITED

and

ENTERPRISE MERGER SUB, INC.

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Additional Consideration	Section 9.05
Adverse Recommendation Change	Section 6.02(d)
Affiliate	Section 9.05
Agreement	Preamble
Alternate Financing	Section 7.07(a)
Alternative Proposal	Section 6.02(g)(i)
Antitrust Division	Section 7.03(b)
Antitrust Law	Section 9.05
ASX	Section 5.03(b)
Authorizations	Section 7.03(b)
Business Day	Section 9.05
Certificate	Section 2.01(c)
Certificate of Merger	Section 1.03
CFIUS	Section 9.05
CFIUS Clearance	Section 9.05
CFIUS Notice	Section 9.05
Closing	Section 1.02
Closing Date	Section 1.02
Coal Combustion Residuals	Section 4.14(g)(i)
Code	Section 9.05
Collective Bargaining Agreement	Section 4.18(a)
Commitment Documents	Section 5.07(b)
Commitment Reduction Event	Section 7.07(a)
Company	Preamble
Company Affiliate Transaction	Section 4.22
Company Benefit Plans	Section 4.12(a)
Company Board	Section 2.04(e)
Company By-laws	Section 4.01
Company Capital Stock	Section 4.03(a)
Company Charter	Section 4.01
Company Common Stock	Section 2.01
Company Disclosure Letter	Article IV
Company ESPP	Section 9.05
Company Financial Advisor	Section 4.24
Company Indemnified Parties	Section 7.05(a)
Company Intellectual Property	Section 9.05
Company Leases	Section 4.15(b)
Company Material Adverse Effect	Section 9.05
Company Pension Plan	Section 4.12(c)
Company Permits	Section 4.01
Company Preferred Stock	Section 4.03(a)
Company Product	Section 4.23(b)
Company Properties	Section 4.15(a)
Company Recommendation	Section 7.01(d)
Company Regulatory Agreement	Section 4.17
Company Restricted Shares	Section 9.05
Company RSU	Section 9.05
Company SAR	Section 9.05
Company SEC Documents	Section 4.10(a)

A-iv

Company Stock Option	Section 9.05
Company Stock Plans	Section 9.05
Company Stockholder Approval	Section 4.04(a)
Company Stockholders Meeting	Section 4.04(a)
Company Subsidiaries	Section 4.01
Company Voting Debt	Section 4.03(b)
Compliant	Section 9.05
Confidentiality Agreement	Section 7.02
Consent	Section 4.05(b)
Continuing Employee	Section 7.09(b)
Contract	Section 4.03(b)
Covered Personal Information	Section 9.05
Debt Financing	Section 5.07(b)
DGCL	Section 1.01
Director DCP	Section 9.05
Dissenting Shares	Section 2.03
DPA	Section 9.05
EBIT	Section 9.05
Effective Time	Section 1.03
End Date	Section 8.01(b)(i)
Environmental Claim	Section 4.14(g)(ii)
Environmental Laws	Section 4.14(g)(iii)
Equity Financing Consummation	Section 9.05
ERISA	Section 9.05
ERISA Affiliate	Section 9.05
Exchange Act	Section 9.05
Expense Reimbursement	Section 8.03(d)
Filed Company Contract	Section 4.09(a)
Filed Company SEC Documents	Article IV
Financing	Section 9.05
Financing Sources	Section 9.05
FIRPTA Certificate	Section 2.05
Fraud and Bribery Laws	Section 4.20
FTC	Section 7.03(b)
GAAP	Section 4.10(b)
Governmental Entity	Section 4.05(b)
Grant Date	Section 4.03(b)
Hazardous Substance	Section 4.14(g)(iv)
HSR Act	Section 3.01(b)
ICA	Section 9.05
ICA Clearance	Section 9.05
Indebtedness	Section 9.05
Inquiry	Section 6.02(a)
Intellectual Property Rights	Section 9.05
Intervening Event	Section 6.02(g)(ii)
IRD	Section 7.03(b)
IRS	Section 4.11(d)
Judgment	Section 4.05(a)
Knowledge	Section 9.05
Law	Section 9.05
Legal Restraints	Section 3.01(c)

A-v

Letter of Transmittal	Section 2.02(b)
Liens	Section 4.02(a)
Marketing Period	Section 9.05
Material Contract	Section 4.09(b)
Maximum Amount	Section 7.05(c)
Merger	Section 1.01
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
Merger Sub Common Stock	Section 2.01
Multiemployer Plan	Section 4.12(d)
Multiple Employer Plan	Section 4.12(d)
Notice Period	Section 6.02(d)(ii)
NYSE	Section 9.05
Offer	Section 5.07(c)
Owned Real Property	Section 4.15(a)
Parent	Preamble
Parent Benefit Plan	Section 7.09(c)
Parent Board	Section 5.02
Parent Disclosure Letter	Article V
Parent Material Adverse Effect	Section 9.05
Parent Termination Fee	Section 9.05
Paying Agent	Section 2.02(a)
Payment Fund	Section 2.02(a)
Payoff Amount	Section 7.07(g)
Payoff Letter	Section 7.07(g)
PBGC	Section 4.12(a)
Permits	Section 4.01
Permitted Liens	Section 9.05
Person	Section 9.05
Proxy Statement	Section 7.01(a)
Real Property	Section 4.15(b)
Registered Intellectual Property Rights	Section 4.16(a)
Regulatory Approval Additional Consideration	Section 9.05
Regulatory Approval Trigger Date	Section 9.05
Release	Section 4.14(g)(v)
Representatives	Section 6.02(a)
Required Information	Section 7.07(d)
SEC	Section 9.05
Securities Act	Section 9.05
SOX	Section 9.05
Specified Indebtedness	Section 7.07(g)
Subsidiary	Section 9.05
Superior Proposal	Section 6.02(g)(iii)
Surviving Company	Section 1.01
Takeover Laws	Section 4.04(b)
Tax	Section 9.05
Tax Return	Section 9.05
Technology	Section 9.05
Termination Fee	Section 8.03(b)
Top Customer	Section 4.21
Top Supplier	Section 4.21

A-vi

Transaction Litigation	Section 7.06
Underwriting Agreement	Section 5.07(c)
Voting Agreement	Recitals
Willful Breach	Section 9.05
Withdrawal Liability	Section 9.05

A-vii

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 20, 2016, among Headwaters Incorporated, a Delaware corporation (the "Company"), Boral Limited, an Australian corporation ("Parent"), and Enterprise Merger Sub, Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Parent ("Merger Sub").

        WHEREAS, the Company, Parent and Merger Sub desire to effect the Merger, pursuant to which Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving company, and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b), Company Restricted Shares to be converted to cash in accordance with Section 2.04 and Dissenting Shares) shall be converted into the right to the Merger Consideration;

        WHEREAS, the Company Board, the Parent Board and the Board of Directors of Merger Sub have approved this Agreement, determined that the terms of this Agreement are in the best interests of the Company, Parent or Merger Sub, as applicable, and their respective stockholders, and declared the advisability of this Agreement;

        WHEREAS, the Company Board and the Board of Directors of Merger Sub have recommended adoption and approval of this Agreement by their respective stockholders;

        WHEREAS, in connection with the execution and delivery of this Agreement by the parties, the Chief Executive Officer of the Company has entered into a voting agreement (the "Voting Agreement"), dated as of the date of this Agreement, with Parent, pursuant to which he has agreed, among other things, to vote all of the shares of Company Common Stock beneficially owned by him in favor of the adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement, on the terms and subject to the conditions set forth in the Voting Agreement; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

The Merger

        SECTION 1.01    The Merger.    On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), on the Closing Date, Merger Sub shall be merged with and into the Company (the "Merger"). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving company in the Merger (the "Surviving Company").

        SECTION 1.02    Closing.    The closing (the "Closing") of the Merger shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 at (a) 10:00 a.m., New York City time, on a date to be specified by the Company and Parent, which shall be no later than the second Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article III (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions); provided, however, that, notwithstanding the satisfaction or waiver of the conditions set forth in Article III, in no event shall the Closing occur prior to the final day of the Marketing Period (or such date during the Marketing Period specified by Parent to the Company on no less than two Business Days' written notice); or (b) such other date and time as agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        SECTION 1.03    Effective Time.    Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger (the "Certificate of Merger"), executed and acknowledged in accordance with the relevant provisions of the DGCL, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the DGCL or by the Secretary of State of the State of Delaware in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as the Company and Parent shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

        SECTION 1.04    Effects.    The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

        SECTION 1.05    Certificate of Incorporation and By-Laws.    The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law, except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Company. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law, except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Company.

        SECTION 1.06    Directors and Officers of Surviving Company.    The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

Effect on the Capital Stock of the Constituent Entities; Exchange of Certificates

        SECTION 2.01    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any shares of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") or any shares of common stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock"):

          (a)    Conversion of Merger Sub Common Stock.    Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Company (other than any shares converted pursuant to Section 2.01(b)(ii)). From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.

          (b)    Cancellation of Treasury Stock and Parent-Owned Stock; Conversion of Subsidiary-Owned Stock.

              (i)  Each share of Company Common Stock that is owned by the Company as treasury stock and each share of Company Common Stock that is owned directly by Parent or Merger Sub immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

             (ii)  Each share of Company Common Stock that is owned by any direct or indirect wholly owned Subsidiary of the Company or any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) or of Merger Sub shall be converted into such number of shares of common stock of the Surviving Company such that the ownership percentage of any such Subsidiary in the Surviving Company immediately following the Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.

          (c)    Conversion of Company Common Stock.    Subject to Sections 2.02 and 2.03, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled or converted into shares of the Surviving Company in accordance with Section 2.01(b), Company Restricted Shares to be converted to cash in accordance with Section 2.04 and Dissenting Shares) shall be converted into the right to receive (i) $24.25 in cash, without interest, and (ii) the Additional Consideration, if any (together, the "Merger Consideration"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (each, a "Certificate") (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon the surrender of such Certificate in accordance with Section 2.02. Notwithstanding the foregoing (but without limiting the restrictions set forth in Section 6.01(a)), if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of shares of Company Common Stock will be appropriately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event. As provided in Section 2.02(h), the right of any holder of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any required withholding under applicable Tax Law.

        SECTION 2.02    Exchange of Certificates; Payment Fund; Deliverables.

          (a)    Paying Agent.    Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment and delivery of the Merger Consideration. At or prior to the Effective Time, Parent shall deposit with the Paying Agent, for the benefit of the holders of Company Common Stock, for payment in accordance with this Article II through the Paying Agent, cash sufficient to pay the aggregate Merger Consideration. All such cash deposited with the Paying Agent is hereinafter referred to as the "Payment Fund."

          (b)    Transmittal Materials.    As promptly as reasonably practicable after the Effective Time (and in any event within four Business Days after the Effective Time), Parent shall cause the Paying Agent to mail, or otherwise provide in the case of book-entry shares, to each holder of record of Company Common Stock (other than shares to be canceled or converted into shares of the Surviving Company in accordance with Section 2.01(b), Company Restricted Shares to be converted to cash in accordance with Section 2.04 and Dissenting Shares): (i) transmittal materials, including a form of letter of transmittal in such form and with such other provisions as Parent may specify, subject to the Company's reasonable approval, and which shall be prepared prior to Closing (the "Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title shall pass (A) with respect to shares evidenced by Certificates, only upon delivery to the Paying Agent of a duly, completely and validly executed Letter of Transmittal, such Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.02(i)) and such other documents as the Paying Agent may reasonably request and (B) with respect to book-entry shares, only upon delivery to the Paying Agent of an "agent's message" regarding the book-entry transfer of book-entry shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request)), and (ii) instructions for effecting the surrender of book-entry shares or Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.02(i)) to the Paying Agent in exchange for payment of the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.01.

          (c)    Merger Consideration Received in Connection with Exchange.    Upon (i) in the case of shares of Company Common Stock represented by a Certificate, the surrender of such Certificate for cancellation to the Paying Agent (or an affidavit of loss in lieu of such Certificate as provided in Section 2.02(i)) together with the Letter of Transmittal duly, completely and validly executed in accordance with the instructions thereto, or (ii) in the case of shares of Company Common Stock held in book-entry form, the receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), in each case together with such other documents as may reasonably be required by the Paying Agent, the holder of such shares shall be entitled to receive in exchange therefor the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.01. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration may be paid to a transferee if the Certificate representing such Company Common Stock (or, if such Company Common Stock is held in book-entry form, proper evidence of such transfer) is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.02(c), each share of Company Common Stock, and any Certificate with respect thereto, shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holders of shares of Company Common Stock are entitled to receive in respect of such shares pursuant to Section 2.01. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate (or shares of Company Common Stock held in book-entry form).

          (d)    No Further Ownership Rights in Company Common Stock.    The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates (or shares of Company Common Stock held in book-entry form) that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form) are presented to Parent or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (e)    Termination of Payment Fund.    Any portion of the Payment Fund (including any interest received with respect thereto) that remains undistributed to the holders of Company Common Stock for twelve months after the Effective Time shall be delivered to Parent, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration, without any interest thereon.

          (f)    No Liability.    None of the Company, Parent, Merger Sub or the Paying Agent shall be liable to any Person in respect of any portion of the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Payment Fund which remains undistributed to the holders of Certificates (or shares of Company Common Stock held in book-entry form) for two years after the Effective Time (or immediately prior to such earlier date on which the Payment Fund would otherwise escheat to, or become the property of, any Governmental Entity), shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

          (g)    Investment of Payment Fund.    The Paying Agent shall invest any cash in the Payment Fund if and as directed by Parent. Any interest and other income resulting from such investments shall be paid to, and be the property of, Parent. No investment losses resulting from investment of the Payment Fund shall diminish the rights of any stockholder of the Company to receive the Merger Consideration or any other payment as provided herein. To the extent there are losses with respect to such investments or the Payment Fund diminishes for any other reason below the level required to make prompt cash payment of the aggregate funds required to be paid pursuant to the terms hereof, Parent shall reasonably promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such cash payments.

          (h)    Withholding Rights.    Each of Parent, Merger Sub, the Company, the Surviving Company and the Paying Agent (without duplication) shall be entitled to deduct and withhold from the consideration or any other payments otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable Tax Law or any other applicable Law. Amounts so withheld and paid over to the appropriate Governmental Entity shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction or withholding was made.

          (i)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall, in exchange for such lost, stolen or destroyed Certificate, pay the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

        SECTION 2.03    Dissenters' Rights.    Notwithstanding any other provision contained in this Agreement, no shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a stockholder who has properly exercised such stockholder's appraisal rights in respect of such shares (any such shares being referred to herein as "Dissenting Shares") under Section 262 of the DGCL shall be converted into or represent the right to receive the Merger Consideration as provided in Section 2.01 and instead shall be entitled to such rights as are granted by

Section 262 of the DGCL (unless and until such stockholder shall have failed to timely perfect, or shall have effectively withdrawn or lost, such stockholder's right to dissent from the Merger under the DGCL, in which case such stockholder shall be entitled to receive the Merger Consideration in accordance with Sections 2.01 and 2.02, without interest thereon, in exchange for such shares of Company Common Stock, and such shares of Company Common Stock shall no longer be deemed to be Dissenting Shares) and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. The Company (i) shall give Parent prompt written notice of any notice or demand for appraisal or payment for shares of Company Common Stock (or threats thereof) and any withdrawals or attempted withdrawals of such demands or threats received by the Company, (ii) shall give Parent the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands and (iii) shall not, without the prior written consent of Parent or as otherwise required by a final, non-appealable order of a Governmental Entity of competent jurisdiction, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands, or waive any failure to timely deliver a written demand for appraisal.

        SECTION 2.04    Company Stock Options and Other Stock-Based Awards.

          (a)    Company Stock Options.    At the Effective Time, each Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be canceled, without action of the holder, and the holder thereof shall be entitled only to receive a cash payment, without interest, in an amount equal to the excess, if any, of the Merger Consideration over the applicable exercise price for each share of Company Common Stock subject to such Company Stock Option; provided, however, that if the exercise price per share of Company Common Stock equals or exceeds the Merger Consideration, the amount payable for such Company Stock Option shall be $0.00.

          (b)    Company SARs.    At the Effective Time, each Company SAR, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be canceled, without action of the holder, and the holder thereof shall be entitled only to receive a cash payment, without interest, in an amount equal to the excess, if any, of the Merger Consideration over the applicable base price for each share of Company Common Stock subject to such Company SAR; provided, however, that if the base price per share of Company Common Stock equals or exceeds the Merger Consideration, the amount payable for such Company SAR shall be $0.00.

          (c)    Company Restricted Shares.    At the Effective Time, each unvested Company Restricted Share that is outstanding immediately prior to the Effective Time shall be canceled, without action of the holder, and the holder thereof shall be entitled only to receive a cash payment, without interest, in an amount equal to the Merger Consideration.

          (d)    Company RSUs.    At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time shall be canceled, without action of the holder, and the holder thereof shall be entitled only to receive a cash payment, without interest, in an amount equal to the Merger Consideration.

          (e)    Director DCP.    For any members of the Board of Directors of the Company (the "Company Board") who elected to have amounts deferred under the Director DCP deemed invested in Company Common Stock, (i) each share of Company Common Stock purchased by the Company and held as treasury stock immediately prior to the Effective Time in connection with such deferrals shall be cancelled in accordance with Section 2.01(b) hereof, and (ii) each such director shall be entitled to receive therefore a cash payment, without interest, in an amount equal to the Merger Consideration, subject to and payable in accordance with the terms of the Director DCP.

          (f)    Corporate Actions.    Prior to the Effective Time, the Company shall take any actions which are necessary to approve and effectuate the provisions of Section 2.04(a) through Section 2.04(e), including (i) making any determinations or adopting resolutions of the Company Board or the applicable committee thereof as may be necessary, (ii) taking any actions, including obtaining any required consent from the holder of a compensatory equity award, necessary so that each Company Stock Option with an exercise price that exceeds the Merger Consideration and each Company SAR with a base price that exceeds the Merger Consideration is canceled for no additional consideration and (iii) satisfying any requirement to notify the holders of compensatory equity awards as may be required under the Company Stock Plans.

          (g)    Payment with Respect to Stock-Based Awards.    Promptly after the Effective Time, the Surviving Company shall pay the amounts due pursuant to this Section 2.04, without any interest thereon, and shall pay all such amounts payable to employees through its payroll systems net of applicable withholding Taxes; provided, however, that in the case of any such amounts that constitute nonqualified deferred compensation under Section 409A of the Code, the Surviving Company shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a tax or penalty under Section 409A of the Code.

        SECTION 2.05    FIRPTA Certificate.    Prior to the Closing Date, the Company shall deliver to Parent a duly executed certificate (the "FIRPTA Certificate"), dated not more than thirty (30) days prior to the Closing Date, certifying that (A) the Company is not and in the preceding five-year period has never been a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code and the Treasury Regulations promulgated thereunder and (B) none of the Equity Interests in the Company constitute a "United States real property interest" as defined in Section 897(c) of the Code and the Treasury Regulations promulgated thereunder, which certificate shall be in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) and in a form reasonably satisfactory to Parent; provided, however, that if the Company fails to provide the FIRPTA Certificate, the transaction shall nonetheless close and Parent shall withhold from the Merger Consideration and pay over to the appropriate taxing authorities the amount required to be withheld under Section 1445 of the Code as reasonably determined by Parent.

ARTICLE III

Conditions Precedent

        SECTION 3.01    Conditions to Each Party's Obligations to Effect the Merger.    The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

          (b)    Regulatory Approvals.    (i) Any waiting period (and any extension thereof) applicable to the Merger under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") or similar Antitrust Law in any jurisdiction outside of the United States where the transaction must be notified to, and cleared or approved by, government regulators before it is legally permitted to be closed shall have been terminated or shall have expired; (ii) the parties hereto shall have received the CFIUS Clearance; and (iii) ICA Clearance shall have been received.

          (c)    No Legal Restraints.    No applicable Law and no Judgment or other legal restraint or prohibition and no binding order or determination by any Governmental Entity (collectively, the "Legal Restraints") shall be in effect, and no suit, action or other proceeding shall have been instituted by any Governmental Entity and remain pending that would reasonably be expected to result in a Legal Restraint, in each case, that prevents, makes illegal or prohibits the consummation of the Merger and the other transactions contemplated hereby.

        SECTION 3.02    Conditions to Obligations of the Company.    The obligations of the Company to consummate the Merger are further subject to the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of Parent and Merger Sub contained in this Agreement (except those representations and warranties contained in Sections 5.01, 5.02 and 5.06) shall be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect and (ii) the representations and warranties of Parent and Merger Sub contained in Sections 5.01, 5.02 and 5.06 shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c)    Parent Certificate.    Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Sections 3.02(a) and 3.02(b) have been satisfied.

        SECTION 3.03    Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate the Merger are further subject to the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in Section 4.01, the first sentence of Section 4.02(a), Sections 4.03(a) and 4.04(a), the first sentence of Section 4.08, Section 4.12(p), and the first sentence of Section 4.24) shall be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company contained in Section 4.01, the first sentence of Section 4.02(a) and in Sections 4.04(a) and 4.12(p) shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) the representations and warranties of the Company contained in Section 4.03(a) and the first sentence of Section 4.24 shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for de minimis inaccuracies, and (iv) the representation and warranty of the Company contained in the first sentence of Section 4.08 shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c)    No Company Material Adverse Effect.    During the period from the date of this Agreement to the Closing Date, there shall not have occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (d)    Company Certificate.    The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Sections 3.03(a), 3.03(b) and 3.03(c) have been satisfied.

ARTICLE IV

Representations and Warranties of the Company

        The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true and correct at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except as set forth in the Company SEC Documents filed and publicly available after October 1, 2015 and prior to two Business Days before the date of this Agreement (the "Filed Company SEC Documents") (provided that nothing disclosed in such Filed Company SEC Documents shall be deemed to qualify the representations and warranties set forth in Sections 4.01, 4.02, 4.03, 4.04 and 4.24 and the first sentence of Section 4.08, and excluding any documents filed as exhibits thereto or incorporated by reference therein, any disclosures in the Filed Company SEC Documents that are set forth under the headings "Risk Factors," or disclosure of risks set forth in any "forward-looking statements" disclaimer, or disclosures in any other statements that are similarly cautionary or predictive in nature; it being understood that any historical factual information contained within such headings, disclosures or statements shall not be excluded) or in the disclosure letter delivered by the Company to Parent at or before the execution and delivery by the Company of this Agreement (the "Company Disclosure Letter"). The Company Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section shall not be deemed to qualify any other section in this Article IV except to the extent (and only to the extent) that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other section (provided that nothing disclosed in any section of the Company Disclosure Letter, other than disclosures expressly made under the numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, shall be deemed to qualify the representations and warranties set forth in Sections 4.01, 4.02, 4.03, 4.04, 4.05 and 4.24 and the first sentence of Section 4.08). The disclosure of any information in the Company Disclosure Letter shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality. No disclosure in the Company Disclosure Letter relating to any possible breach or violation of any contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

        SECTION 4.01    Organization, Standing and Power.    Each of the Company and each of the Company's Subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Company Subsidiaries that are not "Significant Subsidiaries" (as such term is defined in Rule 12b-2 under the Exchange Act), where the failure to be so organized, exist or be in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations, variances, exemptions, orders and approvals (collectively, "Permits") necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the "Company Permits"), except where the failure to have such power or authority or to possess Company Permits, individually or in the aggregate, is not material to the Company and the Company Subsidiaries, taken as a whole. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent, prior to execution of this Agreement, true and complete copies of the amended and restated certificate of incorporation of the Company in effect as of the date of this Agreement (the "Company Charter"), the amended and restated by-laws of the Company in effect as of the date of this Agreement (the "Company By-laws") and each Company Subsidiary's certificate of incorporation, by-laws or similar organizational documents, in each case, as amended through the date hereof.

        SECTION 4.02    Company Subsidiaries.

          (a)   All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by a Company Subsidiary or by the Company and a Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, deeds of trust, rights of first offer or first refusal, options, encumbrances, any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests) and any security interests of any kind or nature whatsoever (collectively, with covenants, conditions, restrictions, easements, encroachments, title retention agreements or other third party rights or title defect of any kind or nature whatsoever, "Liens"), except for restrictions imposed by applicable securities Laws and except as set forth in Section 4.02(a) of the Company Disclosure Letter. Section 4.02(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Company Subsidiaries, each such Company Subsidiary's jurisdiction of organization and the class, number and percentage of its authorized, issued and outstanding shares of capital stock, voting securities or other equity interests, if any, that are not owned by the Company or a Company Subsidiary.

          (b)   Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

        SECTION 4.03    Capital Structure.

          (a)   The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock"). At the close of business on November 16, 2016, (i) 74,156,981 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 24,000 shares of Company Common Stock were issuable upon the exercise of outstanding Company Stock Options (whether or not presently exercisable),

  (iv) 2,400,954 shares of Company Common Stock were potentially issuable upon the exercise of Company SARs (assuming a fair market value of Company Common Stock of $24.25 per share), (v) 3,470,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans, (vi) 152,140 shares of Company Common Stock were potentially issuable upon the vesting or settlement of outstanding Company RSUs and (vii) 104,501 shares of Company Common Stock were held as treasury stock in connection with deferrals under the Director DCP. Except as set forth in this Section 4.03(a), at the close of business on November 16, 2016, no shares of capital stock or voting securities of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. From the close of business on November 16, 2016 to the date of this Agreement, there have been no issuances by the Company of shares of capital stock or voting securities of, or other equity interests in, the Company, other than the issuance of Company Common Stock upon the exercise of a Company Stock Option or a Company SAR outstanding at the close of business on November 16, 2016 and in accordance with their terms in effect at such time.

          (b)   All outstanding shares of Company Common Stock are, and, at the time of issuance, all such shares that may be issued upon the exercise of Company Stock Options and Company SARs will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any contract, lease, sublease, license, indenture, note, bond, agreement, understanding, undertaking, concession, franchise or other instrument (in each case, whether in writing or oral, to the extent legally binding on the parties thereto) (a "Contract") to which the Company is a party or otherwise bound. All grants of equity awards or other rights with respect to shares of Company Common Stock to current or former directors, officers, employees, agents or consultants of the Company or any Company Subsidiary have been made in accordance with the terms of the applicable Company Stock Plans and award agreements thereunder and any policy of the Company or the Company Board (including any committee thereof) relating to the grant of such awards or rights. Except as set forth above in this Section 4.03, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (y) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or (z) any rights issued by or other obligations of the Company or any Company Subsidiary that are linked in any way to the price of any Company Capital Stock or any shares of capital stock or voting securities of, or other equity interests in, any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary. Except as set forth in Section 4.03(b) of the Company Disclosure Letter, there are not any outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (x), (y) or (z) of the immediately preceding sentence. With respect to Company Stock Options, (1) each grant of a Company Stock Option was duly authorized on the date on which the grant of such Company Stock Option was by its terms to be effective (the "Grant Date") for such option by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee or subcommittee thereof), and (2) the per share exercise price of each Company Stock Option was at least equal to the fair market value of a share of Company Common Stock on the applicable Grant Date. There are no debentures, bonds, notes or other Indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote ("Company Voting Debt"). Other than the Voting Agreement, there are no voting agreements with respect to the voting of any capital stock or voting securities of, or other equity interests in, the Company. Neither the Company nor any of the Company Subsidiaries is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of the Company Subsidiaries.

        SECTION 4.04    Authority; Execution and Delivery; Enforceability.

          (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, to the receipt of the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholders Meeting (the "Company Stockholder Approval"). The Company Board has adopted resolutions, by unanimous vote of the directors present at a meeting duly called at which a quorum of directors of the Company was present, (i) approving the execution, delivery and performance of this Agreement, (ii) determining that entering into this Agreement is in the best interests of the Company and its stockholders, (iii) declaring this Agreement advisable and (iv) recommending that the Company's stockholders adopt this Agreement and directing that this Agreement be submitted to the Company's stockholders for adoption at a duly held meeting of such stockholders for such purpose (the "Company Stockholders Meeting"). As of the date of this Agreement, such resolutions have not been amended or withdrawn. Except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the Certificate of Merger as required by the DGCL). The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity.

          (b)   The Company Board has adopted such resolutions as are necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or similar statute or regulation (collectively, "Takeover Laws") applies with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement. There is no stockholder rights plan, "poison pill," antitakeover plan or similar device in effect to which the Company is a party or is otherwise bound.

        SECTION 4.05    No Conflicts; Consents.

          (a)   Except as set forth in Section 4.05(a) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, require a consent or waiver under, require the payment of a penalty or change of control payment under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary (assuming that the Company Stockholder Approval is obtained), (ii) any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or any Company Permit or (iii) subject to the filings and other matters referred to in Section 4.05(b), any preliminary, temporary or permanent judgment, order or decree ("Judgment") or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets (assuming that the Company Stockholder Approval is obtained), other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   No consent, approval, clearance, waiver, Permit or order ("Consent") of or from, or registration, declaration, notice or filing made to or with any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, tribunal, judicial body, administrative agency or commission or other governmental or regulatory authority or instrumentality, whether domestic, foreign or supranational (a "Governmental Entity"), is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the SEC of the Proxy Statement in preliminary and definitive form, and (B) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) (A) compliance with and filings under the HSR Act and (B) such other Consents, registrations, declarations, notices or filings as are required to be made or obtained under any foreign antitrust, competition, trade regulation or similar Laws, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such filings with and approvals of the NYSE as are required to permit the consummation of the Merger, (v) the CFIUS Notice, (vi) the ICA Clearance and (vii) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (c)   The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's or any Company Subsidiary's capital stock or other securities necessary for the adoption of this Agreement.

        SECTION 4.06    Compliance with Applicable Laws.    Since October 1, 2014, the Company and the Company Subsidiaries have been in compliance in all material respects with all applicable Laws and Company Permits that are material to the operation of the Company's and the Company Subsidiaries' business as presently conducted. No action, demand or investigation by or before any Governmental Entity is pending or, to the Knowledge of the Company, threatened alleging that the Company or a

Company Subsidiary is not in compliance with any applicable Law or Company Permit or which challenges or questions the validity of any rights of the holder of any Company Permit, in each case that are material to the operations of the Company and the Company Subsidiaries as presently conducted. Neither the Company nor any Company Subsidiary has received any written notice or other communication from any Governmental Entity regarding any actual or alleged failure to comply with, or any violation of, any Law in a material respect.

        SECTION 4.07    Information Supplied.    None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, as of any date it is filed or amended, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

        SECTION 4.08    Absence of Certain Changes or Events.    Since October 1, 2016 to the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. From October 1, 2016 to the date of this Agreement, each of the Company and the Company Subsidiaries has conducted its respective business in the ordinary course in all material respects, and has not taken an action that would be prohibited by Section 6.01(a) if it were taken after the date of this Agreement and prior to the Effective Time.

        SECTION 4.09    Contracts.

          (a)   As of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to any Contract required to be filed by the Company as a "material contract" pursuant to Regulation S-K under the Securities Act (a "Filed Company Contract") that has not been so filed.

          (b)   Section 4.09(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list, and, except when no written agreement is available as noted in Section 4.09(b) of the Company Disclosure Letter, the Company has made available to Parent (or the legal representatives of Parent in the case of Contracts with utilities) true and complete copies (including all amendments, modifications, supplements and waivers thereto), of: (i) each Contract to which the Company or any of the Company Subsidiaries is a party that contains any non-competition, non-solicitation or exclusivity provisions that restrict in any material respect the Company or any Company Subsidiary (or, upon consummation of the transactions contemplated hereby, that would purport to restrict in any material respect Parent or any of its Subsidiaries other than the Surviving Company and the Company Subsidiaries) with respect to any line of business or geographic area; (ii) each Contract pursuant to which $3,500,000 or more, individually, of Indebtedness of the Company or any of the Company Subsidiaries is outstanding or may be incurred by its terms, other than any such agreement solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries; (iii) each partnership, joint venture or similar Contract to which the Company or any of the Company Subsidiaries is a party that is material to the Company relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the wholly owned Company Subsidiaries (other than equity interests held by the Company through investment funds, pursuant to investments made in the ordinary course of business consistent with past practice); (iv) each Contract that is an employment or consulting agreement with any officer or other employee of the

  Company or any Company Subsidiary or member of the Company Board earning an annual salary from the Company or any Company Subsidiary in excess of $200,000; (v) except for Contracts of a type contemplated by clause (iv), each material Contract between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, (A) any present officer or director of either the Company or any of the Company Subsidiaries or any person that has served as such an officer or director within the last five years or any of such officer's or director's immediate family members, (B) any record or beneficial owner of more than 5% of the shares of Company Common Stock outstanding as of the date hereof or (C) to the Knowledge of the Company, any Affiliate of any such officer, director or owner (other than the Company or any of the Company Subsidiaries); (vi) each Contract relating to the disposition or acquisition by the Company or any of the Company Subsidiaries, with obligations remaining to be performed or liabilities continuing after the date of this Agreement, of any material business or any material amount of assets (whether by stock sale, asset sale, merger or otherwise) other than any such Contract relating to the acquisition or disposition of inventory, properties or assets in the ordinary course of business consistent with past practice; (vii) each material hedge, collar, option, forward purchasing, swap, derivative, or similar Contract; (viii) each Contract containing any "standstill" provisions or provisions of similar effect to which the Company or any of the Company Subsidiaries is a party or of which the Company or any of the Company Subsidiaries is a beneficiary; (ix) each Contract with a Top Customer or a Top Supplier; (x) each Contract pursuant to which the Company or any Company Subsidiary licenses to or from a third party any material Intellectual Property Rights; (xi) each Contract that grants to any Person a most favored nation or similar right against the Company or any Company Subsidiary that is material to the Company and the Company Subsidiaries, taken as a whole (or, following the consummation of the transactions contemplated hereby, would apply to Parent and its Subsidiaries other than the Surviving Company and the Company Subsidiaries); (xii) to the Knowledge of the Company, each Contract or series of Contracts containing "take-or-pay" covenants for which payments were made or are reasonably expected to be made greater than $3,500,000 during calendar year 2016 or that is reasonably expected to result in payments greater than $3,500,000 during any subsequent twelve month period; (xiii) each Contract or series of related Contracts constituting a lease or sublease of any personal property (for the avoidance of doubt, excluding any operating leases that the Company or any of the Company Subsidiaries is a party to) used or held by the Company or any of the Company Subsidiaries that is reasonably expected to result in annual payments by the Company and the Company Subsidiaries, taken as a whole, of at least $750,000 during calendar year 2016 or any subsequent twelve month period; (xiv) each Contract with a Governmental Entity, other than supply Contracts with public utilities; (xv) each Contract that grants any right of first refusal, right of first negotiation or any other similar right with respect to the equity or assets of the Company or any of the Company Subsidiaries; (xvi) each Contract containing covenants of the Company or any Company Subsidiary to indemnify or hold harmless another Person or group of Persons (including any Company Indemnified Party) where a primary purpose of such Contract is to provide such indemnity or hold harmless obligation, unless such indemnification or hold harmless obligation to such Person or group of Persons, as the case may be, could not reasonably be expected to result in aggregate exposure in excess of $1,000,000; and (xvii) to the Knowledge of the Company, each Contract or series of Contracts that are outside the ordinary course of business (ordinary course of business for purposes of this sub-clause (xvii) being understood to include the energy segment and discontinued operations of the Company) for which payments were made or are reasonably expected to be made during calendar year 2016 that are greater than $1,500,000 or that are reasonably expected during any subsequent twelve month period to be greater than $1,500,000; provided that the following Contracts shall not be required to be listed on Section 4.09(b) of the Company Disclosure Letter: (1) any Company Benefit Plan and (2) any Company Leases. Each Contract described in this Section 4.09(b) and each Filed Company Contract, in each case, other than any Company Lease, is referred to herein as a "Material Contract."

          (c)   Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract (including, for purposes of this Section 4.09(c), any Contract entered into after the date of this Agreement that would have been a Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity, (ii) each such Material Contract is in full force and effect, (iii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder and (iv) neither the Company nor any Company Subsidiary has received, as of the date of this Agreement, any notice from any Person that such Person intends to terminate, or not renew, any Material Contract, except, in the case of clauses (i) and (ii), with respect to any Material Contract which expires by its terms (as in effect as of the date hereof) or which is terminated in accordance with the terms thereof by the Company in the ordinary course of business consistent with past practices.

          (d)   As of the date of this Agreement, except for the restrictions contained in the agreements related to the Specified Indebtedness, neither the Company nor any of the Company Subsidiaries are parties to or bound by any loan agreement, credit agreement, note, debenture, bond, indenture, mortgage, security agreement, pledge, capital or financing method leases or other similar Contract that prevents or restricts the Company or any Company Subsidiary from (i) paying dividends or distributions to the Person or Persons who owns such entity, (ii) incurring or guaranteeing Indebtedness, or (iii) creating Liens that secure Indebtedness.

        SECTION 4.10    SEC Documents; Undisclosed Liabilities.

          (a)   The Company has furnished or filed with the SEC all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since October 1, 2014 (such documents, together with any documents filed with the SEC during such period by the Company on a voluntary basis, being collectively referred to as the "Company SEC Documents").

          (b)   Each Company SEC Document (i) at the time filed (and in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act, as of their respective effective dates), complied in all material respects with the requirements of SOX, the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in comment letters received from the SEC or its staff in respect of the Company SEC Documents. Each of the consolidated financial statements of the Company (including all related notes or schedules) included in the Company SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, changes in stockholders' equity and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material).

          (c)   Except (i) as reflected or reserved against in the Company's consolidated audited balance sheet as of September 30, 2016 (or the notes thereto) included in the Filed Company SEC Documents, (ii) for liabilities and obligations contemplated by this Agreement, (iii) for liabilities and obligations that have been incurred in the ordinary course of business consistent with past practice since September 30, 2016 and (iv) for liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

          (d)   Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate as of the date of such certifications. None of the Company or any of the Company Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX. Since October 1, 2014, subject to any applicable grace periods, the Company and each of its officers and directors have been and are in compliance with the applicable listing and corporate governance rules and regulations of the NYSE, except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

          (e)   The Company maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, applied on a consistent basis, during the periods involved, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's or the Company Subsidiaries' properties or assets.

          (f)    The "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the Chief Executive Officer and Chief Financial Officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

          (g)   Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company's or such Company Subsidiary's published financial statements or other Company SEC Documents.

          (h)   Since October 1, 2014, none of the Company, the Company Board, the audit committee of the Company Board or, to the Knowledge of the Company, the Company's independent accountants has received any oral or written notification of any (x) "significant deficiency" in the internal controls over financial reporting of the Company or any Company Subsidiary, (y) "material weakness" in the internal controls over financial reporting of the Company or any Company Subsidiary or (z) fraud, whether or not material, that involves management or other employees of the Company or any Company Subsidiary who have a significant role in the internal controls over financial reporting of the Company or any Company Subsidiary. Since October 1, 2014, neither the Company nor any Company Subsidiary has received any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or the Company Subsidiaries or their respective internal accounting controls that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (i)    None of the Company Subsidiaries is, or has at any time been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

        SECTION 4.11    Taxes.

          (a)   The Company and each of the Company Subsidiaries has timely filed, taking into account any extensions, all income Tax Returns and other material Tax Returns required to be filed by it in the manner prescribed by applicable Law and all such Tax Returns are accurate, complete and correct in all material aspects. Neither the Company nor any of the Company Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return.

          (b)   The Company and each of the Company Subsidiaries has timely paid all Taxes required to have been paid by it (whether or not shown to be due and payable on any Tax Return) other than Taxes that are being contested in good faith in appropriate proceedings and have been adequately reserved for under GAAP. The Company and each of the Company Subsidiaries has made adequate provision (or adequate provision has been made on its behalf) for all accrued Taxes not yet due. There are no Liens on any of the assets, rights or properties of the Company or any Company Subsidiary with respect to Taxes, other than Permitted Liens. Neither the Company nor any Company Subsidiary has incurred any material liability for Taxes since September 30, 2016 other than in the ordinary course of business consistent with past practice.

          (c)   No deficiency for any amount of material Tax has been asserted or assessed by a taxing authority against the Company or any Company Subsidiary which deficiency has not been paid or is not being contested in good faith in appropriate proceedings and has been adequately reserved for under GAAP.

          (d)   The Tax Returns of the Company and the Company Subsidiaries have been examined by the Internal Revenue Service (the "IRS") or the appropriate taxing authority (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all fiscal years to and including the year ending 2012.

          (e)   There are no waivers or extension of any statute of limitations currently in effect with respect to material Taxes of any of the Company or the Company Subsidiaries.

          (f)    Neither the Company nor any Company Subsidiary has failed to withhold, collect, or timely remit all amounts required to have been withheld, collected and remitted in respect of Taxes to the appropriate Governmental Entity with respect to any payments to a vendor, employee, independent contractor, creditor, stockholder, or any other Person.

          (g)   Neither the Company nor any Company Subsidiary is subject to income Tax in a jurisdiction in which it does not file income Tax Returns, and no claim has been made in writing by any taxing authority that the Company or any Company Subsidiary is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns.

          (h)   There is no claim, audit, action, suit, proceeding, examination, investigation or other administrative or judicial proceeding ongoing or currently pending or, to the Knowledge of the Company, threatened in writing against or with respect to the Company or any Company Subsidiary, in respect of any material Tax or material Tax asset.

          (i)    Neither the Company nor any Company Subsidiary has any liability for the Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of local, state or foreign Law), as a transferee or successor, by contract, or otherwise.

          (j)    No Company Subsidiary is subject to income tax in a country other than the country of its organization or legal establishment by virtue of maintaining a permanent establishment (within the meaning of any applicable income tax treaty) or other place of business in such country.

          (k)   Each Company Subsidiary established outside the United States that is characterized as a corporation for U.S. federal income tax purposes is a controlled foreign corporation (as defined in Section 957(a) of the Code).

          (l)    Neither the Company nor any Company Subsidiary is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or similar arrangement (other than such an agreement or arrangement exclusively between or among the Company and wholly owned Company Subsidiaries), or any advance pricing agreement, closing agreement or other material agreement relating to Taxes entered into with any taxing authority. Neither the Company nor any Company Subsidiary is or has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing consolidated or combined Tax Returns (other than a group of which the Company is or was the common parent).

          (m)  Within the past two years, neither the Company nor any Company Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

          (n)   Neither the Company nor any Company Subsidiary has participated in any "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4 (or a similar provision of state or foreign Law).

          (o)   Section 4.11(o) of the Company Disclosure Letter sets forth the classification of each Company Subsidiary (as an association, a partnership or a disregarded entity) for U.S. federal income tax purposes.

          (p)   The consolidated net operating loss of the Company for U.S. federal income tax purposes as of September 30, 2015 was no less than $167 million.

          (q)   Within the past three years, the Company has not undergone an "ownership change" within the meaning of Section 382(g) of the Code.

          (r)   With respect to any credit under Section 45 of the Code, none of the Company or any of the Company Subsidiaries is subject to any limitation or reduction with respect to the use of any such credit other than the limitations and reductions found in Sections 38 and 45 of the Code.

          (s)   Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, or to prevent, materially delay or materially impair the consummation of the Merger, neither the Company nor any of the Company Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received on or prior to the Closing Date; or (vii) election under Section 108(i) of the Code.

        SECTION 4.12    Benefits Matters; ERISA Compliance.

          (a)   Section 4.12(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list identifying all material Company Benefit Plans. The Company has made available to Parent true and complete copies of (i) all material Company Benefit Plans or, in the case of any unwritten material Company Benefit Plan, a description thereof, (ii) the most recent annual report on Form 5500 (or similar filing under applicable Law) filed with respect to each material Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each material Company Benefit Plan for which such summary plan description is required, (iv) the most recent summary annual report or funding notice for any material Company Benefit Plan for which a summary annual report or funding notice is required to be provided to participants, (v) each other material employee notice provided with respect to a material Company Benefit Plan during this calendar year or any of the preceding three calendar years, including any notice required under Section 401(k)(12) of the Code, (vi) the current employee handbook and any other document containing a description of any material Company Benefit Plan, (vii) the current trust agreement, group annuity contract or other funding mechanism relating to any material Company Benefit Plan, (viii) the most recent financial statements and actuarial reports for each material Company Benefit Plan (if any), and (ix) all determination letters, opinion letters, information letters or advisory opinions in respect of each material Company Benefit Plan issued by the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation (the "PBGC") during this calendar year or any of the preceding three calendar years. For purposes of this Agreement, "Company Benefit Plans" means, collectively (A) all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, equity or equity-based compensation, severance, retention, change in control, disability, vacation, death benefit, hospitalization, medical or other plans, arrangements, policies or understandings providing, or designed to provide, material benefits to any current or former directors, officers, employees or consultants of the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary has any current or contingent liability, and (B) all employment, consulting, indemnification, severance, retention, change of control or termination agreements or arrangements (including Collective Bargaining Agreements) between the Company or any Company Subsidiary and any current or former directors, officers, employees, agents or consultants of the Company or any Company Subsidiary.

          (b)   All Company Benefit Plans which are intended to be qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, are the subject of or have timely applied for, as of the date of this Agreement, determination letters from the IRS to the effect that such Company Benefit Plans and the trusts created thereunder are so qualified and Tax-exempt, and no such determination letter has been revoked nor, to the Knowledge of the

  Company, has revocation been threatened, nor has any such Company Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification. To the Knowledge of the Company, no circumstances exist that could reasonably be expected to adversely affect the Tax-exempt status of any such Company Benefit Plan.

          (c)   Section 4.12(c) of the Company Disclosure Letter sets forth each Company Benefit Plan that is subject to Title IV of ERISA, Section 302 of ERISA, Section 412 of the Code or Section 4971 of the Code that is maintained, contributed to, or required to have been contributed to by the Company or any Company Subsidiary (a "Company Pension Plan"). With respect to each Company Pension Plan: (i) there does not exist any material accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such Company Pension Plan equals or exceeds the actuarial present value of all accrued benefits under such Company Pension Plan (whether or not vested) (based on the actuarial assumptions used to fund such Company Pension Plan); (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the thirty-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event; (iv) all premiums to the PBGC have been timely paid in full; (v) no material liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of the Company Subsidiaries; and (vi) the PBGC has not instituted proceedings to terminate any such Company Pension Plan and, to the Knowledge of the Company, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Company Pension Plan.

          (d)   Except as set forth in Section 4.12(d) of the Company Disclosure Letter, (i) no Company Pension Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); (ii) none of the Company and the Company Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and (iii) to the Knowledge of the Company, none of the Company and the Company Subsidiaries nor any ERISA Affiliates has incurred or has any liability for any Withdrawal Liability that has not been satisfied in full.

          (e)   None of the Company and the Company Subsidiaries nor, to the Knowledge of the Company, any other Person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Benefit Plans or their related trusts, the Company, any Company Subsidiary or any Person that the Company or any Company Subsidiary has an obligation to indemnify, to any material Tax imposed under Section 4975 of the Code or Section 502 of ERISA.

          (f)    Neither the Company nor any Company Subsidiary has any express commitment, whether legally enforceable or not, to, or not to, modify, change or terminate any material Company Benefit Plan.

          (g)   Except as required by applicable Law, there are no limitations or restrictions on the right of the Company or the Company Subsidiaries, or, on or at any time after the Effective Time, Parent or its Subsidiaries, including the Surviving Company, to merge, amend or terminate any such Company Benefit Plan.

          (h)   No Company Benefit Plan provides or has provided health, medical or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or applicable Law).

          (i)    Each Company Benefit Plan and its related trust, insurance contract or other funding vehicle has been administered in all material respects in accordance with its terms and is in material compliance with ERISA (if applicable), the Code and all other Laws applicable to such Company Benefit Plan, and the Company and each of the Company Subsidiaries is in material compliance with ERISA, the Code and all other Laws applicable to the Company Benefit Plans. No enforcement action has been brought, or to the Knowledge of the Company has been threatened to be brought, by any Governmental Entity with respect to any Company Benefit Plan. No Company Benefit Plan is under audit or is the subject of an investigation by the IRS, the U.S. Department of Labor or any other Governmental Entity.

          (j)    There are no material pending or, to the Knowledge of the Company, material threatened claims by or on behalf of any participant in any of the Company Benefit Plans, or otherwise involving any such Company Benefit Plan or the assets of any Company Benefit Plan, other than routine claims for benefits.

          (k)   Except as provided under Section 2.04 or Section 7.09 hereof, none of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (i) entitle any current or former director, officer, employee, agent or consultant of the Company or any of the Company Subsidiaries to any compensation or benefit; (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other material obligation under any Company Benefit Plan; or (iii) cause any material Company Benefit Plan to cease to be in material compliance with its terms, ERISA (if applicable), the Code and all other Laws applicable to such Company Benefit Plan.

          (l)    Neither the Company nor any Company Subsidiary is a party to any Contract, arrangement or plan that has resulted or could result, individually or in the aggregate, in (i) the payment of any "excess parachute payment" within the meaning of Section 280G of the Code; (ii) an obligation of the Company or any Company Subsidiary to make a "gross-up" payment with respect to any excise tax under Section 280G of the Code or (iii) the payment of any amount that will not be fully deductible as a result of Section 162(m) of the Code.

          (m)  Each Company Benefit Plan that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) that is subject to Section 409A of the Code has been in documentary and operational compliance in all material respects with Section 409A of the Code.

          (n)   All material contributions required to be made to any Company Benefit Plan by applicable Law, regulation, any plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements set forth in the Company SEC Documents. Each Company Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) is unfunded.

          (o)   All Company Benefit Plans subject to the Laws of any jurisdiction outside the United States (i) have, in all material respects, been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special Tax treatment, meet all the requirements for such treatment, and (iii) if they are intended to be funded or book-reserved, are fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions.

          (p)   Except as set forth in Section 4.12(p) of the Company Disclosure Letter or otherwise as in the ordinary course of business, during the three (3) month period preceding the date hereof, neither the Company nor any Company Subsidiary has approved, entered into or modified any agreement or arrangement providing for severance, retention, retirement, termination or change-in-control payments or benefits to any officers, employees, directors or consultants of the Company or any Company Subsidiary.

        SECTION 4.13    Litigation.    Since October 1, 2015 through the date of this Agreement, there has been no suit, action or other proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective properties or assets by or before any Governmental Entity, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, or prevent, materially delay or materially impair the consummation of the Merger. There is no Judgment outstanding against nor, to the Knowledge of the Company, any inquiry or investigation by any Governmental Entity of the Company or any Company Subsidiary or any of their respective properties or assets, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

        SECTION 4.14    Environmental Matters.

          (a)   The Company and the Company Subsidiaries are, and have been since October 1, 2011, in compliance with all applicable Environmental Laws, and neither the Company nor any Company Subsidiary has received any communication from a Governmental Entity or any other Person that alleges that the Company or any Company Subsidiary is in violation of, or has liability under, any Environmental Law or any Permit issued pursuant to Environmental Law, except for such noncompliance, violation or liability as, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, or to prevent, materially delay or materially impair the consummation of the Merger.

          (b)   The Company and the Company Subsidiaries have obtained and are in compliance with all Permits issued pursuant to any Environmental Law applicable to the Company, the Company Subsidiaries and the Real Property and all such Permits are valid and in good standing, in each case, except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect; and no such Permit will be subject to any material modification or revocation as a result of the transactions contemplated by this Agreement.

          (c)   Except as set forth in Section 4.14(c) of the Company Disclosure Letter, since October 1, 2014, there have been no material Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries. Since October 1, 2014, there have been no underground storage tanks, above ground storage tanks, surface impoundments, landfills, or hazardous waste treatment units located at any Real Property except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

          (d)   Except as set forth in Section 4.14(d) of the Company Disclosure Letter, there have been no Releases of any Hazardous Substance or Coal Combustion Residuals (i) at any property currently or previously owned, leased or operated by the Company or any Company Subsidiary or (ii) by the Company or any Company Subsidiary, in either case that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or against any Person whose liabilities for such Environmental Claims the Company or any of the Company Subsidiaries has retained or assumed, either contractually or by operation of Law other than such matters as, individually or in the aggregate, would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, or to prevent, materially delay or materially impair the consummation of the Merger.

          (e)   Except as set forth in Section 4.14(e) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has retained or assumed, either contractually or by operation of Law, any liabilities or obligations that would reasonably be expected to subject the Company or any of the Company Subsidiaries to an Environmental Claim, except as, individually or in the aggregate, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, taken as a whole, or to prevent, materially delay or materially impair the consummation of the Merger.

          (f)    The Company and the Company Subsidiaries have provided to Parent true and correct copies of all environmental audits and assessments produced within the five years prior to the date of this Agreement pertaining to environmental matters relating to the past or present business, facilities, or operations of the Company and the Company Subsidiaries, in each case which were commissioned by or on behalf of the Company or any Company Subsidiary or its Representatives.

          (g)   As used herein:

              (i)  "Coal Combustion Residuals" has the same meaning as the term "Coal Combustion Residuals" in 40 C.F.R. § 257.53, "fly ash" in 40 C.F.R. § 423.11(e), or "bottom ash" in 40 C.F.R. § 423.11(f).

             (ii)  "Environmental Claim" means any administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, Liens, proceedings or written or oral notices of noncompliance or violation by or from any Person alleging liability of whatever kind or nature arising out of, based on or resulting from (A) the presence or Release of, or exposure to, any Hazardous Substance or Coal Combustion Residuals at any location; or (B) the failure to comply with any Environmental Law or any Permit issued pursuant to Environmental Law.

            (iii)  "Environmental Laws" means all federal, state, local and foreign Laws concerning pollution or protection of the environment, including all those relating to the treatment, storage, disposal, discharge, release, threatened release, control or cleanup of any Hazardous Substances or Coal Combustion Residuals, as such of the foregoing are promulgated and in effect on or prior to the Closing Date.

            (iv)  "Hazardous Substance" means any substance whether solid, liquid or gaseous in nature (A) the presence of which requires notification, investigation or remediation under any applicable Environmental Law; (B) which is defined as "toxic," a "hazardous waste," "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any applicable Environmental Law; (C) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Entity with jurisdiction over the substance in the relevant location; (D) which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; (E) which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or (F) which contains or emits radioactive particles, waves or materials, including radon gas.

             (v)  "Release" means any actual release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, or dispersal into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

        SECTION 4.15    Properties.

          (a)   Section 4.15(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Company or any Company Subsidiary as of the date hereof (the "Owned Real Property"). The Company and each Company Subsidiary has good and marketable title (for Owned Real Property, in fee simple absolute) to, or good and valid leasehold interests in, all of their respective material properties and assets (collectively, the "Company Properties" which, in each case, shall exclude, for the avoidance of doubt, any intangible properties) except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company Properties are, in all respects, adequate and sufficient, and in satisfactory condition, to support the operations of the Company and the Company Subsidiaries as presently conducted except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All of the Company Properties are free and clear of all Liens, except for Permitted Liens. The Company and each Company Subsidiary has delivered to Parent true and complete copies of (i) all existing agreements and documents in the Company's and each Company Subsidiaries' possession that encumber, bind or affect the Company Property in any material respect, and (ii) all existing title insurance policies, title commitments, underlying title documents and surveys in the Company's possession with respect to each parcel of the Owned Real Property. This Section 4.15 does not relate to Intellectual Property Rights matters, which are the subject of Section 4.16.

          (b)   Section 4.15(b) of the Company Disclosure Letter sets forth a true and complete list of all leases, subleases and licenses entitling the Company or any Company Subsidiary to the use of real property owned by third parties ("Company Leases" and, together with the Owned Real Property, the "Real Property") as of the date hereof. The Company and each of the Company Subsidiaries has delivered to Parent true and complete copies of each of the Company Leases and any other document or correspondence that would affect the terms of the Company Leases in any material adverse respect. Except for matters which, individually or in the aggregate, are not material to the Company and the Company Subsidiaries, taken as a whole, (i) each Company Lease is a valid, binding and legally enforceable obligation of the Company or any of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity, (ii) each such Company Lease is in full force and effect, (iii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Company Lease and, to the Knowledge of the Company, no other party to any such Company Lease is (with or without notice or lapse of time, or both) in breach or default thereunder and (iv) the Company has not received, as of the date of this Agreement, any notice from any Person that is a party to a Company Lease that such Person intends to terminate any Company Lease.

        SECTION 4.16    Intellectual Property.

          (a)   Section 4.16(a) of the Company Disclosure Letter sets forth a complete and correct list, as of September 30, 2016, of all subsisting registrations and applications for registration of Intellectual Property Rights owned by the Company and the Company Subsidiaries ("Registered

  Intellectual Property Rights") and to the Knowledge of the Company, such list is complete and correct in all material respects as of the date of this Agreement.

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary owns of record, beneficially owns or is licensed or otherwise has the valid right to use all Intellectual Property Rights used in or held for use in the business of the Company or any Company Subsidiaries; provided, however, that the foregoing representation and warranty shall not apply to infringement, misappropriation, or unauthorized use of third-party Intellectual Property Rights. The Company or a Company Subsidiary, as disclosed in Section 4.16(a) of the Company Disclosure Letter, is the sole and exclusive owner of all Registered Intellectual Property Rights, in each case free and clear of all Liens other than Permitted Liens. The Registered Intellectual Property Rights are subsisting, valid and in full force and effect and all necessary registration, maintenance, and renewal fees in connection with such Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark, or other authorities in the United States or any foreign jurisdiction, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights, except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

          (c)   To the Knowledge of the Company, the operation of the business of the Company and the Company Subsidiaries as presently conducted and as it has been conducted has not and does not infringe, misappropriate or otherwise violate, in any material respect, any Intellectual Property Rights of third parties, violate any right of any Person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the Laws of any relevant jurisdiction. The Company and the Company Subsidiaries have complied in all material respects with all privacy rights of third parties, contractual obligations and privacy policies relating to the privacy of users of Company Products and Company websites or to the collection, storage, and transfer of any Covered Personal Information collected by or on behalf of the Company and the Company Subsidiaries. There are no material suits, actions or other proceedings pending or, to the Knowledge of the Company, threatened in writing that alleges that the use of Intellectual Property Rights by the Company or the Company Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of third parties.

          (d)   To the Knowledge of the Company, the Registered Intellectual Property Rights and Technology of the Company and the Company Subsidiaries are not being infringed, misappropriated, diluted or otherwise violated in any material respect by any Person. There are no material suits, actions or other proceedings pending or, to the Knowledge of the Company, threatened in writing challenging the Company's or any Company Subsidiary's ownership of or right to use, or the validity or enforceability or patentability of, any material Intellectual Property Rights or Technology of the Company and the Company Subsidiaries.

          (e)   The Company and the Company Subsidiaries take commercially reasonable measures to protect and preserve the confidentiality of all trade secrets and other material confidential information that are owned by the Company or any Company Subsidiaries. The Company and each Company Subsidiary has, and enforces, a policy to secure valid written assignments or other written confirmations from all consultants, contractors and employees who contribute or have contributed to the creation or development of any material Intellectual Property Right owned or purported to be owned by the Company or any Company Subsidiary of all the rights to such contributions that the Company or any Company Subsidiary does not already own by operation of Law.

        SECTION 4.17    Agreements with Regulatory Agencies.    Neither the Company nor any of the Company Subsidiaries is subject to any material cease-and-desist or other material order or enforcement action issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any material commitment letter or similar undertaking to, or is subject to any material order or directive by, or has been ordered to pay any material civil money penalty by, any Governmental Entity (each item in this sentence, whether or not set forth in the Company Disclosure Letter, a "Company Regulatory Agreement"), nor has the Company or any of the Company Subsidiaries been advised in writing since October 1, 2013, by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Company Regulatory Agreement.

        SECTION 4.18    Labor Matters.

          (a)   Section 4.18(a) of the Company Disclosure Letter sets forth a list of all collective bargaining agreements, labor union contracts, trade union agreements and foreign works council contracts to which the Company or any of the Company Subsidiaries is a party or is bound or that is applicable to the business of the Company and the Company Subsidiaries ("Collective Bargaining Agreement"). Except as set forth on Section 4.18(a) of the Company Disclosure Letter, to the Knowledge of the Company, as of the date of this Agreement, no labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Except as set forth on Section 4.18(a) of the Company Disclosure Letter, to the Knowledge of the Company, there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any Company Subsidiary.

          (b)   Neither the Company nor any Company Subsidiary as of the date of this Agreement, has entered into any agreement, arrangement or understanding, whether written or oral, with any union, trade union, works council or other employee representative body or any material number or category of its employees which would, or would reasonably be expected to, prevent, materially delay or materially impair the consummation of the Merger or the other transactions contemplated by this Agreement, require advance notification with respect to the Merger or any of the other transactions contemplated by this Agreement, or the implementation of any layoff, redundancy, severance or similar program within its or their respective workforces (or any part of them).

        SECTION 4.19    Insurance.    Each of the Company and the Company Subsidiaries maintains insurance policies that, in all material respects, are against risks of a character and in such amounts as are customary for companies of a similar size operating in the same or similar industry. Each insurance policy of the Company and the Company Subsidiaries is in full force and effect and was in full force and effect during the periods of time such insurance policy is purported to be in effect, no written notice of cancellation or modification has been received and neither the Company nor any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under any such policy, except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.19 of the Company Disclosure Letter, there is no material claim by the Company or any of the Company Subsidiaries pending under any such policies that has been denied or disputed by the insurer.

        SECTION 4.20    Foreign Corrupt Practices Act.    Since October 1, 2013, (a) the Company and its Affiliates, directors, officers and employees have complied in all material respects with the U.S. Foreign

Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78a et seq. (1997 and 2000)) and any other applicable foreign or domestic anticorruption or antibribery Laws (collectively, the "Fraud and Bribery Laws"), and (b) except as is not material to the operations of each of the Company's business segments (as described in the Filed Company SEC Documents) as presently conducted, neither the Company, any Company Subsidiary, any of the Company's Affiliates, directors, officers or employees nor, to the Knowledge of the Company, agents or other representatives acting on the Company's behalf, have directly or indirectly, in each case, in violation of the Fraud and Bribery Laws: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country, (iii) made any payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing or rebating of fees to any such customer or supplier or any such officer, director, partner, employee or agent, (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent or (v) taken any action or made any omission in violation of any applicable Law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts.

        SECTION 4.21    Top Customers and Suppliers.    Section 4.21 of the Company Disclosure Letter lists (a) the twenty largest suppliers of the Company and the Company Subsidiaries (with respect to consolidated net purchases) (each, a "Top Supplier") and (b) the twenty largest customers of the Company and the Company Subsidiaries (with respect to consolidated net sales) (each, a "Top Customer"), each for the twelve-month period ended September 30, 2016. The Company has not received written notice of any termination, cancellation or material reduction by any Top Supplier or Top Customer of its business relationship with the Company and, to the Knowledge of the Company, no such termination, cancellation or material reduction has been threatened in writing by any such Top Supplier or Top Customer.

        SECTION 4.22    Interested Party Transactions(a).    Except as disclosed in the Company's definitive proxy statements included in the Company SEC Documents, since October 1, 2014, no event has occurred and no relationship exists that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC (each of the foregoing, but without giving effect to the exclusion for Company SEC Documents, a "Company Affiliate Transaction").

        SECTION 4.23    Warranties/Product Liability.

          (a)   The Company Products conform with (i) all applicable contractual commitments and all express and implied warranties; (ii) the Company's and the Company Subsidiaries', as the case may be, published product specifications and all regulations; and (iii) certification standards and other requirements of any applicable Governmental Entity or third party, in each case, other than warranty claims in the ordinary course of business consistent with past practice and except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

          (b)   (i) Neither the Company nor any of its Subsidiaries have received any notice of any material suit, claim, proceeding, investigation or inquiry by or before any Governmental Entity relating to any product that is or has been licensed, leased, developed, manufactured, marketed, sold or distributed by the Company or any of the Company Subsidiaries (each, a "Company Product"), including the packaging and advertising related thereto, or any services provided by the Company or any of its Subsidiaries, nor is there any suit, claim, proceeding, investigation or inquiry involving a Company Product pending or, to the Knowledge of the Company, threatened by any Person; (ii) there has not been, nor is there under consideration by the Company or any of the Company Subsidiaries, any recall or post-sale warning of a material nature concerning any Company Product; (iii) there are no pending or, to the Knowledge of the Company, threatened claims with respect to any product warranty except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect; and (iv) there are no pending or, to the Knowledge of the Company, threatened product liability claims with respect to any Company Product except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

          (c)   Since October 1, 2013, there have not been and there are no defects or deficiencies in the Company Products that have had or would reasonably be expected to have a Company Material Adverse Effect. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, its predecessors or Affiliates, has manufactured, sold, distributed, marketed or installed any asbestos or lead-containing products, where the asbestos or lead quantities or qualities in such products would have been in breach in any material respect of the standards permitted by the applicable Law in force during such period. Neither the Company nor any of its Subsidiaries have received in connection with any product containing asbestos or lead manufactured, sold or distributed by the Company or any of its Subsidiaries notice of any (i) claim or allegation of personal injury, death or property or economic damages, (ii) product recall, (iii) claim for punitive or exemplary damages, (iv) claim for contribution or indemnification or (v) claim for injunctive relief, in each case, related to asbestos or lead containing products, except as would not reasonably be expected, individually or in the aggregate, to be material to the Company and the Company Subsidiaries, taken as a whole.

        SECTION 4.24    Brokers' Fees and Expenses.    No broker, investment banker, financial advisor or other Person, other than Deutsche Bank Securities Inc. (the "Company Financial Advisor"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent true and complete copies of all agreements between the Company and the Company Financial Advisor relating to the Merger or any of the other transactions contemplated by this Agreement. Section 4.24 of the Company Disclosure Letter sets forth the Company's good faith estimate, as of the date hereof, of the out-of-pocket fees and expenses the Company has incurred or will incur following the date hereof (to the extent unpaid as of the date hereof), in each case to any Representative of the Company that is expected to be paid in excess of $300,000 in connection with this Agreement and the transactions contemplated hereby.

        SECTION 4.25    Opinion of Financial Advisor.    The Company Board has received the opinion of the Company Financial Advisor to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and conditions set forth therein, the consideration of $24.25 per share to be received by the holders of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to the holders of Company Common Stock (other than Parent and its Affiliates). A complete copy of such opinion will be delivered to Parent solely for informational purposes promptly following the execution of this Agreement.

        SECTION 4.26    No Other Representations or Warranties.    Except for the representations and warranties contained in this Article IV or in any certificate delivered by the Company to Parent or Merger Sub in accordance with the terms hereof (and notwithstanding the delivery or disclosure to Parent, Merger Sub or any of its Representatives of any documentation, projections, estimates, budgets or other information), each of Parent and Merger Sub acknowledges that none of the Company, the Company Subsidiaries or any other Person on behalf of the Company makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

ARTICLE V

Representations and Warranties of Parent and Merger Sub

        Parent and Merger Sub jointly and severally represent and warrant to the Company that the statements contained in this Article V are true and correct at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except as set forth in the disclosure letter delivered by Parent to the Company at or before the execution and delivery by Parent and Merger Sub of this Agreement (the "Parent Disclosure Letter"). The Parent Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article V, and the disclosure in any section shall not be deemed to qualify any other section in this Article V except to the extent (and only to the extent) that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other section (provided that nothing disclosed in any section of the Parent Disclosure Letter, other than disclosures expressly made under the numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article V, shall be deemed to qualify the representations and warranties set forth in Sections 5.01, 5.02, 5.03 and 5.06). The disclosure of any information in the Parent Disclosure Letter shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality. No disclosure in the Parent Disclosure Letter relating to any possible breach or violation of any contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

        SECTION 5.01    Organization and Standing.    Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept). Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 5.02    Authority; Execution and Delivery; Enforceability.    Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The Board of Directors of Parent (the "Parent Board") has adopted resolutions, by unanimous vote of the directors present at a meeting duly called at which a quorum of directors of Parent was present, approving the execution, delivery and performance of this Agreement. As of the date of this Agreement, such resolutions have not been amended or withdrawn. The Board of Directors of Merger Sub has unanimously adopted resolutions (i) approving the execution, delivery and performance of this Agreement, (ii) determining that entering into this Agreement is in the best interests of Merger Sub and its sole stockholder, (iii) declaring this Agreement advisable and (iv) recommending that the sole stockholder of Merger Sub adopt this Agreement and directing that this Agreement be submitted to the sole stockholder of Merger Sub for adoption. As of the date of this Agreement, such resolutions have not been amended or withdrawn. The sole stockholder of Merger Sub has adopted this Agreement. Except as would not have a Parent Material Adverse Effect, no other corporate proceedings on the part of Parent, Merger Sub or the sole stockholder of Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the Certificate of Merger as required by the DGCL). Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity.

        SECTION 5.03    No Conflicts; Consents.

          (a)   The execution and delivery by each of Parent and Merger Sub of this Agreement does not, and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, require a consent or waiver under, require the payment of a penalty or change of control payment under, or result in the creation of any Liens upon any of the properties or assets of Parent or Merger Sub under, any provision of (i) the charter or organizational documents of Parent or Merger Sub, (ii) any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 5.03(b), any Judgment or Law, in each case, applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, as would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) compliance with and filings under the HSR Act and (B) such other Consents, registrations, declarations, notices or filings as are required to be made or obtained under any foreign antitrust, competition, trade regulation or similar Laws, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business, (iii) the CFIUS Notice, (iv) such filings with and approvals of the Australian Securities Exchange (the "ASX") as are required to permit the consummation of the Merger, (v) the ICA Clearance and (vi) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 5.04    Information Supplied.    None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, as of any date it is filed or amended, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein, other than information supplied in writing by Parent or any of its Subsidiaries specifically for inclusion or incorporation by reference therein.

        SECTION 5.05    Litigation.    There is no suit, action, investigation, inquiry or other proceeding pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary or any of their respective properties or assets by or before any Governmental Entity, except as would not reasonably be expected to have a Parent Material Adverse Effect. There is no Judgment outstanding against Parent or Merger Sub or any of their respective properties or assets, except as would not reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 5.06    Brokers' Fees and Expenses.    No broker, investment banker, financial advisor or other Person, other than Citigroup Global Markets Australia Pty Limited and Macquarie Capital (Australia) Limited, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

        SECTION 5.07    Financing.

          (a)   Upon the consummation of the Financing, Parent and Merger Sub will have available to them all funds necessary to consummate the Merger and to pay the aggregate Merger Consideration, all other cash amounts required to be paid in connection with the Merger and all fees and expenses required to be paid in connection with the Financing.

          (b)   Parent has delivered to the Company a true, correct and complete fully executed copy of the syndicated facility agreement, dated as of November 20, 2016, between, among others, the entities named in that agreement as financiers, the entities named in that agreement as initial guarantors, and Parent (as borrower), including all exhibits, schedules, annexes and amendments to such agreement, in effect as of the date of this Agreement (redacted with respect to pricing and financial covenants), together with a redacted (solely with respect to fee amounts, yield and interest caps, original issue discount amounts and "flex" and "securities demand" terms and other similar economic terms that are confidential and do not adversely affect the enforceability, availability or conditionality of or the aggregate amount of net proceeds available under the Financing) copy of any fee letter relating thereto (together, the "Commitment Documents"). Pursuant to the Commitment Documents, and subject to the terms and conditions thereof, each of the financiers party thereto have severally agreed and committed to lend the amounts set forth therein (the "Debt Financing").

          (c)   Parent has delivered to the Company a true, correct and complete fully executed copy of the underwriting agreement, dated as of November 20, 2016, by and among Citigroup Global Markets Australia Pty Limited, Macquarie Capital (Australia) Limited, JPMorgan Australia Limited and Parent, in connection with the offer of Parent's securities (the "Offer") including all exhibits, schedules, annexes and amendments to such agreement, in effect as of the date of this Agreement (redacted with respect to fees) (together, the "Underwriting Agreement"). Pursuant to the Underwriting Agreement, and subject to the terms and conditions thereof, each of the parties thereto (other than Parent) have agreed to severally underwrite the amount to be raised under the Offer.

          (d)   As of the date of this Agreement, each of the Commitment Documents and the Underwriting Agreement, has not been withdrawn, terminated, rescinded, amended, supplemented or otherwise modified in any respect and is a legal, valid and binding obligation of Parent and the entities named therein as guarantors, and as of the date of this Agreement, no amendment, supplement or modification to the Commitment Documents or the Underwriting Agreement is contemplated (other than with respect to accession of guarantors contemplated thereby), other than an amendment, supplement or modification to any Commitment Document or the Underwriting Agreement where such amendment, supplement or modification would not have a material adverse effect on the ability of Parent to obtain any funding under the Financing which Parent requires to consummate the transactions contemplated by this Agreement at the Closing.

          (e)   As of the date of this Agreement, other than the Commitment Documents and the Underwriting Agreement, there are no other Contracts to which Parent is a party relating to the Financing that would reasonably be expected to affect the availability of the Financing at Closing. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would (i) constitute a default or breach on the part of Parent, nor, to Parent's Knowledge, any other party thereto, under any term or condition of the Commitment Documents or the Underwriting Agreement, (ii) to Parent's Knowledge, constitute or result in a failure to satisfy a condition precedent or other contingency set forth in the Commitment Documents or the Underwriting Agreement, or (iii) to Parent's Knowledge, otherwise result in any portion of the Financing being unavailable on or before the Closing Date. As of the date hereof, there are no conditions relating to the funding of the full amount of the Financing, other than as set forth in the Commitment Documents and the Underwriting Agreement. As of the date hereof, Parent has no reason to believe any of the conditions relating to the funding of the full amount of the Financing set forth in the Commitment Documents or the Underwriting Agreement will not be satisfied or the Financing will not be consummated and available in full on or prior to the Closing Date. Parent has fully paid any and all commitment fees, underwriting fees or other fees required by the Commitment Documents or the Underwriting Agreement to be paid on or prior to the date of this Agreement and shall in the future pay any such fees as they become due.

        SECTION 5.08    Merger Sub.    All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned by Parent or a direct or indirect Subsidiary of Parent. Since its date of incorporation, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

        SECTION 5.09    Share Ownership.    Neither Parent nor Merger Sub has been, at any time during the three years prior to the date hereof, an "interested stockholder" of the Company, as defined in Section 203 of the DGCL. As of the date of this Agreement, none of Parent, Merger Sub or their respective Affiliates owns any shares of capital stock of the Company or has any rights to acquire any shares of capital stock of the Company (except pursuant to this Agreement).

        SECTION 5.10    No Other Representations or Warranties.    Except for the representations and warranties contained in this Article V or in any certificate delivered by Parent or Merger Sub to the Company in accordance with the terms hereof, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

ARTICLE VI

Covenants Relating to Conduct of Business

        SECTION 6.01    Conduct of Business.

          (a)    Conduct of Business by the Company.    Except for matters expressly set forth in the Company Disclosure Letter or otherwise expressly required or expressly permitted by this Agreement or required by applicable Law or with the prior written consent of Parent, from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, (x) conduct its business in the ordinary course consistent with past practice in all material respects and (y) use reasonable best efforts to preserve intact its business organization and advantageous business relationships and keep available the services of its current officers and employees and maintain existing relations and goodwill with customers, suppliers, creditors, lessors, Governmental Entities and other Persons having business relationships with the Company or any Company Subsidiary (including using commercially reasonable efforts to preserve material rights and remedies against counterparties under or in connection with the Material Contracts and Company Leases). In addition, and without limiting the generality of the foregoing, except for matters expressly set forth in the Company Disclosure Letter (for the avoidance of doubt any matters expressly set forth in Section 6.01(a) of the Company Disclosure Letter shall not be counted towards any thresholds set forth in this Section 6.01(a)) or otherwise expressly required by this Agreement or required by applicable Law or with the prior written consent of Parent ((except in the case of the following clauses (i) through (iv), (viii), (xviii) or (xix) in respect of the foregoing sections) not to be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, directly or indirectly, do any of the following:

              (i)  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent; (B) split, combine, subdivide, recapitalize or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as expressly permitted by Section 6.01(a)(ii); or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with the payment of the exercise price of Company Stock Options or payment of required Tax withholding upon the exercise of a Company Stock Option or Company SAR or the vesting of Company Restricted Shares (to the extent permitted under an equity award or equity-based award as in effect on the date of this Agreement);

             (ii)  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Liens imposed by applicable securities Laws) (A) any shares of capital stock of the Company or any Company Subsidiary (other than the issuance of Company Common Stock upon the exercise of Company Stock Options, Company SARs or other awards pursuant to the Company Stock Plans, in each case outstanding on the date of this Agreement and in accordance with their terms in effect at such time); (B) any other equity interests or voting securities of the Company or any Company Subsidiary; (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; (E) any rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any Company Capital Stock or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary; or (F) any Company Voting Debt;

            (iii)  (A) amend the Company Charter or the Company By-laws; or (B) amend in any material respect the charter or organizational documents of any Company Subsidiary, except, in the case of each of the foregoing clauses (A) and (B), as may be required by Law or the rules and regulations of the SEC or the NYSE;

            (iv)  except as set forth in the correspondingly numbered section of the Company Disclosure Letter, (A) increase the compensation or benefits (including equity and equity-based awards) payable or to become payable to any current or former employees, directors, independent contractors, consultants or leased employees of the Company or any Company Subsidiary, (B) grant any increase in severance or termination pay to any such individual, (C) pay or award, or commit to pay or award, any bonuses or incentive compensation

    (including equity and equity-based awards) to any such individual, (D) enter into any employment, offer letter, consulting, severance, retention, termination, pension, retirement or similar agreement with any such individual or any prospective employee, director, independent contractor, consultant or leased employee, (E) establish, adopt, enter into, amend (in any material respect) or terminate any material Company Benefit Plan (or any arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement), (F) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former employees, directors, independent contractors, consultants or leased employees of the Company or any Company Subsidiary, or (G) hire or terminate (other than for cause) any officer, employee or individual independent contractor having annual base salary in excess of $200,000, in each case (A)-(F) above, other than (x) as required by the terms of any Company Benefit Plan as in effect on the date of this Agreement and made available to Parent prior to the date of this Agreement or (y) in the ordinary course of business consistent with past practice;

             (v)  make or adopt any material change in its accounting methods, principles, policies or practices or any of its methods of reporting income or expenses for financial accounting purposes, except insofar as may have been required by a change in GAAP or Law;

            (vi)  directly or indirectly acquire or agree to acquire in any transaction any equity interest in or business of any Person or division thereof or any properties or assets, except (A) acquisitions in the ordinary course of business consistent with past practice; provided that, in no event shall the consideration paid or transferred by the Company or any Company Subsidiary exceed $20,000,000 in the aggregate or (B) with respect to transactions between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries;

           (vii)  sell, assign, lease (as lessor), license, mortgage, sell and leaseback or otherwise transfer or subject to any Lien (other than, except with respect to capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, Permitted Liens), or otherwise dispose of any properties or assets or any interests therein other than (A) in the ordinary course of business consistent with past practice; provided that, in no event shall the consideration paid or transferred to the Company or any Company Subsidiary exceed $3,500,000 in the aggregate or (B) with respect to transactions between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries;

          (viii)  incur, assume, guarantee or otherwise become liable for any additional Indebtedness, except for (A) the incurrence of additional Indebtedness incurred in the ordinary course of business consistent with past practice in respect of borrowings under, or issuances of letters of credit pursuant to, unfunded revolving credit facilities of the Company or any Company Subsidiary in existence as of the date hereof, not to exceed $5,000,000 in the aggregate at any one time outstanding, (B) Indebtedness between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries or (C) the incurrence of Indebtedness pursuant to capital leases in the ordinary course of business consistent with past practice;

            (ix)  make, or agree or commit to make, any capital expenditure except (A) to the extent included in the Company's budget relating to capital expenditures, including expenditures in connection with public utilities, as disclosed in Section 6.01(a)(ix) of the Company Disclosure Letter or (B) for capital expenditures not in excess of $1,000,000 in the aggregate;

             (x)  enter into or amend any Collective Bargaining Agreement or other labor union Contract applicable to the employees of the Company or any of the Company Subsidiaries, except for non-material amendments in the ordinary course of business consistent with past practice;

            (xi)  cancel or terminate any insurance policies or fail to use reasonable best efforts to maintain or renew such existing insurance policies;

           (xii)  enter into or amend any material Contract to the extent consummation of the Merger or compliance by the Company or any Company Subsidiary with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under, or require Parent, the Company or any of their respective Subsidiaries to license or transfer any of its material properties or assets under, require any consent as a result of, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract or amendment;

          (xiii)  assign, transfer, lease, amend (in any material respect), cancel, terminate, fail to renew or fail to extend any material Company Permit;

          (xiv)  settle, compromise or commence any litigation, arbitration, claim or other proceeding (including any investigation or inquiry), or release, dismiss or otherwise dispose of any claim, liability or obligation, other than settlements or compromises of litigation, arbitration or other proceedings or releases, dismissals or dispositions of claims, liabilities or obligations that are not part of or related to any Transaction Litigation (which are addressed in Section 7.06) and (A) involve the payment of monetary damages (excluding monetary damages that are reimbursed or otherwise paid to the Company pursuant to the Company's insurance policies) in an amount not in excess of $500,000 individually for any claim or series of related claims by the Company or any Company Subsidiary and do not involve any injunctive or other non-monetary relief or impose restrictions on the respective assets, business or operations of the Company and the Company Subsidiaries and (B) involve the payment of monetary damages (excluding monetary damages that are reimbursed or otherwise paid to the Company pursuant to the Company's insurance policies) in an amount not in excess of $2,500,000 in the aggregate by the Company or any Company Subsidiary and do not involve any injunctive or other non-monetary relief or impose restrictions on the respective assets, business or operations of the Company and the Company Subsidiaries;

            (xv)  abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to Intellectual Property Rights owned by or exclusively licensed to the Company or any Company Subsidiary, in each case, other than in the ordinary course of business consistent with past practice;

          (xvi)  (A) except for amendments, waivers or non-renewals in the ordinary course of business consistent with past practice, amend, waive or otherwise prejudice any rights or remedies under (in each case, in any material respect), assign or terminate any Material Contract or material Company Lease or enter into a Contract that would be a Material Contract or material Company Lease if entered into prior to the date hereof; or (B) amend, waive or otherwise prejudice any rights or remedies under (in each case, in any material respect), assign or terminate any Contract related to a Company Affiliate Transaction or enter into a Contract that would be required to be listed on the Company Disclosure Letter pursuant to Section 4.22 as a Company Affiliate Transaction if entered into prior to the date of this Agreement;

         (xvii)  make, change or revoke any material election with respect to Taxes, file any amended material Tax Return, settle or compromise any material Tax liability (including any claim, notice, audit report or assessment), change any annual Tax accounting period, adopt or change any material accounting method for Taxes, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnification agreement (other than any customary Tax gross-up and indemnification provisions in credit agreements, leases, supply agreements and similar agreements entered into in the ordinary course of business), pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement with respect to any material Tax, surrender or forfeit any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

        (xviii)  make any loans, advances or capital contributions to, or investments in, any Persons (other than any wholly owned Company Subsidiary) in excess of $1,000,000 in the aggregate;

          (xix)  enter into any new line of business outside of its existing business;

            (xx)  take any actions or omit to take any actions that would or would be reasonably likely to (A) result in any of the conditions set forth in Article III not being satisfied, (B) result in new or additional required approvals from any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement or (C) materially impair, interfere with, hinder or delay the consummation of the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement; or

          (xxi)  authorize any of, or commit, resolve or agree, in writing or otherwise, to take any of the foregoing actions.

          (b)    No Control.    Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or the Company Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, each of the Company, Parent and Merger Sub shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        SECTION 6.02    No Solicitation by the Company; Company Board Recommendation.

          (a)   Except as expressly permitted by Section 6.02(b) and Section 6.02(d), the Company agrees that it shall, and it shall cause each of the Company Subsidiaries to, and that it shall direct, and use reasonable best efforts to cause, its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives of the Company or the Company Subsidiaries (such directors, officers, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives, collectively, "Representatives"), to: (i) immediately cease any existing solicitations, discussions or negotiations with any Persons that may be ongoing with respect to any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an Alternative Proposal (an "Inquiry"), any Alternative Proposal or any proposal that could be reasonably expected to result in an Alternative Proposal; (ii) promptly request the return or destruction (to the extent provided for by the applicable confidentiality agreement) of all confidential information previously furnished to any Person (other than Parent) that has, within the one-year period prior to the date of this Agreement, made or indicated an intention to make, or engaged in diligence or substantive discussions with respect to, an Alternative Proposal; (iii) immediately cease access to any Person (other than Parent and its Affiliates and its and their Representatives and the Company and its Representatives) to any electronic data room maintained by the Company with respect to the transactions contemplated by this Agreement or any Alternative Proposal; and (iv) not, and not publicly announce any intention to, directly or indirectly, (A) solicit, initiate, knowingly encourage, facilitate or induce any Inquiry or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Alternative Proposal, (B) furnish information to or afford access to the business, employees, officers, contracts, properties, assets, books or records of the Company and the Company Subsidiaries to any Person that could reasonably be expected to lead to, or in connection with, an Inquiry or an Alternative Proposal, (C) enter into, continue or maintain discussions or negotiations with any Person with respect to an Inquiry or an Alternative Proposal, (D) participate in or knowingly facilitate any discussions or negotiations (other than informing Persons of the provisions set forth in this Section 6.02, solely in response to a bona fide unsolicited Inquiry after the date hereof) regarding, or furnish or cause to be furnished to any Person or "Group" (as such term is defined in Section 13(d) of the Exchange Act) any information with respect to the Company, or take any other action to facilitate any Inquiry, (E) approve, agree to, accept, endorse or recommend any Alternative Proposal, (F) submit to a vote of its stockholders, approve, endorse or recommend any Alternative Proposal, (G) grant any waiver, amendment or release under any state antitakeover statute, (H) grant any waiver, amendment or release under any confidentiality or standstill agreement or provisions of similar effect to which it is a party or of which it is a beneficiary and shall enforce any such provisions (provided that the Company shall not be required to enforce, and shall be permitted to waive, any provision that prohibits or purports to prohibit a proposal being made to the Company Board on a confidential basis to the extent that the Company Board determines, in its good faith judgment (after consultation with the Company's outside legal counsel), that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable Law (provided that the Company shall promptly notify Parent after the Company Board makes such determination)), (I) effect any Adverse Recommendation Change, or (J) enter into any letter of intent or agreement in principle or any agreement providing for any Alternative Proposal (except for confidentiality agreements permitted under Section 6.02(b)). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.02(a) (including any direction hereunder) by any Representative of the Company or any Company Subsidiary shall constitute a breach of this Section 6.02(a) by the Company.

          (b)   Notwithstanding anything to the contrary in Section 6.02(a), if the Company or any of its Subsidiaries or any of its or their respective Representatives receives a written Alternative Proposal that was unsolicited after the date hereof by any Person or "Group" at any time prior to the Company Stockholder Approval that did not result from or arise in connection with a breach of Section 6.02(a), the Company and its Representatives may, prior to (but not after) obtaining the Company Stockholder Approval, take the actions set forth in subsections (i) and (ii) of this Section 6.02(b) if the Company Board (including any duly authorized committee thereof) has determined, in its good faith judgment (after consultation with the Company's financial advisors and outside legal counsel), that such Alternative Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable Law: (i) obtain from such Person or "Group" an executed confidentiality agreement containing terms at least as restrictive in all material respects with respect to such Person or "Group" as the terms of the Confidentiality Agreement are with respect to Parent (it being agreed that such confidentiality agreement shall include a standstill agreement but may permit submission of non-public, private proposals to the Company Board) and, (ii) following the entry into such confidentiality agreement, furnish information to such Person or "Group," enter into discussions and negotiations with such Person or "Group" with respect to such Alternative Proposal and afford access to the business, employees, officers, contracts, properties, assets, books and records of the Company and the Company Subsidiaries in response to such Alternative Proposal.

          (c)   Promptly (but in no event more than twenty-four hours) following receipt of any Alternative Proposal or any Inquiry, the Company shall advise Parent in writing (including by email in accordance with Section 9.07) of the receipt of such Alternative Proposal or Inquiry, and the terms and conditions of such Alternative Proposal or Inquiry (including, in each case, the identity of the Person or "Group" making any such Alternative Proposal or Inquiry), and the Company shall as promptly as practicable provide to Parent (i) a copy of such Alternative Proposal or Inquiry, if in writing, or (ii) a written summary of the material terms of such Alternative Proposal or Inquiry, if oral. The Company agrees that it shall provide to Parent (on a substantially simultaneous basis) any non-public information concerning the Company or any of its Subsidiaries that may be provided (pursuant to Section 6.02(b) ) to any other Person or "Group" in connection with any Alternative Proposal or Inquiry that has not previously been provided to Parent. In addition, the Company shall provide Parent as promptly as practicable with notice setting forth all such information as is reasonably necessary to keep Parent informed on a current basis in all material respects of all material communications regarding such Alternative Proposal or Inquiry (including material amendments or proposed material amendments thereto (including all pricing changes)).

          (d)   Notwithstanding anything herein to the contrary, at any time prior to the Company Stockholder Approval, the Company Board may (i) solely upon the occurrence of an Intervening Event or in the event that the Company has received a Superior Proposal (after taking into account the terms of any revised offer by Parent pursuant to this Section 6.02(d)), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, the Company Recommendation or take any action, or make any public statement, filing or release inconsistent with the Company Recommendation (any of the foregoing being an "Adverse Recommendation Change") (including, for the avoidance of doubt, recommending against the Merger or approving, endorsing or recommending any Alternative Proposal) and (ii) if the Company has received a Superior Proposal (after taking into account the terms of any revised offer by Parent pursuant to this Section 6.02(d)), terminate this Agreement pursuant to Section 8.01(d) to enter into a definitive written agreement providing for such Superior Proposal simultaneously with the termination of this Agreement, in the case of clauses (i) and (ii), if the Company Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary duties under applicable Law; provided, that the Company Board may not make an Adverse Recommendation Change or, in the case of a Superior Proposal, terminate this Agreement pursuant to Section 8.01(d), unless:

              (i)  the Company has complied in all material respects with this Section 6.02;

             (ii)  the Company has provided prior written notice to Parent at least three Business Days in advance (the "Notice Period") of taking such action, which notice shall advise Parent, in the case of a Superior Proposal, that the Company Board has received a Superior Proposal and shall include a copy of such Superior Proposal and all other material transaction agreements and other material documents relating to such Superior Proposal (or, where no such copy is available, a description of the material terms and conditions of such Superior Proposal), or, in cases involving an Intervening Event, of the circumstances giving rise to the Adverse Recommendation Change;

            (iii)  during the Notice Period, the Company has and has caused its financial advisors and outside legal counsel to negotiate with Parent in good faith (to the extent Parent desires to so negotiate) to make such adjustments in the terms and conditions of this Agreement so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute (in the judgment of the Company Board after consultation with the Company's financial advisors and outside legal counsel) a Superior Proposal, or in cases involving an Intervening Event, the failure to make such Adverse Recommendation Change (in the judgment of the Company Board after consultation with the Company's financial advisors and outside legal counsel) would no longer be inconsistent with the directors' exercise of their fiduciary duties under applicable Law; and

            (iv)  the Company Board has determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by Parent, if any, and after consultation with the Company's financial advisors and outside legal counsel, that, in the case of a Superior Proposal, such Superior Proposal remains a Superior Proposal or, in cases involving an Intervening Event, that the failure to make such Adverse Recommendation Change would be inconsistent with the directors' exercise of their fiduciary duties under applicable Law.

  If during the Notice Period any revisions are made to the Superior Proposal, the Company shall deliver a new written notice to Parent and shall comply with the requirements of this Section 6.02(d) with respect to such new written notice; provided, however, that for purposes of this sentence, references to the three Business Day period above shall be deemed to be references to a two Business Day period.

          (e)   Nothing contained in this Agreement shall prevent the Company or the Company Board from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Alternative Proposal or from making any disclosure to the Company's stockholders if the Company Board (after consultation with outside legal counsel) concludes that its failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided that any Adverse Recommendation Change may only be made in accordance with Section 6.02(d). For the avoidance of doubt, any public disclosure (other than any "stop, look and listen" statement) by the Company, any Company Subsidiary or the Company Board relating to any determination or other action by the Company Board or the Company with respect to any Alternative Proposal shall be deemed to be an Adverse Recommendation Change unless the Company Board expressly publicly reaffirms the Company Recommendation in such disclosure. Notwithstanding the foregoing, a factually accurate public statement that describes the Company's receipt of an Alternative Proposal and the operation of the Agreement with respect thereto (in which the Company indicates that it has not changed the Company Recommendation) shall not, in and of itself, be deemed an Adverse Recommendation Change; it being understood that any disclosure contemplated by the foregoing relating to an Alternative Proposal shall be deemed to be an Adverse Recommendation Change unless the Company Board indicates that it has not changed the Company Recommendation in such disclosure.

          (f)    If (i) any public announcement regarding an Alternative Proposal is made by any of the Company's Representatives or by the Person making such Alternative Proposal, (ii) within three Business Days following such public announcement, Parent delivers to the Company in writing a request that the Company Board expressly publicly reaffirm the Company Recommendation (which such request may be made by Parent only once with respect to such Alternative Proposal, unless any revisions are made to such Alternative Proposal in which case an additional request may be made by Parent once with respect to each such revised Alternative Proposal), and (iii) the Company Board does not expressly publicly reaffirm the Company Recommendation during the period of three Business Days following the delivery to the Company of such request, then the Company shall be deemed to have made an Adverse Recommendation Change at 11:59 p.m., New York City time, on the last day of such period of three Business Days.

          (g)   For purposes of this Agreement:

              (i)  "Alternative Proposal" means any bona fide proposal or offer (whether or not in writing), with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving the Company which would result in any Person or "Group" beneficially owning 20% or more of the outstanding equity interests of the Company or any successor or parent company thereto; (B) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Company Subsidiary or otherwise), of any business or assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole; (C) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or "Group" of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; (D) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the Company Common Stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; or (E) any combination of the foregoing (in each case, other than the Merger).

             (ii)  "Intervening Event" means a material event, development, occurrence, effect, condition or change affecting the Company that was not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to the Company Board as of the date of this Agreement, which material event, development, occurrence, effect, condition or change (including any change in probability or magnitude of consequences) becomes known to the Company Board prior to the Company Stockholder Approval; provided that, for the avoidance of doubt, in no event shall the following events, developments, occurrences, effects, conditions or changes constitute or give rise to an Intervening Event: (A) any action taken by the parties hereto to the extent required by the affirmative covenants set forth in Section 7.03, and the consequences of any such action; (B) the receipt, existence of or terms of an Alternative Proposal or Inquiry or the consequences thereof; or (C) compliance with, any required notices or filings under and the expiration of the applicable waiting period under the HSR Act, including any consequence of noncompliance thereof or the non-expiration of such waiting period or any action in connection therewith.

            (iii)  "Superior Proposal" means any bona fide written proposal or offer made by a third party or "Group" pursuant to which such third party (or, in a parent-to-parent merger involving such third party, the stockholders of such third party) or "Group" would acquire, directly or indirectly, more than 50% of the Company Common Stock or assets of the Company and the Company Subsidiaries, taken as a whole; (A) on terms which the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to the holders of Company Common Stock than the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any changes proposed by Parent to the terms of this Agreement); and (B) that the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be reasonably likely to be consummated, taking into account all financial, regulatory, legal and other aspects (including certainty of closing) of such proposal.

ARTICLE VII

Additional Agreements

        SECTION 7.01    Preparation of the Proxy Statement; Company Stockholders Meeting.

          (a)   As promptly as reasonably practicable following the date of this Agreement (and in any event on or before the date that is fifteen Business Days after the date hereof), the Company shall prepare and cause to be filed with the SEC a proxy statement to be sent to the stockholders of the Company relating to the Company Stockholders Meeting (together with any amendments or supplements thereto, the "Proxy Statement"). Parent and the Company shall cooperate and consult with each other in the preparation of the Proxy Statement. Parent shall furnish all information concerning Parent and its Affiliates to the Company, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide the other with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Proxy Statement, and Parent will cooperate in connection therewith. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on the Proxy Statement or response (including the proposed preliminary and final versions of the Proxy Statement or response), (ii) shall consider in good faith all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. The Company shall cause all documents that it is responsible for filing with the SEC or other Governmental Entities under this Section 7.01(a) to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder.

          (b)   If prior to the Effective Time any event occurs with respect to Parent or any Parent Subsidiary, or any change occurs with respect to other information supplied by Parent for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Company of such event, and Parent shall cooperate with the Company in the Company's prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company's stockholders. Nothing in this Section 7.01(b) shall limit the obligations of any party under Section 7.01(a).

          (c)   If prior to the Effective Time any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly notify Parent of such event, and the Company shall promptly file any necessary amendment or supplement to the Proxy Statement with the SEC and, as required by Law, disseminate the information contained in such amendment or supplement to the Company's stockholders. Nothing in this Section 7.01(c) shall limit the obligations of any party under Section 7.01(a).

          (d)   The Company shall, as soon as reasonably practicable after the SEC clears the Proxy Statement, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of (i) seeking the Company Stockholder Approval and (ii) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to the Company's stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to the Company's "named executive officers" as determined under Regulation S-K in connection with the completion of the Merger. In connection with the foregoing, the Company shall (A) as reasonably promptly as practicable after the date on which the SEC confirms that it has no further comments on the Proxy Statement cause the Proxy Statement to be mailed to the Company's stockholders (and in no event more than five Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement); and (B) subject to Section 6.02(d), use its reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and obtain the Company Stockholder Approval. The Company shall convene and hold the Company Stockholders Meeting as soon as possible after the twentieth Business Day following the mailing of the Proxy Statement to the Company's stockholders. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval (the "Company Recommendation") and shall include such recommendation in the Proxy Statement, in each case, except to the extent that the Company Board shall have made an Adverse Recommendation Change as permitted by Section 6.02(d). Notwithstanding the foregoing provisions of this Section 7.01(d), if on a date for which the Company Stockholders Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall, upon the request of Parent (and only with the prior written consent of Parent), make one or more successive postponements or adjournments of the Company Stockholders Meeting; provided that the Company Stockholders Meeting is not postponed or adjourned to a date that is more than twenty days after the date for which the Company Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law). Once the Company has established a record date for the Company Stockholders Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholders Meeting without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law.

          (e)   Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement is terminated in accordance with its terms, and, to the extent required under the terms of this Agreement, the Company pays to Parent the Termination Fee in accordance with Section 8.03(b) or the Expense Reimbursement in accordance with Section 8.03(d), (i) its obligations to hold the Company Stockholders Meeting pursuant to this Section 7.01 shall not be affected by the making of an Adverse Recommendation Change by the Company Board and (ii) its obligations pursuant to this Section 7.01 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Alternative Proposal. Unless this Agreement is terminated in accordance with its terms and, to the extent required under the terms of this Agreement, the Company pays to Parent the Termination Fee in accordance with Section 8.03(b) or the Expense Reimbursement in accordance with Section 8.03(d), the Company agrees that it shall not submit to the vote of the Company's stockholders any Alternative Proposal (whether or not a Superior Proposal).

        SECTION 7.02    Access to Information; Confidentiality.    Subject to applicable Law, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to the Representatives of Parent reasonable access, upon reasonable advance notice, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (a) to the extent not publicly available, a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws or commission actions and (b) all other information concerning its business, properties and personnel as Parent may reasonably request, including all information regarding the Company and the Company Subsidiaries that is required by the Australian Corporations Act 2001 (Cth) and the rules and regulations promulgated thereunder, the listing rules of the ASX and all regulatory guides of the Australian Securities and Investments Commission applicable to the Merger and the other transactions contemplated hereby (including the Offer) (in each case, in a manner so as to not interfere in any material respect with the normal business operations of the Company or any Company Subsidiary); provided, however, that the Company shall not be required to permit such access or make such disclosure, to the extent it determines in good faith, after consultation with outside counsel, that such disclosure or access alone—or taken together with other competitively sensitive information Company has made or will make available to Parent—would reasonably be likely to (i) violate the terms of any confidentiality agreement or other Contract with a third party (provided that the Company shall use its reasonable best efforts to (A) obtain the required consent of such third party to such access or disclosure or (B) otherwise provide the information in a manner that does not require such consent), (ii) result in the loss of any attorney-client privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege), or (iii) violate, or would reasonably be expected to violate, any Law (provided that the Company shall use its reasonable best efforts to provide such access or make such disclosure in a manner that does not violate Law). If any material is withheld by the Company pursuant to the proviso to the preceding sentence, the Company shall inform Parent as to the general nature of what is being withheld. Without limiting the obligations set forth in Section 7.07 of this Agreement, all information exchanged pursuant to this Section 7.02 shall be subject to the confidentiality agreement, dated as of August 18, 2016, between Parent and the Company (the "Confidentiality Agreement"). Notwithstanding the foregoing, Parent may, following prior notice and consultation with the Company, disclose to potential purchasers of any of the Company's or Parent's or their respective Subsidiaries' businesses or other assets in connection with any divestiture obligations and any representatives of such potential purchasers, such confidential information reasonably related to such businesses or assets to be divested pursuant to Section 7.03(f), subject, to the extent necessary or reasonably advisable, to appropriate "clean room" arrangements.

        SECTION 7.03    Efforts to Consummate.

          (a)    Reasonable Best Efforts.    Upon the terms and subject to the conditions set forth in this Agreement, including this Section 7.03, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things reasonably necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable.

          (b)    Filings and Consents.    Parent and the Company shall (i) file as promptly as practicable (and in any event within ten Business Days of the execution of this Agreement, unless a later time is mutually agreed by the parties) with the U.S. Federal Trade Commission ("FTC") and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") the notification and report form required under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) promptly (and not later than 20 business days after the date hereof, unless otherwise agreed by the parties) work cooperatively together to prepare and file a draft CFIUS Notice in accordance with 31 C.F.R. Part 800 and customary practice, and promptly file a final CFIUS Notice in connection with the CFIUS Clearance and in accordance with 31 C.F.R. Part 800 after receipt of confirmation that CFIUS has no comment on the draft CFIUS Notice, and timely provide any information requested by CFIUS or any other agency or branch of the U.S. government in connection with CFIUS review or investigation of the transactions contemplated by this Agreement, (iii) promptly assemble and provide the information necessary for Parent to, as soon as reasonably practicable after the date hereof (and not later than 20 Business Days after the filing of a final CFIUS Notice), prepare and make or cause to be made a notification under Part III of the ICA with the Investment Review Division of Innovation, Science and Economic Development Canada (the "IRD") with respect to the transactions contemplated hereby, and timely respond at the earliest practicable date to any requests for additional information made by the IRD or any Governmental Entity in connection with the notification or any review initiated under the ICA and (iv) as promptly as practicable and advisable, after the date of this Agreement, use reasonable best efforts to prepare and submit all other filings, notifications, information updates and other presentations required by or in connection with seeking, and use reasonable best efforts to obtain, all Consents, expirations or terminations of waiting periods, non-actions, exemptions, change of ownership approvals or other authorizations from any Governmental Entity or other third party (the "Authorizations"), in each case that are reasonably necessary or advisable in connection with the Merger or any of the other transactions contemplated by this Agreement, and to assist and cooperate with the other party in connection with the foregoing; provided, that Parent and the Company shall have no obligation to pay any fee to any third party for the purpose of obtaining any such Authorization, or pay any costs and expenses of any third party resulting from the process of obtaining such Authorization (without limiting Parent's obligations under Section 7.03(f)), except to the extent that either party is required by law to pay any filing fees due to any Government Entities reviewing the transaction.

          (c)    Cooperation.    The Company shall not enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of Parent. Subject to Section 7.06, each of Parent and the Company shall (i) cooperate in all respects with each other and their respective Representatives in connection with any filing or submission and in connection with any proceeding by or before a Governmental Entity, including any proceeding initiated by a private party; (ii) promptly inform the other party, or its counsel, upon receipt of any substantive communication received by such party from, or given by such party to, CFIUS, the IRD, the FTC, the Antitrust Division or any other Governmental Entity or such private party, in each case, regarding any such filing, submission, proceeding or the transactions contemplated hereby; (iii) permit the other party or its counsel to review and discuss reasonably in advance, and consider in good faith the views of the other party or its counsel in connection with, any proposed substantive communication to be given by it to CFIUS, the IRD, the FTC, the Antitrust Division or any such other Governmental Entity or, in connection with any proceeding by such private party, any other person; and (iv) to the extent not prohibited by CFIUS, the IRD, the FTC, the Antitrust Division or such other Governmental Entity, give the other party or its counsel reasonable advance notice of any in-person meeting, and any conference call that is initiated by such party or scheduled in advance, with such Governmental Entity or such private party and not participate independently therein without first giving the other party or its counsel reasonable opportunity to attend and participate therein or, in the event such other party or its counsel does not attend or participate therein, consulting with such other party or its counsel reasonably in advance and considering in good faith the views of such other party or its counsel in connection therewith. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 7.03(c) as "Antitrust Counsel Only Material." Such

  materials and the information contained therein shall be given only to the outside counsel (or previously agreed outside consultant, as applicable) of the recipient and shall not be disclosed by such outside counsel (or previously agreed outside consultant, as applicable) to employees, officers or directors of such outside counsel's client unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Materials provided by a party to the other party pursuant to this Section 7.03(c) may be redacted (x) to remove references concerning the valuation of Parent, the Company or any of their respective subsidiaries, (y) as necessary to comply with contractual arrangements, and (z) as necessary to address privilege or confidentiality concerns.

          (d)    Settlements and Litigation.    Notwithstanding anything in this Agreement to the contrary, with respect to the matters covered in this Section 7.03, it is agreed that Parent shall have the principal responsibility for devising and implementing the strategy for obtaining CFIUS Clearance, ICA Clearance and any necessary antitrust or competition clearances; provided, however, that Parent shall consult in advance with the Company and in good faith take the Company's views into account regarding the overall strategic direction of obtaining CFIUS Clearance, ICA Clearance or antitrust or competition clearance and consult with the Company prior to taking any material substantive position in any written position, or, to the extent practicable, discussions with any Governmental Entity. The Company shall not, and shall not permit any of its Subsidiaries or Representatives to, make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussions with any Governmental Entity with respect to any substantive proposed settlement, consent decree, commitment or remedy, except as specifically requested by or agreed with Parent. Nothing in this Section 7.03 shall require Parent (or permit the Company or its Subsidiaries without the prior written consent of Parent) to litigate with any Governmental Entity.

          (e)    Additional Information.    Each of Parent and the Company shall comply, as early and completely as practicable and advisable, with any request for additional information, documents or other materials received by such party or any of its Subsidiaries from the FTC, the Antitrust Division or any other Governmental Entity in relation to the transactions contemplated by this Agreement.

          (f)    Divestiture Obligations.    Subject to Section 7.03(g), to the extent necessary in order to obtain the requisite Authorizations of Governmental Entities, Parent shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture, assignment or disposition of such assets or businesses of Parent, or effective as of the Effective Time, the Company, or otherwise offer to take or offer to commit to take any action which it is lawfully capable of taking and if the offer is accepted, take or commit to take such action, in each case, as may be required in order to avoid the commencement of any action by any Governmental Entity to prohibit the transactions contemplated by this Agreement on the basis of the Antitrust Laws, or if already commenced, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order issued or imposed on the basis of the Antitrust Laws so as to enable the Closing to occur as soon as reasonably possible, and in any event, not later than the End Date.

          (g)    Caps on Divestitures.    Notwithstanding the foregoing, nothing contained in this Agreement, including Section 7.03(f), or the "reasonable best efforts" standard generally, shall require, or be construed to require that Parent take, or cause to be taken, (i) any action with respect to any of the assets or businesses of Parent or of the Company or their respective Subsidiaries that is not conditioned on consummation of the transactions contemplated by this Agreement or (ii) any action that would require Parent to sell, divest, assign, dispose of or hold separate (or effect any other remedy requested by a Governmental Entity in respect of) any assets or businesses of Parent, the Company or their respective Subsidiaries, or agree to, or enter into any conditions or mitigation agreements or other remedies under Antitrust Laws, the DPA or the

  ICA, which would, in the aggregate, represent or cause a one year loss of EBIT (as measured by 2016 EBIT contribution to the extent affecting assets set forth on Section 7.03(g) of the Company Disclosure Letter, as set forth under the heading "Reference Number" for the applicable asset, or to the extent affecting assets not on such schedule, as reasonably determined by the parties) in excess of $15,000,000 or require divestiture or licensing of either party's brand or related intellectual property except where such brand or related intellectual property is exclusively used by the party in connection with products manufactured entirely at assets or businesses that are divested pursuant to Section 7.03(f) ; provided, that, in each case, as between Parent and the Company, Parent shall determine in its sole discretion the assets or businesses of Parent, the Company or any of their respective Subsidiaries to be so sold, divested, assigned, disposed of, held separate or subject to any restriction or limitation.

          (h)    Alternative Proposal.    Notwithstanding anything else contained in this Agreement, during the term of this Agreement neither the Company nor any of its Affiliates or any of their respective Representatives shall cooperate with any other Person in seeking regulatory clearance of any Alternative Proposal.

        SECTION 7.04    Public Announcements.    Except with respect to any Adverse Recommendation Change or announcement made with respect to any Alternative Proposal, Superior Proposal or related matters in accordance with the terms of this Agreement, or any dispute between the parties regarding this Agreement or the transactions contemplated hereby, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as such party may reasonably conclude may be required by applicable Law, by court process, or by obligations pursuant to the requirements of any applicable securities exchange (in which case the disclosing party shall consult with the other parties in advance of such disclosure to the extent practicable under the circumstances). The Company and Parent agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Nothing in this Section 7.04 shall limit the ability of any party hereto to make additional disclosures that are consistent in all but de minimis respects with the prior public disclosures regarding the transactions contemplated by this Agreement.

        SECTION 7.05    Indemnification, Exculpation and Insurance.

          (a)   Parent agrees that, from and after the Effective Time, it will cause the Company and Company Subsidiaries to provide all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and the Company Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements between any Company Indemnified Party, on the one hand, and the Company or any of its Subsidiaries, on the other hand (to the extent disclosed on Section 7.05(a) of the Company Disclosure Letter or otherwise made available to Parent prior to the date hereof), in each case, as in effect on the date of this Agreement, in accordance with their terms. From and after the Effective Time, Parent agrees to cause the Surviving Company to indemnify and hold harmless each individual who was prior to or is as of the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of the Company Subsidiaries or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company or any of the Company Subsidiaries as a director, officer or employee of another Person (the "Company Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable and documented fees, costs and expenses, including attorneys' fees and disbursements (subject to the limitations described in Section 7.05(d)), incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the Company Indemnified Party is or was a director, officer or employee of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director or officer of another Person, in each case, arising out of acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the extent provided by the Company Charter, the Company By-laws or the comparable charter or organizational documents of the Company Subsidiaries as in effect on the date of this Agreement, as applicable, or the terms of any indemnification or other similar agreement between any Company Indemnified Party, on the one hand, and the Company or any of its Subsidiaries, on the other hand (to the extent disclosed on Section 7.05(a) of the Company Disclosure Letter or otherwise made available to Parent prior to the date hereof), as in effect on the date of this Agreement, as applicable, and in each case subject to applicable Law. In the event of any such claim, action, suit or proceeding, (x) each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from the Surviving Company within twenty Business Days of receipt by the Surviving Company from the Company Indemnified Party of a request therefor, in each case, to the extent provided by the Company Charter, the Company By-laws or the comparable charter or organizational documents of the Company Subsidiaries as in effect on the date of this Agreement, as applicable, or the terms of any indemnification or other similar agreement between any Company Indemnified Party, on the one hand, and the Company or any of its Subsidiaries, on the other hand (to the extent made available to Parent prior to the date hereof), as in effect on the date of this Agreement, as applicable; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Surviving Company's certificate of incorporation or by-laws, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification and (y) the Surviving Company and such Company Indemnified Party shall cooperate with each other in the defense of any such matter. Section 7.05(a) of the Company Disclosure Letter sets forth a complete and correct list of all indemnification or other similar agreements (other than organizational documents of the Company or any of its Subsidiaries) between any Company Indemnified Party, on the one hand, and the Company or any of its Subsidiaries, on the other hand.

          (b)   In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Company shall cause proper provision to be made so that the successors and assigns of the Surviving Company directly or indirectly assume the obligations set forth in this Section 7.05.

          (c)   For a period of six years from and after the Effective Time, the Surviving Company shall either (and Parent shall cause the Surviving Company to) cause to be maintained in effect the policies of directors and officers liability insurance maintained by the Company or a Company Subsidiary as of the date hereof (true and correct copies of which that are in effect as of the date of this Agreement have been made available to Parent prior to the date of this Agreement) or provide substitute policies for the Company and its current and former directors and officers who are currently covered by the directors and officers insurance coverage currently maintained by the Company, in either case, with amounts not less than the existing coverage and having other terms not less favorable to the insured persons than the directors and officers liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall the Surviving Company be required to pay (or Parent be required to cause the Surviving Company to pay) with respect to such insurance policies in respect of any one policy year more than 300% of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement for directors and officers liability insurance (which amount is set forth in Section 7.05(c) of the Company Disclosure Letter) (the "Maximum Amount"), and if the Surviving Company is unable to obtain the insurance required by this Section 7.05 it shall obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. In lieu of such insurance, prior to the Closing Date Parent may purchase or cause the Company to purchase, at Parent's option and expense (following reasonable consultation with the Company), "tail" directors and officers liability insurance for a period of six years from and after the Effective Time for the Company and its current and former directors and officers who are currently covered by the directors and officers insurance currently maintained by the Company, such tail insurance to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors and officers liability insurance currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time; provided that in no event shall the total cost of any such tail insurance for the directors and officers liability insurance exceed the Maximum Amount. In the event that such tail coverage is purchased, the Surviving Company and Parent shall cease to have any obligations under the first sentence of this Section 7.05(c). The Surviving Company shall maintain such policies in full force and effect during the period of insurance, and continue to honor its obligations thereunder.

          (d)   Any Company Indemnified Party wishing to claim indemnification under Section 7.05(a), upon learning of any claim, action, suit or proceeding, shall notify Parent and the Surviving Company thereof, but the failure to so notify shall not relieve the Surviving Company of any liability it may have to such Company Indemnified Party to the extent such failure does not prejudice the indemnifying party. In the event of any such claim, action, suit or proceeding, Parent or the Surviving Company shall have the right to assume the defense thereof through counsel (i) with recognized competence and experience in connection with claims, actions, suits or proceedings of the type involved, and (ii) reasonably acceptable to the Company Indemnified Parties, and neither Parent nor the Surviving Company shall be liable to such Company Indemnified Parties for the expenses of other counsel engaged by such Company Indemnified Parties in connection with the defense thereof; provided, however, that pursuant to this Section 7.05(d), (x) the Company Indemnified Parties will cooperate in the defense of any such matter and (y) neither Parent nor the Surviving Company shall be liable for any settlement effected without its prior written consent.

          (e)   The provisions of this Section 7.05 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Company Indemnified Parties), his or her heirs and his or her representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

        SECTION 7.06    Transaction Litigation.    In the event that any litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought or threatened against the Company, any Company Subsidiary, or its or their Representatives, by security holders of the Company ("Transaction Litigation"), the Company shall promptly notify Parent of such litigation (including by providing copies of all pleadings with respect thereto) and shall keep Parent informed on a current basis with respect to the status thereof. The Company shall give Parent the opportunity to participate in and control the defense or settlement of any Transaction Litigation, and no such settlement shall be agreed to without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). Without limiting in any way the parties' obligations under

Section 7.03, the Company shall cooperate, shall cause the Company Subsidiaries to cooperate, and shall use its reasonable best efforts to cause its directors, officers and other Representatives to cooperate in the defense against such Transaction Litigation.

        SECTION 7.07    Financing.

          (a)   Each of Parent and Merger Sub will use reasonable best efforts to obtain, or cause to be obtained, (x) the Financing or (y) any other alternative debt or equity financing (such alternative financing, the "Alternate Financing") including using its reasonable best efforts with respect to (i) (other than where the Commitment Documents have terminated as a result of the consummation of an Alternate Financing or the occurrence of a Commitment Reduction Event) complying with and maintaining in effect the Commitment Documents, including by complying with any "flex" provisions contained in any fee letter referred to therein in accordance with the terms thereof and using reasonable best efforts to ensure the accuracy of all representations and warranties and the compliance with all covenants and agreements of Parent and its Subsidiaries under the Commitment Documents, and (ii) (other than where the Commitment Documents have terminated as a result of the consummation of an Alternate Financing or the occurrence of a Commitment Reduction Event) satisfying on a timely basis all conditions to obtaining the Financing that are within the control of Parent and its Subsidiaries and by paying when due any fees or deposits required by the Commitment Documents, the Underwriting Agreement or any fee letter referred to therein. Other than where the Commitment Documents have terminated as a result of the consummation of an Alternate Financing or the occurrence of a Commitment Reduction Event, Parent shall use its reasonable best efforts to timely (A) cause the Financing Sources under the Commitment Documents and the Underwriting Agreement to fully fund the Financing provided for thereunder and (B) fully enforce its rights under the Commitment Documents and the Underwriting Agreement in the event of breach or threatened breach by the Financing Sources, in each case, to the extent required to consummate the transactions contemplated by this Agreement at the Closing. The Financing shall be in an aggregate amount sufficient, together with the Alternate Financing, if any, and any other sources available to Parent and Merger Sub (including cash balances and borrowings under Parent's corporate debt facilities), to fund the payment of the Merger Consideration and to make any other payment required to consummate the transactions contemplated by this Agreement and to pay the related fees and expenses, in each case required to be made on the Closing Date. Parent shall give the Company prompt notice upon becoming aware of, or receiving notice or other communication with respect to, any material breach of or default under, or any event or circumstance that (with or without notice, lapse of time or both) would reasonably be expected to give rise to any material breach of or default under, the Commitment Documents or the Underwriting Agreement by a party thereto prior to the Closing or any termination, withdrawal or rescission of the Commitment Documents or the Underwriting Agreement prior to the Closing (other than as a result of consummation of an Alternate Financing or as a result of the cancellation by Parent of any of the undrawn commitment under the Commitment Documents if, after giving effect to such cancellation, the amount of remaining funding available to Parent under the Financing and any Alternate Financing, together with any other sources available to Parent (including cash balances and borrowings under Parent's corporate debt facilities), is sufficient to fund the payment of the Merger Consideration and to make any other payment required to consummate the transactions contemplated by this Agreement and to pay the related fees and expenses, in each case required to be made on the Closing Date ("Commitment Reduction Event")). Notwithstanding anything in this Agreement to the contrary, each of Parent and Merger Sub expressly acknowledges and agrees that neither the availability nor terms of the Financing or any Alternate Financing are conditions to the obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, which are subject only to the express conditions set forth in Article III, irrespective and independent of the availability or terms of the Financing or any Alternate Financing, Parent's or Merger Sub's use of efforts in accordance with this Section 7.07, or otherwise.

          (b)   Parent shall not, without the prior written consent of the Company or otherwise as a result of consummation of an Alternate Financing or the occurrence of a Commitment Reduction Event, (i) terminate or permit the termination, withdrawal, repudiation or rescission of, or release the obligations of any Financing Sources under, any of the Commitment Documents or the Underwriting Agreement prior to the Closing, or (ii) permit any amendment or modification to, or any waiver of any provision or remedy under, or replace, any of the Commitment Documents or the Underwriting Agreement; provided, that Parent may amend the Commitment Documents or the Underwriting Agreement to add Financing Sources, lead arrangers, bookrunners, syndication agents or similar entities or guarantors who have not executed the Commitment Documents or the Underwriting Agreement as of the date hereof and provided further that Parent may make an amendment or modification to, or obtain or grant a waiver under, any of the Commitment Documents or the Underwriting Agreement where such amendment, modification or waiver would not have a material adverse effect on the ability of Parent to obtain any funding under the Financing which Parent requires to consummate the transactions contemplated by this Agreement at the Closing.

          (c)   Parent shall keep the Company reasonably informed on a current basis of the status of its efforts to consummate the Financing (or any Alternate Financing), including by providing prompt written notice to the Company (i) of (x) any breach or default (or, to the Knowledge of Parent, threatened breach or default or event which with notice or lapse of time or both would reasonably be expected to constitute a default) by any party to any of the Commitment Documents or the Underwriting Agreement or any actual or, to the Knowledge of Parent, threatened termination, withdrawal, repudiation or rescission of any of the Commitment Documents other than as a result of the consummation of an Alternate Financing or the occurrence of a Commitment Reduction Event or (y) any dispute or disagreement between or among Parent, on the one hand, and the Financing Sources under the Financing on the other hand, with respect to the obligation to fund any of the Financing or the amount of the Financing to be funded at the Closing, and (ii) if at any time for any reason Parent believes in good faith that it will not be able to obtain all or any portion of the aggregate amount of the Financing on the terms and conditions, in the manner or from the sources contemplated by any of the Commitment Documents or the Underwriting Agreement other than as a result of the consummation of an Alternate Financing or the occurrence of a Commitment Reduction Event.

          (d)   Prior to the Closing, the Company shall provide, shall cause the Company Subsidiaries to provide, and shall use reasonable best efforts to cause its and their respective Representatives to use reasonable best efforts to provide, on a timely basis, all cooperation that is reasonably requested by Parent or customary in connection with the arrangement or consummation of, or the compliance by Parent of its obligations under, the Financing or any Alternate Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including using its reasonable best efforts to if requested in writing by Parent, (i) as promptly as reasonably practicable provide (x) such financial and other pertinent information regarding the Company and the Company Subsidiaries as may be reasonably requested in writing by Parent to enable Parent to consummate, or comply with its obligations under, the Financing or any Alternate Financing including any such information as is customary to be included in syndication or offering materials contemplated by the Financing or Alternate Financing and (y) (A)(1) audited consolidated financial statements of the Company consisting of balance sheets as of the last date of each of the two fiscal years of the Company ended at least ninety days prior to the Closing Date and statements of operations, changes in stockholders' equity and cash flows for each of the two fiscal years of the Company ended at least ninety days prior to the Closing Date and an unqualified audit report relating thereto, (2) unaudited consolidated financial statements of the Company consisting of balance sheets and related statements of income and cash flows as of the last day of and for the most recently completed fiscal quarter ended at least forty-five days before the Closing Date, or, in the case of the statement of cash flows, for the period from the beginning of the most recently completed fiscal year ended at least ninety days before the Closing Date to the last day of the most recently completed fiscal quarter ended at least forty-five days before the Closing Date (all of which shall have been reviewed by the independent accountants for the Company (as applicable) as provided in the Public Company Accounting Oversight Board Interim Standards AU Section 722, Interim Financial Information), in each case other than with respect to any quarter-end that is also a fiscal year-end, and (3) all financial information about the Company requested in writing reasonably required in order to prepare (I) a pro forma consolidated statement of income of Parent and its Subsidiaries for the most recently completed fiscal year ended at least ninety days before the Closing Date and (II) (X) a pro forma consolidated balance sheet of Parent and its Subsidiaries as of the last day of the most recently completed fiscal quarter ended at least forty-five days before the Closing Date and (Y) a pro forma consolidated statement of income of Parent and its Subsidiaries for the period from the beginning of the most recently completed fiscal year ended at least ninety days before the Closing Date to the last day of the most recently completed fiscal quarter ended at least forty-five days before the Closing Date, together with, in the case of this clause (Y), a corresponding statement for the corresponding period of the prior year, in each case prepared after giving effect to the transactions described herein as if they had occurred as of such date (in the case of each such balance sheet) or at the beginning of such period (in the case of each such statement of income) and, in each case contemplated by clauses (A)(1) and (A)(2), meeting the requirements of Regulation S-X (subject to exceptions customary for a Rule 144A offering) and (B) to the extent not already provided under clause (A), all financial statements and other financial data relating to the Company and the Company Subsidiaries requested in writing to be included in a complete printed preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum suitable for use in a customary "high-yield road show" for offerings of debt securities which contains all financial statements and other financial data to be included therein (including all audited financial statements, all unaudited financial statements (which shall have been reviewed by the independent accountants as provided in Statement on Auditing Standards No. 100 issued by the Auditing Standards Board (subject to exceptions customary for a Rule 144A offering)) and all appropriate pro forma financial statements prepared in accordance with, or reconciled to, GAAP and prepared in accordance with Regulation S-X under the Securities Act as if the applicable debt securities were registered, unless otherwise agreed, but subject to exceptions customary for a Rule 144A offering such as the information required by Rules 3-10 and 3-16 of Regulation S-X), and all other data requested in writing (including selected financial data) that the SEC would require in a registered offering of the applicable debt securities (subject to exceptions customary for a Rule 144A offering), and that would be necessary in order to receive customary "comfort" (including "negative assurance" comfort) from independent accountants of Parent and the Company in connection with the offering of the applicable debt securities (and the Company shall arrange the delivery of such comfort with respect to such information) (all such information specified in clause (A) and clause (B) to the extent requested in writing by Parent, the "Required Information"); provided, however, that the Required Information will not include (or be deemed to require the Company to prepare) any pro forma financial statements or adjustments (including regarding any synergies, cost savings, ownership or other post-Merger adjustments) or financial projections; (ii) provide customary certificates and other documents and instruments relating to the Financing or Alternate Financing; (iii) obtain customary authorization letters, comfort letters, and accountants' consent letters, as may be requested by Parent in writing; (iv) cooperate with Parent to obtain surveys and title insurance as may be requested by Parent in writing; (v) cause its senior officers and other

  Representatives to be available, upon reasonable advance notice and at times and locations reasonably acceptable to the Company, to participate in a reasonable number of informational meetings, sessions, due diligence meetings and presentations with rating agencies and road show meetings in connection with the Financing or Alternate Financing; (vi) cooperate with Parent and Parent's efforts to obtain customary corporate and facilities ratings; (vii) provide customary authorization letters to the Financing Sources and agents in respect of the Financing or Alternate Financing authorizing the distribution of information to prospective lenders and investors and containing a representation to such financing sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its Affiliates or its or their securities; (viii) assist Parent and its financing sources in the preparation of customary materials for rating agency presentations, syndication documents and materials (including bank information memoranda (confidential and public), offering documents, offering memoranda, lender and investor presentations (including road shows), business projections and other marketing materials and similar documents for the Financing or Alternate Financing); (ix) assist Parent in obtaining legal opinions of the Company's counsel; (x) furnish Parent and any Financing Sources promptly, and in any event within seven Business Days after request, with all documentation and other information required by any Governmental Entity with respect to the Financing or Alternate Financing under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2001, as amended; (xi) participate in due diligence sessions with prospective Financing Sources and their representatives as may reasonably be requested and provide reasonable access to documents and other information in connection with customary due diligence investigations conducted by prospective Financing Sources; and (xii) request that the Company's independent auditors cooperate with efforts to obtain customary accountant's comfort letters (including "negative assurance") and consents from such auditors and participate in customary due diligence sessions. On and from the date hereof, the Company and its counsel shall be given reasonable opportunity to review and comment upon any offering memoranda or similar documents, or any materials for rating agencies, that include information about the Company or any of its Subsidiaries prepared in connection with the Financing or Alternate Financing. Notwithstanding anything in this Agreement to the contrary, none of the Company or any of the Company Subsidiaries shall be required to (A) pay any commitment or other similar fee or incur any other liability or obligation of any kind, including under any guarantee or pledge or any other document relating to the Financing or Alternate Financing, in connection with the Financing or Alternate Financing prior to the Closing Date, (B) enter into any binding agreement or commitment, or adopt any resolution or otherwise take any corporate or similar action, in connection with the Financing or Alternate Financing that is not conditioned on the occurrence of the Closing Date, or (C) take any action that would reasonably be expected to (1) unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, (2) cause any representation, warranty or covenant in this Agreement to be breached or any condition set forth in Article III to fail to be satisfied except where Parent expressly waives such breach or noncompliance, (3) cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability, (4) result in the public disclosure of the Company's financial position or results of operations prior to the date such information has been released by the Company to the public or (5) require the Company or the Company Subsidiaries to provide any access, documents or information that would not be required pursuant to Section 7.02 (but subject to the obligations in Section 7.02 to seek to address any limitations on the provision thereof). Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable and documented attorneys' fees) incurred by the Company or any of the Company Subsidiaries in connection with the cooperation of the Company and the Company Subsidiaries contemplated by this Section 7.07 and shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective directors and other Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Financing or Alternate Financing and any information used in connection therewith (except with respect to any information provided by the Company or any of the Company Subsidiaries), and any action taken by any of them at the written request of Parent or Merger Sub pursuant to this Section 7.07(d).

          (e)   If prior to the Closing the Financing becomes unavailable for any reason on the terms and conditions set forth in the Commitment Documents or Underwriting Agreement, other than as a result of the consummation of an Alternate Financing or the occurrence of a Commitment Reduction Event, Parent shall (i) as promptly as practicable after obtaining Knowledge that such portion has become or is reasonably expected to become unavailable, notify the Company of such unavailability and the reason therefor and (ii) use its reasonable best efforts to obtain, as promptly as reasonably practicable following such Financing becoming unavailable, replacement debt or equity financing (in an amount sufficient to enable the transactions contemplated hereby to be consummated) ("Replacement Financing") from the same or other sources pursuant to commitment letters (or other agreements) and on terms and conditions that are not less favorable in the aggregate to Parent than such unavailable Financing (including the "flex" provisions contained in any fee letter) or on other terms and conditions acceptable to Parent, pursuant to commitment letters (or other agreements) (complete and correct executed copies of which shall be promptly provided to the Company; provided, that any fee letter (or similar confidential letter) may be redacted in a customary manner solely with respect to fee amounts, yield and interest caps, original issue discount amounts and "flex" and "securities demand" terms and other similar economic terms that are confidential and do not adversely affect the enforceability, availability or conditionality of or the aggregate amount of net proceeds available under the Replacement Financing). Notwithstanding the foregoing, no such Replacement Financing may expand upon the conditions precedent or contingencies to the funding of the Financing on the Closing Date as set forth in the Commitment Documents or the Underwriting Agreement, respectively, in effect on the date hereof where such expanded conditions precedent or contingencies would reasonably be expected to make the funding of such Replacement Financing less likely to occur than would be the case (or would have been the case) in relation to the Financing that has become or is reasonably expected to become unavailable or otherwise include terms (including any "flex" provisions) that would reasonably be expected to make the funding of such Replacement Financing less likely to occur than would be the case (or would have been the case) in relation to the Financing that has become or is reasonably expected to become unavailable. For the purposes of this Agreement, the terms "Commitment Documents," "Underwriting Agreement" and "Financing" shall be deemed to include any commitment letter (or other agreement), underwriting agreement or commitment or any fee letter referred to in such commitment letter or underwriting agreement with respect to any Replacement Financing arranged in compliance with this Section 7.07(e) (and any Commitment Documents and Financing remaining in effect at the time in question).

          (f)    All non-public or otherwise confidential information regarding the parties hereto obtained by the other parties pursuant to this Section 7.07 (other than information that is to be disclosed in connection with the Offer) shall be kept confidential in accordance with the Confidentiality Agreement; provided that the Company agrees that Parent and Merger Sub may share non-public or otherwise confidential information with the Financing Sources and that Parent, Merger Sub and such Financing Sources may share such information with potential Financing Sources in connection with the marketing efforts related to the Financing or the Alternate Financing if the recipients of such information agree to customary confidentiality arrangements, including "click-through" confidentiality agreements and confidentiality provisions contained in customary bank books and offering memoranda. The Company hereby consents to use of the logos of the Company and its

  Subsidiaries on customary marketing materials in connection with the Financing or the Alternate Financing.

          (g)   With respect to the Indebtedness set forth in Section 7.07(g) of the Company Disclosure Letter (the "Specified Indebtedness") of the Company or any of the Company Subsidiaries identified by Parent in writing at least fifteen Business Days prior to the Closing Date to be repaid in connection with the consummation of the Merger, (i) the Company shall, or shall have caused the Company Subsidiaries to, use reasonable best efforts to deliver all notices and take other actions required to facilitate the termination of commitments in respect of such Indebtedness, repayment in full of all outstanding obligations in respect of such Indebtedness and release of any Liens and guarantees in connection therewith on the Closing Date, in each case, subject to clause (y) of this Section 7.07(g), and (ii) no later than one Business Day prior to the Closing Date, the Company shall, or shall have caused the Company Subsidiaries to, use reasonable best efforts to provide a copy to Parent of customary payoff letters with respect to such Indebtedness (each, a "Payoff Letter") in substantially final form and in form and substance customarily provided by the agents of such Specified Indebtedness with respect to the payoff thereof, which Payoff Letters shall (x) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or other outstanding and unpaid obligations related to such Indebtedness as of the Closing Date, other than any customary expense reserves or amounts necessary to cash collateralize reimbursement obligations with respect to letters of credit issued thereunder as set forth in the applicable loan documents for such Specified Indebtedness (the "Payoff Amount") and (y) state that all obligations (including guarantees) in respect thereof, other than those obligations which by their terms survive repayment of the obligations, and Liens in connection therewith on the assets of the Company or any Company Subsidiary or otherwise on the business operated by the Company or any Company Subsidiary shall be, substantially concurrently with the receipt of the Payoff Amount on the Closing Date by the Persons holding such Indebtedness, released, or arrangements reasonably satisfactory to Parent for such release shall have been made by such time, subject, as applicable, to the replacement (or cash collateralization or backstopping) of any then outstanding letters of credit or similar Indebtedness.

          (h)   Notwithstanding any of the other provisions of this Agreement (including this Section 7.07) or the Confidentiality Agreement, the Company consents to the public disclosure of the documents issued in connection with the Offer and the information contained therein.

        SECTION 7.08    Section 16 Matters.    Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Merger and the other transactions contemplated by this Agreement by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        SECTION 7.09    Employee Matters.

          (a)   From and after the Effective Time, Parent shall cause the Surviving Company to honor, in accordance with their terms, all written employment, change in control and severance agreements or other similar compensation plans between the Company or a Company Subsidiary and any employee, former employee or director, or any group of employees or directors, of the Company or Company Subsidiary in effect, or as approved by the Company Board prior to, or as of the date hereof. Parent shall pay or cause to be paid at the Closing all benefits that have accrued and are payable at Closing under the Company Benefit Plans and written employment, change in control and severance agreements or other similar compensation plans between the Company or a Company Subsidiary and any employee, former employee or director, or any group of employees or directors, of the Company or Company Subsidiary. Nothing in this Section 7.09 shall be construed to prevent Parent, the Surviving Company or any Company Subsidiary from (i) amending any severance plan (for the avoidance of doubt, other than items (a), (c), (d), (e) and (f) of Section 6.01(a)(iv)(1)(b) of the Company Disclosure Letter) at any time from and after the Effective Time provided that such amendments do not reduce the benefit available under the severance plan for a period ending twelve months following the Effective Time to a qualified participant as of the Effective Time, or (ii) suspending or terminating any severance plan beginning twelve months following the Effective Time.

          (b)   From and after the Effective Time, Parent shall, and shall cause its Subsidiaries (including the Surviving Company and its Subsidiaries) to, provide to each employee of the Company and its Subsidiaries who is employed immediately following the Effective Time and who remains in the employ of Parent, the Company or any of its Subsidiaries after the Closing (each such individual, a "Continuing Employee") (i) for a period of six months following the Closing Date, a base salary or wage rate and annual target bonus opportunity, as the case may be, that are no less favorable than the base salary or wage rate and annual target bonus opportunity, as the case may be, to which such Continuing Employee was entitled immediately prior to the Closing, (ii) for a period from Closing until the earlier of (x) six months following the Closing Date or (y) September 30, 2017, short term sales or incentive bonuses that are no less favorable than the short term sales or incentive bonuses to which such Continuing Employee was entitled immediately prior to the Closing and (iii) for a period of six months following the Closing Date, with employee benefits (excluding short term and long term cash or equity incentives) that are either (A) substantially similar, in the aggregate, to those provided to such Continuing Employee immediately prior to the Effective Time; or (B) with respect to Continuing Employees who become eligible to participate in existing benefit plans of Parent and its Subsidiaries during such period, such benefits as are provided to similarly situated employees of Parent and its Subsidiaries who participate in such plans.

          (c)   From and after the Effective Time, Parent shall cause each Continuing Employee's service with the Company and the Company Subsidiaries attributable to any period before the Effective Time to be recognized for purposes of eligibility to participate and vesting (but not for purposes of benefit accrual or benefit levels other than with respect to vacation, paid time off and severance) under each employee benefit plan or program of Parent or any of its Subsidiaries (a "Parent Benefit Plan") in which any such Continuing Employee becomes eligible to participate; provided, however, that Parent shall not be required to make any Continuing Employees eligible for any specific Parent Benefit Plan.

          (d)   The provisions of this Section 7.09 are for the sole benefit of the parties to this Agreement and shall not create any right in any other person, including any Continuing Employee or beneficiary thereof. Nothing in this Section 7.09 shall be construed to prevent Parent, the Surviving Company or any Subsidiary thereof from terminating the employment of any Continuing Employee at any time, or amending or terminating any Company Benefit Plan or Parent Benefit Plan.

          (e)   As soon as reasonably practicable following the date of this Agreement, the Company shall take all action necessary (i) to ensure that no new offering periods under the Company ESPP will commence during the period from the date of this Agreement through the Effective Time, (ii) with respect to any offering period in effect as of the date of this Agreement that is scheduled to end later than ten days before the Effective Time, to cause such offering period to end no later than ten days before the Effective Time, and (iii) for the Company ESPP to terminate in its entirety effective as of the Effective Time.

        SECTION 7.10    Director Resignation.    The Company shall use reasonable best efforts to obtain the resignation of all of the members of the Company Board who are in office immediately prior to the Effective Time (and to the extent requested by Parent, from any member of the board of directors (or any equivalent) of each Company Subsidiary), which resignations shall be effective at, and contingent upon the occurrence of, the Effective Time.

        SECTION 7.11    Stock Exchange Delisting.    Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting of the Company Common Stock from the NYSE and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

        SECTION 7.12    Takeover Laws.    The Company and the Company Board shall (a) take no action to cause any Takeover Law to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby and (b) if any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Merger and the other transactions contemplated hereby.

        SECTION 7.13    Merger Sub; Company Subsidiaries.    Parent shall cause Merger Sub to comply with and perform all of its obligations under or relating to this Agreement. The Company shall cause each of the Company Subsidiaries to comply with and perform all of its obligations under or relating to this Agreement.

        SECTION 7.14    Notification of Certain Matters.    Parent and the Company shall each give prompt notice to the other party if any of the following occur after the date of this Agreement: (i) receipt of any written notice to the receiving party from any third Person alleging that the consent or approval of such third Person is or may be required in connection with the Merger and the other transactions contemplated by this Agreement and such consent could (in the good faith determination of such party) reasonably be expected to (A) prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement or (B) be material to Parent or the Company; (ii) receipt of any notice or other communication from any Governmental Entity or the NYSE (or any other securities market) in connection with the Merger and the other transactions contemplated by this Agreement; or (iii) the occurrence of an event which would or would be reasonably likely to (A) prevent or materially delay the consummation of the Merger or the other transactions contemplated hereby or (B) result in the failure of any condition to the Merger set forth in Article III to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.14 shall not limit or otherwise affect the remedies of the Company or Parent available hereunder and no information delivered pursuant to this Section 7.14 shall update any section of the Company Disclosure Letter or the Parent Disclosure Letter or shall affect the representations or warranties of the parties hereunder.

ARTICLE VIII

Termination, Amendment and Waiver

        SECTION 8.01    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

          (a)   by mutual written consent of the Company and Parent;

          (b)   by either the Company or Parent:

              (i)  if the Merger is not consummated on or before the End Date. The "End Date" shall mean November 30, 2017; provided, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to a party whose breach of this Agreement was the primary cause of, or primarily resulted in, the failure of the Effective Time to occur on or before the End Date; provided, further, that, the End Date may be extended by mutual written consent of Parent and the Company;

             (ii)  if the condition set forth in Section 3.01(c) is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final and non-appealable; provided that the terminating party shall not have breached its obligations pursuant to Section 7.03; or

            (iii)  if the Company Stockholder Approval shall not have been obtained at a duly convened Company Stockholders Meeting or any adjournment or postponement thereof at which the vote was taken; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(iii) shall not be available to the Company where the failure to obtain the Company Stockholder Approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement;

          (c)   by the Company, if Parent or Merger Sub has breached any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of Parent or Merger Sub has become untrue, in each case, which would result in a failure of the conditions set forth in Section 3.02(a) or Section 3.02(b), as the case may be; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(c) unless any such breach or failure to be true has not been cured within thirty days after written notice by the Company to Parent informing Parent of such breach or failure to be true, except that no cure period shall be required for a breach which by its nature cannot be cured prior to the End Date; and provided, further, that the Company may not terminate this Agreement pursuant to this Section 8.01(c) if the Company is then in breach of any representation or warranty of the Company which would result in a failure of the conditions set forth in Section 3.03(a) or Section 3.03(b), as the case may be;

          (d)   by the Company prior to receipt of the Company Stockholder Approval, in order to enter into a definitive written agreement providing for a Superior Proposal in accordance with Section 6.02(d), provided that the Company pays the Termination Fee prior to or simultaneously with such termination (it being understood that the Company shall be required to enter into such definitive written agreement simultaneously with such termination of this Agreement);

          (e)   by Parent, if the Company has breached any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of the Company has become untrue, in each case, which would result in a failure of the conditions set forth in Section 3.03(a) or Section 3.03(b), as the case may be; provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.01(e) unless any such breach or failure to be true has not been cured within thirty days after written notice by Parent to the Company informing the Company of such breach or failure to be true, except that no cure period shall be required for a breach which by its nature cannot be cured prior to the End Date; and provided, further, that Parent may not terminate this Agreement pursuant to this Section 8.01(e) if Parent is then in breach of any representation or warranty of Parent which would result in a failure of the conditions set forth in Section 3.02(a) or Section 3.02(b) , as the case may be;

          (f)    by Parent prior to the Company Stockholder Approval, in the event that an Adverse Recommendation Change shall have occurred;

          (g)   by the Company, if (i) the Marketing Period has ended and all of the conditions set forth in Sections 3.01 and 3.03 have been and remain satisfied or waived (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied by actions taken at the Closing (provided that such conditions remain capable of being satisfied at the Closing)), (ii) the Company has notified Parent in writing that the Company is ready and willing to consummate the transactions contemplated by this Agreement (subject to the satisfaction of all the conditions set forth in Sections 3.01 and 3.03), and (iii) Parent and Merger Sub fail to consummate the transactions contemplated by this Agreement within three Business Days following the Company's delivery of such notice (for the avoidance of doubt, it being understood that in accordance with the proviso in Section 8.01(b)(i), during such period of three Business Days following delivery of such notice, Parent shall not be entitled to terminate this Agreement pursuant to Section 8.01(b)(i)); or

          (h)   by Parent in the event that (i) the Company shall have materially breached its obligations under Section 6.02 in a manner that has an adverse effect on the Parent or (ii) the Company shall have breached in any material respect its obligations under Section 7.01(d) by failing to call, give notice of, convene or hold the Company Stockholders Meeting in accordance with Section 7.01(d).

        SECTION 8.02    Effect of Termination.    In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company, Parent or Merger Sub, other than the penultimate sentence of Section 7.02, the reimbursement and indemnification obligations of Parent pursuant to Section 7.07, this Section 8.02, Section 8.03 and Article IX, which provisions shall survive such termination; provided, however, that no such termination shall relieve any party from any liability or damages for fraud or any Willful Breach of this Agreement.

        SECTION 8.03    Fees and Expenses.

          (a)   Except as specifically provided for herein, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

          (b)   The Company shall pay to Parent a fee in an amount equal to $65,000,000 (the "Termination Fee") if:

              (i)  the Company terminates this Agreement pursuant to Section 8.01(d) or Parent terminates this Agreement pursuant to Section 8.01(f) or Section 8.01(h); or

             (ii)  (A) an Alternative Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall otherwise become generally known to the public or any Person or "Group" shall have publicly announced an intention (whether or not conditional) to make an Alternative Proposal; (B) thereafter this Agreement is terminated pursuant to Section 8.01(b)(i), 8.01(b)(iii) or 8.01(e); and (C) within twelve months of such termination, the Company enters into a definitive Contract to consummate any Alternative Proposal or any Alternative Proposal is consummated; provided, however, that for purposes of this Section 8.03(b)(ii)(C), the references to 20% in the definition of "Alternative Proposal" shall be deemed to be references to 50.1%.

  Any Termination Fee due under this Section 8.03(b) shall be paid by wire transfer of same-day funds (x) in the case of clause (i) above, on the Business Day immediately following the date of termination of this Agreement (or simultaneously with such termination, in the case of termination pursuant to Section 8.01(d)) and (y) in the case of clause (ii) above, on the date of the first to occur of the events referred to in clause (ii)(C) above.

          (c)   Parent shall pay the Company the Parent Termination Fee if either Parent or the Company terminates this Agreement pursuant to (x) Section 8.01(b)(ii) and the applicable Legal Restraint giving rise to such termination right is issued under or pursuant to any Antitrust Law or results from a failure to obtain CFIUS Clearance or (y) Section 8.01(b)(i) and, in either case of clause (x) or (y), on the termination date the only conditions to Closing set forth in Article III that have not been satisfied (other than those conditions that by their terms are to be satisfied at the

  Closing, which conditions would be capable of being satisfied at the Closing if the Closing Date were on the termination date) are the conditions set forth in Section 3.01(b) or Section 3.01(c) (but only if the applicable Legal Restraint giving rise to such termination right is issued under or pursuant to any Antitrust Law or results from a failure to obtain CFIUS Clearance); provided, that the Parent Termination Fee shall not be payable to the Company if the Company's breach of this Agreement was the primary cause of, or primarily resulted in, the failure of the conditions set forth in Section 3.01(b) or Section 3.01(c) to be satisfied. The Parent Termination Fee due under this Section 8.03(c) shall be paid by wire transfer of same-day funds on the Business Day immediately following the date of termination of this Agreement.

          (d)   In the event this Agreement shall be terminated by Parent or the Company pursuant to Section 8.01(b)(iii), the Company shall pay to Parent all costs and expenses reasonably incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated hereby up to a maximum amount of $18,500,000 (the "Expense Reimbursement"); provided, however, that the maximum amount of the Expense Reimbursement shall be increased to $37,000,000 if this Agreement is terminated after the Equity Financing Consummation has occurred. The payment of the Expense Reimbursement shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 8.03(b); provided that the Company shall be entitled to a credit against payment of the Termination Fee (without interest) in respect of any Expense Reimbursement previously paid. Any Expense Reimbursement shall be paid to Parent by wire transfer of same-day funds within two Business Days following delivery to the Company of an invoice therefor if this Agreement is terminated pursuant to Section 8.01(b)(iii).

          (e)   Each party acknowledges and agrees that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other parties would not enter into this Agreement. Accordingly, if the applicable party fails promptly to pay the amount due pursuant to this Section 8.03, and, in order to obtain such payment, the other party commences a suit, action or other proceeding that results in a Judgment in its favor for such payment, then in addition to such payment the failing party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing, or a lesser rate that is the maximum permitted by applicable Law. The parties agree that, absent fraud or any Willful Breach of this Agreement by the Company, the payment of the Termination Fee, together with the Expense Reimbursement owed pursuant to Section 8.03(d) (which amount may be credited against the Termination Fee), shall be the sole and exclusive monetary remedy available to Parent and Merger Sub with respect to this Agreement and the transactions contemplated hereby in the event any such payment becomes due and payable, and, upon payment of the Termination Fee by the Company and the acceptance of such Termination Fee by Parent, the Company, the Company's Affiliates and its and their respective directors, officers, employees, stockholders and Representatives shall have no further liability to Parent and Merger Sub under this Agreement. The parties agree that, absent fraud or any Willful Breach of this Agreement by Parent or Merger Sub, the payment of the Parent Termination Fee (together with the reimbursement and indemnification obligations of Parent pursuant to Section 7.07) shall be the sole and exclusive monetary remedy available to the Company with respect to this Agreement and the transactions contemplated hereby in the event any such payment becomes due and payable, and, upon payment of the Parent Termination Fee by Parent and the acceptance of such Parent Termination Fee by the Company, Parent, Merger Sub, Parent's and Merger Sub's Affiliates and its and their respective directors, officers, employees, stockholders and Representatives shall have no further liability to the Company under this Agreement. Each of the parties hereto acknowledges that the Termination Fee and the Parent Termination Fee are not

  intended to be a penalty but rather are liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which the Termination Fee or the Parent Termination Fee, as applicable, are due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In no event shall the Company be obligated to pay the Termination Fee on more than one occasion. In no event shall Parent be obligated to pay the Parent Termination Fee on more than one occasion. Notwithstanding the foregoing, nothing herein shall require Parent to accept the Termination Fee or the Company to accept the Parent Termination Fee, or forego their respective right to seek specific performance pursuant to Section 9.10.

ARTICLE IX

General Provisions

        SECTION 9.01    Nonsurvival of Representations, Warranties, Covenants and Agreements.    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time or after the termination of this Agreement and (b) those contained in this Article IX.

        SECTION 9.02    Amendment.    This Agreement may be modified, amended or supplemented by the parties at any time before or after receipt of the Company Stockholder Approval only by written agreement of each of the parties hereto; provided, however, that (i) after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders and (ii) except as provided above, no amendment of this Agreement shall be submitted to be approved by the stockholders of the Company unless required by Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        SECTION 9.03    Extension; Waiver.    At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by the Company shall require the approval of the stockholders of the Company unless such approval is required by Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        SECTION 9.04    Procedure for Termination, Amendment, Extension or Waiver.    A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 9.02 or an extension or waiver pursuant to Section 9.03 shall, in order to be effective, require, in the case of the Company, Parent or Merger Sub, action by its Board of Directors or the duly authorized designee thereof. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of either Parent or the Company.

        SECTION 9.05    Definitions.    For purposes of this Agreement:

        "Additional Consideration" means, if the Closing has not occurred by September 1, 2017 (the "Regulatory Approval Trigger Date"), and the only conditions to Closing set forth in Section 3.01 and

Section 3.03 that have not been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, which conditions would be capable of being satisfied at the Closing if the Closing Date were on the termination date) are the conditions set forth in Section 3.01(b) or Section 3.01(c) (but only if the applicable Legal Restraint giving rise to such termination right is issued under or pursuant to any Antitrust Law or results from a failure to obtain CFIUS Clearance) and the Company's breach of this Agreement was not the primary cause of, or primarily resulted in, the failure of the conditions set forth in Section 3.01(b) or Section 3.01(c) to be satisfied, an amount (rounded down to the nearest whole penny) in cash equal to the product of (a) each calendar month that elapses during the period commencing on the Regulatory Approval Trigger Date and ending on the date immediately preceding the Closing Date and (b) $0.09, pro rated (based on the number of days elapsed) for the month in which the Closing occurs to the extent the Closing Date is not the last day of the month (the "Regulatory Approval Additional Consideration").

        An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        "Antitrust Law" means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition in the United States or in any jurisdiction outside of the United States where the transaction must be notified to—and cleared and approved by—government regulators before it is legally permitted to be closed.

        "Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City or in Sydney.

        "CFIUS" means the Committee on Foreign Investment in the United States.

        "CFIUS Clearance" means that any of the following shall have occurred: (i) the thirty day review period under the DPA commencing on the date that the CFIUS Notice is accepted by CFIUS shall have expired and the parties hereto shall have received written notice from CFIUS that such review has been concluded and that either the transactions contemplated hereby do not constitute a "covered transaction" under the DPA or there are no unresolved national security concerns; (ii) an investigation shall have been commenced after such thirty day review period and CFIUS shall have determined to conclude all deliberative action under the DPA without sending a report to the President of the United States, and the parties hereto shall have received written notice from CFIUS that either the transactions contemplated hereby do not constitute a "covered transaction" under the DPA or there are no unresolved national security concerns, and all action under the DPA is concluded with respect to the transactions contemplated hereby; or (iii) CFIUS shall have sent a report to the President of the United States requesting the President's decision and either (A) the period under the DPA during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the transactions contemplated hereby shall have expired without any such action being threatened, announced or taken or (B) the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby.

        "CFIUS Notice" means a joint voluntary notice with respect to the transactions contemplated by this Agreement prepared by Parent, Merger Sub and the Company and submitted to CFIUS in accordance with the requirements of the DPA.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company ESPP" means the Headwaters Employee Stock Purchase Plan.

        "Company Intellectual Property" means any and all Technology and Intellectual Property Rights that are, or are purported to be, owned by or exclusively licensed to the Company or a Company Subsidiary.

        "Company Material Adverse Effect" means any fact, circumstance, occurrence, effect, condition, change, event or development that, individually or in the aggregate, with all other facts, circumstances, occurrences, effects, conditions, changes, events or developments (i) has, or would reasonably be expected to have, a material adverse effect on or with respect to the business, assets, liabilities, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any fact, circumstance, occurrence, effect, condition, change, event or development to the extent arising from or related to (except, in the case of clauses (a), (b), (c), (d), (e), (f) or (i) below, to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other companies in the industries in which the Company and its Subsidiaries operate): (a) conditions affecting the United States or the global economy generally after the date hereof, (b) political conditions (or changes in such conditions) or acts of war (including any escalation or general worsening of any such acts of war), terrorism or similar event in the United States or any foreign jurisdiction where the Company and its Subsidiaries do business, occurring after the date hereof, (c) changes in the financial markets in the United States or any foreign jurisdiction where the Company and its Subsidiaries do business occurring after the date hereof, (d) changes in GAAP occurring after the date hereof, (e) changes in any Laws occurring after the date hereof, (f) changes that are generally applicable to the industries in which the Company and its Subsidiaries operate occurring after the date hereof, (g) any failure by the Company and its Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement or any decline in the market price or trading volume of the Company Common Stock (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur), (h) the public announcement (including the identity of the parties hereto), pendency or consummation of the Merger or any transaction contemplated hereby (except this clause (h) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby), (i) the occurrence of any natural disasters, or (j) any action required by the terms of this Agreement (other than the Company's compliance with its obligations under the first paragraph of Section 6.01(a)) or with the prior written consent or at the direction of Parent, shall not be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur; or (ii) would, or would reasonably be expected to, prevent, materially delay or materially impair the consummation of the Merger.

        "Company Restricted Shares" means a restricted share of Company Common Stock issued under any Company Stock Plan.

        "Company RSU" means any restricted stock unit granted under any Company Stock Plan.

        "Company SAR" means any stock appreciation right granted under any Company Stock Plan.

        "Company Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan.

        "Company Stock Plans" means the Company's equity-based compensation plans, including the Amended and Restated Long Term Incentive Compensation Plan, the 2002 Stock Incentive Plan, the 2003 Stock Incentive Plan, and the 2010 Incentive Compensation Plan, but excluding the Director DCP.

        "Compliant" means, with respect to the Required Information, that (i) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not materially misleading, (ii) the Company's independent auditors have not withdrawn any audit opinion with respect to any audited financial statement contained in the Required Information, (iii) the financial statements included in the Required Information are, and remain throughout the Marketing Period, sufficiently current to permit a registration statement on Form S-1 to be declared effective on any date falling within the Marketing Period and (iv) (A) the financial statements and other financial information in such Required Information are sufficient for the Company's auditors to deliver customary comfort letters, including customary negative assurance comfort, with respect to any such financial statements and other financial information in the Required Information, including customary negative assurances with respect to the period following the end of the latest fiscal year or fiscal quarter for which historical financial statements are included in the Required Information and (B) the Company's auditors have delivered drafts of such customary comfort letters prior to the first day of any Marketing Period and have confirmed they are prepared to issue such comfort letters upon any pricing date occurring during the Marketing Period and customary bring-down letters, upon any subsequent closing date.

        "Covered Personal Information" means the following information the Company and the Company Subsidiaries collect, use or disclose from or about an individual: (i) first and last name; (ii) home or other physical address, including street name and city or town; (iii) email address or other online contact information, such as a user identifier or screen name; (iv) persistent identifier, such as IP address or machine I.D.; (v) telephone number, including home telephone number and mobile telephone number; (vi) physical location; or (vii) any other information from or about an individual consumer that alone or in combination with other information could be used to identify an individual or otherwise facilitate decisions regarding individuals.

        "Director DCP" means the Headwaters Director Deferred Compensation Plan.

        "DPA" means Section 721 of Title VII of the Defense Production Act of 1950, as amended, including the amendments under the Omnibus Trade and Competitiveness Act of 1988 and the Foreign Investment and National Security Act of 2007 (codified at 50 U.S.C. App. 2170) and including the regulations of CFIUS promulgated thereunder, codified at 31 C.F.R. Part 800, et seq.

        "EBIT" means, with respect to any Person, the sum of (a) consolidated net income, determined in accordance with GAAP, plus (b) without duplication and to the extent deducted in determining such consolidated net income, the sum of (i) consolidated interest expense and (ii) consolidated income tax expense, in each case of such Person and its Subsidiaries.

        "Equity Financing Consummation" means the issue of Parent's securities under the institutional component of the Offer.

        "Equity Interest" shall mean any share, capital stock, partnership, limited liability company, membership, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible or exchangeable or exercisable thereto or therefor.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

        "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Financing" means the financing contemplated by the Debt Financing pursuant to the terms and conditions of the Commitment Documents (including the fee letter referred to therein) together with the financing contemplated by the Underwriting Agreement pursuant to the terms and conditions of the Underwriting Agreement.

        "Financing Sources" means the Persons that have committed to provide, are arrangers, initial purchasers, underwriters, agents, lenders or other entities (other than Parent or any of its Subsidiaries) under or with respect to, or otherwise entered into agreements in connection with, the Commitment Documents, the Underwriting Agreement or any Alternate Financing in connection with the Merger, and any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates and their Affiliates' Representatives involved in the Financing or Alternate Financing and their successors and assigns.

        "ICA" means the Investment Canada Act (Canada) R.S.C., 1985, c.28 (1st Supp.), as amended, and any regulations issued thereunder.

        "ICA Clearance" means either (i) 45 days shall have elapsed from the date of certification of completeness of a notification under Part III of the ICA filed by Parent and the Minister of Innovation, Science and Economic Development has not sent to Parent a notice under subsection 25.2(1) of the ICA and the Governor in Council has not made an order under subsection 25.3(1) of the ICA in relation to the transactions contemplated in this Agreement; or (ii) if such a notice has been sent or such an order has been made, Parent has subsequently received (A) a notice under paragraph 25.2(4)(a) of the ICA indicating that a review of the transactions contemplated herein on grounds of national security will not be made, (B) a notice under paragraph 25.3(6)(b) of the ICA indicating that no further action will be taken in respect of the transactions or (C) a copy of an order under paragraph 25.4(1)(b) of the ICA authorizing the transactions contemplated in this Agreement.

        "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person, (iv) the deferred and unpaid purchase price of assets, services or securities (including earn outs and, in each case, other than ordinary trade accounts payable incurred in the ordinary course of business consistent with past practice), (v) all obligations, under acceptance, letter of credit, surety bonds, reimbursement obligations owed to sureties or bonding companies or similar facilities, in each case, to the extent drawn down or funded, (vi) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (vii) all guarantees and arrangements having the economic effect of a guarantee of such Person of any other Indebtedness of any other Person, (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or financial covenants of others or to purchase any other Person's Indebtedness of the type referred to in any other clause of this definition or any security therefor, (ix) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination), or (x) reimbursement obligations under letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.

        "Intellectual Property Rights" means (i) all trademarks, service marks, trade dress, design marks, logos, trade names, domain names, brand names and corporate names, whether registered or unregistered, together with all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (ii) rights in all inventions and designs (whether patentable or unpatentable and whether or not reduced to practice), and in all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (iii) all copyrights, copyright registrations, copyright registration renewals and copyright applications, including rights in all artwork, photographs, websites, advertising and promotional materials and computer software, and "moral" or "economic" rights, (iv) all trade secrets and rights in confidential business information (including rights in ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information), (v) all other rights in all of the foregoing, including such rights as are provided by treaties, conventions and common law, (vi) rights in any library of historical examples of products, as well as the CAD systems with historical data and information relating to such product lines and (vii) all rights to pursue, recover and retain damages and costs and attorneys' fees for past, present and future infringement of any of the foregoing.

        The "Knowledge" of any Person that is not an individual means, with respect to any matter in question, in the case of the Company's Knowledge, the actual knowledge of the officers of the Company set forth in Section 9.05 of the Company Disclosure Letter, after making reasonable inquiry consistent with the Person's position in the ordinary course of business and, in the case of Parent's and Merger Sub's Knowledge, the actual knowledge of the officers of Parent set forth in Section 9.05 of the Parent Disclosure Letter.

        "Law" means any federal, state, local, municipal, foreign, multi-national or other law, statute, constitution, principle of common law, ordinance, code, decree, order, directive, judgment, rule, regulation, ruling, policy or requirement of any Governmental Entity and any order or decision of an applicable arbitrator or arbitration panel.

        "Marketing Period" means the first period of 15 consecutive Business Days after the date hereof throughout and at the end of which (inclusive of each Business Day starting with the first Business Day and through and ending on the last Business Day of such period) Parent shall have the Required Information and such Required Information is Compliant (or such earlier date as Parent may specify in writing to the Company for the commencement of the Marketing Period); provided that if the Company shall in good faith reasonably believe it has provided the Required Information, or, after consultation with Parent, determines that all or a portion of the Required Information will not be required in connection with the Financing, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery or that a portion of the information is not required), in which case the Company shall be deemed to have complied with the foregoing requirements and the Marketing Period shall be deemed to commence on the Business Day such notice was delivered unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Information and, within two Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which Required Information the Company has not delivered); provided, further, that the Marketing Period shall not be deemed to have commenced if, prior to the completion of the Marketing Period, the Company has stated its intent to, or determines to, restate its or any of the Company Subsidiaries' historical financial statements included in the Required Information or any such restatement is under consideration, or otherwise states or determines that any financial statements of the Company or any of the Company Subsidiaries included in the Required Information can no longer be relied upon, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, such restatement has been completed and the relevant financial statement has been amended or the Company has indicated that it has concluded that no restatement shall be required in accordance with GAAP or for a non-reliance that the applicable Required Information has been amended and updated such that it can be relied upon; provided, however, that the Marketing Period shall end on any earlier date that is the date on which the full amount of the proceeds of the Financing or any Alternate Financing are obtained. Notwithstanding anything to the contrary herein, if the Marketing Period has not ended prior to December 19, 2016, it shall be deemed not to have commenced until after January 2, 2017; provided that such period shall not consider November 24, 2016 through November 25, 2016 as Business Days (it being understood that any period including such dates shall be deemed consecutive for purposes of the foregoing).

        "NYSE" means the New York Stock Exchange.

        "Parent Material Adverse Effect" means any fact, circumstance, occurrence, effect, condition, change, event or development that, individually or in the aggregate, with all other facts, circumstances, occurrences, effects, conditions, changes, events or developments would, or would reasonably be expected to, prevent, materially delay or materially impair Parent or Merger Sub from consummating the Merger.

        "Parent Termination Fee" means a fee of $75,000,000.

        "Permitted Liens" means, collectively, (i) suppliers', mechanics', carriers', workmen's, repairmen's, materialmen's, warehousemen's, construction and other similar Liens arising or incurred by operation of Law or otherwise incurred in the ordinary course of business consistent with past practice, (ii) Liens for Taxes, utilities and other governmental charges that are not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (iii) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities that do not materially interfere with the business of the Company and the Company Subsidiaries as currently conducted, (iv) non-exclusive licenses of rights in Intellectual Property Rights made in the ordinary course of business consistent with past practice, (v) statutory Liens of landlords for amounts not due and payable or which are being contested in good faith by appropriate proceedings, (vi) deposits made in the ordinary course of business consistent with past practice to secure payments of worker's compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising in each case in the ordinary course of business consistent with past practice, (vii) Liens in favor of customs and revenue authorities arising as a matter of Law and in the ordinary course of business consistent with past practice to secure payment of customs duties in connection with the importation of goods, (viii) Liens resulting from securities Laws, (ix) Liens created by any of the Material Contracts, (x) Liens on the interests of the landlords under the Company Leases, (xi) any matter disclosed in a title insurance policy, title commitment or survey delivered by the Company or any Company Subsidiary to Parent under Section 4.15(a), (xii) Liens incurred in the ordinary course of business consistent with past practice in connection with any purchase money security interests, equipment leases or similar financing arrangements, and (xiii) Liens that do not materially detract from the value of such property or interfere in any material respect with the use, operation or occupancy by the Company or any Company Subsidiary of such property.

        "Person" means any natural person, firm, corporation (including not-for-profit corporations), partnership, company, limited liability company, estate, trust, joint venture, association, organization, Governmental Entity or other entity.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "SOX" means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

        "Subsidiary" means, with respect to any Person, any other Person of which such first Person (either alone or through or together with any of its other subsidiaries), owns, directly or indirectly, (A) an amount of the voting interests sufficient to appoint or elect a majority of the board of directors or other persons performing similar functions or (B) if there are no such voting interests, a majority of the equity interests therein.

        "Tax" means any income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital gains, sales, transfer, use, payroll, employment, severance, withholding, franchise, value added tax or any other tax of any kind whatsoever, custom, tariff, impost, levy, duty (including any customs duty), deficiency or fee or other like assessment or charge of any kind imposed, assessed or collected by or under the authority of a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts.

        "Tax Return" means any return (including any information return), declaration, statement, report, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to Taxes.

        "Technology" means any or all of the following: (A) works of authorship, including computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, websites, architecture diagrams, documentation, designs, files and records; (B) inventions (whether or not patentable), discoveries and improvements; (C) proprietary and confidential information, trade secrets and know how; (D) databases, data compilations and collections and data (including technical data); (E) tools, methods and processes; and (F) any and all instantiations or embodiments of the foregoing in any form or media.

        "Willful Breach" means a breach of, or failure to perform any of the representations, warranties, covenants or other agreements contained in, this Agreement, that is a consequence of an act or omission undertaken by the breaching or non-performing party with the knowledge (or in cases where such party should reasonably have had knowledge) that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of, or material failure of performance under, this Agreement.

        "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

        SECTION 9.06    Interpretation.    When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article, a Section or an Exhibit of or to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "hereto," "hereby," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to "dollars" and "$" will be deemed references to the lawful money of the United States of

America. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

        SECTION 9.07    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of receipt by e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to the Company, to:
Headwaters Incorporated 10701 South River Front Parkway, Suite 300 South Jordan, Utah 84095
	Attention:	Harlan M. Hatfield, General Counsel
	E-mail:	hhatfield@headwaters.com
with a copy (which shall not constitute notice) to:
Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero, 22nd Floor San Francisco, California 94111
	Attention:	David E. Lillevand
	E-mail:	David.Lillevand@pillsburylaw.com
(b)	if to Parent or Merger Sub, to: Boral Limited Boral Corporate Level 3 40 Mount St., North Sydney NSW 2060
	Attention:	Damien Sullivan Dominic Millgate
	E-mail:	Damien.Sullivan@boral.com.au Dominic.Millgate@boral.com.au
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036
	Attention:	Peter D. Serating June S. Dipchand
	E-mail:	Peter.Serating@skadden.com June.Dipchand@skadden.com

        SECTION 9.08    Governing Law.    THIS AGREEMENT AND ANY LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER AT LAW OR IN EQUITY, AND WHETHER IN CONTRACT OR TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE

LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF DELAWARE.

        SECTION 9.09    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, delegated or transferred, directly or indirectly, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided that the rights, interests and obligations of Merger Sub may be assigned to another direct or indirect wholly owned Subsidiary of Parent without the consent of the Company; provided, further, that Parent may assign its rights under this Agreement in connection with any sale or transfer of equity securities of, or any merger, consolidation, change of control or other business combination involving, Parent provided that such assignment does not relieve Parent of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 9.10    Specific Enforcement; Jurisdiction; Venue.    The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, including the right of a party to cause the other parties to consummate the Merger and the other transactions contemplated hereby. It is agreed that the parties are entitled to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in clause (a) below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than the aforesaid courts. Each party further agrees that service of any process, summons, notice or document on the agent for service in the United States as designated by Parent or the Company, as applicable, shall be deemed to be effective service of process in the courts described in this Section 9.10 for any legal proceeding brought by the Company against Parent or Parent against the Company, as applicable, in such courts arising out of or relating to this Agreement or the Merger or the other transactions contemplated hereby.

        SECTION 9.11    Waiver of Jury Trial.    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.11.

        SECTION 9.12    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.12 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 9.13    Counterparts.    This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 9.14    Entire Agreement; No Third-Party Beneficiaries.    This Agreement, taken together with the Parent Disclosure Letter, the Company Disclosure Letter, and the Confidentiality Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Merger and the other transactions contemplated by this Agreement and (b) except for Section 7.05, is not intended to confer upon any Person other than the parties hereto any rights or remedies.

        [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Company, Parent and Merger Sub have duly executed this Agreement, all as of the date first written above.

HEADWATERS INCORPORATED
By:	/s/ KIRK BENSON
	Name:	Kirk Benson
	Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

BORAL LIMITED
By:	/s/ MICHAEL PATRICK KANE
	Name:	Michael Patrick Kane
	Title:	CEO & Managing Director

ENTERPRISE MERGER SUB, INC.
By:	/s/ OREN POST
	Name:	Oren Post
	Title:	VP Finance & CFO

[Signature Page to Merger Agreement]

Annex B

Execution Version

VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of November 20, 2016 by and between Boral Limited, an Australian corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Headwaters Incorporated, a Delaware corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, concurrently with the execution of this Agreement, Parent, Enterprise Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into that certain Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving company, and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) of the Merger Agreement, Company Restricted Shares to be converted to cash in accordance with Section 2.04 of the Merger Agreement and Dissenting Shares) will be converted into the right to receive $24.25 in cash, plus the Additional Consideration, if any, without interest.

        WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of the Company Securities (as defined below) set forth on the signature page of this Agreement.

        WHEREAS, in consideration of the execution of the Merger Agreement by Parent, as required by Parent, Stockholder (in Stockholder's capacity as a stockholder of the Company) is hereby agreeing to vote the Subject Shares (as defined below) in accordance with the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

AGREEMENT

        1.    Certain Definitions.

          (a)   All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

          (b)   For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

            "Beneficial Ownership" (and words of correlative meaning) shall mean "beneficial ownership" within the meaning of Rule 13d-3 promulgated under the Exchange Act. A "Beneficial Owner" is a Person that has Beneficial Ownership of any securities.

            "Company Securities" shall mean shares of Company capital stock (including Company Common Stock) and all rights to purchase or otherwise acquire any shares of Company capital stock (including Company Stock Options, Company RSUs and Company Restricted Shares, but excluding Company SARs).

            "Contract" shall mean any contract, subcontract, agreement, commitment, note, bond, mortgage, guaranty, indenture, lease, license, sublicense, permit, franchise or instrument, or other binding obligation or arrangement.

            "Expiration Date" shall mean the earliest of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms thereof, (iii) the Company Stockholder Approval shall have been obtained or (iv) such date and time as the parties hereto mutually agree in writing to terminate this Agreement.

            "Person" shall mean any natural person, firm, corporation (including not-for-profit corporations), partnership, company, limited liability company, estate, trust, joint venture, association, organization, Governmental Entity or other entity.

            "Shares" shall mean (i) all Company Securities Beneficially Owned by Stockholder as of the date hereof, and (ii) all additional Company Securities, including any shares of Company Common Stock issuable upon the exercise of Company Stock Options and Company Restricted Shares of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

            "Subject Shares" shall mean any shares of Company Common Stock owned, or hereafter acquired, by Stockholder, or for which Stockholder otherwise becomes the record or Beneficial Owner, prior to the termination of this Agreement. For the avoidance of doubt, "Subject Shares" shall include all Shares that Stockholder is entitled to vote at the time of any vote or action by written consent to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment, postponement or recess thereof.

            "Transfer" shall mean any direct or indirect (i) sale, transfer, assignment, hypothecation, pledge, encumbrance, tender or other disposition (by merger, testamentary disposition, operation of law or otherwise) of, or grant of an option with respect to (or entry into a hedging arrangement or otherwise with respect to), any Share or any interest in such Share, (ii) deposit of any Share into a voting trust, entry into a voting agreement or arrangement or grant of any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) agreement or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii); provided, however, that an exercise of a Company Stock Option (in and of itself) shall not be considered a Transfer under this Agreement.

        2.    Transfer Restrictions.

          (a)    Transfer Restrictions.    At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not Transfer (or cause or permit the Transfer of) any of the Shares, or enter into any agreement relating thereto, except (i) by selling already-owned Shares either to pay the exercise price upon the exercise of a Company Stock Option or to satisfy Stockholder's tax withholding obligation upon the exercise of a Company Stock Option, in each case as permitted by any Company Benefit Plan, (ii) by Transferring Shares to Affiliates, immediate family members, a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder's immediate family or charitable organizations or upon the death of Stockholder, provided that (x) the Stockholder retains voting control of the such Shares so Transferred or (y) such transferee agrees in writing reasonably satisfactory to Parent to be bound and subject to the terms and provisions of this Agreement, or (iii) with Parent's prior written consent given at Parent's sole discretion; provided that notwithstanding the restrictions set forth in this Section 2(a), Stockholder shall be permitted to Transfer up to fifty thousand (50,000) Shares without restriction. Any Transfer, or purported Transfer, of Shares in breach or violation of this Agreement shall be void and of no force or effect. Stockholder agrees to authorize and request the Company to notify the Company's transfer agent that there is a stop transfer order with respect to all of its Subject Shares and that this Agreement places limits on the voting of its Subject Shares, provided that, in the event of a Transfer permitted by this Section 2(a), Parent and Stockholder shall inform the Company that it can direct the transfer agent to transfer the Shares underlying the permitted Transfer to the transferee on the books of the Company.

          (b)    Transfer of Voting Rights.    At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares held by Stockholder or enter into any voting or similar Contract in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

        3.    Voting Agreement; Grant of Proxy.

          (a)   At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the Company stockholders called, and at every adjournment, postponement or recess thereof, and on every action or approval by written consent of the Company stockholders, in each case to the extent any of the transactions, actions or proposals contemplated by clauses (a)(i) through (iii) below are or will be considered, Stockholder (solely in Stockholder's capacity as a Company stockholder and/or holder of Company Stock Options, Company SARs or Company Restricted Shares) shall, or shall cause the holder of record on any applicable record date to, vote the Subject Shares:

              (i)  in favor of the adoption of the Merger Agreement (as it may be amended from time to time), and in favor of each of the other transactions contemplated by the Merger Agreement of which approval of the Company's stockholders is solicited;

             (ii)  against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and

            (iii)  against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any stock purchase, merger, consolidation, business combination, tender offer, exchange or sale of assets of the Company or any of the Company Subsidiaries including any Alternative Proposal or (B) any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transaction contemplated by the Merger Agreement.

          (b)   At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in the event that a meeting of the Company stockholders is held at which any of the transactions, actions or proposals contemplated by clauses (a)(i) through (iii) above are or will be considered, Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum (including adhering to any and all stockholder requirements relating to attendance of the stockholder meeting and voting thereat, granting proxies and the voting thereof, and written consents, as applicable).

          (c)   At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not enter into any Contract with any Person to vote any Subject Shares or give instructions with respect to the Subject Shares in any manner inconsistent with the terms of this Section 3.

          (d)   Stockholder hereby revokes any and all previous proxies granted with respect to the Subject Shares. By entering into this Agreement, if requested by Parent, Stockholder agrees to grant a proxy appointing Parent as Stockholder's attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Stockholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power solely in the manner contemplated by this Section 3 above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Subject Shares. Any proxy given by Stockholder pursuant to this Section 3(d) will be irrevocable during the term of this Agreement and to the fullest extent permitted by Law, and will be granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Any proxy granted by Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

        4.    Agreement Not to Exercise Appraisal Rights.    Stockholder shall not exercise any rights (including under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Shares that may arise with respect to the Merger.

        5.    Stockholder Capacity.    To the extent that Stockholder is an officer or director of the Company or any Company Subsidiaries, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions taken or not taken by Stockholder in Stockholder's capacity as an officer or director of the Company or any of the Company's Subsidiaries or from fulfilling the duties and obligations of such office (including the performance of obligations required by the fiduciary duties of Stockholder acting in Stockholder's capacity as an officer or director), and none of such actions (or determinations not to take any action) in such other capacities shall be deemed to constitute a breach of this Agreement.

        6.    No Solicitation.    Stockholder, solely in Stockholder's capacity as a stockholder of the Company, agrees not to, directly or indirectly, take any action that would violate Section 6.02 of the Merger Agreement if the Stockholder were deemed a "Representative" of the Company for purposes of such Section 6.02 of the Merger Agreement, provided that the foregoing shall not serve to limit or restrict any actions taken by Stockholder in any capacity other than as a stockholder of the Company to the extent such actions are permitted or required under such Section 6.02 of the Merger Agreement. Stockholder further agrees that Stockholder will not, and will cause its representatives not to, solicit, encourage, cooperate with or assist or participate in or facilitate any discussions or negotiations regarding, or furnish or cause to be furnished any information with respect to Stockholder's Company Securities, or take any other action to facilitate any inquiries or the making of any offer or proposal with respect to, or with respect to a Transfer of, Stockholder's Company Securities, except with respect to any Transfer of Stockholders' Company Securities permitted by the express terms hereof.

        7.    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Parent and Merger Sub shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

        8.    Representations and Warranties of Stockholder.    Stockholder hereby represents and warrants (solely in Stockholder's capacity as a Company stockholder and/or holder of Company Stock Options, Company SARs or Company Restricted Shares) to Parent that:

          (a)    Authority; Binding Agreement.    Stockholder has full power and authority to execute and deliver this Agreement, to perform Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Stockholder of this Agreement, the performance by Stockholder of Stockholder's obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize the execution and delivery by Stockholder of this Agreement, the performance by Stockholder of Stockholder's obligations hereunder or the consummation by Stockholder of the transactions contemplated hereby. Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent, this Agreement constitutes Stockholder's legal, valid and binding obligation, enforceable against Stockholder in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity.

          (b)    No Conflicts.    The execution and delivery by Stockholder of this Agreement does not, and the performance by Stockholder of Stockholder's obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, require a consent or waiver under, require the payment of a penalty or material payment under, or result in the creation of any Lien upon any of the properties or assets of Stockholder under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary (assuming that the Company Stockholder Approval is obtained), (ii) any Contract to which Stockholder is a party or by which any of Stockholder's properties or assets is bound or (iii) any Judgment or Law, in each case, applicable to Stockholder or Stockholder's properties or assets (assuming that the Company Stockholder Approval is obtained), other than, in each case, for any matters that, individually or in the aggregate, would not be reasonably be expected to prevent, materially delay or materially impair the consummation by Stockholder of the obligations of Stockholder contemplated by this Agreement.

          (c)    Ownership of Shares.    As of the date of this Agreement, Stockholder (i) is the Beneficial Owner of the Company Securities as indicated on the signature page to this Agreement, all of which are free and clear of any Liens (except any Liens arising under securities laws or arising hereunder), and (ii) does not own, beneficially or otherwise, any Company Securities other than the Company Securities indicated on the signature page to this Agreement. Prior to the termination of this Agreement in accordance with its terms, in the event that Stockholder acquires record or Beneficial Ownership of, or the power to vote or direct the voting of, any additional Company Securities or other voting interests with respect to the Company, Stockholder shall promptly notify Parent of such acquisition. Such Company Securities or voting interests shall, without further action of the parties, be deemed Subject Shares and subject to the provisions of this Agreement, and the number of Company Securities held by Stockholder set forth on the signature page of this Agreement will be deemed amended accordingly and such Company Securities or voting interests shall automatically become subject to the terms of this Agreement.

          (d)    Voting Power.    Stockholder has and will have sole voting power, sole power of disposition, sole power to demand appraisal rights, sole power to issue instructions with respect to the matters set forth herein and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Stockholder to exercise any Company Stock Option, Company SAR or Company Restricted Share.

          (e)    Litigation.    There is no action, suit, investigation, inquiry, complaint or other proceeding pending against Stockholder or, to the knowledge of Stockholder, threatened against Stockholder that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party (including Stockholder) of its obligations under this Agreement.

          (f)    No Finder's Fees.    No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Stockholder.

          (g)    Reliance by Parent.    Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement and the accuracy of the representations and warranties of Stockholder contained herein.

        9.    Certain Restrictions.    Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

        10.    Disclosure.    Subject to reasonable prior notice and approval (which shall not be unreasonably withheld or delayed), Stockholder shall permit and hereby authorizes Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent reasonably determines to be necessary or desirable in connection with the Merger and any transactions related thereto, this Agreement, Stockholder's identity and ownership of Shares and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

        11.    Further Assurances.    Subject to the terms and conditions of this Agreement, Stockholder shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill Stockholder's obligations under this Agreement.

        12.    Merger Agreement.    Stockholder hereby acknowledges receipt of, and has had an opportunity to read and understand, the Merger Agreement (including any exhibits and schedules thereto).

        13.    Termination.    This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (a) the Expiration Date and (b) the making of any waiver, amendment or other modification of the Merger Agreement that reduces the amount of, or changes the form or type of, consideration to be received by the holders of Company Securities in the Merger. Notwithstanding the foregoing, nothing set forth in this Section 13 or elsewhere in this Agreement shall relieve either party from any liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement occurring prior to the termination hereof.

        14.    Miscellaneous.

          (a)    Certain Interpretations.

              (i)  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             (ii)  References to Sections are to Sections of this Agreement unless otherwise specified.

            (iii)  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

            (iv)  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "hereto," "hereby," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive.

             (v)  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (b)    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies.

          (c)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto or such party waives its rights under this Section 14(c) with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          (d)    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, delegated or transferred, directly or indirectly, in whole or in part, by operation of Law or otherwise by any party hereto without the prior written consent of the other party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

          (e)    Amendment.    This Agreement may be modified, amended or supplemented by the parties hereto at any time only by written agreement of each of the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          (f)    Waiver.    The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          (g)    Specific Performance; Jurisdiction; Venue.    The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement. It is agreed that Parent is entitled to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in clause (i) below, without proof of actual damages (and Stockholder hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which Parent is entitled at Law or in equity. Stockholder further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, or to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the other transactions contemplated by this Agreement in any court other than the aforesaid courts.

          (h)    Other Remedies.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          (i)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of receipt by e-mail, (ii) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing (pursuant to this Section 14(i) to the other parties hereto) by the party to receive such notice:

          If to Parent to:

Boral Limited Boral Corporate Level 3 40 Mount St., North Sydney NSW 2060
Attention:	Damien Sullivan Dominic Millgate
E-mail:	Damien.Sullivan@boral.com.au Dominic.Millgate@boral.com.au

          with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Attention: Peter D. Serating E-mail: Peter.Serating@skadden.com

          If to Stockholder to:

      To the address for notice set forth on the signature page hereto.

          with copies (which shall not constitute notice) to:

Headwaters Incorporated 10701 South River Front Parkway, Suite 300 South Jordan, Utah 84095
Attention:	Harlan M. Hatfield, General Counsel
E-mail:	hhatfield@headwaters.com
Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero, 22nd Floor San Francisco, California 94111 Attention: David E. Lillevand E-mail: David.Lillevand@pillsburylaw.com

          (J)    GOVERNING LAW.    THIS AGREEMENT AND ANY LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER AT LAW OR IN EQUITY, AND WHETHER IN CONTRACT OR TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF DELAWARE.

          (k)    WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

          (l)    Expenses.    All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (m)    Review and Counsel.    Stockholder confirms that Stockholder has carefully reviewed this Agreement and understands the terms and conditions hereof. Stockholder further confirms that Stockholder has consulted with legal counsel representing Stockholder concerning this Agreement.

          (n)    Counterparts.    This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, each of which shall be considered an original and all of which shall together be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.

BORAL LIMITED
By:	/s/ MICHAEL PATRICK KANE
	Name:	Michael Patrick Kane
	Title:	CEO & Managing Director

[Signature Page to Voting Agreement]

STOCKHOLDER:
By:	/s/ KIRK BENSON
	Name:	Kirk Benson
Address: 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095
Shares that are Beneficially Owned:
1,600,658 shares of Company Common Stock
1,624,892 shares of Company Common Stock issuable upon exercise of Company Stock Options or Company Restricted Shares

[Signature Page to Voting Agreement]

Annex C

Deutsche Bank Corporate & Investment Banking

November 20, 2016

Board of Directors Headwaters Incorporated 10701 South River Front Parkway Suite 300 South Jordan, Utah 84095	Deutsche Bank Securities Inc 60 Wall Street New York, NY 10005

Lady and Gentlemen:

Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to Headwaters Incorporated (the "Company") in connection with the Agreement and Plan of Merger, dated as of November 20, 2016 (the "Merger Agreement"), among the Company, Boral Limited ("Parent"), and Enterprise Merger Sub, Inc., an indirect wholly owned subsidiary of Parent ("Merger Sub"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger"), as a result of which the Company will become a wholly owned subsidiary of Parent (the "Transaction"). As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of common stock, par value $0.001 per share (the "Company Common Stock"), of the Company, other than treasury stock, dissenting shares and shares owned directly by the Company, Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company, Parent (other than Merger Sub), or Merger Sub, will be converted into the right to receive $24.25 in cash (the "Merger Consideration"). Pursuant to Section 2.01(c) of the Merger Agreement, the holders of Company Common Stock may be paid additional cash consideration in certain circumstances, as to which we express no opinion.

You have requested our opinion, as investment bankers, as to the fairness of the Merger Consideration, from a financial point of view, to the holders of the outstanding shares of Company Common Stock, excluding Parent and its affiliates.

In connection with our role as financial advisor to the Company, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company, and certain internal analyses, financial forecasts and other information relating to the Company prepared by management of the Company. We have also held discussions with certain senior officers of the Company regarding the businesses and prospects of the Company. In addition, we have (i) reviewed the reported prices and trading activity for the Company Common Stock, (ii) compared certain financial and stock market information for the Company with, to the extent publicly available, similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed, to the extent publicly available, the financial terms of certain recent business combinations which we deemed relevant, (iv) reviewed the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

We have not assumed responsibility for independent verification of, and have not independently verified, any information, whether publicly available or furnished to us, concerning the Company, including, without limitation, any financial information considered in connection with the rendering of our opinion.

Confidential

Chairman of the Supervisory Board: Paul Achleitner.
Management Board: John Cryan (Chairman), Kimberly Hammonds, Stuart Lewis,
Sylvie Matherat, Nicolas Moreau, Garth Ritchie, Karl von Rohr, Marcus Schenck,
Christian Sewing, Werner Steinmüller, Jeffrey Urwin.	Deutsche Bank Aktiengesellschaft domiciled in Frankfurt am Main; Local Court of Frankfurt am Main, HRB No 30 000; VAT ID No DE114103379; www.db.com

Deutsche Bank

Board of Directors
Headwaters Incorporated
10701 South River Front Parkway
Suite 300
South Jordan, Utah 84095

Accordingly, for purposes of our opinion, we have, with your knowledge and permission, assumed and relied upon the accuracy and completeness of all such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared, obtained or reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Company or Parent or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of the Company, Parent or the combined company under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to us and used in our analyses, we have assumed with your knowledge and permission that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

For purposes of rendering our opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Transaction will be consummated in accordance with the terms of the Merger Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its other advisors with respect to such issues.

This opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Board of Directors of the Company in connection with and for the purpose of its evaluation of the Transaction. This opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of Company Common Stock (other than Parent and its affiliates) as of the date hereof. This opinion does not address any other terms of the Transaction or the Merger Agreement. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of the Company, nor does it address the fairness of the contemplated benefits of the Transaction. We express no opinion as to the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transactions or business strategies. Nor do we express an opinion, and this opinion does not constitute a recommendation, as to how any holder of shares of Company Common Stock should vote with respect to the Transaction. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation

Confidential

Chairman of the Supervisory Board: Paul Achleitner.
Management Board: John Cryan (Chairman), Kimberly Hammonds, Stuart Lewis,
Sylvie Matherat, Nicolas Moreau, Garth Ritchie, Karl von Rohr, Marcus Schenck,
Christian Sewing, Werner Steinmüller, Jeffrey Urwin.	Deutsche Bank Aktiengesellschaft domiciled in Frankfurt am Main; Local Court of Frankfurt am Main, HRB No 30 000; VAT ID No DE114103379; www.db.com

Deutsche Bank

Board of Directors
Headwaters Incorporated
10701 South River Front Parkway
Suite 300
South Jordan, Utah 84095

payable to or to be received by any of the Company's officers, directors, or employees, or any class of such persons, in connection with the Transaction, whether relative to the Merger Consideration or otherwise.

Deutsche Bank will be paid a fee for its services as financial advisor to the Company in connection with the Transaction, a portion of which becomes payable upon delivery of this opinion (or would have become payable if Deutsche Bank had advised the Company that it was unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Transaction. The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided, and may be currently providing, financial services unrelated to the Transaction to Parent or its affiliates for which they have received, and in the future may receive, compensation. One or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services unrelated to the Transaction to the Company or its affiliates for which they have received, and in the future may receive, compensation, including having acted as administrative agent, arranger and bookrunner under the Company's $425,000,000 term loan facility since March 2015, having acted as joint arranger and joint bookrunner with respect to a $350,000,000 incremental term loan facility in August 2016 and having acted as co-bookrunner with respect to an offering of the Company's 7 1/4% Senior Notes due 2019 (aggregate principal amount of $150,000,000) in December 2013. The DB Group may also provide investment and commercial banking services to Parent, the Company or their respective affiliates in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent, the Company and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is Deutsche Bank's opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock, excluding Parent and its affiliates.

Very truly yours,

Deutsche Bank Securities Inc.

Confidential

Chairman of the Supervisory Board: Paul Achleitner.
Management Board: John Cryan (Chairman), Kimberly Hammonds, Stuart Lewis,
Sylvie Matherat, Nicolas Moreau, Garth Ritchie, Karl von Rohr, Marcus Schenck,
Christian Sewing, Werner Steinmüller, Jeffrey Urwin.	Deutsche Bank Aktiengesellschaft domiciled in Frankfurt am Main; Local Court of Frankfurt am Main, HRB No 30 000; VAT ID No DE114103379; www.db.com

Annex D

Section 262 of the General Corporation Law of the State of Delaware.

§ 262 Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b) (3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, §257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e) and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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HW HEADWATERS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

0000304284_1 R1.0.1.29

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com HEADWATERS INCORPORATED Special Meeting of Stockholders To be held on February 3, 2017 This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Headwaters Incorporated, a Delaware corporation ("Headwaters"), revoking all previous proxies, hereby appoints Harlan M. Hatfield and Donald P. Newman, each as the proxy of the undersigned, with full power of substitution, to cast all votes for all shares of common stock of Headwaters which the undersigned would be entitled to cast if personally present at the Special Meeting of Stockholders of Headwaters to be held on Friday, February 3, 2017, starting at 2:00 p.m., Mountain Standard Time, at our corporate headqu-arters located at 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated below with respect to the matters described below. This Proxy is solicited on behalf of the Board of Directors of Headwaters. Unless otherwise specified in this signed and returned Proxy, the shares will be voted FOR items 1, 2, and 3. This Proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the Special Meeting of Stockholders and any and all adjournments or postponements thereof to the extent allowed by Rule 14a-4(c) as promulgated by the U.S. Securities and Exchange Commission. Continued and to be signed on reverse side 0000304284_2 R1.0.1.29